As filed with the Securities and Exchange Commission on May 5, 2014

REGISTRATION NO. 333-194938

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fidelity National Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6361	16-1725106
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 854-8100

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Gravelle

Executive Vice President, General Counsel and Corporate Secretary

Fidelity National Financial, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 854-8100

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

With copies to:

Michael J. Aiello, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000	Renee L. Wilm, Esq. Baker Botts L.L.P 30 Rockefeller Plaza New York, NY 10112 (212) 408-2500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed transactions described herein have been satisfied or waived, as applicable, in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
FNF Group common stock, par value $0.0001 per share	281,830,370	N/A	$11,661,241,539.59	$1,501,967.91
FNFV Group common stock, par value $0.0001 per share	94,763,899	N/A

(1)	The number of shares of the Registrant’s proposed FNF Group common stock, par value $0.0001 per share (“New FNF”), and FNFV Group common stock, par value $0.0001 per share (“FNFV”), being registered has been determined based upon the number of shares of the Registrant’s existing Fidelity National Financial, Inc. common stock, par value $0.0001 per share (“Old FNF”), anticipated to be recapitalized in the proposed recapitalization (which is comprised of 276,850,108 Old FNF shares outstanding as of April 30, 2014, and 8,816,062 Old FNF shares issuable upon exercise or exchange of stock options outstanding as of March 28, 2014) and the recapitalization ratio.
(2)	Calculated pursuant to Rule 457(c) and 457(f)(1).
(3)	Calculated on the basis of $128.80 per $1,000,000 of the proposed maximum aggregate offering price. Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Fidelity National Financial, Inc. may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED MAY 5, 2014

Fidelity National Financial, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

May [    ], 2014

Dear Stockholder:

You are cordially invited to attend the 2014 annual meeting of stockholders of Fidelity National Financial, Inc. (FNF or our company) to be held on June 18, 2014 at 10:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204. A notice of the annual meeting, a proxy card, and a proxy statement/prospectus containing important information about the matters to be acted on at the annual meeting accompany this letter.

At the annual meeting, you will be asked to consider and vote on the following:

•	the Tracking Stock Proposal, a proposal to amend and restate our certificate of incorporation to (i) reclassify our existing FNF Class A Common Stock (Old FNF common stock) into two new tracking stocks, one to be designated the FNF Group common stock (FNF common stock) and the other to be designated the FNFV Group common stock (FNFV common stock) and (ii) provide for the attribution of the businesses, assets and liabilities of FNF between our core title insurance, real estate, technology and mortgage related businesses (the FNF Group) and our portfolio company investments (the FNFV Group);

•	the Reclassification Proposal, a proposal to change each outstanding share of Old FNF common stock into one share of FNF common stock and 0.3333 of a share of FNFV common stock;

•	the Optional Conversion Proposal, a proposal to amend and restate our certificate of incorporation, in connection with the recapitalization of the Old FNF common stock into two new tracking stocks, to provide the board of directors with discretion to convert shares of our common stock intended to track the performance of either of the FNF Group or the FNFV Group into common stock intended to track the performance of our company as a whole;

•	the Group Disposition Proposal, a proposal to amend and restate our certificate of incorporation, in connection with the recapitalization of the Old FNF common stock into two new tracking stocks, to provide the board of directors with discretion to permit the sale of all or substantially all of the assets attributed to the FNF Group and/or the FNFV Group without the vote of the stockholders of that group, if the net proceeds of such sale are distributed to the holders of that stock by means of a dividend or redemption, that stock is converted into stock of the other group or a combination of the foregoing is effected (which, together with the Tracking Stock Proposal, the Reclassification Proposal and the Optional Conversion Proposal, we refer to as the Recapitalization Proposals);

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•	the Adjournment Proposal, a proposal to authorize the adjournment of the annual meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the annual meeting to approve the Recapitalization Proposals (which, together with the Recapitalization Proposals, we refer to as the Transaction Proposals);

•	the Election of Directors Proposal, a proposal to elect William P. Foley, II, Douglas K. Ammerman, Thomas M. Hagerty and Peter O. Shea, Jr. as Class III directors to serve until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

•	the Say on Pay Proposal, a proposal to approve a non-binding advisory resolution on the compensation paid to our named executive officers;

•	the FNF Employee Stock Purchase Plan Proposal, a proposal to amend and restate the Fidelity National Financial, Inc. 2013 Employee Stock Purchase Plan to add a cash matching feature and to limit the total number of shares of Old FNF common stock that may be purchased on the open market with cash contributed into the plan;

•	the Auditors Ratification Proposal, a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year (which, together with the Election of Directors Proposal, the Say on Pay Proposal and the FNF Employee Stock Purchase Plan Proposal, we refer to as the Annual Business Matters Proposals and, together with the Transaction Proposals, we refer to as the Proposals); and

•	such other business as may properly come before the annual meeting.

As described above, the Recapitalization Proposals are a group of proposals to amend and restate our certificate of incorporation (as amended and restated, our restated charter) to create two new tracking stocks, one to be designated the FNF common stock and the other to be designated FNFV common stock, which we refer to as the recapitalization. Each of the Tracking Stock Proposal, the Reclassification Proposal, the Optional Conversion Proposal, and the Group Disposition Proposal is dependent on the others, and none of them will be implemented unless they are all approved at the annual meeting. The FNFV common stock is intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the FNFV Group, which would initially include our interests in Remy International, Inc., American Blue Ribbon Holdings LLC, J. Alexander’s Holdings LLC, Ceridian HCM, Comdata Inc., Stillwater Insurance Group, Cascade Timberlands LLC, Fidelity Newport Holdings LLC, Triple Tree Holdings LLC, Wine Direct, Inc., Fidelity National Timber Resources, Inc., Fidelity National Environmental Solutions, LLC, Fidelity National Technology Imaging, LLC, Northern California Mortgage Fund and Digital Insurance, Inc. In addition, we anticipate that the FNFV Group would have attributed to it $100 million in cash and approximately $476 million of indebtedness, which would include a $100 million line of credit from the FNF Group at our current borrowing rate (LIBOR + 175 basis points) plus 100 basis points and debt obligations of the businesses that are included in the FNFV Group of approximately $376 million. The $100 million in cash and the $100 million line of credit will be used solely for investment purposes. From time to time, the FNF Group may also provide additional loans to the FNFV Group to cover corporate expenses and working capital. The FNF Group would have attributed to it the remainder of our businesses, assets and liabilities, including FNF’s businesses that provide (i) title insurance, technology and transaction services to the real estate and mortgage industries (including our title insurance underwriters, Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Alamo Title Company and National Title Insurance of New York) and (ii) mortgage technology solutions and transaction services (such services being provided primarily through our majority-owned subsidiaries, Black Knight Financial Services, LLC (BKFS) and ServiceLink Holdings, LLC (ServiceLink)). In addition, the FNF Group would have attributed to it approximately $431 million in cash on hand and approximately $3,001 million of indebtedness. Accordingly, if each of the Recapitalization Proposals is approved and the FNFV common stock is issued, the FNF common stock will not be intended to reflect the performance of the businesses and assets of our company as a whole, but will instead be intended to track and reflect the separate economic performance of the FNF Group.

If all conditions to the recapitalization are satisfied or, where applicable, waived, upon the filing of our restated charter, the recapitalization will occur, and each outstanding share of Old FNF common stock will become, without any action on the part of the holder thereof, one share of FNF common stock and 0.3333 of a share of FNFV common stock. Cash will be issued in lieu of fractional shares of FNF common stock and FNFV common stock.

It is important to note that, following the recapitalization, holders of FNF common stock will have no direct investment in the businesses or assets attributed to the FNF Group, and holders of FNFV common stock will have no direct investment in the businesses or assets attributed to the FNFV Group. Rather, an investment in either tracking stock will represent an ownership interest in our company as a whole.

We expect to list the FNFV common stock on the New York Stock Exchange under the symbol “FNFV.” Following the recapitalization, the FNF common stock will trade on the New York Stock Exchange under the symbol “FNF.”

Our board of directors has unanimously approved each Proposal, and unanimously recommends that you vote “FOR” the election of each director nominee and “FOR” the Tracking Stock Proposal, the Reclassification Proposal, the Optional Conversion Proposal, the Group Disposition Proposal, the Adjournment Proposal, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal and the Auditors Ratification Proposal.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please vote as soon as possible to make sure that your shares are represented.

On behalf of the board of directors, I thank you for your cooperation.

Sincerely,

Raymond R. Quirk
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Transaction Proposals or the securities being offered in the Transaction Proposal or has passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

Investing in the securities of FNF involves risks. See “Risk Factors” beginning on page 17.

The accompanying proxy statement/prospectus is dated [                    ], 2014 and is first being mailed on or about [                    ], 2014 to the stockholders of record as of 4:00 p.m., Eastern time, on May 7, 2014.

HOW YOU CAN FIND ADDITIONAL INFORMATION

FNF is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), and, in accordance with the Exchange Act, FNF files periodic reports and other information with the Securities and Exchange Commission (SEC). In addition, important business, financial and other information about FNF is contained in the annual and current reports of FNF attached to this proxy statement/prospectus as Annexes E, F, G and H. This information is available to you without charge upon your written or oral request. You can obtain copies of documents filed by FNF with the SEC through the SEC website at http://www.sec.gov or by contacting FNF at the following address and telephone number:

Fidelity National Financial, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 854-8100

Attention: Corporate Secretary

If you would like to request any documents from FNF, please do so at least five business days before the date of the annual meeting in order to receive them before the annual meeting.

For a more detailed description of how you may obtain additional information about FNF, see “Where You Can Find More Information” beginning on page 126.

Fidelity National Financial, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 18, 2014

NOTICE IS HEREBY GIVEN that the 2014 annual meeting of stockholders of Fidelity National Financial, Inc. (FNF or our company) will be held on June 18, 2014, at 10:00 a.m., in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204 to consider and vote on the following proposals:

1.	a proposal (the Tracking Stock Proposal) to amend and restate our certificate of incorporation to (i) reclassify our existing FNF Class A Common Stock (Old FNF common stock) into two new tracking stocks, one to be designated the FNF Group common stock (FNF common stock) and the other to be designated the FNFV Group common stock (FNFV common stock) and (ii) provide for the attribution of the businesses, assets and liabilities of FNF between our core title insurance, real estate, technology and mortgage related businesses (the FNF Group) and our portfolio company investments (the FNFV Group);

2.	a proposal (the Reclassification Proposal) to change each outstanding share of Old FNF common stock into one share of FNF common stock and 0.3333 of a share of FNFV common stock;

3.	a proposal (the Optional Conversion Proposal) to amend and restate our certificate of incorporation, in connection with the recapitalization of the Old FNF common stock into two new tracking stocks, to provide the FNF board of directors with discretion to convert shares of our common stock intended to track the performance of either of the FNF Group or the FNFV Group into common stock intended to track the performance of our company as a whole;

4.	a proposal (the Group Disposition Proposal, and, together with the Tracking Stock Proposal, the Reclassification Proposal and the Optional Conversion Proposal, the Recapitalization Proposals) to amend and restate our certificate of incorporation, in connection with the recapitalization of the Old FNF common stock into two new tracking stocks, to provide the board of directors with discretion to permit the sale of all or substantially all of the assets attributed to the FNF Group and/or the FNFV Group without the vote of the stockholders of that group, if the net proceeds of such sale are distributed to the holders of that stock by means of a dividend or redemption, that stock is converted into stock of the other group or a combination of the foregoing is effected;

5.	a proposal (the Adjournment Proposal, and, together with the Recapitalization Proposals, the Transaction Proposals) to authorize the adjournment of the annual meeting by FNF to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the annual meeting to approve the Recapitalization Proposals;

6.	a proposal to elect four Class III directors to serve until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal (the Election of Directors Proposal);

7.	a proposal to approve a non-binding advisory resolution on the compensation paid to our named executive officers (the Say on Pay Proposal);

8.	a proposal (the FNF Employee Stock Purchase Plan Proposal) to amend and restate the Fidelity National Financial, Inc. 2013 Employee Stock Purchase Plan to add a cash matching feature and to limit the total number of shares of Old FNF common stock that may be purchased on the open market with cash contributed into the plan;

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9.	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year (the Auditors Ratification Proposal, together with the Election of Directors Proposal, the Say on Pay Proposal and the FNF Employee Stock Purchase Plan Proposal, the Annual Business Matters Proposals, and together with the Transaction Proposals, the Proposals); and

10.	to transact such other business as may properly come before the meeting or any adjournment thereof.

The Proposals are described in more detail in the accompanying proxy statement/prospectus. We encourage you to read the accompanying proxy statement/prospectus in its entirety before voting. The form of our restated charter is included as Annex C to this proxy statement/prospectus.

The board of directors set 4:00 p.m., Eastern Time, May 7, 2014 as the record date for the meeting. This means that owners of Old FNF common stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

Each of the Recapitalization Proposals requires the affirmative vote of at least a majority of the outstanding shares of Old FNF common stock entitled to vote thereon (the Recapitalization Approval). Each of the Tracking Stock Proposal, the Reclassification Proposal, the Optional Conversion Proposal, and the Group Disposition Proposal is dependent on the others, and none of them will be implemented unless they are all approved at the annual meeting. Each of the Adjournment Proposal, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal and the Auditors Ratification Proposal requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting. Each director nominee must receive a plurality of votes of the Old FNF common stock entitled to vote and present in person or represented by proxy, to be elected to office.

Our board of directors has carefully considered and approved each Proposal and recommends that the holders of Old FNF common stock vote “FOR” the election of each director nominee and “FOR” each of the Tracking Stock Proposal, the Reclassification Proposal, the Optional Conversion Proposal, the Group Disposition Proposal, the Adjournment Proposal, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal and the Auditors Ratification Proposal.

All stockholders are cordially invited to attend the annual meeting in person. However, even if you plan to attend the annual meeting in person, please read these proxy materials and cast your vote on the matters that will be presented at the annual meeting. You may vote your shares through the Internet, by telephone, or by mailing the enclosed proxy card. Instructions for our registered stockholders are described under the “Questions and Answers” section of the proxy statement/prospectus.

YOUR VOTE IS IMPORTANT. We urge you to vote as soon as possible by telephone, Internet or mail.

Sincerely,

Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary

Jacksonville, Florida

[                     ], 2014

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE (OR VOTE VIA TELEPHONE OR INTERNET) TO ASSURE REPRESENTATION OF YOUR SHARES.

QUESTIONS AND ANSWERS

The questions and answers below highlight only selected information about the annual meeting and how to vote your shares. You should read carefully the entire proxy statement/prospectus, including the Annexes and the additional documents referred to herein, to fully understand the Annual Business Matters Proposals, the Transaction Proposals and the recapitalization.

Q:	When and where is the annual meeting?

A:	The annual meeting will be held be held on June 18, 2014, at 10:00 a.m., in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204.

Q:	What is the record date for the annual meeting?

A:	The record date for the annual meeting is 4:00 p.m., Eastern time, on May 7, 2014.

Q:	What is the purpose of the annual meeting?

A:	To consider and vote on the Annual Business Matters Proposals and the Transaction Proposals.

Q:	What stockholder vote is required to approve each of the Recapitalization Proposals?

A:	Each of the Recapitalization Proposals requires the affirmative vote of at least a majority of the outstanding shares of Old FNF common stock entitled to vote thereon.

Q:	What stockholder vote is required to approve the Adjournment Proposal?

A:	The Adjournment Proposal requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Q:	What stockholder vote is required to approve the Election of Directors Proposal?

A:	A plurality of votes of the shares of Old FNF common stock entitled to vote and present in person or represented by proxy at the annual meeting is required to elect a director. This means that the four people receiving the largest number of votes cast by the shares entitled to vote at the annual meeting will be elected as directors. Abstentions and broker non-votes, as discussed below, will have no effect.

Q:	What stockholder vote is required to approve the Say on Pay Proposal?

A:	The Say on Pay Proposal requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Q:	What stockholder vote is required to approve the FNF Employee Stock Purchase Plan Proposal?

A:	The FNF Employee Stock Purchase Plan Proposal requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Q:	What stockholder vote is required to approve the Auditors Ratification Proposal?

A:	The Auditors Ratification Proposal requires the affirmative vote of at least majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Q:	How many votes do stockholders have?

A:	Each share of Old FNF common stock is entitled to one vote on each matter presented at the annual meeting. Only shares owned as of the record date are eligible to vote at the annual meeting.

As of the record date, directors and executive officers of FNF and their affiliates were entitled to vote approximately [                ] shares of Old FNF common stock, or approximately [    ]% of the shares of Old FNF common stock outstanding on that date. We currently expect that FNF’s directors and executive officers will vote their shares in favor of each of the proposals to be considered at the annual meeting, although none of them has entered into any agreement obligating them to do so.

Q:	What if some of the Recapitalization Proposals are approved, but not all of them?

A:	If any of the Recapitalization Proposals are not approved by the requisite vote of our stockholders at the annual meeting, then none of the Recapitalization Proposals will be implemented and the recapitalization will not be effectuated. Furthermore, if the Recapitalization Proposals are not approved, our restated charter will not be filed, and no new shares of FNF common stock or FNFV common stock will be created or issued.

Q:	Why is FNF seeking approval of the Adjournment Proposal?

A:	To ensure that a sufficient number of shares are voted to be able to determine whether the Recapitalization Proposals have been approved or not approved, FNF may need to adjourn the annual meeting to solicit additional proxies. In that case, if the Adjournment Proposal does not receive the requisite approval at the annual meeting, FNF may need to call a new stockholders meeting at which it may again seek stockholder approval of the Recapitalization Proposals, which could significantly delay FNF’s ability to complete the recapitalization.

Q:	What do stockholders need to do to vote on the Proposals?

A:	After carefully reading and considering the information contained in this proxy statement/prospectus, you should complete, sign, date and return the enclosed proxy card by mail, or vote by telephone or through the Internet, in each case as soon as possible so that your shares are represented and voted at the annual meeting. Instructions for voting by telephone or through the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, have your proxy card available so you can input the required information from the card, and log onto the Internet website address shown on the proxy card. When you log onto the Internet website address, you will receive instructions on how to vote your shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately.

Stockholders who have shares registered in the name of a broker, bank or other nominee should follow the voting instruction card provided by their broker, bank or other nominee in instructing them how to vote their shares. We recommend that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.

If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares of Old FNF common stock represented by the proxy will be voted “FOR” the approval of each of the Proposals.

Q:	If shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote those shares for the beneficial owner on the Proposals?

A:	If you hold your shares in “street name” and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on the Election of Directors Proposal, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal or any of the Transaction Proposals. Accordingly, your broker, bank or other nominee will vote your shares held in “street name” on the Election of Directors Proposal, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal and the Transaction Proposals only if you provide instructions on how to vote. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on the Election of Directors Proposal, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal and the Transaction Proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld with respect to the Election of Directors Proposal, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal or any of the Transaction Proposals, these shares are considered “broker non-votes” with respect to each such Proposal.

Broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum has been achieved. If a quorum is present, they will have no effect on any of the Annual Business Matters Proposals or the Adjournment Proposal but will be counted as a vote “AGAINST” each of the Recapitalization Proposals (if a quorum is present). You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or when granting or revoking a proxy.

Q:	What if I do not vote on the Proposals?

A:	If you do not submit a proxy or you do not vote in person at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, but your failure to vote will have no effect on determining whether any of the Annual Business Matters Proposals or the Adjournment Proposal are approved (if a quorum is present). However, with respect to each of the Recapitalization Proposals, your shares will be counted as a vote “AGAINST” each of the Recapitalization Proposals. If you submit a proxy but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” each of the director nominees, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal, each of the Transaction Proposals and Auditors Ratification Proposal.

Q:	What if a quorum is not present at the annual meeting?

A:	In order to conduct the business of the annual meeting, a quorum must be present. This means that stockholders who hold shares representing at least a majority of the outstanding shares entitled to vote at the annual meeting must be represented at the annual meeting either in person or by proxy. Although applicable New York Stock Exchange rules do not permit discretionary voting by brokers with respect to the Proposals to be acted upon at the annual meeting (with the exception of the Auditors Ratification Proposal), broker non-votes will nevertheless count as present and entitled to vote for purposes of determining a quorum. If a quorum is not present or represented at the annual meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented, in accordance with Fidelity’s Second Amended and Restated Bylaws.

Q:	What if I respond and indicate that I am abstaining from voting?

A:

If you submit a proxy in which you indicate that you are abstaining from voting, your shares will count as present for purposes of determining a quorum and your proxy will have no effect on the Election of Directors Proposal and will have the same effect as a vote “AGAINST” each of the Tracking Stock

Proposal, the Reclassification Proposal, the Optional Conversion Proposal, the Group Disposition Proposal, the Adjournment Proposal, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal and the Auditors Ratification Proposal.

Q:	May stockholders change their vote after returning a proxy card or voting by telephone or over the Internet?

A:	Yes. If you have submitted your proxy and later wish to revoke it, you may do so by doing one of the following: giving written notice to the Corporate Secretary prior to the annual meeting; submitting another proxy bearing a later date (in any of the permitted forms) prior to the annual meeting; or casting a ballot in person at the annual meeting.

Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.

If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:	How are shares held in the Fidelity National Financial, Inc. 401(k) Profit Sharing Plan voted?

A:	Shares held in the Fidelity National Financial Group 401(k) Profit Sharing Plan (the Fidelity 401(k) Plan) for which voting instructions are timely received will be voted by the trustee in accordance with such voting instructions. Shares held in the Fidelity 401(k) Plan for which no instruction is provided will be voted proportionately in the same manner as those shares held in the Fidelity 401(k) Plan for which timely and valid voting instructions are received. Shares held in the Fidelity 401(k) Plan for which timely and valid voting instructions are not received will be considered to have been designated to be voted by the trustee proportionately in the same manner as those shares held in the Fidelity 401(k) Plan for which timely and valid voting instructions are received. The deadline for voting shares of Old FNF common stock held in the Fidelity 401(k) Plan electronically through the Internet or by telephone is 11:59 p.m., Eastern time, on June 15, 2014.

Q:	When will the recapitalization occur?

A:	We currently expect that, if each of the Recapitalization Proposals is approved, we will complete the recapitalization as soon as practicable thereafter. We currently expect that at such time as all conditions to the recapitalization are satisfied or, where applicable, waived, we will file the restated charter with the Secretary of State of the State of Delaware to effect the recapitalization.

Q:	Can FNF terminate the recapitalization?

Our board of directors reserves the right to terminate the recapitalization at any time before we file the restated charter, even after the Recapitalization Proposals have been approved by our stockholders and the other conditions to the recapitalization have been satisfied or waived, as applicable.

Q:	If the recapitalization is approved, what do I need to do with my shares of Old FNF common stock?

A:	Regardless of how you hold your shares, you will not be required to take any action in connection with the recapitalization. If you are a holder of certificated shares of Old FNF common stock, each stock certificate you hold representing shares of Old FNF common stock will automatically represent (i) one share of FNF common stock and (ii) 0.3333 of a share of FNFV common stock following the recapitalization.

If you hold shares of Old FNF common stock through book-entry, your account will be credited with the applicable number of shares of FNF common stock and FNFV common stock you are entitled to receive as a result of the recapitalization with respect to your shares of Old FNF common stock.

Q:	What are the tax consequences of the recapitalization to me?

A:	It is a non-waivable condition to the recapitalization that we receive an opinion from our tax advisor to the effect that, among other things, no income, gain, or loss will be recognized by you for U.S. federal income tax purposes as a result of the recapitalization (except with respect to the receipt by you of any cash in lieu of fractional shares of FNF common stock and/or FNFV common stock). For a complete summary of the material U.S. federal income tax consequences of the recapitalization to holders of Old FNF common stock, please see the section entitled “Material U.S. Federal Income Tax Consequences.”

Q:	What should I do if I have other questions?

A:	If you need assistance in completing your proxy card or have questions regarding FNF’s annual meeting, please contact our proxy solicitor, Georgeson, at 1-800-248-7605.

SUMMARY

The following summary relates to the recapitalization and includes information contained elsewhere in this proxy statement/prospectus. This summary does not contain all of the important information that you should consider before voting on the Transaction Proposals or investing in FNF common stock or FNFV common stock. You should read the entire proxy statement/prospectus, including the full text of the attached Annexes, carefully. Throughout this proxy statement/prospectus, we refer to Fidelity National Financial, Inc. as “FNF,” “we” and “our company.” In addition, the information described under “Questions and Answers” above is hereby incorporated in this summary by this reference.

General

We are a leading provider of title insurance, technology and transaction services to the real estate and mortgage industries. We are the nation’s largest title insurance company through our title insurance underwriters—Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Alamo Title Company and National Title Insurance of New York—that collectively issue more title insurance policies than any other title company in the United States. We also provide industry-leading mortgage technology solutions and transaction services, including MSP®, the leading residential mortgage servicing technology platform in the U.S., through our majority-owned subsidiaries, Black Knight Financial Services, LLC (BKFS) and ServiceLink, LLC (ServiceLink). In addition, we own majority and minority equity investment stakes in a number of entities, including American Blue Ribbon Holdings, LLC (ABRH), J. Alexander’s Holdings LLC (J. Alexander’s), Remy International, Inc. (Remy), Ceridian HCM, Inc., Comdata Inc. (together with Ceridian HCM, Inc., Ceridian) and Digital Insurance, Inc. (Digital Insurance).

Our common stock is traded on the NYSE under the symbol “FNF.”

The principal executive offices of FNF are located at 601 Riverside Avenue, Jacksonville, Florida 32204 and its telephone number is (904) 854-8100. Our company’s website is located at http://www.fnf.com/.

The Recapitalization

At the 2014 annual meeting of stockholders of FNF (annual meeting), you will be asked to vote on the Recapitalization Proposals, a group of four related proposals that include the Tracking Stock Proposal, the Reclassification Proposal, the Optional Conversion Proposal and the Group Disposition Proposal. If all four of these proposals are adopted and the recapitalization is implemented, our certificate of incorporation would be amended and restated (as amended and restated, the restated charter) to reclassify our existing FNF Class A Common Stock (Old FNF common stock) into two new tracking stocks, one to be designated the FNF Group common stock (FNF common stock) and the other to be designated the FNFV Group common stock (FNFV common stock). Holders of Old FNF common stock have different rights under our current charter than they will have if the Recapitalization Proposals are approved and the recapitalization is implemented. The terms of the FNF common stock and the FNFV common stock are set forth in Annex C. If any of the four Recapitalization Proposals is not approved at the annual meeting or we do not receive a favorable tax opinion from KPMG LLP (KPMG) regarding certain tax implications of the recapitalization, then the recapitalization would not be implemented, our certificate of incorporation would not be amended and restated, the Old FNF common stock would not be reclassified into the FNF common stock and the FNFV common stock and the rights of holders of the Old FNF common stock would not change.

The new FNFV common stock would be intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the FNFV Group, which will initially include our equity interests in Remy, ABRH, J. Alexander’s, Ceridian, Stillwater Insurance Group, Cascade Timberlands LLC, Fidelity Newport Holdings LLC, Triple Tree Holdings LLC, Wine Direct, Inc., Fidelity National Timber Resources, Inc., Fidelity National Environmental Solutions, LLC, Fidelity National Technology Imaging, LLC

(Imaging), Northern California Mortgage Fund and Digital Insurance. In addition, we anticipate that the FNFV Group would have attributed to it $100 million in cash and approximately $476 million of indebtedness, which would include a $100 million line of credit from the FNF Group at our current borrowing rate (LIBOR + 175 basis points) plus 100 basis points and debt obligations of the businesses that are included in the FNFV Group of approximately $376 million. The $100 million in cash and the $100 million line of credit will be used solely for investment purposes. From time to time, the FNF Group may also provide additional loans to the FNFV Group to cover corporate expenses and working capital. Our management intends for the FNFV Group to be primarily focused on the maximization of the value of these investments and investing in new business opportunities.

The FNF common stock would be intended to track and reflect the separate economic performance of the FNF Group, which would have attributed to it the remainder of our businesses, assets and liabilities, including our businesses that provide (i) title insurance, technology and transaction services to the real estate and mortgage industries (including our title insurance underwriters, Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Alamo Title Company and National Title Insurance of New York) and (ii) mortgage technology solutions and transaction services (such services being provided primarily through our majority-owned subsidiaries, BKFS and ServiceLink). Also attributed to the FNF Group would be approximately $431 million in cash on hand and approximately $3,001 million of indebtedness. Cash flow from the FNF Group’s core real estate, technology and mortgage related businesses is expected to be used to reinvest in core operations, repay debt attributable to the FNF Group, pay dividends and repurchase stock.

A more complete description of the businesses and assets to be attributed to the FNF Group and the FNFV Group can be found in Annex A of this proxy statement/prospectus.

The percentage of total revenues, net income, total assets and total liabilities of our company that we intend to attribute to each of the FNF Group and the FNFV Group, as of December 31, 2013, are as follows:

	Total Revenues	Net Income	Total Assets	Total Liabilities
FNF Group	69%	108%	75%	81%
FNFV Group	31%	(8)%	25%	19%

Tracking stock is a type of common stock that the issuing company intends to reflect or “track” the economic performance of a particular business or “group,” rather than the economic performance of the issuing company as a whole. While the FNF Group and the FNFV Group would have separate collections of businesses, assets and liabilities attributed to them, neither of these groups will be separate legal entities and therefore cannot own assets, issue securities or enter into legally binding agreements. Holders of tracking stocks have no direct claim to the group’s assets and are not represented by a separate board of directors. Instead, holders of tracking stock are stockholders of the parent corporation, in this case, FNF, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.

If each of the Recapitalization Proposals is approved, the recapitalization would be effected by filing the restated charter, in the form of Annex C hereto, with the Secretary of State of the State of Delaware. Upon such filing, the FNFV common stock will be created and certain conforming changes will be made to our Old FNF common stock. Following this recapitalization, at the time our restated charter becomes effective pursuant to the General Corporation Law of the State of Delaware (DGCL), each outstanding share of Old FNF common stock will become, without any action on the part of the holder thereof, one share of FNF common stock and 0.3333 of a share of FNFV common stock. Cash will be issued in lieu of fractional shares of FNF common stock and FNFV common stock.

The following summarizes selected terms of each of the Recapitalization Proposals and the recapitalization. While each of the Recapitalization Proposals is conditioned on approval of the other three proposals, we have “unbundled” them so that you may communicate your view to the board of directors as to each proposal being voted on. For more information, please see “The Recapitalization Proposals.”

The Tracking Stock Proposal	Under this proposal, you are being asked to approve an amendment and restatement of our certificate of incorporation, which would (i) reclassify our Old FNF common stock into two new tracking stocks, one to be designated the FNF common stock and the other to be designated the FNFV common stock and (ii) attribute the businesses, assets and liabilities of FNF to either the FNF Group or the FNFV Group.

The Reclassification Proposal	Under this proposal, you are being asked to approve an amendment and restatement of our certificate of incorporation which would cause, at the time our restated charter becomes effective pursuant to the DGCL, each outstanding share of Old FNF common stock to be changed into one share of FNF common stock and 0.3333 of a share of FNFV common stock. Hence, holders of Old FNF common stock immediately prior to the filing of our restated charter would hold, immediately thereafter, shares of both FNF common stock and FNFV common stock in the foregoing ratios.

The Optional Conversion Proposal	Under this proposal, you are being asked to approve an amendment and restatement of our certificate of incorporation, in connection with the recapitalization of the Old FNF common stock into two new tracking stocks, which would create the right in favor of our board of directors to convert, in their sole discretion, common stock intended to track the performance of either of the FNF Group or the FNFV Group into common stock intended to track the performance of our company as a whole. See paragraphs (b)(i)-(ii) of Article IV, Section A.2. of Annex C.

The Group Disposition Proposal	Under this proposal, you are being asked to approve an amendment and restatement of our certificate of incorporation, in connection with the recapitalization of the Old FNF common stock into two new tracking stocks, which would create the right in favor of our board of directors to sell all or substantially all of the assets of the FNF Group or the FNFV Group without a vote of the holders of the stockholders of that group, if the net proceeds of the sale are distributed to holders of that stock by means of a dividend or redemption, that stock is converted into stock of the other group or a combination of the foregoing is effected. See paragraphs (e)(ii) and (f)(ii) of Article IV, Section A.2. of Annex C.

Effects of The Recapitalization Proposals; Our Restated Charter

Under the Recapitalization Proposals, you are being asked to approve our restated charter. As a result of the recapitalization, instead of reflecting the performance of the businesses and assets of our company as a whole, as is currently reflected by our Old FNF common stock, the FNF common stock would be intended to track and reflect the economic performance of the FNF Group, and the

FNFV common stock would be intended to track and reflect the economic performance of the new FNFV Group. However, our board of directors reserves the right to change the businesses, assets and liabilities attributable to these groups at any time in accordance with our management and allocation policies. See “The Recapitalization Proposals—Management and Allocation Policies.”

As is the case with our Old FNF common stock, the FNF common stock and the FNFV common stock will each entitle the holder to 1 vote per share. The per share voting rights of the holders of Old FNF common stock will not be changed by our restated charter; however, the aggregate voting power in our company represented by the outstanding shares of FNF common stock will be diluted as a result of the issuance of the FNFV common stock in the recapitalization. See “Risk Factors—Risks Related to our Proposed Tracking Stock Structure—The recapitalization may result in a dilution of the aggregate voting power held by the holders of FNF common stock.”

Other differences between the common stocks of the two groups are described under “The Tracking Stock Proposal—Description of FNF Common Stock and FNFV Common Stock Under Our Restated Charter and Comparison to Old FNF Common Stock Under Our Current Charter.”

Reasons for the Recapitalization Proposals and the Recapitalization	If each of the Recapitalization Proposals is approved, we expect the recapitalization to, among other things:

•	increase transparency to the market around our separate strategies for our core title insurance, real estate, technology and mortgage related businesses and our portfolio company investments, thus providing the investment community with greater clarity both with respect to the inherent value of our portfolio company investments and the cash earnings capabilities of our core title insurance, real estate, technology and mortgage services businesses, all of which should encourage greater market recognition of the value of all of our businesses and assets and enhance stockholder value;

•	allow our investors the choice to invest in either one class or both classes of our common stock, depending on their particular investment objectives and, likewise, allow our investors to invest only in FNF common stock, which will be more of a pure-play stock focused on our title insurance, real estate, technology and mortgage related businesses;

•	provide us with a greater ability to tailor management incentive and retention programs that are more closely aligned with the objectives and goals of each group; and

•	preserves capital structure flexibility because we will retain our ability to undertake future asset segmentation and capital restructurings, such as spin-offs and split-offs.

For a more detailed discussion of the background and positive and potentially negative results of the approval of each of the Recapitalization Proposals, see “The Recapitalization Proposals—Background and Reasons for the Recapitalization Proposals.”

Not a Spin-Off	Approval of the Recapitalization Proposals will not result in a spin-off of the businesses and assets attributed to the FNF Group or the FNFV Group. All of the businesses, assets and liabilities attributed to both of the groups will remain part of our company. Our board of directors believes that stockholder value may be enhanced by creating from our company’s businesses, assets and liabilities two separate classes of tracking stock, one intended to track and reflect the economic performance of our core title insurance, real estate, technology and mortgage related businesses and assets, which would be attributed to the FNF Group, and the other intended to track and reflect the economic performance of our investments in those companies attributed to the FNFV Group.

Management and Allocation Policies	In connection with the recapitalization, we are implementing management and allocation policies which are designed to assist us in managing and separately presenting the businesses and operations of the FNF Group and FNFV Group. These policies establish guidelines to help us attribute debt, corporate overhead, interest, taxes and other shared benefits, liabilities or activities between the two groups. Our board of directors may, in its sole discretion, modify these management and allocation policies at any time. We will notify our stockholders of any material modification, change or exception made to these policies, any rescission of these policies or adoption of any material additions to these policies through the filing of a Current Report on Form 8-K within four business days thereafter. However, we will not notify our stockholders of any modification, change, exception, rescission or addition to these policies if we determine that it is not material to the holders of our FNF common stock, on the one hand, or the holders of our FNFV common stock, on the other hand, in each case with such holders taken together as a whole.

No Effect on Management	No changes in management are currently planned as a result of the recapitalization. Certain members of our management will continue to focus their time and efforts on matters pertinent to the FNF Group, others will focus on matters pertinent to the FNFV Group, and others will focus on matters pertinent to both groups, just as such members of management did prior to the recapitalization.

Effect on Financial Statements

For purposes of preparing the financial information of the FNF Group and the FNFV Group included in this proxy statement/prospectus, we have attributed all of our consolidated assets, liabilities, revenue, expenses and cash flows between these two groups. Following the recapitalization, we will present unaudited consolidated financial statements and consolidated financial statement information that will show the attribution of our assets, revenue and expenses between the

FNF Group and the FNFV Group. In addition, we will present earnings per share for each of the FNF common stock and the FNFV common stock. We will, however, retain all beneficial ownership and control of the assets and operations we attribute to our two groups and you will be subject to the risks associated with an investment in our company as a whole.

Conditions to the Recapitalization	The recapitalization is subject to the following conditions:

•	the receipt of the Recapitalization Approval at the annual meeting;

•	the receipt of the opinion of KPMG in form and substance reasonably acceptable to FNF to the effect that under applicable U.S. federal income tax law, (i) the recapitalization will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code), (ii) the FNF common stock and the FNFV common stock will be treated as stock of our company for U.S. federal income tax purposes, (iii) no gain or loss will be recognized by us as a result of the recapitalization, (iv) holders of Old FNF common stock will not recognize income, gain or loss as a result of the recapitalization and the receipt of shares of FNFV common stock (except with respect to the receipt of cash in lieu of fractional shares of FNF common stock and/or FNFV common stock), and (v) the FNF common stock and the FNFV common stock will not constitute Section 306 stock within the meaning of Section 306(c) of the Code;

•	(i) the effectiveness under the Securities Act of 1933, as amended (the Securities Act), of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, relating to the issuance of the shares of FNFV common stock, and (ii) the effectiveness of the registration of the FNF common stock and the FNFV common stock under Section 12(b) of the Exchange Act;

•	the approval of the New York Stock Exchange for the listing of the FNFV common stock; and

•	the receipt of any other regulatory or contractual approvals that the board of directors determines to obtain.

Our board of directors reserves the right to waive all of the foregoing conditions, other than those set forth in the first, second, third and fourth bullet points (which are non-waivable).

No Regulatory Approvals	No material state or federal regulatory approvals are required to effect the recapitalization.

Board of Directors Discretion to Terminate the Recapitalization	Although there is no present plan or intention to terminate the recapitalization, our board of directors has reserved its right to terminate the recapitalization at any time before we file the restated charter, even after each of the Recapitalization Proposals has been approved by our stockholders and the other conditions to the recapitalization have been satisfied or waived, as applicable.

Material U.S. Federal Income Tax Consequences of the Recapitalization	It is a non-waivable condition to the completion of the recapitalization that we receive the opinion of KPMG in form and substance reasonably acceptable to us, to the effect that under applicable U.S. federal income tax law:

•	the recapitalization will be treated as a reorganization within the meaning of Section 368(a) of the Code;

•	the FNF common stock and the FNFV common stock will be treated as stock of our company for U.S. federal income tax purposes;

•	no gain or loss will be recognized by us as a result of the recapitalization;

•	holders of Old FNF common stock will not recognize income, gain or loss as a result of the recapitalization and the receipt of shares of FNFV common stock (except with respect to the receipt of cash in lieu of fractional shares of FNF common stock and/or FNFV common stock); and

•	the FNF common stock and the FNFV common stock will not constitute Section 306 stock within the meaning of Section 306(c) of the Code.

Please see “Material U.S. Federal Income Tax Consequences” beginning on page 59 for more information regarding the opinion of KPMG. Opinions of tax advisors are not binding on the IRS or the courts and the conclusions expressed in such opinion could be challenged by the IRS and a court could sustain such challenge.

The particular tax consequences of the recapitalization to you will depend on the facts of your own situation. You should consult your tax advisors for a full description of the tax consequences of the recapitalization to you.

Treatment of Outstanding Equity Awards	As a result of the recapitalization, outstanding option awards to purchase shares of Old FNF common stock (each such award, an original FNF option award) will be adjusted in order to preserve the pre-recapitalization intrinsic value of the original FNF option awards.

Holders of outstanding restricted shares of Old FNF common stock will not receive shares of FNFV common stock with respect to their restricted shares of Old FNF common stock. Instead, such holders of outstanding restricted shares of Old FNF common stock will receive an equivalent number of restricted shares of FNF common stock and additional restricted shares of FNF common stock in order to the prevent the dilution of rights under such awards. For additional information on the treatment of these equity awards in the recapitalization, see “The Recapitalization Proposals—Treatment of Stock Options and Other Awards.”

No Appraisal Rights	Under the DGCL, holders of Old FNF common stock will not have appraisal rights in connection with the recapitalization.

Stock Exchange Listings	There is currently no public market for FNFV common stock. We intend to apply to list the FNFV common stock on the New York Stock Exchange under the symbol “FNFV.” The FNF common stock will continue to trade on the New York Stock Exchange under the symbol “FNF” following the recapitalization.

Transfer Agent and Registrar for our Common Stock	Continental Stock Transfer & Trust Company

Recommendation of the Board of Directors	Our board of directors has unanimously approved each of the Transaction Proposals and unanimously recommends that holders of Old FNF common stock vote “FOR” each of the Transaction Proposals.

Risk Factors	Please see “Risk Factors” beginning on page 17 for a discussion of risks that should be considered in connection with the recapitalization and an investment in our common stock, including those relating to the following matters:

•	holders of our FNF and FNFV common stock will be subject to risks associated with an investment in our company as a whole as opposed to an investment in one particular tracking stock group;

•	the stock prices of the FNF common stock and the FNFV common stock may not reflect the respective group’s performance and could be adversely affected by events involving the assets and businesses attributed to the other group;

•	there may be potential conflicts of interest between holders of each of our tracking stock groups, and our board of directors has not adopted any specific procedures for consideration of matters involving such conflicts of interest;

•	no IRS ruling has been obtained by us with respect to the tax consequences to you or us of the recapitalization;

•	the ownership by our directors and officers of disproportionate interests in the FNF common stock compared with the FNFV common stock could create or appear to create a conflict of interest when our directors or officers are faced with decisions having different implications to the holders of those stocks;

•	our board of directors has the ability to elect to convert the common stock of one group into the common stock of the other group, which may result in a loss of value to certain of our stockholders;

•	because our tracking stock groups are not separate entities, holders of FNF common stock and FNFV common stock will not have the right to elect separate boards of directors, and our company’s board of directors owes a fiduciary duty to all stockholders;

•	our board of directors may shift assets and liabilities between tracking stock groups and may change the focus or strategy of either or both groups in its sole discretion, at any time; and

•	holders of FNF common stock or FNFV common stock may receive less consideration upon a sale of the assets attributed to that group than if that group were a separate company.

Comparative Per Share Market Price and Dividend Information

Market Price and Dividends

The following table sets forth, for the periods indicated, dividends declared and the high and low sales price per share of Old FNF common stock as reported by the NYSE Composite Transaction Tape. For current price information, FNF stockholders are urged to consult publicly available sources.

	Old FNF Common Stock
Calendar Period	High	Low	Dividends Declared
2013
First Quarter	26.41	23.45	0.16
Second Quarter	27.17	21.99	0.16
Third Quarter	26.75	23.23	0.16
Fourth Quarter	33.80	25.50	0.18
2012
First Quarter	18.54	15.66	0.14
Second Quarter	19.70	17.62	0.14
Third Quarter	21.48	18.07	0.14
Fourth Quarter	24.30	20.71	0.16
2011
First Quarter	14.86	13.07	0.12
Second Quarter	16.15	14.14	0.12
Third Quarter	17.43	14.58	0.12
Fourth Quarter	16.46	14.03	0.12

As of January 30, 2014, the last trading day prior to the public announcement of our board of directors’ intention to seek the approval of stockholders to effect the recapitalization, Old FNF common stock closed at $30.34. As of [                    ], 2014, the most recent practicable date prior to the mailing of this proxy statement/prospectus, Old FNF common stock closed at $[        ].

Our current dividend policy anticipates the payment of quarterly dividends in the future with respect to FNF common stock and no payment of regular quarterly dividends on FNFV common stock. The declaration and payment of dividends will be at the discretion of our board of directors and will be dependent upon our future earnings, financial condition and capital requirements. The FNF Group and the FNFV Group each will be permitted to pay dividends on their corresponding stock, in each case, out of the lesser of FNF’s assets legally available for the payment of dividends under Delaware law and such group’s Available Dividend Amount (defined generally as the excess of the total assets less the total liabilities of such group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of such group’s corresponding common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the existing group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). There are limits on the ability of certain of our subsidiaries to pay dividends to us. Our ability to declare dividends is subject to restrictions under our existing credit agreement. We do not believe the restrictions contained in our credit agreement will, in the foreseeable future, adversely affect our ability to pay cash dividends at the current dividend rate.

Summary Attributed Historical Financial Data

Fidelity National Financial, Inc.

The following table sets forth our historical financial data for each of the three months ending March 31, 2014 and 2013 and the years in the three-year period ended December 31, 2013, 2012 and 2011. The following information is qualified in its entirety by, and should be read in conjunction with, the historical financial statements and related notes (including other selected historical financial data contained therein) and our management’s discussion and analysis of financial condition and results of operations for the periods presented included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is attached as Annex E to this proxy statement/prospectus. This historical financial information includes the BKFS and ServiceLink businesses acquired with LPS effective January 2, 2014, which is included within the FNF Group.

	March 31,		December 31,
	2014	2013	2013	2012	2011
	(in millions, except for dividends)
	(unaudited)
Results of Operations Data

Total revenues	$2,089	$2,041	$8,565	$7,165	$4,800
Total expenses	2,168	1,904	7,914	6,330	4,395
Earnings (loss) from continuing operations before income taxes and equity in earnings (loss) of unconsolidated affiliates	(79)	137	651	835	405
Net earnings (loss) attributable to Fidelity National Financial, Inc. common stockholders	(22)	90	402	607	369
Dividends	$0.18	$0.16	$0.66	$0.58	$0.48
Balance Sheet Data
Investments	$4,205		$3,791	$4,053	$4,052
Cash and cash equivalents	539		1,969	1,132	666

Total assets	14,693		10,524	9,903	7,862
Notes payable	3,344		1,323	1,344	916
Reserve for title claim losses	1,680		1,636	1,748	1,913
Total liabilities	7,730		4,982	5,154	4,206
Total equity	6,276		5,542	4,749	3,656

FNF Group

The following table supplementally sets forth selected historical attributed unaudited financial data for the FNF Group for each of the three months ending March 31, 2014 and 2013 and the years in the three-year period ended December 31, 2013, 2012 and 2011 and is presented as though the recapitalization had been completed on January 1, 2011. The FNF core operations will be attributed to the FNF Group as a result of the recapitalization. The following information is qualified in its entirety by, and should be read in conjunction with, the historical financial statements and related notes (including other selected historical financial data contained therein) and our management’s discussion and analysis of financial condition and results of operations for the periods presented included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is attached as Annex E to this proxy statement/prospectus, and the attributed financial information included in Annex B to this proxy statement/prospectus.

	March 31,		December 31,
	2014	2013	2013	2012	2011
	(in millions)
	(unaudited)
Results of Operations Data

Total revenues	$1,403	$1,385	$5,950	$5,631	$4,782
Total expenses	1,503	1,239	5,274	4,962	4,376
Earnings (loss) from continuing operations before income taxes and equity in earnings (loss) of unconsolidated affiliates	(100)	146	676	669	406
Net earnings (loss) attributable to Fidelity National Financial, Inc. common stockholders	(6)	96	436	441	283

	March 31,		December 31,
	2014	2013	2013	2012	2011
	(in millions)
	(unaudited)
Balance Sheet Data

Investments	$3,866		$3,420	$3,657	$3,477
Cash and cash equivalents	431		1,815	947	662

Total assets	12,209		8,022	7,346	6,846
Notes payable	3,001		983	980	916
Reserve for title claim losses	1,680		1,636	1,748	1,913
Total Liabilities	6,907		4,121	4,243	4,131
Total equity	4,615		3,901	3,103	2,715

FNFV Group

The following table supplementally sets forth selected historical attributed unaudited financial data for the FNFV Group for each of the three months ending March 31, 2014 and 2013 and the years in the three-year period ended December 31, 2013, 2012 and 2011 and is presented as though the recapitalization had been completed on January 1, 2011. The following information is qualified in its entirety by, and should be read in conjunction with, the historical financial statements and related notes (including other selected historical financial data contained therein) and our management’s discussion and analysis of financial condition and results of operations for the periods presented included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is attached as Annex E to this proxy statement/prospectus, and the attributed financial information included in Annex B to this proxy statement/prospectus.

	March 31,		December 31,
	2014	2013	2013	2012	2011
	(in millions)
	(unaudited)
Results of Operations Data

Total revenues	$686	$656	$2,622	$1,535	$18
Total expenses	665	665	2,647	1,369	19
Earnings (loss) from continuing operations before income taxes and equity in earnings (loss) of unconsolidated affiliates	21	(9)	(25)	166	(1)
Net earnings (loss) attributable to Fidelity National Financial, Inc. common stockholders	(16)	(6)	(34)	166	86

Balance Sheet Data
Total investments	$373		$404	$430	$572
Cash and cash equivalents	107		155	158	4

Total assets	2,519		2,701	2,637	1,096
Notes payable	376		452	445	—
Reserve for claim losses	—		—	—	—
Total liabilities	856		1,060	991	155
Total equity	1,661		1,641	1,646	941

For more detailed financial information regarding the FNF Group and the FNFV Group, see the attributed unaudited financial information included in Annex B to this proxy statement/prospectus and the management’s discussion and analysis of financial condition and results of operations for our company for the periods presented above included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is attached as Annex E to this proxy statement/prospectus.

RISK FACTORS

In addition to the other information contained in or included as an Annex to this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote to approve the Recapitalization Proposals.

The risk factors described in this section have been separated into two groups:

•	risks that relate to our proposed tracking stock structure; and

•	risks that relate to FNF and the businesses to be attributed to the FNF Group and the FNFV Group.

The risks described below and elsewhere in this proxy statement/prospectus are not the only ones that relate to the recapitalization and an investment in FNF. The risks described below are considered to be the most material. However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on FNF or an investment in our common stock. Past financial performance may not be a reliable indicator of future performance and historical trends may not foretell results or trends in future periods especially given the current economic environment.

If any of the events described below were to occur, the businesses, prospects, financial condition, results of operations and/or cash flows of FNF could be materially adversely affected. In any such case, the price of any or all of our common stock could decline, perhaps significantly.

For the purposes of these risk factors, unless the context otherwise indicates, we have assumed that each of the Recapitalization Proposals has been approved and that the recapitalization has been completed.

Risks Related to Our Proposed Tracking Stock Structure

Holders of FNF common stock and FNFV common stock will be common stockholders of our company and are, therefore, subject to risks associated with an investment in our company as a whole, even if a holder does not own shares of common stock of both of our groups.

Even though we have attributed, for financial reporting purposes, all of our consolidated assets, liabilities, revenue, expenses and cash flows to either the FNF Group or the FNFV Group in order to prepare the separate financial statement schedules included in this proxy statement/prospectus for each of those groups, we retain legal title to all of our assets and our capitalization does not limit our legal responsibility, or that of our subsidiaries, for the liabilities included in any set of financial statement schedules. Holders of FNF common stock and FNFV common stock will not have any legal rights related to specific assets attributed to the FNF Group or the FNFV Group and, in any liquidation, holders of FNF common stock and holders of FNFV common stock will be entitled to receive a pro rata share of our available net assets based on their respective numbers of liquidation units. See “The Recapitalization Proposals—Description of FNF Common Stock and FNFV Common Stock Under Our Restated Charter and Comparison to Old FNF Common Stock Under Our Current Charter—Liquidation.”

Our board of directors’ ability to reattribute businesses, assets and expenses between tracking stock groups may make it difficult to assess the future prospects of either tracking stock group based on its past performance.

Our board of directors is vested with discretion to reattribute businesses, assets and liabilities that are attributed to one tracking stock group to the other tracking stock group, without the approval of any of our stockholders, in accordance with our management and allocation policies and our restated charter. See “The Recapitalization Proposals—Management and Allocation Policies.” Any such reattribution made by our board of directors, as well as the existence of the right in and of itself to effect a reattribution, may impact the ability of investors to assess the future prospects of either tracking stock group, including its liquidity and capital resource needs, based on its past performance. Stockholders may also have difficulty evaluating the liquidity and capital resources of each group based on past performance, as our board of directors may use one group’s liquidity to fund the other group’s liquidity and capital expenditure requirements through the use of inter-group loans and inter-group interests.

We could be required to use assets attributed to one group to pay liabilities attributed to the other group.

The assets attributed to one group are potentially subject to the liabilities attributed to the other group, even if those liabilities arise from lawsuits, contracts or indebtedness that are attributed to such other group. While our current management and allocation policies provide that reattributions of assets between groups will result in the creation of an inter-group loan or an inter-group interest or an offsetting reattribution of cash or other assets, no provision of our restated charter prevents us from satisfying liabilities of one group with assets of the other group, and our creditors will not in any way be limited by our tracking stock capitalization from proceeding against any assets they could have proceeded against if we did not have a tracking stock capitalization.

The market price of FNF common stock and FNFV common stock may not reflect the performance of the FNF Group and the FNFV Group, respectively, as we intend.

We cannot assure you that the market price of the common stock of a group will, in fact, reflect the performance of the group of businesses, assets and liabilities attributed to that group. Holders of FNF common stock and FNFV common stock will be common stockholders of our company as a whole and, as such, will be subject to all risks associated with an investment in our company and all of our businesses, assets and liabilities. As a result, the market price of each class of stock of a group may simply reflect the performance of our company as a whole or may more independently reflect the performance of some or all of the group of assets attributed to such group. In addition, investors may discount the value of the stock of a group because it is part of a common enterprise rather than a stand-alone entity.

The market price of FNF common stock and FNFV common stock may be volatile, could fluctuate substantially and could be affected by factors that do not affect traditional common stock.

We do not know how the market will react to the recapitalization. In addition, to the extent the market prices of FNF common stock and FNFV common stock track the performance of more focused groups of businesses, assets and liabilities than Old FNF common stock does, the market prices of these new tracking stocks may be more volatile than the market price of Old FNF common stock has historically been. The market prices of FNF common stock and FNFV common stock may be materially affected by, among other things:

•	actual or anticipated fluctuations in a group’s operating results or in the operating results of particular companies attributable to such group;

•	potential acquisition activity by our company or the companies in which we invest;

•	issuances of debt or equity securities to raise capital by our company or the companies in which we invest and the manner in which that debt or the proceeds of an equity issuance are attributed to each of the groups;

•	changes in financial estimates by securities analysts regarding FNF common stock or FNFV common stock or the companies attributable to either of our tracking stock groups;

•	the complex nature and the potential difficulties investors may have in understanding the terms of both of our tracking stocks, as well as concerns regarding the possible effect of certain of those terms on an investment in our stock; and

•	general market conditions.

We cannot assure you that the combined market value of FNF common stock and FNFV common stock after the completion of the recapitalization will equal or exceed the current market value of Old FNF common stock. In addition, until an orderly trading market develops for FNF common stock and FNFV common stock following the completion of the recapitalization, the trading prices of those stocks may fluctuate significantly.

The market value of FNF common stock and FNFV common stock could be adversely affected by events involving the assets and businesses attributed to either of the groups.

Because we will be the issuer of FNF common stock and FNFV common stock, an adverse market reaction to events relating to the assets and businesses attributed to either of our groups, such as earnings announcements or announcements of new products or services, acquisitions or dispositions that the market does not view favorably, may cause an adverse reaction to the common stock of our other group. This could occur even if the triggering event is not material to us as a whole. A certain triggering event may also have a greater impact on one group than the same triggering event would have on the other group due to the asset composition of the affected group. In addition, the incurrence of significant indebtedness by us or any of our subsidiaries on behalf of one group, including indebtedness incurred or assumed in connection with acquisitions of or investments in businesses, could affect our credit rating and that of our subsidiaries and, therefore, could increase the borrowing costs of businesses attributable to our other group or the borrowing costs of our company as a whole.

We may not pay dividends equally or at all on FNF common stock or FNFV common stock.

FNF has historically paid quarterly dividends to its stockholders. Going forward, we will have the right to pay dividends on the shares of common stock of each group in equal or unequal amounts, and we may pay dividends on the shares of common stock of one group and not pay dividends on shares of common stock of the other group. In addition, any dividends or distributions on, or repurchases of, shares relating to either group will reduce our assets legally available to be paid as dividends on the shares relating to the other group.

Our tracking stock capital structure could create conflicts of interest, and our board of directors may make decisions that could adversely affect only some holders of our common stock.

Our tracking stock capital structure could give rise to occasions when the interests of holders of stock of one group might diverge or appear to diverge from the interests of holders of stock of the other group. In addition, given the nature of their businesses, there may be inherent conflicts of interests between the FNF Group and the FNFV Group. Our tracking stock groups are not separate entities and thus holders of FNF common stock and FNFV common stock will not have the right to elect separate boards of directors. As a result, our company’s officers and directors owe fiduciary duties to our company as a whole and all of our stockholders as opposed to only holders of a particular group. Decisions deemed to be in the best interest of our company and all of our stockholders may not be in the best interest of a particular group when considered independently. Examples include:

•	decisions as to the terms of any business relationships that may be created between the FNF Group and the FNFV Group or the terms of any reattributions of assets between the groups;

•	decisions as to the allocation of consideration among the holders of FNF common stock and FNFV common stock to be received in connection with a merger involving our company;

•	decisions as to the allocation of corporate opportunities between the groups, especially where the opportunities might meet the strategic business objectives of both groups;

•	decisions as to operational and financial matters that could be considered detrimental to one group but beneficial to the other;

•

decisions as to the conversion of shares of common stock of one group into shares of common stock of the other, which the board of directors may make in its sole discretion, so long as the shares are converted (other than in connection with the disposition of all or substantially all of a group’s assets) at a ratio that provides the stockholders of the converted stock with a premium based on the following requirements: (i) a 10% premium to such stock’s market price for the first year following the Recapitalization, (ii) an 8% premium to such stock’s market price for the second year following the Recapitalization, (iii) a 6% premium to such stock’s market price for the third year following the Recapitalization, (iv) a 4% premium to such stock’s market price for fourth year following the Recapitalization, (v) a 2% premium to such stock’s market price for the fifth year following the Recapitalization and (vi) no premium to such stock’s market price thereafter, with such premium to be based on, in each case, the market price of such stock over the 10-trading day period preceding the date on which the board of directors determines to effect any such conversion (each such premium, the Conversion Premium); no conversion premium is available for a conversion in connection with the disposition of all or substantially all of the assets of either group;

•	decisions regarding the creation of, and, if created, the subsequent increase or decrease of any inter-group interest that one group may own in the other group;

•	decisions as to the internal or external financing attributable to businesses or assets attributed to either of our groups;

•	decisions as to the dispositions of assets of either of our groups; and

•	decisions as to the payment of dividends on the stock relating to either of our groups.

Our directors’ or officers’ ownership of FNF common stock and FNFV common stock may create or appear to create conflicts of interest.

If directors or officers own disproportionate interests (in percentage or value terms) in FNF common stock or FNFV common stock, that disparity could create or appear to create conflicts of interest when they are faced with decisions that could have different implications for the holders of FNF common stock or FNFV common stock.

Other than pursuant to the management and allocation policies described in this proxy statement/prospectus, we have not adopted any specific procedures for consideration of matters involving a divergence of interests among holders of shares of stock relating to our two groups.

Rather than develop additional specific procedures in advance, our board of directors intends to exercise its judgment from time to time, depending on the circumstances, as to how best to:

•	obtain information regarding the divergence (or potential divergence) of interests;

•	determine under what circumstances to seek the assistance of outside advisers;

•	determine whether a committee of our board of directors should be appointed to address a specific matter and the appropriate members of that committee; and

•	assess what is in our best interests and the best interests of all of our stockholders.

Our board of directors believes the advantage of retaining flexibility in determining how to fulfill its responsibilities in any such circumstances as they may arise outweighs any perceived advantages of adopting additional specific procedures in advance. See “The Recapitalization Proposals—Management and Allocation Policies.”

Our board of directors may change the management and allocation policies following their implementation to the detriment of either group without stockholder approval.

Our board of directors intends to adopt certain management and allocation policies described in this proxy statement/prospectus to serve as guidelines in making decisions regarding the relationships between the FNF Group and the FNFV Group with respect to matters such as tax liabilities and benefits, inter-group loans, inter-group interests, attribution of assets, financing alternatives, corporate opportunities and similar items. These policies also set forth the initial focuses and strategies of these groups and the initial attribution of our businesses, assets and liabilities between them. See “The Recapitalization Proposals—Management and Allocation Policies.” These policies will not be included in the restated charter. Our board of directors may at any time change or make exceptions to these policies. Because these policies relate to matters concerning the day-to-day management of our company as opposed to significant corporate actions, such as a merger involving our company or a sale of substantially all of our assets, no stockholder approval is required with respect to their adoption or amendment. A decision to change, or make exceptions to, these policies or adopt additional policies could disadvantage one group while advantaging the other.

Holders of shares of stock relating to a particular group may not have any remedies if any action by our directors or officers has an adverse effect on only that stock.

Principles of Delaware law and the provisions of our restated charter may protect decisions of our board of directors that have a disparate impact upon holders of shares of stock relating to a particular group. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all stockholders, regardless of the stock held. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that a board of directors owes an equal duty to all stockholders and does not have separate or additional duties to any subset of stockholders. Judicial opinions in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of holders of tracking stocks may be judged under the business judgment rule. In some circumstances, our directors or officers may be required to make a decision that is viewed as adverse to the holders of shares relating to a particular group. Under the principles of Delaware law and the business judgment rule referred to above, you may not be able to successfully challenge decisions that you believe have a disparate impact upon the stockholders of one of our groups if a majority of our board of directors is disinterested and independent with respect to the action taken, is adequately informed with respect to the action taken and acts in good faith and in the honest belief that the board of directors is acting in the best interest of FNF and all of our stockholders.

Stockholders will not vote on how to attribute consideration received in connection with a merger involving our company among holders of FNF common stock and FNFV common stock.

Our restated charter does not contain any provisions governing how consideration received in connection with a merger or consolidation involving our company is to be attributed to the holders of FNF common stock and holders of FNFV common stock, and none of the holders of FNF common stock or FNFV common stock will have a separate class vote in the event of such a merger or consolidation. Consistent with applicable principles of Delaware law, our board of directors will seek to divide the type and amount of consideration received in a merger or consolidation involving our company among holders of FNF common stock and FNFV common stock in a fair manner. As the different ways our board of directors may divide the consideration between holders of stock relating to the different groups might have materially different results, the consideration to be received by holders of FNF common stock and FNFV common stock in any such merger or consolidation may be materially less valuable than the consideration they would have received if they had a separate class vote on such merger or consolidation.

We may dispose of assets of the FNF Group or the FNFV Group without your approval.

Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of our company taken as a whole, and our restated charter does not require a separate class vote in the case of a sale of a significant amount of assets of any of our groups. As long as the assets attributed to the FNF Group or the FNFV Group proposed to be disposed of represent less than substantially all of our assets, we may approve sales and other dispositions of any amount of the assets of such group without any stockholder approval.

If we dispose of all or substantially all of the assets attributed to any group (which means, for this purpose, assets representing 80% of the fair market value of the total assets of the disposing group, as determined by our board of directors), we would be required, if the disposition is not an exempt disposition under the terms of our restated charter, to choose one or more of the following three alternatives:

•	declare and pay a dividend on the disposing group’s common stock;

•	redeem shares of the disposing group’s common stock in exchange for cash, securities or other property; and/or

•	convert all or a portion of the disposing group’s outstanding common stock into common stock of the other group. See “The Recapitalization Proposals—Description of FNF Common Stock and FNFV Common Stock Under Our Restated Charter and Comparison to Old FNF Common Stock Under Our Current Charter—Dividends and Securities Distributions,” “—Optional Redemption for Stock of a Subsidiary,” and “—Conversion at Option of Issuer.”

In this type of a transaction, holders of the disposing group’s common stock may receive less value than the value that a third-party buyer might pay for all or substantially all of the assets of the disposing group.

Our board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of any group of our common stock.

Holders of FNF common stock or FNFV common stock may receive less consideration upon a sale of the assets attributed to that group than if that group were a separate company.

If the FNF Group or the FNFV Group were a separate, independent company and its shares were acquired by another person, certain costs of that sale, including corporate level taxes, might not be payable in connection with that acquisition. As a result, stockholders of a separate, independent company with the same assets might receive a greater amount of proceeds than the holders of FNF common stock or FNFV common stock would receive upon a sale of all or substantially all of the assets of the group to which their shares relate. In addition, we cannot assure you that in the event of such a sale the per share consideration to be paid to holders of FNF common stock or FNFV common stock, as the case may be, will be equal to or more than the per share value of that share of stock prior to or after the announcement of a sale of all or substantially all of the assets of the applicable group. Further, there is no requirement that the consideration paid be tax-free to the holders of the shares of common stock of that group. Accordingly, if we sell all or substantially all of the assets attributed to the FNF Group or the FNFV Group, our stockholders could suffer a loss in the value of their investment in our company.

In the event of a liquidation of FNF, holders of FNF common stock and FNFV common stock will not have a priority with respect to the assets attributed to the related tracking stock group remaining for distribution to stockholders.

Under the restated charter, upon FNF’s liquidation, dissolution or winding up, holders of the FNF common stock and the FNFV common stock will be entitled to receive, in respect of their shares of such stock, their proportionate interest in all of FNF’s assets, if any, remaining for distribution to holders of common stock in proportion to their respective number of “liquidation units” per share. Relative liquidation units will be based on the volume weighted average prices of the FNF common stock and the FNFV common stock over the 10 trading day period commencing shortly after the initial filing of the restated charter. Hence, the assets to be distributed to a holder of either tracking stock upon a liquidation, dissolution or winding up of FNF will have nothing to do with the value of the assets attributed to the related tracking stock group or to changes in the relative value of the FNF common stock and the FNFV common stock over time.

Our board of directors may in its sole discretion elect to convert the common stock relating to one group into common stock relating to the other group, thereby changing the nature of your investment and possibly diluting your economic interest in our company, which could result in a loss in value to you.

Our restated charter will permit our board of directors, in its sole discretion, to convert all of the outstanding shares of common stock relating to either of our groups into shares of common stock of the other group so long as the shares are converted at a ratio that provides the stockholders of the converted stock with the applicable Conversion Premium (if any) to which they are entitled (see paragraphs (b)(i) and (b)(ii) of Article IV, Section A.2 of Annex C). A conversion would preclude the holders of stock in each group involved in such conversion from retaining their investment in a security that is intended to reflect separately the performance of the relevant group. We cannot predict the impact on the market value of our stock of (1) our board of directors’ ability to effect any such conversion or (2) the exercise of this conversion right by our company. In addition, our board of directors may effect such a conversion at a time when the market value of our stock could cause the stockholders of one group to be disadvantaged.

Holders of FNF common stock and FNFV common stock will vote together and will have limited separate voting rights.

Holders of FNF common stock and FNFV common stock will vote together as a single class, except in certain limited circumstances prescribed by our restated charter and under Delaware law. Each share of common stock of each group will have one vote per share. When holders of FNF common stock and FNFV common stock vote together as a single class, holders having a majority of the votes will be in a position to control the outcome of the vote even if the matter involves a conflict of interest among our stockholders or has a greater impact on one group than the other.

Our capital structure, as well as the fact that the FNF Group and the FNFV Group are not independent companies may inhibit or prevent acquisition bids for the FNF Group or the FNFV Group and may make it difficult for a third party to acquire us, even if doing so may be beneficial to our stockholders.

If the FNF Group and the FNFV Group were separate independent companies, any person interested in acquiring the FNF Group or the FNFV Group without negotiating with management could seek control of that group by obtaining control of its outstanding voting stock, by means of a tender offer, or by means of a proxy contest. Although we intend FNF common stock and FNFV common stock to reflect the separate economic performance of the FNF Group and the FNFV Group, respectively, those groups are not separate entities and a person interested in acquiring only one group without negotiation with our management could obtain control of that group only by obtaining control of a majority in voting power of all of the outstanding shares of common stock of our company. The existence of shares of common stock relating to different groups could present complexities and in certain circumstances pose obstacles, financial and otherwise, to an acquiring person that are not present in companies that do not have capital structures similar to ours.

Certain provisions of our restated charter and bylaws may discourage, delay or prevent a change in control of our company that a stockholder may consider favorable. These provisions include:

•	classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors;

•	limiting who may call special meetings of stockholders;

•	establishing advance notice requirements for nominations of candidates for election to our board of directors; and

•	the existence of authorized and unissued stock, including “blank check” preferred stock, which could be issued by our board of directors to persons friendly to our then current management, thereby protecting the continuity of our management, or which could be used to dilute the stock ownership of persons seeking to obtain control of our company.

No IRS ruling has been obtained by us with respect to the tax consequences to you or us of the recapitalization.

While we believe that no income, gain or loss will be recognized by you or us for U.S. federal income tax purposes as a result of the recapitalization (except with respect to the receipt by you of any cash in lieu of fractional shares of FNF common stock and/or FNFV common stock), there are no Code provisions, Treasury regulations promulgated thereunder (the Treasury Regulations), court decisions, or published rulings of the Internal Revenue Service (the IRS) directly addressing the characterization of stock with characteristics similar to the FNF common stock and the FNFV common stock. In addition, the IRS has announced that it will not issue rulings on the characterization of stock similar to the FNF common stock and the FNFV common stock. Opinions of tax advisors are not binding on the IRS and the conclusions expressed in the opinion of our tax advisor could be challenged by the IRS. Therefore, the tax treatment of the recapitalization and of the FNF common stock and the FNFV common stock is not entirely certain. It is possible that the IRS could successfully assert that the recapitalization could result in material adverse tax consequences to you and/or us, as described in more detail below under “Material U.S. Federal Income Tax Consequences—No IRS Ruling Will Be Requested.”

It is also possible that the IRS could successfully assert that the FNF common stock or FNFV common stock is Section 306 stock, within the meaning of Section 306(c) of the Code. If any of our stock were determined to be Section 306 stock, you could be required to recognize ordinary income on the subsequent sale or exchange of such stock treated as Section 306 stock, or dividend income on any redemption of such stock treated as Section 306 stock, without regard to your basis in such stock and under certain circumstances you would not be permitted to recognize any loss on such disposition.

Risk Factors Related to Our Company, the FNF Group and the FNFV Group

The risks described below apply to our company and to the businesses and assets attributable to the FNF Group and the FNFV Group.

The historical financial information of the FNF Group and the FNFV Group may not necessarily reflect their results had they been separate companies.

One of the reasons for the creation of a tracking stock is to permit equity investors to apply more specific criteria in valuing the shares of a particular group, such as comparisons of earnings multiples with those of other companies in the same business sector. In valuing shares of FNF common stock and FNFV common stock, investors should recognize that the historical financial information of the FNF Group and the FNFV Group in this proxy statement/prospectus has been extracted from our consolidated financial statements and may not necessarily reflect what the FNF Group’s and the FNFV Group’s results of operations, financial condition and cash flows would have been had the FNF Group and the FNFV Group been separate, stand-alone entities pursuing independent strategies during the periods presented.

If adverse changes in the levels of real estate activity occur, revenues of our FNF Group may decline.

Title insurance revenue is closely related to the level of real estate activity which includes sales, mortgage financing and mortgage refinancing. The levels of real estate activity are primarily affected by the average price of real estate sales, the availability of funds to finance purchases and mortgage interest rates.

We have found that residential real estate activity generally decreases in the following situations:

•	when mortgage interest rates are high or increasing;

•	when the mortgage funding supply is limited; and

•	when the United States economy is weak, including high unemployment levels.

Declines in the level of real estate activity or the average price of real estate sales are likely to adversely affect our title insurance revenues. The Mortgage Bankers Association’s (MBA) Mortgage Finance Forecast currently estimates an approximately $1.1 trillion mortgage origination market for 2014, which would be a decrease of 38.9% from 2013. The MBA forecasts that the 38.9% decrease will result almost entirely from decreased refinance activity. The revenues of our FNF Group in future periods will continue to be subject to these and other factors which are beyond our control and, as a result, are likely to fluctuate.

We have recorded goodwill as a result of prior acquisitions, and an economic downturn could cause these balances to become impaired, requiring write-downs that would reduce the operating income of our FNF Group and our FNFV Group.

Goodwill aggregated approximately $1,901 million, or 18.1% of our total assets, as of December 31, 2013. Current accounting rules require that goodwill be assessed for impairment at least annually or whenever changes in circumstances indicate that the carrying amount may not be recoverable from estimated future cash flows. Factors that may be considered a change in circumstance indicating the carrying value of our intangible assets, including goodwill, may not be recoverable include, but are not limited to, significant underperformance relative to historical or projected future operating results of each group, a significant decline in the stock price of each group and our market capitalization, and negative industry or economic trends. No goodwill impairment charge was recorded for either the FNF Group or the FNFV Group in 2013. However, if there is an economic downturn in the future, the carrying amount of our goodwill may no longer be recoverable, and we may be required to record an impairment charge, which would have a negative impact on the results of operations and financial condition of each group. We will continue to monitor our market capitalization and the impact of the economy to determine if there is an impairment of goodwill in future periods.

If economic and credit market conditions deteriorate, it could have a material adverse impact on our investment portfolio.

Our investment portfolio is exposed to economic and financial market risks, including changes in interest rates, credit markets and prices of marketable equity and fixed-income securities. Our investment policy is designed to maximize total return through investment income and capital appreciation consistent with moderate risk of principal, while providing adequate liquidity and complying with internal and regulatory guidelines. To achieve this objective, our marketable debt investments are primarily investment grade, liquid, fixed-income securities and money market instruments denominated in U.S. dollars. We make investments in certain equity securities and preferred stock in order to take advantage of perceived value and for strategic purposes. In the past, economic and credit market conditions have adversely affected the ability of some issuers of investment securities to repay their obligations and have affected the values of investment securities. If the carrying value of our investments exceeds the fair value, and the decline in fair value is deemed to be other-than-temporary, we will be required to write down the value of our investments, which could have a material negative impact on our results of operations and financial condition. We own a minority interest in Ceridian, a leading provider of global human capital management and payment solutions. If the fair value of this company were to decline below book value, we would be required to write down the value of our investment, which could have a material negative impact on the results of operations and financial condition of our FNFV Group. If this company were to experience significant negative volatility in its results of operations it would have a material adverse effect on the results of operations of our FNFV Group due to our inclusion of our portion of its earnings in the results of operations of our FNFV Group.

If financial institutions at which our FNF Group holds escrow funds fail, it could have a material adverse impact on our FNF Group.

Our FNF Group holds customers’ assets in escrow at various financial institutions, pending completion of real estate transactions. These assets are maintained in segregated bank accounts and have not been included in the accompanying Consolidated Balance Sheets. We have a contingent liability relating to proper disposition of these balances for our customers, which amounted to $8.8 billion at December 31, 2013. Failure of one or more of these financial institutions may lead us to become liable for the funds owed to third parties and there is no guarantee that we would recover the funds deposited, whether through Federal Deposit Insurance Corporation coverage or otherwise.

If our FNF Group experiences changes in the rate or severity of title insurance claims, it may be necessary for us to record additional charges to our title claim loss reserve. This may result in lower net earnings and the potential for earnings volatility of our FNF Group.

By their nature, title claims are often complex, vary greatly in dollar amounts and are affected by economic and market conditions and the legal environment existing at the time of settlement of the title claims. Estimating future title loss payments is difficult because of the complex nature of title claims, the long periods of time over which title claims are paid, significantly varying dollar amounts of individual title claims and other factors. From time to time, we experience large losses or an overall worsening of our loss payment experience in regard to the frequency or severity of title claims that require us to record additional charges to our title claims loss reserve. There are currently pending several large title claims which we believe can be defended successfully without material loss payments. However, if unanticipated material payments are required to settle these title claims, it could result in or contribute to additional charges to our title claim loss reserves. These loss events are unpredictable and adversely affect our earnings.

At each quarter end, our recorded reserve for title claim losses is initially the result of taking the prior recorded reserve for title claim losses, adding the current provision to that balance and subtracting actual paid title claims from that balance, resulting in an amount that management then compares to our actuary’s central estimate provided in the actuarial calculation. Due to the uncertainty and judgment used by both management and our actuary, our ultimate liability may be greater or less than our current reserves and/or our actuary’s calculation. If the recorded amount is within a reasonable range of the actuary’s central estimate, but not at the central estimate, management assesses other factors in order to determine our best estimate. These factors, which are both qualitative and quantitative, can change from period to period and include items such as current trends in the real estate industry (which management can assess, but for which there is a time lag in the development of the data used by our actuary), any adjustments from the actuarial estimates needed for the effects of unusually large or small title claims, improvements in our title claims management processes, and other cost saving measures. Depending upon our assessment of these factors, we may or may not adjust the recorded reserve. If the recorded amount is not within a reasonable range of the actuary’s central estimate, we would record a charge or credit and reassess the provision rate on a go forward basis.

Our provision for title claim losses was 7.0% of title premiums in 2013. We will reassess the provision to be recorded in future periods consistent with this methodology and can make no assurance that we will not need to record additional charges in the future to increase reserves in respect of prior periods.

Our insurance subsidiaries attributed to our FNF Group must comply with extensive regulations. These regulations may increase our costs or impede or impose burdensome conditions on actions that we might seek to take to increase the revenues of those subsidiaries.

Our insurance businesses attributed to our FNF Group are subject to extensive regulation by state insurance authorities in each state in which they operate. These agencies have broad administrative and supervisory power relating to the following, among other matters:

•	licensing requirements;

•	trade and marketing practices;

•	accounting and financing practices;

•	capital and surplus requirements;

•	the amount of dividends and other payments made by insurance subsidiaries;

•	investment practices;

•	rate schedules;

•	deposits of securities for the benefit of policyholders;

•	establishing reserves; and

•	regulation of reinsurance.

Most states also regulate insurance holding companies like us with respect to acquisitions, changes of control and the terms of transactions with our affiliates. State regulations may impede or impose burdensome conditions on our ability to increase or maintain rate levels or on other actions that we may want to take to enhance our operating results. In addition, we may incur significant costs in the course of complying with regulatory requirements. Further, various state legislatures have in the past considered offering a public alternative to the title industry in their states, as a means to increase state government revenues. Although we think this situation is unlikely, if one or more such takeovers were to occur they could adversely affect our business. We cannot be assured that future legislative or regulatory changes will not adversely affect the business operations of our FNF Group.

State regulation of the rates we charge for title insurance could adversely affect the results of operations of our FNF Group.

Our title insurance subsidiaries attributed to our FNF Group are subject to extensive rate regulation by the applicable state agencies in the jurisdictions in which they operate. Title insurance rates are regulated differently in various states, with some states requiring the subsidiaries to file and receive approval of rates before such rates become effective and some states promulgating the rates that can be charged. In almost all states in which our title subsidiaries operate, our rates must not be excessive, inadequate or unfairly discriminatory.

Regulatory investigations may lead to fines, settlements, new regulation or legal uncertainty, which could negatively affect the results of operations of our FNF Group.

From time to time we receive inquiries and requests for information from state insurance departments, attorneys general and other regulatory agencies about various matters relating to our business. Sometimes these take the form of civil investigative demands or subpoenas. We cooperate with all such inquiries and we have responded to or are currently responding to inquiries from multiple governmental agencies. Also, regulators and courts have been dealing with issues arising from foreclosures and related processes and documentation. Various governmental entities are studying the title insurance product, market, pricing, and business practices, and potential regulatory and legislative changes, which may materially affect the business and operations of our FNF Group. From time to time, we are assessed fines for violations of regulations or other matters or enter into settlements with such authorities which may require us to pay fines or claims or take other actions.

Because our title insurance business is dependent upon California for approximately 15.2 percent of its title insurance premiums, our business may be adversely affected by regulatory conditions in California.

California is the largest source of revenue for the title insurance industry and, in 2013, California-based premiums accounted for 35.0% of premiums earned by our title insurance business’ direct operations and 0.4% of our agency premium revenues. In the aggregate, California accounted for approximately 15.2% of our total title insurance premiums for 2013. A significant part of the revenues and profitability of our FNF Group are therefore subject to our operations in California and to the prevailing regulatory conditions in California. Adverse regulatory developments in California, which could include reductions in the maximum rates permitted to be charged, inadequate rate increases or more fundamental changes in the design or implementation of the California title insurance regulatory framework, could have a material adverse effect on the results of operations and financial condition of our FNF Group.

If the rating agencies downgrade our company, our FNF Group’s results of operations and competitive position in the title insurance industry may suffer.

Ratings have always been an important factor in establishing the competitive position of insurance companies. Our title insurance subsidiaries attributed to our FNF Group are rated by S&P, Moody’s, A.M. Best, and Demotech. Ratings reflect the opinion of a rating agency with regard to an insurance company’s or insurance holding company’s financial strength, operating performance and ability to meet its obligations to policyholders and are not evaluations directed to investors. Our ratings are subject to continued periodic review by rating agencies and the continued retention of those ratings cannot be assured. If our ratings are reduced from their current levels by those entities, the results of operations of our FNF Group could be adversely affected.

We are a holding company and depend on distributions from our subsidiaries attributed to each group for cash.

We are a holding company whose primary assets are the securities of our operating subsidiaries attributed to each group. Our ability to pay interest on our outstanding debt and our other obligations and to pay dividends is dependent on the ability of such subsidiaries to pay dividends or make other distributions or payments to us. If our operating subsidiaries are not able to pay dividends to us, we may not be able to meet our obligations or pay dividends on the FNF common stock or FNFV common stock, as the case may be.

Our title insurance subsidiaries attributed to the FNF Group must comply with state laws which require them to maintain minimum amounts of working capital, surplus and reserves, and place restrictions on the amount of dividends that they can distribute to us. Compliance with these laws will limit the amounts our regulated subsidiaries can dividend to us. During 2014, our title insurers may pay dividends or make distributions to us without prior regulatory approval of approximately $308 million.

The maximum dividend permitted by law is not necessarily indicative of an insurer’s actual ability to pay dividends, which may be constrained by business and regulatory considerations, such as the impact of dividends on surplus, which could affect an insurer’s ratings or competitive position, the amount of premiums that can be written and the ability to pay future dividends. Further, depending on business and regulatory conditions, we may in the future need to retain cash in our underwriters or even contribute cash to one or more of them in order to maintain their ratings or their statutory capital position. Such a requirement could be the result of investment losses, reserve charges, adverse operating conditions in the current economic environment or changes in interpretation of statutory accounting requirements by regulators.

We could have conflicts with Fidelity National Information Services (FIS), and the chairman of our board of directors and other directors could have conflicts of interest due to their relationships with FIS.

FIS and FNF were under common ownership by another publicly traded company, also called Fidelity National Financial, Inc. until October 2006 when it distributed all of its FNF shares to its stockholders (the 2006 Distribution) and then in November 2006 merged into FIS.

Conflicts may arise between us and FIS as a result of our ongoing agreements and the nature of our respective businesses. Certain of our directors could be subject to conflicts of interest with respect to such agreements and other matters due to their relationships with FIS.

Some of our executive officers and directors own substantial amounts of FIS stock and stock options. Such ownership could create or appear to create potential conflicts of interest when our directors and officers are faced with decisions that involve FIS or any of its subsidiaries.

William P. Foley, II, is the executive chairman of our board of directors and the Vice Chairman of the board of directors of FIS. As a result of these roles, he has obligations to us and FIS and may have conflicts of interest with respect to matters potentially or actually involving or affecting our and FIS’s respective businesses. In addition, Mr. Foley may also have conflicts of time with respect to his multiple responsibilities. If his duties to either of these companies require more time than Mr. Foley is able to allot, then his oversight of that company’s activities could be diminished. Finally, in addition to Mr. Foley, FIS and FNF have two overlapping directors.

Matters that could give rise to conflicts between us and FIS include, among other things:

•	our ongoing and future relationships with FIS including, with respect to our FNF Group, related party agreements and other arrangements with respect to information technology support services, administrative corporate support and cost sharing services, indemnification, and other matters; and

•	the quality and pricing of services that we have agreed to provide to FIS through our FNF Group or that it has agreed to provide to us.

We seek to manage these potential conflicts through dispute resolution and other provisions of our agreements with FIS and through oversight by independent members of our board of directors. However, there can be no assurance that such measures will be effective or that we will be able to resolve all potential conflicts with FIS, or that the resolution of any such conflicts will be no less favorable to us than if we were dealing with a third party.

The loss of key personnel could negatively affect our financial results and impair our operating abilities.

Our success substantially depends on our ability to attract and retain key members of our senior management team and officers. If we lose one or more of these key employees, our operating results of each group and in turn the value of our FNF common stock and FNFV common stock could be materially adversely affected. Although we have employment agreements with many of our officers, there can be no assurance that the entire term of the employment agreement will be served or that the employment agreement will be renewed upon expiration.

Although we expect that our acquisition of Lender Processing Services, Inc. (LPS) in January, 2014 will result in cost savings, synergies and other benefits to our FNF Group, we may not realize those benefits because of integration difficulties and other challenges.

The success of our acquisition of LPS will depend in large part on the success of the management of the combined company in integrating the operations, strategies, technologies and personnel of the two companies. We may fail to realize some or all of the anticipated benefits of the merger if the integration process takes longer than expected or is more costly than expected. Our failure to meet the challenges involved in successfully integrating the operations of LPS or to otherwise realize any of the anticipated benefits of the merger, including additional cost savings and synergies, could impair the operations of our FNF Group. In addition, we anticipate that the overall integration of LPS will be a time-consuming and expensive process that, without proper planning and effective and timely implementation, could significantly disrupt our business.

Potential difficulties the combined company may encounter in the integration process include the following:

•	the integration of management teams, strategies, technologies and operations, products and services;

•	the disruption of ongoing businesses and distraction of their respective management teams from ongoing business concerns;

•	the retention of and possible decrease in business from the existing clients of both companies;

•	the creation of uniform standards, controls, procedures, policies and information systems;

•	the reduction of the costs associated with each company’s operations;

•	the consolidation and rationalization of information technology platforms and administrative infrastructures;

•	the integration of corporate cultures and maintenance of employee morale;

•	the retention of key employees; and

•	potential unknown liabilities associated with the merger.

The anticipated cost savings, synergies and other benefits include the combination of offices in various locations and the elimination of numerous technology systems, duplicative personnel and duplicative market and other data sources. However, these anticipated cost savings, synergies and other benefits assume a successful integration and are based on projections, which are inherently uncertain, and other assumptions. Even if integration is successful, anticipated cost savings, synergies and other benefits may not be achieved.

Failure of our information security systems or processes could result in a loss or disclosure of confidential information, damage to our reputation, monetary losses, additional costs and impairment of our ability to conduct business effectively.

Our FNF Group is highly dependent upon the effective operation of our computer systems. As part of our FNF Group’s operations, we electronically receive, process, store and transmit sensitive personal consumer data (such as names and addresses, social security numbers, driver’s license numbers, credit card and bank account information) and important business information of our customers. We also electronically manage substantial cash, investment asset and escrow account balances on behalf of ourselves and our customers, as well as financial information about our businesses generally. The integrity of our information systems and the protection of the information that resides on such systems are important to our successful operation. If we fail to maintain an adequate security infrastructure, adapt to emerging security threats or follow our internal business processes with respect to security, the information or assets we hold could be compromised. Further, even if we (or third parties to which we outsource certain IT services) maintain a reasonable, industry standard information security infrastructure, it is possible that unauthorized persons still could obtain access to information or assets we hold. These risks are increased when we transmit information over the Internet and due to increasing security risks posed by organized crime. While, to date, we believe that we have not experienced a material breach of our information security systems, the existence or scope of such events is not always apparent. If additional information regarding an incident previously considered immaterial is discovered, or a new event were to occur, it could potentially have a material adverse effect on our FNF Group. In addition, some laws and certain of our contracts require notification of various parties, including consumers or customers, in the event that confidential or personal information has or may have been taken or accessed by unauthorized third parties. Such notifications can result, among other things, in adverse publicity, distraction of managements’ time and energy, the attention of regulatory authorities, fines and disruptions in sales, the effects of which may be material.

Further, our financial institution customers have obligations to safeguard their information technology systems and information. In certain of our businesses, we are bound contractually and/or by regulation to comply with the same requirements. If we fail to comply with these regulations and requirements, we could be exposed to suits for breach of contract, governmental proceedings or the imposition of fines. In addition, if more restrictive privacy laws, rules or industry security requirements are adopted in the future on the federal or state level or by a specific industry in which we do business, that could have an adverse impact on us through increased costs or restrictions on business processes. Any inability to prevent security or privacy breaches, or the perception that such breaches may occur, could inhibit our ability to retain existing customers or attract new customers and/or result in financial losses, litigation, increased costs or other adverse consequences to the business of our FNF Group.

The operations of our FNFV Group could be adversely affected by the results of our acquired restaurant companies due to the risks inherent in that segment.

Our restaurant companies face certain risks that could negatively impact their results of operations. These risks include such things as the risks of unfavorable economic conditions, changing consumer preferences, unfavorable publicity, increasing food and labor costs, effectiveness of marketing campaigns, and the ability to compete successfully with other restaurants. In addition, risks related to supply chain, food quality, and protecting guests’ personal information are inherent to the restaurant business. These companies are also subject to compliance with extensive government laws and regulations related to employment practices and policies and the manufacture, preparation, and sale of food and alcohol. If our restaurant companies are not able to respond effectively to one or more of these risks, it could have a material adverse impact on the results of operations of our FNFV Group.

The business, financial condition and results of operations of our FNFV Group could be adversely affected by risks affecting Remy.

Any material adverse change in Remy’s financial position or results of operations could adversely affect the financial position or results of operations of our FNFV Group. Remy’s results are affected by factors such as general economic conditions, levels of demand for new light and commercial vehicles, fuel prices, the product life of new and replacement parts, product liability and warranty claims related to its products, litigation and other disputes, and changes in the cost and availability of raw materials and components utilized in the manufacturing of its products. In addition, Remy’s results also are influenced by technological innovations, relationships with its key customers and their success in the marketplace, and Remy’s ability to compete successfully with its competitors. If Remy is not able to respond effectively to one or more of these risks, it could have a material adverse impact on its results of operations, which, in turn, would adversely impact the financial condition and results of operations our FNFV Group.

Given the international reach of its business, Remy is also subject to risks inherent in conducting business outside the United States, including foreign currency fluctuations, local political climates, export and import restrictions, and compliance with government laws and regulations such as the U.S. Foreign Corrupt Practices Act and the U.S. Export Administration Act. Any failure to manage these risks and requirements could harm Remy’s business, financial condition or results of operations, which would similarly affect our financial condition and results of operations.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this document, including the Annexes thereto, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to, among other things, future financial and operating results of our company. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to the following:

•	changes in general economic, business, and political conditions, including changes in the financial markets;

•	the severity of our title insurance claims;

•	downgrade of our credit rating by rating agencies;

•	adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding, increased mortgage defaults, or a weak U.S. economy;

•	compliance with extensive government regulation of our operating subsidiaries and adverse changes in applicable laws or regulations or in their application by regulators;

•	regulatory investigations of the title insurance industry;

•	loss of key personnel that could negatively affect our financial results and impair our operating abilities;

•	our business concentration in the State of California, the source of approximately 15.2% of our title insurance premiums;

•	our potential inability to find suitable acquisition candidates, as well as the risks associated with acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties integrating acquisitions;

•	our dependence on distributions from our title insurance underwriters as our main source of cash flow;

•	failure of our information security systems or processes could result in a loss or disclosure of confidential information, damage to our reputation, monetary losses, additional costs and impairment of our ability to conduct business effectively;

•	competition from other companies in the industries in which we participate; and

•	other risks detailed in “Risk Factors” above and elsewhere in this document and in our other filings with the SEC.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

THE ANNUAL MEETING

Time, Place and Date

The 2014 annual meeting of stockholders is to be held on June 18, 2014 at 10:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204.

Purpose

At the annual meeting, holders of Old FNF common stock will be asked to consider and vote on the Recapitalization Proposals, which are each described in greater detail under “The Recapitalization Proposals—General,” the Adjournment Proposal, and each of the Annual Business Matter Proposals, which are described in greater detail under “Annual Business Matters Proposals.”

Quorum

In order to conduct the business of the annual meeting, a quorum must be present. This means that stockholders who hold shares representing at least a majority of the outstanding shares entitled to vote at the annual meeting must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any Proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will nevertheless be treated as present for purposes of determining the presence of a quorum. See “—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes” below. If a quorum is not present or represented at the annual meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented, in accordance with Fidelity’s Second Amended and Restated Bylaws.

Who May Vote

Holders of shares of Old FNF common stock as recorded in FNF’s stock register as of 4:00 p.m., Eastern time, on May 7, 2014, the record date for the annual meeting, may vote together at the annual meeting or at any adjournment or postponement thereof.

Votes Required

Each of the Tracking Stock Proposal, the Reclassification Proposal, the Optional Conversion Proposal, and the Group Disposition Proposal requires the affirmative vote of at least a majority of the outstanding shares of Old FNF common stock entitled to vote thereon. The Adjournment Proposal requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting. A plurality of votes of the shares of Old FNF common stock entitled to vote and present in person or represented by proxy at the annual meeting is required to elect each of William P. Foley, II, Douglas K. Ammerman, Thomas M. Hagerty and Peter O. Shea, Jr. as Class III members of our board of directors. The Say on Pay Proposal requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting. The FNF Employee Stock Purchase Plan Proposal requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting. The Auditors Ratification Proposal requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting.

As of the record date for the annual meeting, FNF’s directors and executive officers beneficially owned approximately [    ]% of the total voting power of the outstanding shares of Old FNF common stock. FNF has been informed that all of its executive officers and directors intend to vote “FOR” the election of each director nominee and “FOR” each of the Tracking Stock Proposal, the Reclassification Proposal, the Optional Conversion Proposal, the Group Disposition Proposal, the Adjournment Proposal, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal and the Auditors Ratification Proposal.

Votes You Have

At the annual meeting, holders of shares of Old FNF common stock will have one vote per share for each share that our records show they owned as of the record date.

Shares Outstanding

As of May 7, 2014, the record date for the annual meeting, an aggregate of [                ] shares of Old FNF common stock were outstanding and entitled to vote at the annual meeting.

Number of Holders

There were, as of the record date for the annual meeting, approximately [            ] record holders of Old FNF common stock (which amount does not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

Holders of record of Old FNF common stock as of the record date for the annual meeting may vote in person at the annual meeting. Alternatively, they may give a proxy by completing, signing, dating and returning the enclosed proxy card by mail, or by voting by telephone or through the Internet. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, holders should have their proxy cards available so they can input the required information from the card, and log onto the Internet website address shown on the proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of FNF common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

YOUR VOTE IS IMPORTANT. It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.

If a proxy is signed and returned by a record holder without indicating any voting instructions, the shares of FNF common stock represented by the proxy will be voted “FOR” the election of each director nominee and the approval of each of the Transaction Proposals, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal and the Auditors Ratification Proposal.

If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote “AGAINST” each of the director nominees and each of the Transaction Proposals, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal and the Auditors Ratification Proposal.

If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, but your failure to vote will have no effect on determining whether either of the Annual Business Matters Proposals, the Say on Pay Proposal, the FNF Employee Stock Purchase Plan Proposal or the Adjournment Proposal is approved (if a quorum is present). However, in the case of each of the Recapitalization Proposals, your shares will be counted as a vote “AGAINST” each of the Recapitalization Proposals.

Voting Procedures for Shares Held in Street Name

General. If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of Old FNF common stock or when granting or revoking a proxy.

Effect of Broker Non-Votes. Broker non-votes will be counted as shares of Old FNF common stock present and entitled to vote for purposes of determining a quorum. If a quorum is present, they will have no effect on either of the Annual Business Matters Proposals or the Adjournment Proposal but will, however, be counted as a vote “AGAINST” the Tracking Stock Proposal, the Reclassification Proposal, the Optional Conversion Proposal, and the Group Disposition Proposal (if a quorum is present). You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or when granting or revoking a proxy.

Revoking a Proxy

Before the start of the annual meeting, you may change your vote by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Corporate Secretary. Any proxy revocation or new proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., Eastern time, on June 17, 2014.

Your attendance at the annual meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote.

Solicitation of Proxies

The accompanying proxy for the annual meeting is being solicited on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of our Old FNF common shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following tables is based on 276,850,108 shares of Old FNF common stock outstanding as of April 30, 2014. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of common stock beneficially owned by that stockholder. The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our Old FNF common stock by each stockholder who is known by FNF to beneficially own 5% or more of our common stock:

Name	Number of Shares Beneficially Owned	Percent of Class
T. Rowe Price Associates, Inc. (1)	22,188,894	8.0%
BlackRock, Inc. (2)	18,361,961	6.6%
Corvex Management LP (3)	18,285,547	6.6%
Vanguard Group, Inc. (3)	13,162,331	4.8%

(1)	According to Schedule 13G filed February 11, 2014, T. Rowe Price Associates, Inc., whose address is 100 East Pratt St., Baltimore, MD 210202, may be deemed to be the beneficial owner of 22,188,894 shares.
(2)	According to Schedule 13G/A filed February 10, 2014, BlackRock, Inc., whose address is 40 East 52nd Street, New York, NY 10022, may be deemed to be the beneficial owner of 18,361,961 shares.
(3)	According to Schedule 13D/A filed January 6, 2014, Corvex Management LP., whose address is 712 Fifth Ave. 23rd Floor, New York, NY 10019, may be deemed to be the beneficial owner of 18,285,547 shares.
(4)	According to Schedule 13G filed February 12, 2014, Vanguard Group, Inc., whose address is PO BOX 2600 V26, Valley Forge, PA 19482, may be deemed to be the beneficial owner of 13,162,331 shares.

Security Ownership of Management and Directors

Name	Number of Shares Owned(1)	Number of Options(2)	Total	Percent of Total
Douglas K. Ammerman	62,760	75,705	138,465	*
Brent B. Bickett	466,259	167,050	633,309	*
Willie D. Davis	66,665	75,705	142,370	*
William P. Foley, II	6,900,967	1,068,851	7,969,818	2.9%
Michael L. Gravelle	195,344	171,988	367,332	*
Thomas M. Hagerty	92,320	77,875	170,195	*
Daniel D. (Ron) Lane	255,919	75,705	331,624	*
Richard N. Massey	133,679	75,705	209,384	*
Anthony J. Park	308,815	85,153	393,968	*
Raymond R. Quirk	1,306,341	807,242	2,113,583	*
John D. Rood	8,879	—	8,879	*
Peter T. Sadowski	252,247	201,005	453,252	*
Peter O. Shea, Jr.	52,634	75,705	128,339	*
Cary H. Thompson	27,811	5,038	32,849	*
Frank P. Willey	1,208,548	75,705	1,284,253	*
All directors and officers (15 persons)	11,339,188	3,038,432	14,377,620	5.2%

*	Represents less than 1% of our common stock
(1)	Includes the following pledged shares: Mr. Foley 4,012,121 shares; and Mr. Willey 600,000 shares; and all directors and officers as a group 4,612,121 shares.

(2)	Represents shares subject to stock options that are exercisable on March 28, 2014 or become exercisable within 60 days of March 28, 2014.
(3)	Included in this amount are 2,245,122 shares held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole stockholders, and 708,106 shares held by Foley Family Charitable Foundation.
(4)	Included in this amount are 154,650 shares held by the Anthony J. Park and Deborah L. Park Living Trusts.
(5)	Included in this amount are 1,035,630 shares held by the Quirk 2002 Trust and 47,193 shares held by the Raymond Quirk 2004 Trust.

We expect that the beneficial ownership of FNF common stock and FNFV common stock for each of our directors and named executive officers following the completion of the recapitalization will remain substantially similar to the beneficial ownership levels provided by the table above.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2013 about our common stock which may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	9,358,740	$20.15	4,363,613	(1)
Equity compensation plans not approved by security holders	—	—	7,535,926	(2)

Total	9,358,740	$20.15	11,899,539

(1)	In addition to being available for future issuance upon exercise of options and stock appreciation rights, 4,363,613 shares under the FNF omnibus plan may be issued in connection with awards of restricted stock, restricted stock units, performance shares, performance units or other stock-based awards.
(2)	7,535,926 shares may be issued under the Fidelity National Financial, Inc. Amended and Restated LPS Omnibus Incentive Plan, which was assumed and amended by FNF in connection with the merger of Lender Processing Services, Inc. with FNF. No securities are currently outstanding under the plan. In accordance with New York Stock Exchange Rules, no stockholder approval was required for the listing of the shares under the plan or for the assumption and amendment of the plan by FNF. Awards under the plan may be made to employees, directors and consultants of FNF and its subsidiaries, other than individuals who were employed or providing services to FNF or any of its subsidiaries immediately prior to date of the merger, January 2, 2014. No awards may be made under the plan after June 30, 2018.

THE RECAPITALIZATION PROPOSALS

General

At the annual meeting, holders of Old FNF common stock will be asked to approve a group of related proposals: the Tracking Stock Proposal, the Reclassification Proposal, the Optional Conversion Proposal and the Group Disposition Proposal. We refer to all four proposals together as the Recapitalization Proposals.

Each of the four proposals is described below. While each proposal is related and therefore conditioned on approval of the other three proposals, we have “unbundled” them so that you may communicate your view to our board of directors as to each proposal being voted on.

The Tracking Stock Proposal. Under this proposal, you are being asked to approve an amendment and restatement of our certificate of incorporation, included as Annex C hereto, which would reclassify our Old FNF common stock into two new tracking stocks, one to be designated the FNF common stock and the other to be designated the FNFV common stock. The restated charter would provide for the attribution of the businesses, assets and liabilities of FNF between the FNF Group and the FNFV Group, as described under “—The FNF Group and the FNFV Group” below. Our board of directors may change this initial attribution at any time in accordance with our management and allocation policies as described below. Notwithstanding the attribution of our businesses, assets and liabilities between the two groups, we would retain legal title to all of our assets. Thus, holders of FNF common stock and FNFV common stock would not have any legal rights related to specific assets attributed to the FNF Group or the FNFV Group.

The Reclassification Proposal. Under this proposal, you are being asked to approve an amendment and restatement of our certificate of incorporation which would cause, at the time our restated charter becomes effective pursuant to the DGCL, each outstanding share of Old FNF common stock to be changed into one share of FNF common stock and 0.3333 of a share of FNFV common stock.

The Optional Conversion Proposal. Under this proposal, you are being asked to approve an amendment and restatement of our certificate of incorporation, in connection with the recapitalization of the Old FNF common stock into two new tracking stocks, which would create the right in favor of our board of directors to convert, in their sole discretion, common stock intended to track the performance of the FNF Group or the FNFV Group into common stock intended to track the performance of our company as a whole. See paragraphs (b)(i)-(ii) of Article IV, Section A.2. of Annex C.

The Group Disposition Proposal. Under this proposal, you are being asked to approve an amendment and restatement of our certificate of incorporation, in connection with the recapitalization of the Old FNF common stock into two new tracking stocks, which would create the right in favor of our board of directors to sell all or substantially all of the assets of the FNF Group or the FNFV Group without a vote of the holders of the stockholders of that group, if the net proceeds of the sale are distributed to holders of that stock by means of a dividend or redemption, that stock is converted into stock of the other group or a combination of the foregoing is effected. See paragraphs (e)(ii) and (f)(ii) of Article IV, Section A.2. of Annex C.

Conditions to the Recapitalization

The recapitalization is subject to the following conditions:

(1)	the receipt of the Recapitalization Approval at the annual meeting;

(2)

the receipt of the opinion of KPMG in form and substance reasonably acceptable to FNF to the effect that under applicable U.S. federal income tax law, (i) the recapitalization will be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) the FNF common stock and the FNFV common stock will be treated as stock of our company for U.S. federal income tax purposes, (iii) no gain or loss will be recognized by us as a result of the recapitalization, (iv) holders of Old FNF common stock will not recognize income, gain or loss as a result of the recapitalization and the receipt of shares of FNFV common stock (except with respect to the receipt of cash in lieu of fractional shares of FNF common stock and/or FNFV common stock), and (v) the FNF common stock and the FNFV common stock will not constitute Section 306 stock within the meaning of Section 306(c) of the Code;

(3)	(i) the effectiveness under the Securities Act of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, relating to the issuance of the shares of FNFV common stock, and (ii) the effectiveness of the registration of the FNF common stock and the FNFV common stock under Section 12(b) of the Exchange Act;

(4)	the approval of the New York Stock Exchange for the listing of the FNFV common stock; and

(5)	the receipt of any other regulatory or contractual approvals that our board of directors determines to obtain.

Conditions set forth in the first, second, third and fourth paragraphs are non-waivable by our board of directors.

Treatment of Stock Options and Other Awards

Options to purchase shares of Old FNF common stock and restricted shares of Old FNF common stock have been granted to various directors, officers, employees and consultants of FNF and certain of its subsidiaries pursuant to the stock incentive plans administered by the FNF board of directors or the compensation committee thereof. Below is a description of the effect of the recapitalization on these outstanding equity awards.

Option Awards

The exercise prices of and number of shares subject to the original FNF option awards held by current or former employees, directors and consultants of FNF and its subsidiaries will be adjusted so as to preserve the pre-recapitalization intrinsic value of the original FNF option award based upon the exercise prices of and number of shares subject to the original FNF option awards, the pre-recapitalization trading price of Old FNF common stock (determined using the volume weighted average price of Old FNF common stock over the three consecutive trading days immediately preceding the recapitalization), and the post-recapitalization trading price of the FNF common stock (determined using the volume weighted average price of FNF common stock over the three consecutive trading days beginning on the first trading day following the recapitalization). The exercise prices will be rounded up to the nearest whole penny and the number of shares will be rounded down to the nearest whole share. Cash will be issued in lieu of options for the purchase of fractional shares of FNF common stock.

Except as described above, all other terms of an adjusted FNF option award (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding original FNF option award.

Restricted Stock Awards

Holders of outstanding restricted shares of Old FNF common stock will not receive shares of FNFV common stock with respect to their restricted shares of Old FNF common stock. Instead, each such holder of restricted shares will receive an equivalent number of restricted shares of FNF common stock and an additional number of restricted shares of FNF common stock with an initial value equal to the value of the FNFV common stock that such holder would have received if restricted shares of Old FNF common stock were treated like other shares of Old FNF common stock in the recapitalization (determined using the volume weighted average prices of FNF common stock and FNFV common stock over the three consecutive trading days beginning on the first trading day following the recapitalization) rounded down to the nearest whole share. Cash will be issued in lieu of fractional restricted shares of FNF common stock.

Except as described above, all new FNF restricted stock awards (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding original FNF restricted stock award.

Employee Stock Purchase Plan

The FNF employee stock purchase plan provides a means for employees to accumulate funds, through payroll deductions, which are then used to purchase shares of Old FNF common stock on the open market. There are no outstanding awards under the plan. Instead, cash compensation is accumulated and, on specified purchase dates, the cash is used to purchase shares of Old FNF common stock in the open market. The plan will continue to provide only for the purchase of FNF common stock after the recapitalization. Consequently, while the recapitalization will affect the price of the FNF common shares that can be purchased on the open market with cash contributions under the plan, it will not otherwise have an effect on participants’ rights under the plan.

Treatment of Convertible Notes

We currently have outstanding $300 million aggregate principal amount of 4.25% convertible senior notes due 2018 (the notes). The notes are convertible into cash, shares of Old FNF common stock or a combination thereof, at our option (subject to limited exceptions). The notes were initially convertible at a conversion rate equal to 46.387 shares of Old FNF common stock per $1,000 principal amount of notes, subject to adjustment as set forth in the indenture. If the Tracking Stock Proposal is implemented, we will be required to enter into a supplemental indenture that will provide that the conversion consideration due upon conversion of any note shall be determined in the same manner as if each reference in the indenture to one share of Old FNF common stock were instead a reference to one share of FNF common stock and 0.3333 of a share of FNFV common stock. The notes will not be separately convertible into FNF common stock or FNFV common stock. The supplemental indenture will also provide for adjustments of the conversion rate that shall be as nearly equivalent as may be practicable to the adjustment provisions applicable to the conversion rate set forth in the existing indenture.

The FNF Group and the FNFV Group

Our restated charter will authorize and designate two tracking stocks: the FNF common stock, intended to reflect the separate economic performance of the FNF Group, and the FNFV common stock, intended to reflect the separate economic performance of the FNFV Group. In seeking to implement the recapitalization and create the new FNF Group and the FNFV Group, we intend to create a new tracking stock structure for our company that highlights the unique operations and financial aspects of our businesses and assets and provides greater investor choice.

The FNFV Group would initially consist of our equity interests in certain portfolio companies, including our interests in Remy, ABRH, J. Alexander’s, Ceridian, Stillwater Insurance Group, Cascade Timberlands LLC, Fidelity Newport Holdings LLC, Triple Tree Holdings LLC, Wine Direct, Inc., Fidelity National Timber Resources, Inc., Fidelity National Environmental Solutions, LLC, Imaging, Northern California Mortgage Fund and Digital Insurance. In addition, we anticipate that the FNFV Group would have attributed to it $100 million in cash and approximately $476 million of indebtedness, which would include a $100 million line of credit from the FNF Group at our current borrowing rate (LIBOR + 175 basis points) plus 100 basis points and debt obligations of the businesses that are included in the FNFV Group of approximately $376 million. The $100 million in cash and the $100 million line of credit will be used solely for investment purposes. From time to time, the FNF Group may also provide additional loans to the FNFV Group to cover corporate expenses and working capital. All add-on investments in existing portfolio companies and any new portfolio company investments would be funded and managed by the FNFV Group.

The percentage of total revenues, net income, total assets and total liabilities of our company, as of December 31, 3013, that we intend to attribute to the FNFV Group are as follows:

Total Revenues	Net Income	Total Assets	Total Liabilities
31%	(8)%	25%	19%

The FNFV Group would focus primarily on our business investments other than our core title insurance, real estate, technology and mortgage related businesses. Our strategy for the FNFV Group following the recapitalization will be to continue our activities with respect to such business investments to achieve superior financial performance, maximize and ultimately monetize the value of those assets and to continue to pursue similar investments in businesses and to grow and achieve superior financial performance with respect to such newly acquired businesses.

The FNF Group would initially consist of our businesses that provide (i) insurance, technology and transaction services to the real estate and mortgage industries (including our title insurance underwriters, Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Alamo Title Company and National Title Insurance of New York) and (ii) mortgage technology solutions and transaction services (such services being provided primarily through our majority-owned subsidiaries, BKFS and ServiceLink). Also attributed to the FNF Group would be approximately $431 million in cash on hand and approximately $3,001 million of indebtedness.

The percentage of total revenues, net income, total assets and total liabilities of our company, as of December 31, 2013, that we intend to attribute to the FNF Group are as follows:

Total Revenues	Net Income	Total Assets	Total Liabilities
69%	108%	75%	81%

The FNF Group would focus primarily on our FNF core operations, which include our title insurance and mortgage technology solutions, as well as our transaction services. Our strategy for this group following the recapitalization would be to continue to maximize operating profits of our title insurance business and integrate and grow our ServiceLink and BKFS businesses. Cash flow attributable to the FNF Group is expected to be used to reinvest in our core real estate, technology and mortgage related businesses, repay debt, pay dividends and repurchase stock.

A more complete description of the businesses and assets to be attributed to the FNF Group and the FNFV Group can be found in Annex A of this proxy statement/prospectus.

In determining the allocation of cash and debt between the FNF Group and the FNFV Group, our board of directors took into consideration the liquidity needs of the businesses, assets and liabilities attributed to each group as well as the origin of the respective debt obligations of FNF. Upon the formation of the FNFV Group, the FNF Group intends to provide to the FNFV Group $100 million in cash and a $100 million line of credit at our current borrowing rate (LIBOR + 175 basis points) plus 100 basis points. The $100 million in cash and the $100 million line of credit will be used solely for investment purposes. The debt obligations attributed to the FNFV Group at the time of the recapitalization would also consist of the debt obligations of the businesses that are included in the FNFV Group and are approximately $376 million. The cash not attributed to the FNFV Group would be attributed to the FNF Group. The debt obligations attributed to the FNF Group at the time of the recapitalization would consist of all of Fidelity National Financial, Inc.’s direct debt obligations as well as those of other subsidiaries included in the FNF Group and is approximately $3,001 million.

We expect that both groups would include in the future other businesses, assets and liabilities that are complementary or related to the businesses and assets attributed to that group as our board of directors may determine. In addition, we may acquire and attribute to either group other businesses, assets and liabilities which are consistent with the focus or strategy of that group or which have financial or other attributes that fit well within a group. In cases where a business or an asset may fit into both groups, our board of directors will have discretion to determine to which group that business or asset should be attributed. We expect that in making such decision, our board of directors will consider not only whether the business or asset is principally related to those in a particular group but also which group has the financing capability and managerial expertise to best capitalize on the opportunities presented by the acquisition (in the case of a newly acquired business). Our board of directors may change the focus or strategy of any group, in its sole discretion, at any time.

Background and Reasons for the Recapitalization Proposals

Our management and board of directors regularly look for opportunities to maximize profitability in all of our businesses and continue to strive to create as much value as possible for our stockholders.

On December 10, 2013, we announced that we had retained J.P. Morgan Securities LLC (J.P. Morgan) to work with our management to identify and evaluate potential alternatives for our portfolio company investments to both monetize and maximize the value of our portfolio investments for the benefit of our stockholders.

Between December 10, 2013 and January 28, 2014, our management and J.P. Morgan reviewed and analyzed alternatives with respect to our portfolio company investments, including the issuance of a tracking stock, spin-offs, sales and other potential strategic alternatives. As part of this analysis, our management determined that the issuance of a tracking stock would provide stockholders with greater transparency and likely could lead to enhanced value with respect to our real estate, mortgage and technology businesses, as well as our portfolio company investments.

On January 28, 2014, our board of directors met to discuss, among other things, alternatives with respect to our portfolio company investments, including the issuance of a tracking stock, spin-offs, sales and other potential strategic alternatives. At the meeting, J.P. Morgan gave a presentation to our board of directors that provided, among other things, an overview of the tracking stock structure whereby our Old FNF common stock would be reclassified into two new tracking stocks. One of these new tracking stocks would be intended to track and reflect the economic performance of the businesses and assets that would be attributed to the FNF Group, while the other would be intended to track and reflect the economic performance of the FNFV Group. During the presentation, J.P. Morgan also provided a summary of tracking stock structuring considerations, including, without limitation, which assets and liabilities would be part of each new tracking stock, implementation considerations, the impact such structure would have on the strategic mortgage servicing business trading dynamics and financial reporting considerations. Following the J.P. Morgan presentation, our board of directors discussed the potential implementation of a tracking stock structure in detail and approved a plan to create a tracking stock for certain of our portfolio company investments and authorized management to undertake further investigation and work on the tracking stock.

On March 31, 2014 our board of directors determined that the implementation of a tracking stock structure and the recapitalization would be in the best interests of our company and our stockholders, unanimously approved the Recapitalization Proposals and resolved to recommend that our stockholders vote in favor of the Recapitalization Proposals.

Positive Aspects of the Recapitalization Proposals

In arriving at its determination and recommendation, our board of directors, with the assistance of management and advisors, considered, among other things, the following:

•	Greater transparency for investors. The reclassification of our existing common stock into two new tracking stocks and the attribution of our businesses, assets and liabilities between the FNF Group and the FNFV Group will provide greater transparency to the market around our separate strategies for our core title insurance, real estate, technology and mortgage related businesses and our portfolio company investments. The recapitalization should provide the investment community with greater clarity both with respect to the inherent value of our portfolio company investments and the cash earnings capabilities of our core title insurance, real estate, technology and mortgage services businesses. We believe this increased transparency should encourage greater market recognition of the value of all of our businesses and assets and enhance stockholder value.

•	Enables market-based valuation of FNFV Group. The creation of the FNFV common stock will permit investors and research analysts to review separate information about our portfolio company investments attributed to the FNFV Group and separately value the FNFV Group. This should encourage investors and analysts to focus more attention on the FNFV Group and result in greater market recognition of the value of the FNFV Group.

•	Enhances long-term monetization of FNFV Group. We believe the creation of the FNFV common stock will provide us greater flexibility to execute on our strategies for our portfolio company investments attributed to the FNFV Group. This will allow us to avoid the inefficiencies of prematurely exiting certain of our portfolio company investments and, instead, allow us to monetize those investments over time.

•	Advantages of doing business under common ownership. The implementation of the tracking stock structure will enable us to capitalize on the value of the FNFV Group (and each of its underlying portfolio companies as long as they remain part of the FNFV Group) while preserving the financial, tax, operational, strategic and other benefits of doing business as a single consolidated company. By remaining a single consolidated company, the FNF Group and the FNFV Group will continue to enjoy certain synergies between the businesses of each group through cost savings in corporate overhead and economies of scale in purchasing and other expenses. Further benefits of remaining a single consolidated company include filing a single consolidated tax return, maintaining a single credit agreement for the entire company, thereby increasing flexibility in financing all parts of the business, and the strategic, financial and other benefits of shared managerial experience.

•	Increased stockholder choice. Companies typically implement tracking stock structures in situations where the company has two or more businesses that have distinctly different investor profiles. The creation of the FNF common stock and FNFV common stock will allow our investors the choice to invest in either one class or both classes of our common stock, depending on their particular investment objectives. Likewise, implementing the tracking stock structure will allow our investors to invest only in FNF common stock, which will be more of a pure-play stock focused on our title insurance, real estate, technology and mortgage related businesses.

•	Management incentives. We believe that the tracking stock structure will allow us to provide more effective management incentive and retention programs that more closely address the objectives and goals of each group. In particular, it will allow us to issue stock-based compensation and other incentive awards to employees of each group that are tied more directly to the performance of the businesses attributed to a particular group.

•	Preserves capital structure flexibility. The creation of a tracking stock structure retains future restructuring flexibility by preserving our ability to undertake future asset segmentation and capital restructurings, such as spin-offs and split-offs. In addition, our restated charter will preserve the ability of our board of directors to modify our capital structure by unwinding the tracking stock structure.

•	Implementation of the recapitalization will not be taxable. We expect that the implementation of the recapitalization will not be taxable for U.S. federal income tax purposes to us or to our stockholders (except with respect to the receipt by our stockholders of any cash in lieu of fractional shares of FNF common stock and/or FNFV common stock).

Potential Negative Aspects of the Recapitalization Proposals

Our board of directors, with the assistance of management and advisors, also evaluated the potential negative aspects of the Tracking Stock Proposal, including the following:

•	Uncertainty of market valuation. There can be no assurance as to the degree to which the market price of the FNF common stock and the FNFV common stock will reflect the separate economic performance of the businesses, assets and liabilities attributed to the FNF Group and the FNFV Group, respectively, or whether the combined market prices of the FNF common stock and the FNFV common stock will exceed the market price of the Old FNF common stock. In addition, we cannot predict how the tracking stock structure will be perceived by the market, the impact of the tracking stock structure on the market price of the Old FNF common stock prior to the annual meeting or whether the effectuation of the recapitalization will increase our aggregate market capitalization.

•	Complex capital structure. The tracking stock structure will result in a complex capital structure with two classes of common stock which creates additional reporting requirements with respect to each group. This may create confusion among market participants when attempting to value the tracking stock and result in such stock trading at a discount to the fair market value of their attributed assets and liabilities.

•	Expansion of the board of directors’ responsibilities. The tracking stock structure will expand our board of directors’ responsibilities to oversee the interests of two classes of tracking stock which may conflict at times.

•	Potential management conflict of interest. Certain executive officers of the FNF Group will also serve as executive officers of the FNFV Group. This could create, or appear to create, potential conflicts of interest when these individuals consider decisions that could have different implications for the FNF Group and/or the FNFV Group. For example, there may be the potential for a conflict of interest when management evaluates certain corporate opportunities that may be suitable for either group.

•	Creation of potential diverging or conflicting interests. The tracking stock structure may create potential diverging or conflicting interests between the holders of FNF common stock and the holders of FNFV common stock and our board of directors may face complex issues in resolving any conflicts. For example, such conflicts may include whether or not to pay dividends on FNF common stock of FNFV common stock or whether and when to approve the movement of assets between the two groups.

•	Potential adverse tax consequences. The tax treatment of the recapitalization is subject to some uncertainty, and it is possible that the IRS could successfully assert that the recapitalization is taxable to the holders of the Old FNF common stock and/or to us. If the IRS were successful in such a claim, we and/or holders of the Old FNF common stock may experience material adverse tax consequences.

•	Ability of board of directors to change policies and reattribute assets may depress market price. The ability of our board of directors to change our current management and allocation policies, reattribute assets between tracking stock groups or convert either tracking stock into stock of the other tracking stock group without the prior approval of or, in some cases, prior notice to our stockholders may depress the market price of the FNF common stock and the FNFV common stock. Tracking stocks may also trade at a discount due to the uncertainty created as a result of the flexibility vested in the board of directors to take any of these actions, as investors have no guarantee that the businesses attributed to the stocks in which they invest will remain the same over time.

Our board of directors determined that the positive aspects of the Recapitalization Proposals outweighed the negative aspects and concluded that the Recapitalization Proposals are in the best interest of our company and our stockholders. In light of the number and variety of factors that our board of directors considered, our board of directors believes it is not practicable to assign relative weights to the factors discussed above, and accordingly, our board of directors did not do so.

Management and Allocation Policies

We have established management and allocation policies for purposes of attributing all of our businesses and operations to either the FNF Group or the FNFV Group, and allocating between those two groups other items (such as debt, corporate overhead, taxes, corporate opportunities and other charges and obligations) in a manner we deem reasonable after taking into account all material factors.

As a general principle, we expect that all material matters in which holders of our FNF common stock and FNFV common stock may have divergent interests will continue to be generally resolved in a manner that is in the best interests of our company and all of our stockholders after giving fair consideration to the interests of the holders of each tracking stock, as well as such other or different factors considered relevant by our board of directors (or any committee of the board of directors authorized for this purpose, including the executive committee of the board of directors).

Policies Subject to Change Without Stockholder Approval

Set forth below are the management and allocation policies we expect to be effective upon the filing of the restated charter, in which the FNF common stock and the FNFV common stock are issued. Stockholder approval of these policies is not being sought in connection with the recapitalization.

Our board of directors may, without stockholder approval, modify, change, rescind or create exceptions to these policies, or adopt additional policies. Such actions could have different effects on holders of FNF common stock and FNFV common stock. Our board of directors will make any such decision in accordance with its good faith business judgment that such decision is in the best interests of our company and the best interests of all of our stockholders as a whole.

Any such modifications, changes, rescissions, exceptions or additional policies will be binding and conclusive unless otherwise determined by our board of directors. We will notify our stockholders of any material modification, change or exception made to these policies, any rescission of these policies and the adoption of any material additions to these policies through the filing of a Current Report on Form 8-K within four business days after the modification, change, exception or addition is made. However, we will not notify our stockholders of any modification, change, exception, rescission or addition to these policies if we determine that it is not material to the holders of our FNF common stock, on the one hand, or the holders of our FNFV common stock, on the other hand, in each case with such holders taken together as a whole.

Attribution

The FNFV Group would initially consist of our equity interests in Remy, ABRH, J. Alexander’s, Ceridian, Stillwater Insurance Group, Cascade Timberlands LLC, Fidelity Newport Holdings LLC, Triple Tree Holdings LLC, Wine Direct, Inc., Fidelity National Timber Resources, Inc., Fidelity National Environmental Solutions, LLC, Imaging, Northern California Mortgage Fund and Digital Insurance. In addition, we anticipate that the FNFV Group would have attributed to it $100 million in cash and approximately $476 million of indebtedness, which would include a $100 million line of credit from the FNF Group at our current borrowing rate (LIBOR + 175 basis points) plus 100 basis points and debt obligations of the businesses that are included in the FNFV Group of approximately $376 million. The $100 million in cash and the $100 million line of credit will be used solely for investment purposes. From time to time, the FNF Group may also provide additional loans to the FNFV Group to cover corporate expenses and working capital. The FNFV Group would be primarily focused on the maximization of the value of these investments and investing in new business opportunities.

The FNF Group would initially consist of our businesses that provide (i) insurance, technology and transaction services to the real estate and mortgage industries (including our title insurance underwriters, Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Alamo Title Company and National Title Insurance of New York) and (ii) mortgage technology solutions and transaction services (which includes BKFS and ServiceLink). Also attributed to the FNF Group would be approximately $431 million in cash on hand and approximately $3,001 million of indebtedness. The FNF Group would be primarily focused on our core title insurance, real estate, technology and mortgage related businesses.

Our board of directors currently contemplates that businesses, assets and liabilities acquired following the recapitalization would be attributed to one of the two groups principally based upon how strongly they complement or relate to the focus or strategy of that group.

Fiduciary and Management Responsibilities

Because the FNF Group and the FNFV Group will be parts of a single company, our directors and officers will have the same fiduciary duties to stockholders of our company as a whole (and not to an individual tracking stock group). Under Delaware law, a director or officer may be deemed to have satisfied his or her fiduciary duties to our company and its stockholders if that person is independent and disinterested with respect to the action taken, is adequately informed with respect to the action taken and acts in good faith taking into account the interests of all of our stockholders as a whole. Our board of directors and chief executive officer or president, in establishing and applying policies with regard to intra-company matters such as business transactions between the two groups and allocation of assets, liabilities, debt, corporate overhead, taxes, interest, corporate opportunities and other matters, will consider various factors and information which could benefit or cause relative detriment to the stockholders of the respective groups and will seek to make determinations which are in our company’s best interests and the best interests of our stockholders as a whole. If and when there are conflicting interests between the FNF Group and the FNFV Group, our directors will use good faith business judgment to resolve such conflicts in the best interests of our company and our stockholders as a whole.

Dividend Policy

Our current dividend policy anticipates the payment of quarterly dividends in the future with respect to FNF common stock and no payment of regular quarterly dividends on FNFV common stock. The declaration and payment of dividends will be at the discretion of our board of directors or a committee thereof and will be dependent upon our future earnings, financial condition and capital requirements. The FNF Group and the FNFV Group each will be permitted to pay dividends on their corresponding stock, in each case, out of the lesser of FNF’s assets legally available for the payment of dividends under Delaware law and such group’s Available Dividend Amount (defined generally as the excess of the total assets less the total liabilities of such group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of such group’s corresponding common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the existing group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). Additionally, there are limits on the ability of certain subsidiaries to pay dividends to us. Our ability to declare dividends is subject to restrictions under our existing credit agreement. We do not believe the restrictions contained in our credit agreement will, in the foreseeable future, adversely affect our ability to pay cash dividends at the current dividend rate.

Financing Activities

General. We will manage most of our financial activities on a centralized basis. These activities include the investment of surplus cash, the issuance and repayment of short-term and long-term debt and the issuance and repurchase of any preferred stock.

If we change the attribution of cash or other property from one group to the other group, we will account for such change as a short term loan unless our board of directors or a committee thereof determines that a given change in attribution should be accounted for as a long-term loan, an inter-group interest, as a reduction of an inter-group interest or as a transfer in exchange for cash or other assets. See “—Inter-Group Loans” and “—Inter-Group Interests” below.

Our board of directors or a committee thereof will make these determinations, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors our directors may consider in making this determination include:

•	the financing needs and objectives of the receiving group;

•	the investment objectives of the transferring group;

•	the current and projected capital structure of each group;

•	the relative levels of internally generated funds of each group; and

•	the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

Our board of directors or a committee thereof will make all changes in the attribution of material assets from one group to the other on a fair value basis, as determined by the board of directors. For accounting purposes, all such assets will be deemed reattributed at their carryover basis. To the extent that this amount is different than the fair value of the inter-group loan or inter-group interest created in the transaction, this difference will be recorded as an adjustment to the group equity. No gain or loss will be recognized in the statement of operations information for the groups due to the related party nature of such transactions.

Inter-Group Loans. If one group makes a loan to the other group, our board of directors or a committee thereof will determine the terms of the loan, including the rate at which it will bear interest. Our board of directors or a committee thereof will determine the terms of any inter-group loans, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors our directors may consider in making this determination include:

•	our company’s needs;

•	the use of proceeds and creditworthiness of the receiving group;

•	the capital expenditure plans of and the investment opportunities available to each group; and

•	the availability, cost and time associated with alternative financing sources.

If an inter-group loan is made, we intend to account for the loan based on its stated terms, and the resulting activity, such as interest amounts, will be recorded in the separate group financial results to be included in our consolidated financial statements but will be eliminated in preparing our consolidated financial statement balances.

Inter-Group Interests. An inter-group interest is a quasi-equity interest that one group is deemed to hold in the other group. Inter-group interests are not represented by outstanding shares of common stock, rather they have an attributed value which is generally stated in terms of a number of shares of stock issuable to one group with respect to an inter-group interest in the other group.

An inter-group interest in a group will be created when cash or property is reattributed from one group to the other group and the board of directors or a committee thereof determines that the reattribution will not be treated as an inter-group loan or as a transfer in exchange for cash or other assets. Inter-group interests may also be created in the discretion of the board of directors or a committee thereof for certain other transactions, such as when funds of one group are used to effect an acquisition made on behalf of the other group. Additionally, inter-group interests once created are subject to adjustment for subsequent events. For instance, if the FNFV Group holds an inter-group interest in the FNF Group at the time of a reattribution of cash or property by the FNF Group to the FNFV Group, FNF’s board of directors or a committee thereof may choose to reduce the FNFV Group’s inter-group interest in the FNF Group rather than create an inter-group interest in the FNFV Group in favor of the FNF Group. Certain extraordinary actions that may be taken under our restated charter may also cause an increase or decrease in one group’s inter-group interest in the other group. More information regarding inter-group interests is contained in the definitions of “Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest” and “Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest” in Article IV, Section A.2(i) of our restated charter.

If an inter-group interest is created, we intend to account for this interest in a manner similar to the equity method of accounting whereby the group holding the inter-group interest would record its proportionate share of such other group’s net income or loss. Appropriate eliminating entries would be made in preparing our consolidated financial statement balances.

Equity Issuance and Repurchases and Dividends. We will reflect all financial effects of issuances and repurchases of shares relating to either group in our own attributed financial information. We will reflect financial effects of dividends or other distributions on, and purchases of, shares relating to either group in our own attributed financial information.

Inter-Group Contracts

The terms of all current and future material transactions, relationships and other matters between the groups, including those as to which the groups may have potentially divergent interests, will be determined in a manner considered by our board of directors to be in our company’s best interests and the best interests of our stockholders as a whole.

Review of Corporate Opportunities

In cases where a material corporate opportunity may appropriately be viewed as one that could be pursued by more than one group, our board of directors or a committee thereof may, independently or at the request of management, review the allocation of that corporate opportunity to one of, or between, such groups. In accordance with Delaware law, our board of directors will make its determination with regard to the allocation of any such opportunity and the benefit of such opportunity in accordance with their good faith business judgment of our company’s best interests and the best interests of our stockholders as a whole. Among the factors that our board of directors may consider in making this allocation is:

•	whether a particular corporate opportunity is principally related or complementary to the business focus or strategy of the FNF Group or the FNFV Group;

•	whether one group, because of operational expertise, will be better positioned to undertake the corporate opportunity than the other group;

•	existing contractual agreements and restrictions; and

•	the financial resources and capital structure of each group.

Financial Statements; Allocation Matters

We will present consolidated financial statements in accordance with generally accepted accounting principles in the U.S., consistently applied. We will also provide consolidating financial statement information that will show the attribution of our assets, revenue and expenses to each of the FNF Group and the FNFV Group.

Consolidating financial statement information will also include attributed portions of our debt, interest, corporate overhead and costs of administrative shared services and taxes. We will make these allocations for the purpose of preparing such information; however, holders of FNF common stock and FNFV common stock will continue to be subject to all of the risks associated with an investment in our company and all of our company’s businesses, assets and liabilities.

In addition to allocating debt and interest as described above, we have adopted certain expense allocation policies, each of which will be reflected in the attributed financial information of the FNF Group and the FNFV Group. In general, corporate overhead will be allocated to each group based upon the use of services by that group where practicable. Corporate overhead primarily includes costs of personnel and employee benefits, legal, accounting and auditing, insurance, investor relations and stockholder services and services related to FNF’s board of directors. We will allocate in a similar manner a portion of costs of administrative shared services, such as information technology services. Where determinations based on use alone are not practical, we will use other methods and criteria that we believe are equitable and that provide a reasonable estimate of the cost attributable to each group.

Taxes

General Policies. Taxes and tax benefits will be attributed among the groups in accordance with the tax sharing policies described below.

These tax sharing policies may differ from the manner in which taxes and tax benefits of each group are reflected in our financial statements. For financial statement purposes, taxes and tax benefits attributable to each group generally will be accounted for in a manner similar to a stand-alone company basis in accordance with GAAP. Any differences between the tax sharing policies described below and the taxes and tax benefits of each of our business units reported in the financial statements will be reflected in the attributed net assets of the groups for financial statement purposes.

In general, any tax or tax item (including any tax item arising from a disposition) attributable to an asset, liability or other interest of a group will be attributed to that group in the reasonable discretion of our board of directors or a committee thereof. Tax items that are attributable to a group that are carried forward or back and used as a tax benefit in another tax year will be attributed to that group.

To the extent that any taxes or tax benefits are determined on a basis that includes the assets, liabilities or other tax items of more than one group, such taxes and tax benefits will be attributed to each group based upon its contribution to such tax liability (or benefit) and, in the case of income taxes, principally based on the taxable income (or loss), tax credits and other tax items directly related to each group. Such attributions will reflect each group’s contribution, whether positive or negative, to our taxable income (or loss), tax liabilities and tax credit position. Consistent with the general policies described above, tax benefits that cannot be used by a group generating such benefits, but can be used to reduce the tax liability of another group, will be credited to the group that generated such benefits, and a corresponding amount will be charged to the group utilizing such benefits. As a result, under this tax sharing policy, the amount of taxes attributed to a group or the amount credited to a group for tax benefits may not necessarily be the same as that which would have been payable or received by the group had that group filed separate tax returns.

Several Liability for Consolidated Taxes. Notwithstanding these tax sharing policies, under U.S. treasury regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, each member of our affiliated group for U.S. federal income tax purposes (whether or not such member is attributed to the FNF Group or the FNFV Group) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of our affiliated group.

Description of FNF Common Stock and FNFV Common Stock Under Our Restated Charter and Comparison to Old FNF Common Stock Under Our Current Charter

The following is a description of (i) the terms of the Old FNF common stock under our current charter and (ii) the terms of the FNF common stock and FNFV common stock under our restated charter, including a comparison of such terms. The following discussion is qualified by reference to the full text of our restated charter, which is included as Annex C to this proxy statement/prospectus.

Old FNF Common Stock Under Our Current Charter	FNF Common Stock Under Our Restated Charter	FNFV Common Stock Under Our Restated Charter
Authorized Capital Stock

FNF is authorized to issue up to 600 million shares of Old FNF Class A Common Stock. See Article IV, Section 4.1 of the current charter.	FNF is authorized to issue up to 487 million shares of FNF common stock. See Article IV, Section A.1 of Annex C.	FNF is authorized to issue up to 113 million shares of FNFV common stock. See Article IV, Section A.1 of Annex C.

Dividends and Securities Distributions

The current charter does not discuss dividends and securities distributions.

FNF is permitted to pay dividends on FNF common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the “FNF Group Available Dividend Amount” (defined generally as the excess of the total assets less the total liabilities of the FNF Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of FNF common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the existing FNF Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). See Article IV, Section A.2.(c)(i) of Annex C.

FNF is permitted to make (i) share distributions of FNF common stock to holders of FNF common stock, on an equal per

FNF is permitted to pay dividends on FNFV common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the “FNFV Group Available Dividend Amount” (defined generally as the excess of the total assets less the total liabilities of the FNFV Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of FNFV common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the FNFV Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). See Article IV, Section A.2.(c)(ii) of Annex C. FNF is permitted to make (i) share distributions of FNFV common stock to holders FNFV common stock, on an equal per share basis; and (ii) share distributions of any other class of FNF’s securities or the securities of any other person to holders FNFV common stock, on an

Old FNF Common Stock Under Our Current Charter	FNF Common Stock Under Our Restated Charter	FNFV Common Stock Under Our Restated Charter

	share basis; and (ii) share distributions of any other class of FNF’s securities or the securities of any other person to holders of FNF common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d)(i) of Annex C.	equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d)(ii) of Annex C.

Conversion at Option of Issuer

The current charter does not discuss conversion rights at the option of FNF.	FNF can convert each share of FNF common stock into a number of shares of the FNFV common stock at a ratio that provides FNF stockholders with the applicable Conversion Premium to which they are entitled. See Article IV, Section A.2.(b)(ii) of Annex C.	FNF can convert each share of FNFV common stock into a number of shares of the FNF common stock at a ratio that provides FNFV stockholders with the applicable Conversion Premium to which they are entitled. See Article IV, Section A.2.(b)(i) of Annex C.

Optional Redemption for Stock of a Subsidiary

The current charter does not discuss optional redemption rights for stock of a subsidiary.

FNF may redeem outstanding shares of FNF common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the FNF Group (and may or may not hold assets and liabilities attributed to the FNFV Group), provided that its board of directors seeks and receives the approval to such redemption of holders of FNF common stock, voting together as a separate class. See Article IV, Section A.2.(e)(i) of Annex C.

If FNF were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the FNFV Group, shares of FNFV common stock

FNF may redeem outstanding shares of FNFV common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the FNFV Group (and may or may not hold assets and liabilities attributed to the FNF Group), provided that its board of directors seeks and receives the approval to such redemption of holders of FNFV common stock, voting together as a separate class. See Article IV, Section A.2.(f)(i) of Annex C.

If FNF were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the FNF Group, shares of FNF common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the

Old FNF Common Stock Under Our Current Charter	FNF Common Stock Under Our Restated Charter	FNFV Common Stock Under Our Restated Charter

	would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of FNF common stock described above as well as the separate class vote of the holders of FNFV common stock. See Article IV, Section A.2.(e)(i) of Annex C.	voting rights of the holders of FNFV common stock described above as well as the separate class vote of the holders of FNF common stock. See Article IV, Section A.2.(f)(i) of Annex C.

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets
The current charter does not discuss mandatory dividends, redemptions or conversion rights resulting from a disposition of all or substantially all of FNF’s assets.

If FNF disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the FNF Group, it is required to choose one of the following four alternatives, unless its board of directors obtains approval of the holders of FNF common stock to not take such action or the disposition qualifies under a specified exemption (in which case FNF will not be required to take any of the following actions):

•   pay a dividend to holders of FNF common stock out of the available net proceeds of such disposition; or

•   if there are legally sufficient assets and the FNF Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the FNF Group, redeem all outstanding shares of FNF common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves

If FNF disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the FNFV Group, it is required to choose one of the following four alternatives, unless its board of directors obtains approval of the holders of FNFV common stock to not take such action or the disposition qualifies under a specified exemption (in which case FNF will not be required to take any of the following actions):

•   pay a dividend to holders of FNFV common stock out of the available net proceeds of such disposition; or

•   if there are legally sufficient assets and the FNFV Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the FNFV Group, redeem all outstanding shares of FNFV common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the FNFV Group, redeem a portion of the outstanding shares of FNFV common stock in

Old FNF Common Stock Under Our Current Charter	FNF Common Stock Under Our Restated Charter	FNFV Common Stock Under Our Restated Charter

substantially all (but not all) of the properties and assets of the FNF Group, redeem a portion of the outstanding shares of FNF common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

•   convert each outstanding share of FNF common stock into a number of shares of FNFV common stock based on the relative trading prices of the FNF common stock and the FNFV common stock over the 10-trading day period preceding the date on which the board of directors determines to effect any such conversion; or

•   combine a conversion of a portion of the outstanding shares of FNF common stock into a number of shares of FNFV common stock with either the payment of a dividend on or a redemption of shares of FNF common stock, subject to certain limitations. See Article IV, Section A.2.(e)(ii) of Annex C.

exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

•   convert each outstanding share of FNFV common stock into a number of shares of FNF common stock based on the relative trading prices of the FNFV common stock and the FNF common stock over the 10-trading day period preceding the date on which the board of directors determines to effect any such conversion; or

•   combine a conversion of a portion of the outstanding shares of FNFV common stock into a number of shares of FNF common stock with either the payment of a dividend on or a redemption of shares of FNFV common stock, subject to certain limitations. See Article IV, Section A.2.(f)(ii) of Annex C.

Voting Rights

Holders of Old FNF common stock are entitled to one vote for each share of such stock held. See Article IV, Section 4.3 of our current charter.

Holders of Old FNF common stock will vote as one class on all matters that are submitted to a vote of its stockholders unless otherwise expressly required by the terms of the current charter or Delaware law. See Article IV, Section 4.3 of our current charter.

Holders of FNF common stock are entitled to one vote for each share of such stock held. See Article IV, Section A.2.(a) of Annex C.

Holders of FNF common stock will vote as one class with holders of FNFV common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the terms of the current charter or Delaware law. In connection with certain

Holders FNFV common stock are entitled to one vote for each share of such stock held. See Article IV, Section A.2.(a) of Annex C.

Holders of FNFV common stock will vote as one class with holders of FNF common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the terms of the current charter or Delaware law. In connection with certain dispositions of FNFV Group assets as described above, the FNF board

Old FNF Common Stock Under Our Current Charter	FNF Common Stock Under Our Restated Charter	FNFV Common Stock Under Our Restated Charter

dispositions of FNF Group assets as described above, the FNF board of directors may determine to seek approval of the holders of FNF common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the restated charter. See Article IV, Section A.2.(a)(ii)(A) of Annex C.

FNF may not redeem outstanding shares of FNF common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the FNF Group unless its board of directors seeks and receives the approval to such redemption of holders of FNF common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the FNFV Group, the approval of holders of FNFV common stock to the corresponding FNFV common stock redemption, with each affected group voting as a separate class. See Article IV, Section A.2.(a)(iii)(A) of Annex C.

of directors may determine to seek approval of the holders of FNFV common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the restated charter. See Article IV, Section A.2.(a)(ii)(B) of Annex C.

FNF may not redeem outstanding shares of FNFV common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the FNFV Group unless its board of directors seeks and receives the approval to such redemption of holders of FNFV common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the FNF Group, the approval of holders of FNF common stock to the corresponding FNF common stock redemption, with each affected group voting as a separate class. See Article IV, Section A.2.(a)(iii)(B) of Annex C.

Inter-Group Interest

The current charter does not discuss inter-group interests.

Under our restated charter, from time to time, the FNF board of directors may determine to create an inter-group interest in the FNFV Group in favor of the FNF Group, or vice versa, subject to the terms of the restated charter.

If the FNFV Group has an inter-group interest in the FNF Group at such time as any extraordinary action is taken with respect to the FNF common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a

Under our restated charter, from time to time, the FNF board of directors may determine to create an inter-group interest in the FNF Group in favor of the FNFV Group, or vice versa, subject to the terms of the restated charter.

If the FNF Group has an inter-group interest in the FNFV Group at such time as any extraordinary action is taken with respect to the FNFV common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or

Old FNF Common Stock Under Our Current Charter	FNF Common Stock Under Our Restated Charter	FNFV Common Stock Under Our Restated Charter

disposition of all or substantially all of the FNF Group’s assets), the FNF board of directors will consider what actions are required, or permitted, to be taken under the charter with respect to the FNFV Group’s inter-group interest in the FNF Group. For example, in some instances, the FNF board of directors may determine that a portion of the aggregate consideration that is available for distribution to holders of FNF common stock must be allocated to the FNFV Group to compensate the FNFV Group on a pro rata basis for its interest in the FNF Group.

Similarly, if the FNF Group has an inter-group interest in the FNFV Group at such time as any extraordinary action is taken with respect to the FNFV common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the FNFV Group’s assets), the FNF board of directors will consider what actions are required, or permitted, to be taken under the charter with respect to the FNF Group’s inter-group interest in the FNFV Group.

All such determinations made by the board of directors will be made in accordance with the restated charter and applicable Delaware law.

Neither the FNF Group, nor the FNFV Group will have any inter-group interest in the other upon the effectiveness of the restated charter.

substantially all of the FNFV Group’s assets), the FNF board of directors will consider what actions are required, or permitted, to be taken under the current charter with respect to the FNF Group’s inter-group interest in the FNFV Group. For example, in some instances, the FNF board of directors may determine that a portion of the aggregate consideration that is available for distribution to holders of FNFV common stock must be allocated to the FNF Group to compensate the FNF Group on a pro rata basis for its interest in the FNFV Group.

Similarly, if the FNFV Group has an inter-group interest in the FNF Group at such time as any extraordinary action is taken with respect to the FNF common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the FNF Group’s assets), the FNF board of directors will consider what actions are required, or permitted, to be taken under the current charter with respect to the FNFV Group’s inter-group interest in the FNF Group.

All such determinations made by the board of directors will be made in accordance with the restated charter and applicable Delaware law.

Neither the FNF Group, nor the FNFV Group will have any inter-group interest in the other upon the effectiveness of the restated charter.

Old FNF Common Stock Under Our Current Charter	FNF Common Stock Under Our Restated Charter	FNFV Common Stock Under Our Restated Charter
Liquidation

The current charter does not discuss the rights of holders of Old FNF common stock in the event of FNF’s liquidation, dissolution or winding up.

Upon FNF’s liquidation, dissolution or winding up, holders of shares of FNF common stock will be entitled to receive in respect of such stock their proportionate interests in FNF’s assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(g)(i) of Annex C.

Each share of FNF common stock will be entitled to one liquidation unit. See Article IV, Section A.2.(g)(ii)(A) of Annex C.

Upon FNF’s liquidation, dissolution or winding up, holders of shares of FNFV common stock will be entitled to receive in respect of such stock their proportionate interests in FNF’s assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(g)(i) of Annex C.

Each share of FNFV common stock will be entitled to a number of liquidation units equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the average of the daily volume weighted average prices of the FNFV common stock over the 10-trading day (with a “trading day” defined as each day on which the share of common stock is traded on the New York Stock Exchange) period commencing on (and including) the first trading day on which the FNFV common stock trades in the “regular way” market, by (y) the average of the daily volume weighted average prices of the FNF common stock over the 10-trading day period referenced in clause (x). See Article IV, Section A.2.(g)(ii)(B) of Annex C.

Other Provisions of the Restated Charter

The restated charter will also contain the following terms. The following terms and provisions of the restated charter are substantially similar to the corresponding terms and provisions of the current charter.

Authorized Share Capital

FNF is authorized to issue up to 650,000,000 shares of capital stock, which will be divided into the following two classes: (i) 600,000,000 shares of common stock, and (ii) 50,000,000 shares of preferred stock (which class is issuable as described below). The difference between the aggregate number of shares of capital stock under the restated charter and the current charter is that the capital structure of FNF under the restated charter includes the number of authorized shares of FNFV common stock.

Preferred Stock

The restated charter authorizes the FNF board of directors to establish one or more classes or series of preferred stock and to determine, with respect to any class or series of preferred stock, the terms and rights of the class or series, including:

•	the designation and title of the class or series;

•	the number of authorized shares constituting the class or series, which number may not be below the number of shares of such class or series of preferred stock then outstanding;

•	the voting powers of the class or series, whether full or limited, or no voting powers; and

•	such powers, preferences and relative, participating optional or other special rights and such qualification, limitations or restrictions of the class or series.

FNF believes that the ability of its board of directors to authorize the issuance of one or more class or series of preferred stock will provide flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs which might arise. The authorized shares of FNF’s preferred stock will be available for issuance without further action by its stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which FNF securities may be listed or traded.

Although FNF has no intention at the present time of doing so, it could issue a class or series of preferred stock that could, depending on the terms of such class or series, impede the completion of a merger, tender offer or other takeover attempt. FNF’s board of directors will make any determination to issue such shares based upon its judgment as to the best interests of its stockholders. FNF’s board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of its board of directors, including a tender offer or other transaction that some, or a majority, of its stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Board of Directors

The restated charter provides that the number of FNF’s directors will not be less than one nor more than 14 and the exact number will be determined from time to time by a resolution of its board of directors. The members of the FNF board of directors, other than those who may be elected by holders of any class or series of preferred stock, will be divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of the Class I directors of FNF will expire at the annual meeting of stockholders in 2015. The term of office of Class II directors of FNF will expire at the annual meeting of stockholders in 2016. The term of office of Class III directors of FNF will expire at the annual meeting of stockholders in 2014.

At each annual meeting of stockholders, the successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. The directors of each class will hold office until the annual meeting for the year in which their term expires and their respective successors are elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal from office.

The restated charter provides that, subject to the rights of the holders of any shares of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of a majority of the outstanding capital stock of FNF entitled to vote generally in the election of directors, voting together as a single class.

The restated charter provides that, subject to the rights of the holders of any shares of preferred stock, vacancies on its board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the number of directors on its board of directors, will be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director so elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director’s successor will have been elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal from office.

These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of FNF’s board of directors by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of FNF’s board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of FNF.

Limitation on Liability and Indemnification

To the fullest extent permitted by Delaware law, FNF’s directors are not personally liable to it or any of its stockholders for monetary damages for breaches of fiduciary duties while serving as a director. In addition, FNF indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of FNF or by reason of the fact that such director or officer, at the request of FNF, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Shareowner Action by Written Consent; Special Meetings

Actions required or permitted to be taken by the stockholders of FNF at an annual or special meeting of the stockholders may be effected without a meeting by the written consent of a sufficient number of stockholders to authorize or take such action, so long such action is taken in accordance with the provisions of Article IX of the restated charter or by the holders of any class or series of preferred stock issued pursuant to Article IV of the restated charter, if the terms of such class or series of preferred stock expressly provide for such action by Consent. Except as otherwise required by law or provided by resolutions adopted by the board of directors designating the rights, powers and preferences of any preferred stock, special meetings may only be called by a majority vote of the board of directors, the Chairman of the board of directors or the Chief Executive Officer of FNF.

Amendments

The restated charter provides that, subject to the rights of the holders of any shares of its preferred stock, the affirmative vote of the holders of a majority of the outstanding shares of FNF common stock entitled to vote thereon, voting together as a single class, is required to adopt, amend or repeal any provision of the restated charter or to add or insert any provision in the restated charter.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an “interested stockholder.” An “interested stockholder” for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors, (2) the interested stockholder acquired at least 85% of the aggregate voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of 66 2/3% of the aggregate voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. FNF is subject to Section 203.

Accounting Treatment

The recapitalization, if completed, would not cause any accounting related adjustments. On a prospective basis, we will disclose earnings per share information for each of the FNF Group and the FNFV Group based on the earnings attributable to each group and the weighted average shares (both outstanding and on a fully diluted basis) of each group.

No Appraisal Rights

Under the DGCL, holders of Old FNF common stock will not have appraisal rights in connection with the recapitalization.

Stock Exchange Listings

We intend to apply to list the FNFV common stock on the New York Stock Exchange under the symbol “FNFV.” The FNF common stock will trade on the New York Stock Exchange under the symbol “FNF.”

Stock Transfer Agent and Registrar

Continental Stock Transfer & Trust Company is the transfer agent and registrar for all of our common stock.

Vote and Recommendation of the Board of Directors

Each of the Recapitalization Proposals requires the affirmative vote of the holders of at least a majority of the outstanding shares of Old FNF common stock entitled to vote thereon.

The FNF board of directors has unanimously approved the Tracking Stock Proposal, the Reclassification Proposal, the Optional Conversion Proposal and the Group Disposition Proposal, and believes that the adoption of each of the Recapitalization Proposals is in the best interests of FNF and its stockholders. Accordingly, FNF’s board of directors recommends that the stockholders vote “FOR” each of the Recapitalization Proposals.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences to you of the recapitalization and is the opinion of KPMG insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. This opinion is included as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. The opinion of KPMG is conditioned upon the accuracy of the statements, representations, covenants, and assumptions upon which the opinion is based and is subject to the conditions, limitations, and qualifications referenced below and in the opinion.

This discussion is based on the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, and interpretations of the foregoing, changes to any of which subsequent to the date of this proxy statement/prospectus may affect the tax consequences described herein. In particular, changes in the Code or applicable Treasury Regulations could adversely affect the U.S. federal income tax treatment of stock with characteristics similar to the FNF common stock and the FNFV common stock. Any future legislation, Treasury Regulation, or other guidance could be enacted or promulgated so as to apply retroactively to the recapitalization. Any such changes could materially affect the continuing validity of this discussion.

This discussion addresses only those of you who hold your shares of Old FNF common stock and will, after the recapitalization, hold your shares of FNF common stock and shares of FNFV common stock as capital assets within the meaning of Section 1221 of the Code. We have included this discussion for general information only. This discussion is limited to the U.S. federal income tax consequences of the recapitalization and does not address all potential tax consequences that may be relevant to you in light of your particular circumstances. Further, this discussion does not address holders of Old FNF common stock who are subject to special treatment under U.S. federal income tax laws, such as:

•	tax-exempt entities;

•	S corporations and other pass-through entities and owners thereof;

•	entities taxable as a partnership for U.S. federal income tax purposes and owners thereof;

•	insurance companies and other financial institutions;

•	mutual funds, real estate investment trusts, and pension plans;

•	dealers in stocks and securities;

•	traders or investors in our common stock who elect the mark-to-market method of accounting for such stock;

•	stockholders who received our common stock from the exercise of employee stock options or otherwise as compensation;

•	stockholders who hold our common stock in a tax-qualified retirement plan, individual retirement account or other qualified savings account;

•	stockholders who hold their shares of our common stock as part of a hedge, straddle, or a constructive sale or conversion transaction or other risk reduction or integrated investment transaction;

•	certain United States expatriates; and

•	Non-U.S. Holders.

As used in this section, a ‘‘Non-U.S. Holder’’ is a beneficial owner of Old FNF common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion also does not address the effect of any state, local or foreign tax laws that may apply or the application of the U.S. federal estate and gift tax or the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences of the recapitalization to current holders of option, warrants or other rights to acquire shares of our stock.

If a partnership or other pass-through entity is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the entity will depend, in part, upon the status of the partner or other owner and the activities of the partnership or other entity. Any partner in a partnership or owner of a pass-through entity holding shares of our common stock should consult its own tax advisor.

You should consult your tax advisor regarding the application of the U.S. federal income tax laws to your particular situation, as well as the applicability of any U.S. federal estate and gift, state, local or foreign tax laws to which you may be subject.

Tax Implications of the Recapitalization

For U.S. federal income tax purposes:

•	the recapitalization will be treated as a reorganization within the meaning of Section 368(a) of the Code;

•	the FNF common stock and the FNFV common stock will be treated as stock of our company for U.S. federal income tax purposes;

•	no gain or loss will be recognized by us as a result of the recapitalization;

•	except with respect to cash received in lieu of fractional shares of FNF common stock and/or FNFV common stock, holders of Old FNF common stock will not recognize income, gain or loss as a result of the recapitalization;

•	the FNF common stock and the FNFV common stock will not constitute Section 306 stock within the meaning of Section 306(c) of the Code;

•	your aggregate tax basis in your FNF common stock and FNFV common stock immediately after the recapitalization (including any fractional share deemed received) will be the same as your aggregate tax basis in your Old FNF common stock immediately prior to the recapitalization, and will be allocated between your FNF common stock and FNFV common stock (including any fractional share deemed received) based on the relative fair market value of the FNF common stock and FNFV common stock immediately after the recapitalization; and

•	the holding period of the FNF common stock and the FNFV common stock held by you immediately after the recapitalization will include the holding period of your Old FNF common stock.

FNF stockholders that have acquired different blocks of their Old FNF common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate basis among, and their holding period of, shares of FNF common stock and shares of FNFV common stock held immediately after the recapitalization.

If you receive cash in lieu of fractional shares of FNF common stock and/or FNFV common stock, you will be treated as having received such fractional shares in the recapitalization and then as having sold such fractional shares for the cash received. This sale will generally result in the recognition of gain or loss for U.S. federal income tax purposes, measured by the difference between the amount of cash received for such fractional shares and your tax basis in such fractional shares (determined as described above), which gain or loss will be capital gain or loss.

You must keep a permanent record of facts relating to the recapitalization and may be required to file with your U.S. federal income tax return for the taxable year in which the recapitalization occurs a statement setting forth certain facts relating to the recapitalization.

No IRS Ruling Will Be Requested

We have not sought any ruling from the IRS, and do not intend to seek any ruling, relating to the recapitalization. The IRS has announced that it will not issue advance rulings on the characterization of stock similar to the FNF common stock and the FNFV common stock.

Opinions of advisors are not binding on the IRS and the conclusions expressed in the opinion of KPMG could be challenged by the IRS. In addition, there are no Code provisions, Treasury Regulations, court decisions, or published rulings of the IRS directly addressing the characterization of stock with characteristics similar to the FNF common stock or the FNFV common stock. Therefore, the tax treatment of the recapitalization is not entirely certain and it is possible that the IRS could successfully assert that the recapitalization could be taxable to you and/or us.

If the FNF common stock or the FNFV common stock, or a combination thereof represents property other than stock of our company (Other Property), the receipt of FNF common stock and/or the receipt of FNFV common stock, or some combination thereof by you might be treated as a fully taxable dividend in an amount equal to the fair market value of such stock constituting Other Property (subject, in the case of stockholders that are corporations, to any applicable dividends received deduction) or might be treated as a distribution in complete liquidation of our company, in which case you would recognize gain or loss with respect to your shares of Old FNF common stock held immediately prior to the recapitalization. Furthermore, we or our subsidiaries could recognize a significant taxable gain as a result of the recapitalization in an amount equal to the excess of the fair market value of such stock constituting Other Property over its federal income tax basis to us or our subsidiaries allocable to such Other Property. The cash for payment of such taxes would be drawn from the FNF Group and the FNFV Group in accordance with the management and allocation policies described under “The Recapitalization Proposals—Management and Allocation Policies.” In addition, we may no longer be able to file a consolidated U.S. federal income tax return which includes eligible entities attributed to both the FNF Group and the FNFV Group. These tax liabilities, if they arise, would be likely to have a material adverse effect on us and each group.

In addition to the foregoing, there is a risk that the IRS could successfully assert that the FNF common stock or the FNFV common stock is Section 306 stock, within the meaning of Section 306(c) of the Code. Stock will be Section 306 stock if, among other requirements, it is stock that is “not common stock” within the meaning of Section 306(c)(1)(B) of the Code. The IRS has ruled that stock is other than common stock, for this purpose, if the stock does not participate in corporate growth to any significant extent. There are no Code provisions, Treasury Regulations, court decisions, or published rulings of the IRS directly addressing whether stock with characteristics similar to the FNF common stock and the FNFV common stock would constitute Section 306 stock. While KPMG is opining that the FNF common stock and the FNFV common stock will not constitute Section 306 stock, there is a risk that the IRS or a court would reach a contrary result. If any of our stock were determined to be Section 306 stock, you could be required to recognize ordinary income on the subsequent sale or exchange of such stock treated as Section 306 stock, or dividend income on any redemption of such stock treated as Section 306 stock, without regard to your basis in such stock and under certain circumstances you would not be permitted to recognize any loss on such disposition.

Information Reporting and Backup Withholding

In general, information reporting to the IRS and backup withholding may apply to your receipt of cash in lieu of fractional shares of FNF common stock and FNFV common stock. Backup withholding may apply to “reportable payments” if you fail to provide a correct taxpayer identification number and certain other information or fail to provide a certification of exempt status. You are not subject to backup withholding if you certify under penalties of perjury on IRS Form W-9 or a proper substitute form (1) as to the correctness of your taxpayer identification number or (2) that you are a corporation or fall within certain other exempt categories; and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability provided the required information is furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.

THE ANNUAL BUSINESS MATTERS PROPOSALS

Election of Directors Proposal

Our charter and bylaws (the Bylaws) provide that our board of directors shall consist of at least one and no more than fourteen directors. Our directors are divided into three classes. The board of directors determines the number of directors within these limits. The term of office of only one class of directors expires in each year. The directors elected at this annual meeting will hold office for a term of three years or until their successors are elected and qualified. The current number of directors is ten.

At this annual meeting, the following persons, each of whom is a current Class III director of FNF, have been nominated to stand for election to the board of directors for a three-year term expiring in 2017:

William P. Foley, II

Douglas K. Ammerman

Thomas M. Hagerty

Peter O. Shea, Jr.

Certain biographical information for the nominees for Class III director, as well as our incumbent Class I and Class II directors, is below.

Nominees for Class III Directors—Term Expiring 2017

Name	Position with FNF	Age (1)	Director Since
William P. Foley, II	Executive Chairman of the board of directors Chairman of the Executive Committee	69	1984 (2)

Douglas K. Ammerman	Director Chairman of the Audit Committee	62	2005 (2)

Thomas M. Hagerty	Director Member of the Executive Committee	51	2005 (2)

Peter O. Shea, Jr.	Director Member of the Corporate Governance and Nominating Committee	47	2006 (2)

(1)	As of April 1, 2014.
(2)	Includes the period of time during which the director served as a director of FNF’s predecessor company.

William P. Foley, II. William P. Foley, II has served as FNF’s Executive Chairman since October 2006 and, prior to that, as Chairman of the board of directors since 1984. Mr. Foley also served as FNF’s Chief Executive

Officer from 1984 until May 2007. Mr. Foley also served as FNF’s President from 1984 until December 1994. Effective March 2012, Mr. Foley became the Vice Chairman of the board of directors of FIS; prior to that he served as Executive Chairman from February 2006 through February 2011 and as non-executive Chairman from February 2011 to March 30, 2012. Mr. Foley served as the Chairman of the board of directors of LPS from July 2008 until March 2009, and, within the past five years, has served as a director of Florida Rock Industries, Inc. Mr. Foley also serves as Chairman of the board of directors of Remy, as well as BKFS and ServiceLink. Mr. Foley also serves on the board of directors of the Foley Family Charitable Foundation and the Cummer Museum of Arts and Gardens. Mr. Foley is Chairman, CEO and President of Foley Family Wines Holdings, Inc., which is the holding company of numerous vineyards and wineries located in the U.S. and in New Zealand.

Mr. Foley’s qualifications to serve on the FNF board of directors include his 30 years as a director and executive officer of FNF, his experience as a board member and executive officer of public and private companies in a wide variety of industries, and his strong track record of building and maintaining stockholder value and successfully negotiating and implementing mergers and acquisitions.

Douglas K. Ammerman. Douglas K. Ammerman has served as a director of FNF since July 2005. Mr. Ammerman is a retired partner of KPMG, where he became a partner in 1984. Mr. Ammerman formally retired from KPMG in 2002. He serves as a director of William Lyon Homes, Inc., El Pollo Loco, Inc., Stantec and Remy International, Inc. Within the past five years, Mr. Ammerman also has served as a director of Quiksilver, Inc.

Mr. Ammerman’s qualifications to serve on the FNF board of directors include his financial and accounting background and expertise, including his 18 years as a partner with KPMG and his experience as a director on the boards of directors of other companies.

Thomas M. Hagerty. Thomas M. Hagerty has served as a director of FNF since 2005. Mr. Hagerty is a Managing Director of Thomas H. Lee Partners, L.P. and has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since 1988. Mr. Hagerty also serves as a director of MGIC Investment Corp., MoneyGram International, Inc., Ceridian Holding LLC, FIS, FirstBancorp, and serves on the boards of several private companies, including BKFS and ServiceLink.

Mr. Hagerty’s qualifications to serve on the FNF board of directors include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of Thomas H. Lee Partners, L.P., a leading private equity firm, and his experience in enhancing value at such companies, along with his expertise in corporate finance.

Peter O. Shea, Jr. Peter O. Shea, Jr. has served as a director of FNF since April 2006. Mr. Shea is the President and Chief Executive Officer of J.F. Shea Co., Inc., a private company with operations in home building, commercial property development and management and heavy civil construction. Prior to his service as President and Chief Executive Officer, he served as Chief Operating Officer of J.F. Shea Co., Inc.

Mr. Shea’s qualifications to serve on the FNF board of directors include his experience in managing multiple and diverse operating companies and his knowledge of the real estate industry, particularly as President and Chief Executive Officer of J.F. Shea Co., Inc.

Incumbent Class I Directors—Term Expiring 2015

Name	Position with FNF	Age (1)	Since
Frank P. Willey	Vice Chairman of the board of directors	60	1984	(2)

Willie D. Davis	Director Member of the Audit Committee	79	2003	(2)

John D. Rood	Director	57	1992	(2)

(1)	As of April 1, 2014.
(2)	Includes the period of time during which the director served as a director of FNF’s predecessor company.

Frank P. Willey. Mr. Willey is the Vice Chairman of the FNF board of directors and has been a director since 1984. Mr. Willey is a partner with the law firm of Hennelly & Grossfeld, LLP. He served as FNF’s President from January 1, 1995 through March 20, 2000. Prior to that, he served as an Executive Vice President and General Counsel of FNF until December 31, 1994. Mr. Willey also serves as a director of PennyMac Mortgage Investment Trust, and within the last five years, served as a director of CKE Restaurants, Inc. and Fisher Communications, Inc.

Mr. Willey’s qualifications to serve on the FNF board of directors include his 30 years as a director and/or executive officer of FNF and his experience and knowledge of the real estate and title industry.

Willie D. Davis. Willie D. Davis has served as a director of FNF since 2003. Mr. Davis has served as the President and as a director of All-Pro Broadcasting, Inc., a holding company that operates several radio stations, since 1976. Mr. Davis also serves on the board of directors of MGM Mirage, Inc., and, within the past five years, has served as a director of Sara Lee Corporation, Dow Chemical Company, Alliance Bank, Johnson Controls, Inc., Manpower, Inc., and Checkers Drive-In Restaurants, Inc. Mr. Davis formerly served on the board of directors of MGM Resorts, Inc.

Mr. Davis’s qualifications to serve on the FNF board of directors include his years of business experience as an executive officer and/or board member of public and private companies, his experience in financial and accounting matters and his knowledge of corporate governance matters.

John D. Rood. John D. Rood is the founder and Chairman of The Vestcor Companies, Inc., a real estate firm with 30 years of experience in multifamily development and investment. Mr. Rood also serves on the boards of BKFS and ServiceLink. From 2004 through 2007, Mr. Rood served as the United States Ambassador to the Commonwealth of the Bahamas. Mr. Rood serves on several private boards, and formerly served on the board of directors of Alico, Inc. He was appointed by Governor Jeb Bush to serve on the Florida Fish and Wildlife Conservation Commission, where he served until 2004, and was appointed by Governor Charlie Crist to the Florida Board of Governors which oversees the State of Florida University System, where he served until 2013.

Mr. Rood’s qualifications to serve on the FNF board of directors include his experience in the real estate industry, his leadership experience as a United States Ambassador, and his experience as a director on boards of both public and private companies.

Incumbent Class II Directors—Term Expiring 2016

Name	Position with FNF	Age (1)	Since
Daniel D. (Ron) Lane	Director	79	1989	(2)
	Chairman of the Compensation Committee Member of the Audit Committee

Richard N. Massey	Lead Director Chairman of the Corporate Governance and Nominating Committee Member of the Compensation Committee	58	2006	(2)

Cary H. Thompson	Director	57	1992	(2)
	Member of the Compensation Committee and the Executive Committee

(1)	As of April 1, 2014.
(2)	Includes the period of time during which the director served as a director of FNF’s predecessor company.

Daniel D. (Ron) Lane. Daniel D. (Ron) Lane has served as a director of FNF since 1989. Since February 1983, Mr. Lane has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a corporation that comprises several community development and home building partnerships, all of which are headquartered in Newport Beach, California. Mr. Lane also served as a director of FIS from February 2006 to July 2008, of LPS from July 2008 to March 2009, and of CKE Restaurants, Inc. from 1993 through 2010.

Mr. Lane’s qualifications to serve on the FNF board of directors include his extensive experience in and knowledge of the real estate industry, particularly as Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., his financial literacy and his experience as a member of the boards of directors of other companies.

Richard N. Massey. Richard N. Massey has served as a director of FNF since February 2006. Mr. Massey has been a partner of Westrock Capital, LLC, a private investment partnership, since January 2009. Mr. Massey was Chief Strategy Officer and General Counsel of Alltel Corporation from January 2006 to January 2009. From 2000 until 2006, Mr. Massey served as Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Mr. Massey also serves as a director of FIS, BKFS, and ServiceLink, as Chairman of the board of directors of First Federal Bancshares of Arkansas, Inc., and as a director of Oxford American Literary Project, a non-profit literary publication, and the Arkansas Razorback Foundation.

Mr. Massey’s qualifications to serve on the FNF board of directors include his experience in corporate finance and investment banking and as a financial and legal advisor to public and private businesses, as well as his expertise in identifying, negotiating and consummating mergers and acquisitions.

Cary H. Thompson. Cary H. Thompson has served as a director of FNF since 1992. Mr. Thompson currently is Vice Chairman of Global Corporate and Investment Banking, Bank of America Merrill Lynch, having joined that firm in May 2008. From 1999 to May 2008, Mr. Thompson was Senior Managing Director and Head of West Coast Investment Banking at Bear Stearns & Co., Inc. Mr. Thompson also serves on the board of directors of SonicWall Corporation, BKFS and ServiceLink. He served as a director of FIS from February 2006 to July 2008 and as a director of LPS from July 2008 to March 2009.

Mr. Thompson’s qualifications to serve on the FNF board of directors include his experience in corporate finance and investment banking, his knowledge of financial markets and his expertise in negotiating and consummating financial transactions.

Vote and Recommendation of the Board of Directors

FNF’s board of directors believes that each of the nominees, including William P. Foley, II, Douglas K. Ammerman, Thomas M. Hagerty and Peter O. Shea, Jr., will stand for election and will serve if elected as a director. Each director nominee must receive a plurality of votes of the shares of Old FNF common stock entitled to vote and present in person or represented by proxy at the annual meeting. FNF’s board of directors recommends that the stockholders vote “FOR” the election of each of the listed nominees.

Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, we are asking our stockholders to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement/prospectus pursuant to Item 402 of Regulation S-K.

We currently hold our say-on-pay vote every year. More than 97% of the votes cast at our 2013 stockholders’ meeting approved our “say-on-pay” proposal. Our approach and process to executive compensation ensures a strong link between pay and company performance and a sound design of our compensation program, and strong executive compensation practices and governance. As discussed in the “Compensation Discussion and Analysis and Executive and Director Compensation” section of this proxy statement/prospectus, the board of directors and the compensation committee of the board of directors (the compensation committee) believe that our current executive compensation program directly links the compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our stockholders. Our compensation philosophy is described in detail in the “Compensation Discussion and Analysis and Executive and Director Compensation” section of this proxy statement/prospectus.

Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

“RESOLVED, that FNF’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in FNF’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section of the 2014 proxy statement, the 2013 Summary Compensation Table and the other related tables and disclosure.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement/prospectus in accordance with the compensation disclosure rules of the SEC. Approval of this resolution requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting. However, as this is an advisory vote, the results will not be binding on FNF, the board of directors or the compensation committee, and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our compensation committee and the board of directors, although the compensation committee and the board of directors will consider the outcome of this vote when making compensation decisions.

Vote and Recommendation of the Board of Directors

The Say on Pay Proposal requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting. FNF’s board of directors recommends that the stockholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement/prospectus.

The FNF Employee Stock Purchase Plan Proposal

FNF has maintained employee stock purchase plans for many years. Our current employee stock purchase plan (the Current ESPP) became effective on October 1, 2013. The Current ESPP allows employees to accumulate funds, through payroll deductions, which are then used to purchase shares of our company’s common stock on the open market. The Current ESPP does not provide for a participant’s employing entity to match the funds that the employee accumulates under the plan. FNF’s board of directors has determined that it wishes to add employer matching provisions to the Current ESPP, and has adopted an amendment and restatement of the Current ESPP (the FNF ESPP), subject to stockholder approval at the annual meeting.

The following two key changes were made to the Current ESPP in the FNF ESPP:

•	A cash employer matching contribution feature was added to the plan. For most employees, matching contributions will be equal to one-third of the amount they contributed during the quarter that is one year earlier than the quarter for which the matching contribution is made. For officers, including our named executive officers, and for employees who have completed at least ten consecutive years of employment with us, the matching contribution will be one-half of the amount they contributed during the quarter that is one year earlier than the quarter for which the matching contribution is made. The matching contributions, together with the employee deferrals, are used to purchase shares of our common stock on the open market. Accordingly, this proposal creates no stockholder dilution.

•	We established a limit (15,000,000 shares) on the number of shares of our common stock that may be purchased on the open market pursuant to participant and matching contributions under the FNF ESPP. This limit does not represent a reserve of shares that we intend to issue under the FNF ESPP, as would be the case with a typical stock incentive plan. Rather, it represents the maximum number of shares that may be purchased in the open market with the participant and matching cash contributions made under the FNF ESPP. We will not directly issue any of our shares under the FNF ESPP. Instead, all shares purchased pursuant to the FNF ESPP will be purchased by a broker, on behalf of the participants, on the open market with cash contributed into the plan.

The FNF ESPP also includes non-substantive administrative and technical changes, including changes to conform other terms of the FNF ESPP to the key changes described above.

Description of the FNF ESPP

The FNF ESPP is intended to provide an incentive to attract and retain employees and to increase employee morale and investment in FNF by allowing employees to accumulate funds, through payroll deductions and employer matching contributions, which are then used to purchase shares of our company’s common stock on the open market. Participation in the FNF ESPP is voluntary. The FNF ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

The complete text of the FNF ESPP is set forth as Annex D hereto. The following is a summary of the material features of the FNF ESPP and is qualified in its entirety by reference to Annex D.

Effective Date and Duration

If approved by FNF’s stockholders, the FNF ESPP will become effective as of the date of the annual meeting. If the FNF ESPP is not approved by FNF’s stockholders, the amendment and restatement of the plan will not become effective and the Current ESPP will remain in effect as originally effective on October 1, 2013.

Amendment and Termination

Since future conditions affecting FNF cannot be anticipated or foreseen, the FNF ESPP may be amended or terminated by FNF’s board of directors at any time, provided that no such action may, without a participant’s consent, adversely affect any rights previously granted to such participant. No amendment that would require stockholder approval under NYSE listing standards or applicable law may become effective without stockholder approval.

Administration of the FNF ESPP

The FNF ESPP is administered by a committee appointed by FNF’s board of directors. If a committee has not been selected, FNF’s board of directors may serve as the committee until such time as the committee is selected. The committee has full power and authority to designate agents to carry out responsibilities relating to the FNF ESPP, to administer, interpret and construe the terms of the FNF ESPP, to answer all questions that may arise under the FNF ESPP, to establish rules and procedures for administering the FNF ESPP, and to perform such further acts as it may deem necessary or appropriate for the operation of the FNF ESPP. The committee’s actions and determinations under the FNF ESPP are conclusive and binding on all interested parties.

Shares Available for Purchase

Subject to adjustment as described below, the maximum number of shares of FNF’s common stock that may be purchased pursuant to participant contributions and matching contributions under the FNF ESPP on or after the amendment and restatement effective date is 15,000,000 shares.

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting our common stock, such adjustment will be made to the number and kind of shares that may be purchased pursuant to the FNF ESPP and the number and kind of shares held in each participant’s share account, as may be determined to be appropriate and equitable by the committee to prevent dilution or enlargement of rights.

Eligibility and Participation

Eligible employees include all employees of FNF and participating subsidiaries who are participants as of the amendment and restatement effective date of the FNF ESPP. Eligible employees also include all other employees of FNF and participating subsidiaries who are at least 18 years old and have completed 90 days of employment, as well as employees who were employed by an organization that is part of a corporate transaction if (1) such corporate transaction documents provide for such immediate eligibility or (2) the FNF ESPP administrator so decides. Based on our current number of employees, it is estimated that approximately 21,500 employees would be eligible to participate in the FNF ESPP.

Payroll Deductions

Participants may elect to contribute an amount between 3% and 15% of their base salary (or, for some employees, commission earnings up to $10,000 per month) into the FNF ESPP through payroll deduction. The amount of each employee’s contribution will be credited to his or her account. Participants may increase or decrease their rate of payroll deduction or suspend their participation in the FNF ESPP at any time.

Matching Contributions

At the end of each calendar quarter, FNF will make a matching contribution to the account of each participant who has been continuously employed by FNF or a participating subsidiary for the preceding year. For most employees, matching contributions will be equal to one-third of the amount contributed by the employee during the quarter that is one year earlier than the quarter for which the matching contribution is made. For officers of FNF and its participating subsidiaries and for employees who have completed at least ten consecutive years of employment with FNF, the matching contribution is equal to one-half of the amount contributed by the employee during the quarter that is one year earlier than the quarter for which the matching contribution is made, For purposes of determining years of employment with FNF, years of employment with an organization that was part of a corporate transaction with FNF if (1) such corporate transaction documents provided for such credit or (2) the FNF ESPP administrator so decides are counted as years of employment with FNF. For purposes of this plan, the term officer means chief executive officer, president, executive vice president, senior vice president, vice president, or assistant vice president, as determined by the FNF ESPP administrator.

Purchase of Stock

As soon as administratively practicable following the close of each payroll period or, with respect to matching contributions, the quarter end (in each case, the purchase date), the amount credited to a participant’s account will be transferred to a broker and used to purchase shares of FNF common stock on the open market. The purchase price of the shares is not discounted or subsidized by FNF. On March 28, 2014, the closing sale price of a share of Old FNF common stock was $31.14. Any balance remaining after the purchase will be carried forward and used to purchase additional shares of Old FNF common stock as of the next purchase date.

Shares purchased by participants under the FNF ESPP will be posted as soon as practicable after each purchase date to a share account established on behalf and in the name of each participant by the broker. Dividends on shares purchased and held in a participant’s share account will be credited to such participant’s share account and will be used to purchase additional shares of our common stock as of the next purchase date.

Certificates representing the shares purchased and held in a participant’s share account will be delivered to the participant upon his or her request. Alternatively, a participant may request the broker to sell on the participant’s behalf any or all of the shares of common stock held in his or her share account.

Termination of Employment

Upon a participant’s termination of employment, the participant will cease to be a participant in the FNF ESPP. Any cash contributed to the FNF ESPP for the participant which has not been used to purchase shares prior to such date of termination will be transferred to the participant’s share account. The broker will continue to maintain the participant’s share account on behalf of the participant; however, the participant’s share account will cease to be administered under or have any other affiliation with the FNF ESPP. As of the date of the participant’s termination of employment, the participant will be required to pay for any and all expenses and costs related to his or her share account.

Recapitalization Proposals

References in this “FNF Employee Stock Purchase Plan Proposal” section to “our common stock” should be read as references to the Old FNF common stock. If the Recapitalization Proposals are approved, the common stock applicable to the FNF ESPP would be the FNF common stock and an equitable anti-dilution adjustment would be made to the 15,000,000 share limit under the FNF ESPP to account for the dilutive effect of the Recapitalization Proposals on the FNF common stock.

New Plan Benefits

Except as described below, the benefits or amounts that might be received by employees in the future under the FNF ESPP are not determinable because the benefits depend upon, among other factors, the degree of participation by employees and the amount that each participating employee chooses to contribute. If the FNF ESPP is approved by stockholders, the matching feature in the FNF ESPP would apply to participant contributions made in calendar quarters ending June 30, 2013 (with the match occurring in July 2014), September 30, 2013 (with the match occurring in October 2014), December 31, 2013 (with the match occurring in January 2015), and March 31, 2014 (with the match occurring in April 2015). The table below shows the aggregate amount of such matching contributions that would be made to the individuals and groups noted in the table, based on participant contributions that were made during the calendar quarters described in the preceding sentence (assuming each participating employee satisfies the employment requirements in the plan). We estimated the number of shares that could be purchased with the matching contributions based on the closing price of a share of Old FNF common stock on March 28, 2014, which was $31.14. The actual number of shares purchased would depend on the price of a share of our common stock on the date the shares are purchased. Additional future matching contributions for calendar quarters beginning on or after April 1, 2014 are not determinable at this time, since the amount of the matching contribution depends on the total contributions made by the participants during the relevant calendar quarter. We have assumed for purposes of the following information that all participating employees would remain employed through the date the match would be made and, thus, would be eligible to receive the match.

Plan Benefits Table

Name and Position	Dollar Value($) (1)	Number of Shares (2)
Raymond R. Quirk Chief Executive Officer	37,000	1,188

Anthony J. Park Executive Vice President and Chief Financial Officer	32,567	1,046

William P. Foley, II Chairman of the Board	58,396	1,875

Brent B. Bickett President	41,287	1,326

Michael L. Gravelle Executive Vice President, General Counsel and Corporate Secretary	25,274	812

George P. Scanlon* Former Chief Executive Officer	—	—

All Current Executive Officers, as a Group	231,982	7,450

All Current Non-Employee Directors, as a Group	—	—

All Employees, Including All Current Officers who are not Executive Officers, as a Group	18,116,833	581,787

(1)	Represents the estimated amount of matching contributions that would be made under the FNF ESPP with respect to the periods described in the prior paragraph.
(2)	Represents the estimated number of shares of our common stock that could be purchased on the open market with the matching contributions, based upon a closing price of $31.14 per share of Old FNF common stock on March 28, 2014.
*	Effective December 7, 2013, Mr. Scanlon transitioned from the role of Chief Executive Officer and his employment with FNF ended.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences relating to participation in the FNF ESPP. This summary is based on FNF’s understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Participant contributions to the FNF ESPP will be made through payroll deductions on an after-tax basis. When a company matching contribution or other amount is credited to an account on a participant’s behalf, the participant will recognize ordinary income in an amount equal to the match and such additional credited amount. FNF will be required to report and withhold income and employment taxes (and pay our share of employment taxes) with respect to the ordinary income recognized by the participant. FNF is entitled to a federal income tax deduction equal to the ordinary income recognized by the participant.

Upon the purchase of shares of our common stock under the FNF ESPP, the participant will acquire a basis in the shares equal to the purchase price. Upon the participant’s subsequent sale or disposition of shares purchased under the FNF ESPP, the participant will recognize gain if the amount realized exceeds the participant’s basis in the shares or loss if the amount realized is less than the participant’s basis. The gain or loss will be treated as long-term or short-term capital gain depending on whether the shares were held for more than one year. A participant will also be taxed on any dividends paid on shares purchased under the FNF ESPP. Dividends paid in connection with such shares will be taxed as dividend income.

Vote and Recommendation of the Board of Directors

The FNF Employee Stock Purchase Plan Proposal requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting. FNF’s board of directors recommends that the stockholders vote “FOR” the approval of the amendment and restatement of the FNF 2013 Employee Stock Purchase Plan.

The Auditors Ratification Proposal

General Information About KPMG

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the audit committee of our board of directors (the audit committee) in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of FNF and our stockholders. If our stockholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

In choosing our independent registered public accounting firm, our audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the SEC rules on “Auditor Independence,” including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

Representatives of KPMG LLP are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The audit committee has appointed KPMG LLP to audit the consolidated financial statements of FNF for the 2014 fiscal year. KPMG LLP or its predecessors have continuously acted as the independent registered public accounting firm for FNF commencing with the fiscal year ended December 31, 1988.

For services rendered to us during or in connection with our years ended December 31, 2013 and 2012, we were billed the following fees by KPMG LLP:

	2013	2012
	(In thousands)
Audit Fees	$3,561	$4,326
Audit-Related Fees	488	750
Tax Fees	166	345
All Other Fees	—	—

Audit Fees. Audit fees consisted principally of fees for the audits, registration statements and other filings related to FNF’s 2013 and 2012 financial statements, and audits of FNF’s subsidiaries required for regulatory reporting purposes, including billings for out of pocket expenses incurred.

Audit-Related Fees. Audit-related fees in 2013 and 2012 consisted principally of fees for Service Organization Control Reports I audits and in both years included other non-recurring audits of subsidiaries.

Tax Fees. Tax fees for 2013 and 2012 consisted principally of fees for tax compliance, tax planning and tax advice.

All Other Services. FNF incurred no other fees in 2013 or 2012.

Approval of Accountants’ Services

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all audit and audit-related work and all non-audit work performed by KPMG is approved in advance by the audit committee, including the proposed fees for such work. Our pre-approval policy provides that, unless a type of service to be provided by KPMG has been generally pre-approved by the audit committee, it will require specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved maximum fee amounts also require pre-approval by the audit committee. Our pre-approval policy provides that specific pre-approval authority is delegated to our audit committee chairman, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee. Our audit committee chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting.

Vote and Recommendation of the Board of Directors

The proposal regarding the ratification of the appointment of KPMG as FNF’s independent auditors for the year ended December 31, 2014 requires the affirmative vote of at least a majority of the shares of Old FNF common stock present in person or represented by proxy and entitled to vote at the annual meeting. FNF’s board of directors recommends that the stockholders vote “FOR” the ratification of KPMG as FNF’s independent auditor for the 2014 fiscal year.

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The executive officers of FNF as of the date of this proxy statement/prospectus are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table.

Name	Position with FNF	Age
William P. Foley, II	Executive Chairman	69
Raymond R. Quirk	Chief Executive Officer	67
Brent B. Bickett	President	49
Anthony J. Park	Executive Vice President and Chief Financial Officer	47
Peter T. Sadowski	Executive Vice President and Chief Legal Officer	58
Michael L. Gravelle	Executive Vice President, General Counsel and Corporate Secretary	52

Raymond R. Quirk. Mr. Quirk has served as the Chief Executive Officer of FNF since December 2013, and prior to that, he had served as our President since April 2008. Previously, Mr. Quirk served as Co-President from May 2007 until April 2008, and as Co-Chief Operating Officer of FNF from October 2006 until May 2007. Mr. Quirk was appointed as President of FNF in 2002. Since joining FNF in 1985, Mr. Quirk has served in numerous executive and management positions, including Executive Vice President, Co-Chief Operating Officer and Division Manager and Regional Manager, with responsibilities for managing direct and agency operations nationally.

Brent B. Bickett. Mr. Bickett has served as our President since December 2013. Mr. Bickett has primary responsibility for managing FNF’s merger and acquisition activities, strategic initiatives, portfolio investments and investor relations group. Mr. Bickett joined FNF in 1999 and served as Executive Vice President, Corporate Finance of FNF from 2003 to 2013. Mr. Bickett also serves on Remy’s board of directors and Remy’s compensation committee.

Anthony J. Park. Mr. Park is the Executive Vice President and Chief Financial Officer of FNF and he has served in that position since October 2005. Prior to being appointed CFO of FNF, Mr. Park served as Controller and Assistant Controller of FNF from 1991 to 2000 and served as the Chief Accounting Officer of FNF from 2000 to 2005.

Peter T. Sadowski. Mr. Sadowski is the Executive Vice President and Chief Legal Officer of FNF and has served in that position since 2008. Prior to that, Mr. Sadowski served as Executive Vice President and General Counsel of FNF since 1999. Mr. Sadowski also is a member of the California Coastal Conservancy.

Michael L. Gravelle. Mr. Gravelle has served as the Executive Vice President, General Counsel and Corporate Secretary of FNF since January 2010 and served in the capacity of Executive Vice President, Legal since May 2006 and Corporate Secretary since April 2008. Mr. Gravelle joined FNF in 2003, serving as Senior Vice President. Mr. Gravelle joined a subsidiary of FNF in 1993, where he served as Vice President, General Counsel and Secretary beginning in 1996 and as Senior Vice President, General Counsel and Corporate Secretary beginning in 2000. Mr. Gravelle also served as Executive Vice President, Chief Legal Officer and Corporate Secretary of FIS from January 2010 through January 31, 2013, and has served as Senior Vice President, General Counsel and Corporate Secretary of Remy since February 2013.

COMPENSATION DISCUSSION AND ANALYSIS AND EXECUTIVE AND

DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis may contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

In this compensation discussion and analysis, we provide an overview of our approach to compensating our named executive officers in 2013, including the objectives of our compensation programs and the principles upon which our compensation programs and decisions are based. In 2013, our named executive officers were:

•	William P. Foley, II, our Executive Chairman of the Board;

•	Raymond R. Quirk, our Chief Executive Officer;

•	Brent B. Bickett, our President;

•	Anthony J. Park, our Executive Vice President and Chief Financial Officer;

•	Michael L. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary; and

•	George P. Scanlon, our former Chief Executive Officer;

Effective December 7, 2013, Mr. Scanlon transitioned from the role of Chief Executive Officer and his employment with FNF ended. Mr. Quirk became our Chief Executive Officer and Mr. Bickett became our President.

Executive Summary

FNF has a long, successful history of being the leading provider of title insurance, technology and transaction services to the real estate and mortgage industries (the FNF core operations). The FNF core operations have generated significant operating cash flows over time which has been used to make strategic investments as well as certain portfolio company investments intended to diversify the balance sheet and generate long term stockholder returns. In our FNF core operations we are a leader in market share, revenue, profit margin, and cash flows. The FNF core operations is mature and because of our leading market share position offers limited acquisition opportunities in the title insurance industry. The success of the FNF core operations has allowed FNF to be very successful in making portfolio company investments to further enhance stockholder value.

One of FNF’s first major successes with portfolio company investments came with the acquisition and formation of FIS. FIS was acquired by FNF in 2003. FIS was spun-off by FNF in 2006, and it became a publicly traded company. In connection with the spinoff, FNF distributed its FIS shares to FNF stockholders. If an FNF stockholder held the distributed FIS stock through December 31, 2013, it would have received a cumulative stockholder return of 169.4% on the FIS investment, significantly outperforming the total return for the S&P500 of 84.2%.

Over the past few years, FNF has been very successful with our investments in, and activities with respect to, the portfolio company investments (the portfolio company investments), which includes majority and minority investments in certain portfolio companies (including Remy, Ceridian, ABRH and J. Alexander’s) and has a net asset value of $1.2 billion. Net asset value of the portfolio company investments to be attributed to the FNFV Group represents the book value of all of the assets held by such portfolio company investments. Our Restaurant Group segment consists of the operations of American Blue Ribbon Holdings, LLC, which is the owner and operator of O’Charley’s, Ninety Nine Restaurants, Max & Erma’s, Village Inn and Baker’s Square, as well as J. Alexander’s, LLC, which includes J. Alexander’s and Stoney River Legendary Steaks.

Our portfolio company investments have made a substantial contribution to the overall success of FNF. In 2013, our portfolio company investments to be attributed to the FNFV Group generated 31% of our total revenue, helping FNF generate a total stockholder return of 41%. Through December 31, 2013, the realized and unrealized pre-tax gain from FNF’s investment in Remy and the Restaurant Group, as reflected in an annual third party valuation that we use for purposes of our Long-Term Investment Success Incentive Program, which is described in detail below in the Section titled “Long-Term Investment Success Incentive Program Relating to Portfolio Company Investments,” was $152.5 million and $242.9 million, respectively. The percentage returns for these investments are also impressive. Through December 31, 2013, Remy generated a return on investment of 43.9%, and the Restaurant Group generated a return on investment of 56.5%. (References to return on investment in this discussion are to that term as used in our Long-Term Investment Success Incentive Program, as described below.) In order to give our stockholders better insight into, and enhanced ability to separately track the performance of our FNF core operations and the portfolio company investments, in January 2014 our board approved a plan to create two separate tracking stocks for the FNF core operations and the portfolio company investments, as more thoroughly described in the Recapitalization Proposals above. The tracking stocks will create greater transparency and clarity with respect to separate economic performance of our core business and our portfolio company investments.

The history of the compensation programs for our named executive officers has generally aligned to drive performance within our FNF core operations and investment returns within our portfolio company investments. FNF has always utilized traditional elements of compensation that reflect our company’s overall success, particularly as it relates to our FNF core operations, including base salary, annual cash incentives, and long-term equity-based incentives (stock options and restricted stock), which we refer to in this discussion as “Traditional Compensation.” FNF has also utilized a program that focuses exclusively on the success of our portfolio company investments. Only executives who have a material influence on the success of our portfolio company investments participate in this program, and the degree of payout from this program solely depends on the return on investment with respect to certain of our portfolio company investments. By incenting these executives to ensure the success of our portfolio company investments, this program leads to better financial results for our investments, which, in turn, leads to better returns for our stockholders. The program structure is similar to incentive programs used by private equity firms, some of whom partner with FNF in our investments.

You will notice in the Summary Compensation Table and in a later discussion of the Long-Term Investment Success Incentive Program that four of the named executive officers earned substantial incentives under this program. The size of these incentives reflects the very successful performance of certain of our portfolio company investments during 2012 and 2013.

As a percentage of the aggregate total compensation paid for 2012 and 2013, the allocation of payments received by the named executive officers between Traditional Compensation and payments made under the Long-Term Investment Success Incentive Program for the performance periods that began on July 1, 2012 and January 1, 2013, and ended on December 31, 2013 are as follows:

•	Mr. Foley: 42.5% Traditional Compensation/57.5% Long-Term Cash Incentive Compensation

•	Mr. Bickett: 49.0% Traditional Compensation/51.0% Long-Term Cash Incentive Compensation

•	Mr. Gravelle: 68.8% Traditional Compensation/31.2% Long-Term Cash Incentive Compensation

•	Mr. Park: 60.5% Traditional Compensation/39.5% Long-Term Cash Incentive Compensation

These executives have had a significant influence on the long-term strategy and performance of the portfolio company investments, which is why a significant portion of their compensation is tied to the success of these investments. Mr. Foley, in particular, has been the architect of FNF’s acquisition and investment strategies over the years, with respect to both portfolio company investments and acquisitions of businesses within our core title insurance, real estate, technology and mortgage related businesses. We anticipate that a significant portion of Mr. Foley’s compensation will continue to be linked to the success of our portfolio company investments as well as our core business acquisition strategies.

As you read this Compensation Discussion and Analysis, please note that our 2013 compensation programs were essentially the same as the compensation programs used for 2012, which were approved by more than 97% of the votes cast on our 2013 “say on pay” proposal. A majority of the amounts earned under the Long-Term Investment Success Incentive Program for 2013 were earned over, and were based on, a performance period that began in 2012. However, because of the nature of the Long-Term Investment Success Incentive Program, we are required to report the full lump-sum incentive award paid under this program as 2013 compensation.

2013 Company Performance

FNF generated a significant return to stockholders for 2013. Based on stock price increase and dividends paid for 2013, we generated a 41% return to our stockholders for 2013. The significant stockholder return can be attributed to the success of managing the title business, our strategic investment strategy, and our portfolio company investment strategy. For the three-year period ended December 31, 2013, FNF generated a 150% return for stockholders, or an annual average rate of return of 37% over that three year period.

With respect to our title business, we came into 2013 facing a significant projected decline in mortgage originations and, according to the Mortgage Bankers Association, experienced a decline in residential refinance orders. Despite the challenging and unpredictable market outlook, we committed to taking the necessary actions to protect our margins and to maintain industry leadership in profitability. The title business experienced dramatic declines in refinance orders beginning in May 2013, and through disciplined expense management we were able to generate pretax profit margins in our title business of 13.7%, very similar to the 14.0% generate during 2012.

In 2013, we generated $651 million in pre-tax earnings on $8.57 billion in revenue in the aggregate. We also returned approximately $153 million to our stockholders in the form of dividends and repurchased 1.4 million shares of our common stock. In 2013, our stockholder return was approximately 41% and for the three-year period ended December 31, 2013, our stockholder return was approximately 150%.

2013 Executive Compensation

In 2013, as in 2012, we sought to create, through our performance-based incentive programs, a simple, understandable, and direct link between the performance of our FNF core operations and portfolio company investments and the compensation that our named executive officers earn. There were no significant differences between the performance-based incentive programs we provided in 2012 and 2013.

Our compensation programs, which emphasize pay for performance, are designed to help us accomplish our business objectives and to foster a high performance culture. Accordingly, certain components of our named executive officers’ 2013 compensation were tied directly to the achievement of pre-established, objectively determinable goals relating to key measures of our success: return on equity (ROE) relating to our FNF core operations, pre-tax margin relating to our title segment, increased values of our portfolio company investments, delivering return to our stockholders, and stock price.

Our strong performance in 2013 resulted in the compensation earned by our named executive officers under the FNF annual incentive plan paying out at maximum levels. In addition, certain of our named executive officers’ 2013 compensation was further tied to our business objectives through the Long-Term Investment Success Incentive Program that we implemented in September 2012 and is designed to motivate certain of our executives to help FNF maximize its return on certain of our portfolio company investments by aligning a portion of the executive’s long-term incentive compensation with the long term financial performance of certain portfolio company investments.

Our compensation programs are designed to attract high performing executives and to retain our key employees, as there is significant competition in our industry for talented managers. In addition, our compensation programs are designed and intended to reflect each named executive officer’s contribution to, and the results of, our two discreet businesses—our core title insurance, real estate, technology and mortgage related businesses and our portfolio company investments.

2013 Stockholder Vote On Executive Compensation

At our 2013 annual meeting of stockholders, as required by Section 14A of the Securities Exchange Act and Rule 14a-21(a) under the Securities Exchange Act, we held a non-binding advisory vote, also called a “say-on-pay” proposal, on the compensation of our named executive officers as disclosed in the 2013 proxy statement pursuant to Item 402 of Regulation S-K, and a majority of our stockholders approved our “say on pay” proposal, with over 97% of the votes cast in favor of the proposal. In subsequent meetings with our stockholders, no particular concerns were raised regarding our compensation structure. Our compensation committee considered the results of the 2013 say-on-pay vote, and based upon the stockholder support expressed through the vote and the absence of any significant concerns raised by our stockholders, retained our compensation structure, which focuses our named executive officers on achieving our business objectives and maximizing stockholder value.

2014 Stockholder Vote on Executive Compensation

Our Board of Directors recommends that stockholders vote to approve, on an advisory basis, the compensation paid to FNF’s named executive officers, as described in this proxy statement/prospectus, for reasons summarized in this Compensation Discussion and Analysis, which include a strong link between pay and company performance, the sound design of our compensation program, and our devotion to implementing best practices in executive compensation and governance.

Our Compensation Programs Support Our Company and Our Business Objectives

The primary goal of our executive compensation program is to drive continued growth and successful execution of our business objectives. We seek to achieve this goal by:

•	tying material portions of our named executive officers’ compensation to the performance of our FNF core operations and our portfolio company investments;

•	structuring our performance-based programs to focus our named executive officers on attaining key performance goals that are aligned with and support our key business objectives, which, in turn, are aimed at growing stockholder value;

•	recognizing our executives’ leadership abilities, scope of responsibilities, experience, effectiveness, and individual performance achievements; and

•	attracting, motivating, and retaining a highly qualified and effective global management team that can deliver superior performance and build stockholder value over the long term.

For 2013, our corporate performance measures were designed to incent our named executive officers to take actions necessary to generate growth in return on equity relating to our FNF core operations, pre-tax margin relating to our title segment, and the return on investment from our portfolio company investments. These performance measures are key components of our overall business plan and are highly transparent, objectively determinable and discussed with our board of directors and stockholders. In addition, our equity incentive program emphasizes future stockholder return as a long term measure of the success of our management team.

Significant Long-Term Stock Ownership Creates a Strong Tie to Our Stockholders

Our named executive officers and our Board of Directors maintain significant long-term investments in our company. Collectively, as reported in the table Security Ownership of Management and Directors beginning on page 36, they beneficially own 11,310,924 shares of our common stock and options to acquire an additional 4,703,122 shares of common stock, which in total is equal to 5.1% of FNF’s shares entitled to vote. The fact that our executives and directors hold such a large investment in our shares is part of our company culture and our compensation philosophy. Management’s sizable investment in our shares aligns their economic interests directly with the interests of our stockholders, and their wealth will rise and fall as our share price rises and falls. This promotes teamwork among our management team and strengthens the team’s focus on achieving long term results and increasing stockholder return.

We have formal stock ownership guidelines for all corporate officers, including our named executive officers, and members of our board of directors. The guidelines were established to encourage such individuals to hold a multiple of their base salary (or annual retainer) in our common stock and, thereby, align a significant portion of their own economic interests with those of our stockholders.

The guidelines call for the executive to reach the ownership multiple within five years. Shares of restricted stock and gain on stock options count toward meeting the guidelines. The guidelines, including those applicable to non-employee directors, are as follows:

Position	Minimum Aggregate Value
Executive Chairman of the Board	10 x base salary
Chief Executive Officer and President	5 x base salary
Other Officers	2 x base salary
Members of the Board	5 x annual retainer

Each of our named executive officers and non-employee directors, other than Mr. Rood, met these stock ownership guidelines as of December 31, 2013. Mr. Rood was elected to our board in 2013 and, in accordance with our stock ownership guidelines, has four more years to satisfy the guidelines. The ownership levels are shown in the Security Ownership of Management and Directors table beginning on page 36.

Hedging and Pledging Policy

In order to more closely align the interests of our directors and executive officers with those of our stockholders and to protect against inappropriate risk taking, we maintain a hedging and pledging policy which prohibits our executive officers and directors from engaging in hedging or monetization transactions with respect to our securities, engaging in short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct or holding FNF securities in margin accounts or pledging them as collateral for loans without our approval. The policy was originally effective in March 2013 with respect to future transactions.

Compensation Governance

While we strive to maintain a consistent approach to our executive compensation programs from year to year, we periodically review our compensation programs and make adjustments that are believed to be in the best interests of our company and our stockholders. As part of this process, we review compensation trends and consider what is thought to be current best practice with groups such as Institutional Stockholder Services (ISS) and Glass Lewis, and make changes in our compensation programs when we deem it appropriate, all with the goal of continually improving our approach to executive compensation.

Additionally, some of the other improvements made and actions taken in recent years by our compensation committee or full board of directors include the following:

•	with the approval of our stockholders in 2013, amending our Certificate of Incorporation to permit stockholder action by written consent upon a majority vote on terms and conditions that are fully transparent and give all stockholders equal rights;

•	with the approval of our stockholders in 2013, amending our Certificate of Incorporation to eliminate all supermajority voting provisions;

•	in 2013, lessening the number and amount of perquisites provided to our named executive officers;

•	setting a high ratio of performance-based compensation to total compensation, and a low ratio for fixed benefits/perquisites (non-performance-based compensation);

•	eliminating modified single-trigger severance provisions that provide for payments upon a voluntary termination of employment following a change in control;

•	eliminating excise tax gross ups;

•	adopting a policy to “clawback” any overpayments of incentive-based or share-based compensation that were attributable to restated financial results;

•	adding a performance-based vesting provision in restricted stock grants to our officers, including our named executive officers;

•	achieving a high level of disclosure transparency so that our stockholders have the ability to fully understand our executive compensation programs and the associated performance measures used under those programs;

•	using a thorough methodology for comparing our executive compensation to market practices;

•	requiring that any dividends or dividend equivalents on restricted stock and other awards, including performance based awards, be subject to the same underlying vesting requirements applicable to the awards—that is, no payment of dividends or dividend equivalents unless and until the award vests;

•	using a shorter expiration period for our stock options: we use a seven year expiration period for new grants rather than a ten year expiration period used by a majority of companies;

•	adopting a policy that annual grants of stock options and restricted stock will utilize a vesting schedule of not less than three years;

•	separating the positions of Chief Executive Officer and Chairman into two positions;

•	appointing an independent lead director to help manage the affairs of our board of directors;

•	completing a “risk assessment,” as required under the rules of the Securities and Exchange Commission;

•	using an independent compensation consultant who reports solely to our compensation committee, and who does not provide services other than executive compensation consulting;

•	significantly increasing the required executive stock ownership multiples, for example, the multiples were increased from five times base salary to ten times base salary for our Executive Chairman and from two times base salary to five times base salary for our President;

•	amending our equity incentive plan to prohibit the repricing of stock options and stock appreciation rights, and to prohibit the cash buy-out of the same; and

•	adopting a policy prohibiting hedging and pledging transactions involving FNF securities.

As part of our compensation governance program, we also observe the following practices:

•	employment agreements with our named executive officers do not contain multi-year guarantees for salary increases, non-performance based bonuses or guaranteed equity compensation;

•	we do not provide income tax reimbursements on executive perquisites or other payments;

•	all of our cash and equity incentive plans are capped at maximum levels; and

•	the change in control provisions in our compensation plans trigger upon consummation of mergers, consolidations and other corporate transactions, not upon stockholder approval or other pre-consummation events.

Components of Total Compensation and Pay Mix

We compensate our executives primarily through a mix of base salary, annual cash incentives, long-term equity-based incentives and the Long-Term Investment Success Incentive Program that relates to our portfolio company investments. We also provide our named executive officers with the same retirement and employee benefit plans that are offered to our other employees, as well as limited other benefits, although these items are not significant components of our compensation programs. With respect to the portfolio company investments, we compensate certain executives solely through long-term cash incentives tied to reaching a substantial return on investment over a certain threshold. The compensation earned by our named executive officers in 2013 consisted of the following:

Type of Compensation	Purpose of the Compensation
Salary

Salary provides a level of assured, regularly-paid, cash compensation that is competitive and reasonable. Salary represents 5%, or less, of total compensation for Messrs. Foley and Bickett, 10%, or less, of total compensation for Messrs. Gravelle and Scanlon and 15%, or less, of total compensation for Messrs. Quirk and Park.

Annual Cash Incentive Relating to FNF Core Operations	Cash incentives under the FNF annual incentive plan are designed to motivate our employees to work towards improving our performance for the fiscal year and help attract and retain key employees. We may also seek to motivate our executives to achieve targeted results by adopting a tailored cash incentive under the FNF annual incentive plan.

Performance-Based Restricted Stock	Performance-based restricted stock helps to tie our named executive officers’ long-term financial interests to our company’s operating income margin performance and to the long-term financial interests of stockholders, as well as to retain key executives through the three-year vesting period and maintain a market competitive position for total compensation.

Stock Options	Stock options help to tie our named executive officers’ long-term financial interests to the long-term financial interests of stockholders as they are worth nothing unless our stock price rises after grant. Our stock price must appreciate by approximately 17.0% over the expected term of the option for the executive to earn their targeted compensation amount. If stock price appreciation is less than 17.0%, the compensation earned by the executive upon exercise will be below expectation.

Long-Term Investment Success Incentive Relating to Our Portfolio Company Investments	Cash incentives under the Long-Term Investment Success Incentive Program are designed to retain certain key executives through a multi-year performance period and motivate these executives to help us maximize our return on investment in certain portfolio companies by aligning a portion of the executive’s long-term incentive compensation with our return related to the specific investment. In order to earn incentive awards under the program, the participating executives must remain employed through the end of the measurement periods (unless termination occurs due to death or disability, by us without cause, or by the executive for good reason), we first must achieve positive net income, and we must recognize above 8% compounded return on investment in certain portfolio companies.

Benefits & Other	Our named executive officers’ benefits result primarily from company-wide employee benefit programs. For security reasons and to make travel more efficient and productive for our named executive officers, they are also eligible to travel on our corporate aircraft. Benefits and perquisites represent approximately 6.5% or less, in the aggregate, of total compensation for Messrs. Quirk, Foley, Park, Bickett, Gravelle and Scanlon.

Allocation of Total Compensation for 2013

As illustrated in the table below, a significant portion of each named executive officer’s total compensation is based on performance-based cash and stock incentives that are tied to our financial performance and stock price. The following table shows the allocation of 2013 Total Compensation reported in the Summary Compensation Table among the various components:

	Salary	Annual Cash Incentive Relating to the Core Business	Performance- Based Restricted Stock *	Stock Options**	Benefits and Other Compensation	Long-Term Investment Success Incentive Relating to the Portfolio Company Investments	Total Compensation
Raymond R. Quirk, CEO	10.3%	31.0%	27.9%	27.1%	3.0%	—	100.0%
William P. Foley, II	1.5%	5.7%	8.6%	8.2%	1.71%	74.2%	100.0%
Anthony J. Park	13.4%	13.6%	15.1%	14.6%	3.0%	39.5%	100.0%
Brent B. Bickett	4.4%	6.6%	9.2%	8.6%	.4%	68.4%	100.0%
Michael L. Gravelle	6.9%	6.7%	18.9%	18.2%	1.8%	48.9. %	100.0%
George P. Scanlon***	5.5%	8.0%	0.6%	0.2%	62.1%	23.4%	100.0%

*	For Messrs. Foley, Bickett, Gravelle and Scanlon, the amount in this column also includes their grants of Remy restricted stock, which vest based on continued service to Remy.
**	For Messrs. Foley and Bickett, the amount in this column also includes their grants of stock options from Remy and Fidelity National Environmental Solutions, Inc. (FNES), which vest based on continued service to Remy and FNES, respectively. For Messrs. Gravelle and Scanlon, the amount in this column also includes their grants of stock options from Remy, which vest based on continued service to Remy.
***	Effective December 7, 2013, Mr. Scanlon transitioned from being our Chief Executive Officer, and his employment with FNF ended. Mr. Scanlon continues to serve on the Board of Directors of Remy.

In 2013, as in prior years, our named executive officers’ compensation had a heavy emphasis on “at-risk” performance-based components of annual cash incentives, and long-term equity awards. Combined, the annual and long-term incentives provided to our executive officers listed above comprised between 83% and 97% of their total compensation in 2013.

Our compensation committee believes this emphasis on performance-based incentive compensation, which links a significant portion of our named executive officers’ compensation with our annual and long-term financial performance and profitability, is an effective way to use compensation to help us achieve our business objectives while directly aligning our executive officers’ interests with the interests of our stockholders.

Following is a summary of the principal components of our 2013 compensation program for our named executive officers.

Base Salary

Although the emphasis of our compensation program is on performance-based, at-risk pay, we also provide our named executive officers with base salaries that are intended to provide them with a level of assured, regularly paid cash compensation that is competitive and reasonable. Our compensation committee typically reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers’ positions or responsibilities. When establishing base salary levels, our compensation committee considers the peer compensation data provided by Strategic Compensation Group, as well as a number of qualitative factors, including the named executive officer’s experience, knowledge, skills, level of responsibility and performance. In 2013, after a review of the base salaries of the named executive officers relative to our peer group and market survey data and each executive’s experience, as well as past, current and anticipated contributions to our success, the compensation committee determined that Messrs. Foley, Park and Gravelle would receive an increase in their base salary. With respect to Mr. Foley, the compensation committee approved an increase in his annual salary from $690,000 to $850,000 in order to recognize and reward Mr. Foley’s extraordinary results on behalf of FNF, recognize that FNF has grown into a substantially larger company, and maintain Mr. Foley’s annual compensation at a market competitive level. With the increase, Mr. Foley’s target, regular occurring annual compensation remained between the 50th and 75th percentiles when compared to our peer group and relevant market data described below. After including his payout under the long-term investment success program (described below), his total compensation exceeded the 75th percentile. With respect to Mr. Park, the compensation committee approved an increase in his annual base salary from $415,000 to $435,000 so that Mr. Park’s annual base salary, when aggregated with his annual cash incentives, would bring his target total cash compensation closer to the 50th percentile, when compared to our peer group and relevant market data as described below. Finally, with respect to Mr. Gravelle, prior to 2013, FNF and FIS paid equal portions of Mr. Gravelle’s annual base salary of $460,000. In the first quarter of 2013, Mr. Gravelle became a full-time employee of FNF, ceased serving as an executive officer of FIS, and became the Senior Vice President, General Counsel and Corporate Secretary of Remy, a majority-owned but publicly traded subsidiary of FNF. In connection with these changes, Mr. Gravelle’s aggregate salary was increased to $485,000 so that Mr. Gravelle’s annual base salary, when aggregated with his annual cash incentives, would bring his target total annual cash compensation to between the 50th and 75th percentiles. However, a portion of his base salary ($148,000) and target bonus opportunity ($81,400) is paid by Remy, so that FNF only pays $337,000 of Mr. Gravelle’s base salary.

Annual Performance-Based Cash Incentive

We award annual cash incentives based upon the achievement of pre-defined business and financial objectives relating to our FNF core operations, which are specified in the first quarter of the year. The annual incentive program plays an important role in our approach to total compensation. It motivates participants to work hard and proficiently toward improving our FNF core operations performance for a fiscal year, and it requires that we achieve defined annual financial performance goals before participants become eligible for an incentive payout. We believe that achieving our annual business and financial objectives is important to executing our business strategy, strengthening our products and services, improving customer satisfaction and gaining new customers and delivering long term value to stockholders. In addition, the incentive program helps to attract and retain a highly qualified workforce and to maintain a market competitive compensation program.

In the first quarter of 2013, our compensation committee approved the fiscal year FNF business performance objectives and a target incentive opportunity for each participant, as well as the potential incentive opportunity range for maximum and threshold performance. No annual incentive payments are payable to a named executive officer if the pre-established, minimum performance levels are not met, and payments are capped at the maximum performance payout level. In addition, the financial performance measures under the plan are derived from our annual financial statements (Form 10-K), which are subject to an audit by our independent registered public accounting firm, KPMG LLP. The short-term incentive award targets were established by our compensation committee as described above for our named executive officers as a percentage of the individual’s base salary. Our named executive officers’ 2013 target bonus percentages were the same as their 2012 target bonus percentages.

The amount of the annual incentives actually paid depends on the level of achievement of the pre-established goals as follows:

•	If threshold performance is not achieved, no incentive will be paid.

•	If threshold performance is achieved, the incentive payout will equal 50% of the executive’s target incentive opportunity.

•	If target performance is achieved, the incentive payout will equal 100% of the executive’s target incentive opportunity.

•	If maximum performance is achieved, the incentive payout will equal 200% (240% for Mr. Gravelle and 300% for Mr. Foley) of the executive’s target incentive opportunity.

•	Between these levels, the payout is prorated.

The Long-Term Investment Success Incentive Program relating to our portfolio company investments (described below) provides that if the amount paid to a participating executive in a calendar year pursuant to that program is greater than 50% of the executive’s annual cash incentive (annual bonus) paid for the calendar year, the executive’s annual cash incentive (annual bonus) for such prior calendar year will be reduced by 50% unless otherwise determined by the compensation committee. All of the named executive officers were subject to this bonus reduction except for Mr. Quirk, who did not participate in the Long-Term Investment Success Incentive Program. In addition, under the annual cash incentive program, the committee retained discretion to otherwise reduce, but not to increase, the amounts earned, although no such discretion was exercised in 2013.

Threshold performance levels were established to challenge our named executive officers. Maximum performance levels were established to limit short-term incentive awards so as to avoid excessive compensation while encouraging executives to reach for performance beyond the target levels. An important tenet of our pay for performance philosophy is to utilize our compensation programs to motivate our executives to achieve performance levels that reach beyond what is expected of us as a company. Our use of minimum and maximum award opportunity levels has remained consistent over the years.

Target performance levels are intended to be difficult to achieve, but not unrealistic. The performance targets were based on discussions between management and our compensation committee. In setting 2013 performance targets, our compensation committee considered the following:

•	the Mortgage Bankers Association’s projection that mortgage originations would decline;

•	consistency among 2013 performance targets and our 2013 business plan;

•	2013 performance targets as compared to 2012 performance targets and 2012 actual performance;

•	alignment of the 2013 performance targets with the investment community’s published projections for us and for other key publicly-traded title company competitors; and

•	the effect that reaching performance targets would have on our growth and margins.

The 2013 performance goals were return on equity relating to our FNF core operations, or ROE, and pre-tax margin relating to our title segment. These performance goals are among the most important measures in evaluating the financial performance of our business, and they can have a significant impact on long-term stock price and the investing community’s expectations. The two goals, when combined with the strong focus on long-term stockholder return created by our equity-based incentives, our long-term investment success incentive and significant stock ownership by our named executive officers, also provide a degree of checks and balances that requires our named executive officers to consider both short-term and long-term performance. Consequently, the annual incentive performance targets are synchronized with stockholder expectations, desired increase in our stock price, our annual budget, our long-term financial plan, and our Board of Directors’ expectations. Moreover, the targets and results are transparent to our named executive officers and stockholders because they are based on audited financial statements. In the following table, we explain how we calculate the performance measures and why we use them.

Performance Measure	How Calculated	Reason for Use
Return on Equity Relating to FNF Core Operations (ROE)	ROE was calculated by taking GAAP net income for 2013 and dividing it by total stockholders’ equity as of the beginning of 2013 (after reduction for net income and equity related to our portfolio company investments).	ROE is a measure of profit earned in comparison to the total amount of stockholder equity. ROE was selected as a relevant performance goal because it is an effective measure of financial success and it is commonly used within the title industry. The use of ROE as a performance goal encourages executive officers to pursue responsible growth and investment opportunities that provide desired returns. Moreover, we believe that ROE is a measure that is clearly understood by both our executive officers and stockholders.

Pre-Tax Margin Relating to Our Title Segment	Pre-tax title margin is determined by dividing the earnings before income taxes and noncontrolling interests for the Fidelity National Title Group segment by total revenues of the Fidelity National Title Group segment.	We selected pre-tax margin (relating to our title segment) as a measure for the short-term incentives because we believe pre-tax margin is a financial measure that is significantly influenced by the performance of our executives, and it aligns the executives’ short-term incentive opportunity with one of our key corporate growth objectives and is commonly used within the title industry.

Final calculations are subject to adjustment for acquisitions, divestitures, major restructuring charges, non-budgeted discontinued operations and currency fluctuations. In 2013, we excluded realized gains on losses from the pre-tax margin calculation as well as a one-time employment litigation settlement and an executive severance payment. We did not make any other adjustments to the performance targets in calculating the 2013 performance results.

Set forth below are the 2013 weightings of the threshold, target and maximum performance levels, and 2013 performance results, which show that we reached the maximum performance level for both performance measures.

Performance Metric	Weight	Threshold	Target	Maximum	Results
ROE (FNF core operations)	50%	7%	10%	13%	14	%**
Pre-Tax Margin (Title Segment) *	50%	7%	10%	13%	14	%**

*	Pre-Tax Margin calculation excludes realized gains and losses.
**	Payout percentage is capped at maximum (300% of target incentive for Mr. Foley, 240% for Mr. Gravelle and 200% of target incentive for all other officers other than Messrs. Foley and Gravelle).

The table below lists our named executive officers and shows each named executive officer’s target percentage under our annual incentive plan, the initial calculation of their 2013 incentive awards based on the 2013 performance results shown in the table above, and the amounts actually paid under the annual incentive plan. Our superior performance in 2013 resulted in the annual incentives being payable at their maximum levels.

However, our superior performance under the Long-Term Investment Success Incentive Program also resulted in payments under that program to participating named executive officers in amounts that were greater than 50% of each such executive’s annual FNF cash incentive award for 2013. As a result and in accordance with the terms of that program, the annual FNF cash incentive was reduced by 50% for the named executive officers except Mr. Quirk, who did not participate in the Long-Term Investment Success Incentive Program. The incentives earned by our named executive officers were approved by our compensation committee and are reflected in the Summary Compensation Table under the heading Non-Equity Incentive Plan Compensation.

Name	2013 Base Salary	2013 Annual Incentive Target	2013 Incentive Pay	Maximum Performance Multiplier	2013 Total Incentive Earned	2013 Reduced Incentive Paid
William P. Foley, II	$850,000	225%	$1,912,500	300%	$5,737,500	$2,868,750
Raymond R. Quirk	740,000	150%	1,110,000	200%	2,220,000	2,220,000
Anthony J. Park	435,000	100%	435,000	200%	870,000	435,000
Brent B. Bickett	550,500	150%	825,750	200%	1,651,500	825,800
Michael L. Gravelle *	337,000	120%	404,400	240%	685,400	342,700
George P. Scanlon **	740,000	150%	1,110,000	200%	2,073,480	1,037,014

*	Mr. Gravelle also received $148,000 in annual base salary and is eligible for a target bonus of $81,400 (or 55% of base salary) from Remy in connection with his services to Remy as its Senior Vice President, General Counsel and Corporate Secretary. For 2013, the actual bonus paid to Mr. Gravelle by Remy was $45,064. These amounts are not included in the table above as they are not relevant to the calculation of base salary and annual cash incentives by FNF. In addition, his annual incentive target percentage and maximum performance multiplier apply in each case to his actual paid FNF salary.
**	Effective December 7, 2013, Mr. Scanlon transitioned from the role of Chief Executive Officer and his employment with FNF ended. Pursuant to the release agreement entered into by and between FNF and Mr. Scanlon (as described in further detail below), Mr. Scanlon was entitled to receive a pro-rated portion of the actual annual bonus that he would have been entitled to receive had he remained employed with FNF (subject to reduction due to the Long-Term Investment Success Incentive Program).

Long-Term Equity Incentives

The underlying principles of our equity incentive program are to emphasize performance-based compensation, to focus our executives on objective, measurable results, to align our executives’ interests with the interests of our stockholders, to support the long-term nature of our investment strategy, and to attract, retain and motivate talented executives. Our approach to long-term equity incentives generally has two elements: (1) performance-based restricted stock that vests and is earned based on the achievement of certain pre-tax title margin goals (described below) and required years of service, and (2) performance-based stock options, which vest based on required years of service. FNF stock options are performance-based because they do not have realizable value unless our stock price rises after grant. For our named executive officers to reach their target compensation level, our stock price must rise by 17% from the stock option grant price. We also believe that stock options are more closely aligned to future stockholder returns. For these reasons, the compensation committee increased the proportion of the annual grant awards for 2013 consisting of stock options from 25% to 50%. Finally, as discussed earlier, we use stock ownership guidelines to complement our long-term equity incentives, so executives maintain a strong link to the interests of stockholders and to the movements in our stock price.

There was no material change to the 2013 equity incentive program from the 2012 equity incentive program, other than the increase in the emphasis on stock options versus restricted stock. We use our stockholder-approved omnibus incentive plan for long-term incentive awards. Our omnibus incentive plan allows us to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other share-based or cash awards.

We do not attempt to time the granting of awards to any internal or external events. Our general practice has been for our compensation committee to make awards during the fourth quarter of each year following the release of our financial results for the third quarter. We also may grant awards in connection with significant new hires, promotions or changes in duties.

Our compensation committee considers several qualitative and quantitative factors when determining award levels, and ultimately uses its judgment when determining the terms of individual awards. The factors the committee considers include the following:

•	an analysis of competitive marketplace compensation data provided to our compensation committee by Strategic Compensation Group;

•	the executive’s level of responsibility and ability to influence our performance;

•	the executive’s level of experience, skills and knowledge;

•	the need to retain and motivate highly talented executives, especially considering the current down business cycle;

•	corporate governance considerations related to executive compensation; and

•	our current business environment, objectives and strategy, including projections from the Mortgage Bankers Association related to mortgage originations which, for 2013, were expected to (and did in fact) decline.

While our compensation committee considered each of the factors set forth above in arriving at the specific awards granted to each of our named executive officers in 2013, its determination was not formulaic; rather, our compensation committee exercised its discretion to make decisions based on the totality of the factors.

In addition, in February 2013, the Remy compensation committee approved grants of restricted stock and stock options of Remy, our majority-owned subsidiary, to Messrs. Foley, Bickett, and Scanlon, who are members of the Board of Directors of Remy, and to Mr. Gravelle, who is the Senior Vice President, General Counsel and Corporate Secretary of Remy. The awards were intended to reward Messrs. Foley, Bickett, Gravelle and Scanlon for their contributions to Remy and to incentivize them to contribute to Remy’s prosperity going forward. Remy is a very important investment, and we believe each named executive officer’s future involvement with Remy is important to the success of that investment. The Remy restricted stock and stock options granted to Messrs. Foley, Bickett and Scanlon vest as to 50% of the shares subject to each award on each of the first and second anniversaries of the date of grant, which is consistent with the vesting schedule applicable for all other Remy directors. The Remy restricted stock and stock options granted to Mr. Gravelle vest as to one-third of the shares subject to each award on each of the first, second and third anniversaries of the date of grant which is consistent with the vesting schedule applicable to time-based vesting awards granted to all other Remy named executive officers.

Performance-Based Restricted Stock. In November 2013, we granted performance-based restricted stock to our named executive officers under our omnibus plan. The performance element is based upon achievement of pre-tax margin in our title segment of 8.5% in at least two of the five quarters beginning October 1, 2013. In the fourth quarter of 2013, we achieved a pre-tax margin in our title segment of 11.0%. Calculation of the goal excludes material claim loss reserve adjustments (positive or negative) for prior period loss developments, extraordinary events or accounting adjustments, acquisitions, divestitures, major restructuring charges and non-budgeted discontinued operations. In determining the applicable performance criteria, the compensation committee considered a number of different goals that would appropriately and adequately measure the performance of our FNF core operations and selected pre-tax margin in our title segment because it is more reflective of the performance of our FNF core operations than any other goal. The pre-tax title margin performance goal is also used as a performance measure in our annual cash incentive program. We selected pre-tax margin because it is one of the most important measures in evaluating the performance of our business, as well as the performance of our executives as it is a measure that executives can directly affect. Pre-tax title margin measures our achievements in operating efficiency, profitability and capital management. In addition, it is a key measure used by investors and has a significant impact on long-term stock price. We believe these awards help us create long-term stockholder value by linking the interests of our named executive officers, who are in positions to directly influence stockholder value, with the interests of our stockholders. In addition to aligning the executive’s interest with the interests of our stockholders, our compensation committee believes these restricted stock awards aid in retention because the executive must remain employed for at least three years before the restricted stock is eligible to fully vest. Our named executive officers will receive credit for dividends paid on the shares at the same time as they are paid to regular stockholders, but payment of those dividends will be subject to the same vesting requirements as the underlying shares—in other words, if the underlying shares do not vest, the dividends are forfeited. The number of shares subject to the restricted stock awards is disclosed in the Grants of Plan-Based Awards table.

We also granted performance-based restricted stock in 2011 and 2012 to our named executive officers under our omnibus plan. The terms of these awards are consistent with the terms applicable to the 2013 awards.

Stock Options. In November 2013, the compensation committee reviewed our equity compensation program and determined that the annual grants should continue to consist of stock options, but that the proportion of the annual grant awards that consists of stock options should increase from 25% to 50%. The compensation committee made this determination because they believe options are more closely aligned to future stockholder returns—FNF’s stock price must rise significantly over the option grant price for our named executive officers to reach their target compensation levels—and options represent a better mix of risk and reward as they tie the value of the award to sustained long-term future stock price performance. To reach the target value of compensation from the 2013 stock option award, the FNF stock price must rise by approximately 17% from the closing stock price of $27.90 on the date of grant. This creates the incentive for our management team to focus on the future, and to make the right long-term decisions that will grow our business. We intend for our stock option awards to:

•	enhance the link between creating stockholder value and long-term incentive compensation, because the executive realizes value from options only to the extent the value of our stock increases after the date of the option grant;

•	retain the named executive officers through a three-year vesting period; and

•	maintain market-competitive levels of total compensation.

The stock options were awarded with an exercise price equal to the fair market value of a share of our common stock on the date of grant. The awards vest proportionately each year over three years based on continued employment with us and have a seven year term. We do not engage in or permit “backdating” or re-pricing of stock options, and our stock plans prohibit these practices.

Long-Term Investment Success Incentive Program Relating to Portfolio Company Investments

As mentioned above, FNF has diversified its business operations over the past few years. FNF is now comprised of two discreet and separate businesses—our core business, which consists of our core title insurance, technology and transaction services to the real estate and mortgage industries, and our portfolio company investments, which consists of majority and minority investments in certain portfolio companies. In 2012, FNF adopted the Long-Term Investment Success Incentive Program to address the significant lack of focus by our compensation programs on the importance of our portfolio company investments. By the end of 2013, our portfolio company investments comprised 31% of FNF’s 2013 revenue. Our portfolio company investments have so far made a substantial contribution to the overall success of FNF and our stockholder return for 2013.

The basic thrust of the Long-Term Investment Success Incentive Program is to motivate participating executives to deliver a substantial return to FNF, as well as to the several private equity investment partners with whom FNF invests on these deals, with 80% of the return on investment going to FNF and its investment partners, and 20% going to the incentive pool. This concept is modeled after incentive programs that are common in private equity partnerships similar to some of FNF’s investment partners. The program is designed to enhance our capacity to offer competitive compensation opportunities to executives who have the ability to impact the strategies and long-term financial performance of certain of our portfolio company investments, while aligning their interests with those of our stockholders.

As discussed in our 2013 proxy statement, our compensation committee reviewed our incentive structure in 2012 and determined that, as FNF continues to expand its portfolio company investments, it was important to recognize and reward specific executives who are key to the success of certain of our portfolio company investments. The Long-Term Investment Success Incentive Program recognizes and emphasizes our investment strategy. The executives who participate in this long-term incentive, including our named executive officers except for Mr. Quirk, spend a substantial amount of time and resources on the strategies at our portfolio company investments and influence their long-term financial performance. The extent to which a particular executive participates in this program depends on his or her leadership and oversight of the relevant business and/or corporate function for which he or she is responsible and such executive’s contributions with respect to our strategic initiatives and development.

In September 2012 and March 2013, FNF made cash incentive grants under our omnibus plan that are intended to measure and reward the success of several of our portfolio company investments, namely Remy, ABRH and J. Alexander’s, over multiple measurement periods within a multi-year performance period, and to incentivize the participating executives to identify additional portfolio companies in which we should invest. As achieving above average investment returns from these portfolio company acquisitions is beneficial to us and our stockholders, the program is intended to incentivize and reward the executives who are significantly involved in our diversified investments in the portfolio companies by aligning a significant portion of the executive’s long-term incentive compensation with the return on investment relating to each of these portfolio company investments. The program is also designed to aid in retention of the executives by imposing net income and service-based vesting conditions on payments under the program.

For both the September 2012 and March 2013 awards, the portfolio company investments were initially Remy, ABRH, J. Alexander’s and Ceridian. In October 2013, the compensation committee decided to exclude the return on investment in Ceridian, since Ceridian was in a state of significant transition with the spin-off of its Comdata division, a reworking of the investment strategy with our Ceridian investment partners, and other issues. Consequently, no incentives will be earned under the program with respect to Ceridian in 2013.

All of the named executive officers, other than Mr. Quirk, received awards in September 2012 and March 2013. Mr. Quirk did not participate in the program because he is responsible for our FNF core operations.

As was disclosed in detail in our 2013 proxy statement, participating executives may earn cash incentives under the awards granted in September 2012 and March 2013 in accordance with the following terms:

•	The Performance Period for the September 2012 awards consists of 4 measurement periods: July 1, 2012 through December 31, 2013; July 1, 2012 through December 31, 2014; July 1, 2012 through December 31, 2015; and July 1, 2012 through December 31, 2016. The Performance Period for the March 2013 awards consists of 4 measurement periods: January 1, 2013 through December 31, 2013; January 1, 2013 through December 31, 2014; January 1, 2013 through December 31, 2015; and January 1, 2013 through December 31, 2016.

•

For each measurement period and with respect to each investment, the compensation committee will determine whether we have recognized at least an 8% return on investment (ROI) (compounded annually) on the investment since July 1, 2012, in the case of the September 2012 awards, and January 1, 2013, in the case of the March 2013 awards. The 8% ROI threshold is modeled after incentive programs that are common in private equity partnerships similar to some of FNF’s investment partners, wherein the investors require that they receive a preferred compounded rate of return (8% is a common rate) before returns are shared with management. For this purpose, “return on investment” means realized and unrealized pre-tax gain from FNF’s equity investment in each investment during the relevant measurement period. ROI will be determined irrespective of cash gains calculated for our Federal tax calculation and shall not include gain attributable to the investment’s income statement gain or loss. In addition, the compensation committee may, in its discretion, exclude from ROI any realized or recorded gain on the investment to the extent it determines that inclusion of such gain would be inconsistent with the spirit and intent of the program.

•	Provided the 8% ROI threshold is achieved, we will begin to credit amounts to a notional incentive pool. All ROI in excess of this 8% threshold will be credited to the incentive pool until an 80/20 allocation of ROI is achieved. The intent is to reflect an 80/20 allocation of ROI between FNF and the incentive pool, with 80% of ROI being allocated to FNF and 20% of ROI being allocated to the incentive pool. This allocation approach is modeled after incentive programs that are common in private equity partnerships. Once this 80/20 allocation is achieved, any further ROI will be allocated 80% to FNF and 20% to the incentive pool.

•	Under each award granted to a participating executive, the executive may earn a specified percentage of the incentive pool up to a maximum amount of $25,000,000 per award. With respect to the named executive officers, the specified percentages are currently: Mr. Foley 60%; Mr. Scanlon 5%; Mr. Bickett 14%; Mr. Park 2%; and Mr. Gravelle 5%. The allocations were based on our Compensation Committee’s assessment of the relative abilities the named executive officers have to impact the strategies and long-term performance of the relevant portfolio company investments. However, our compensation committee has retained discretion to reduce the amount credited to the incentive pool and payable to a participating executive. In March 2013, the compensation committee exercised its negative discretion to limit the amount creditable to the incentive pool for the measurement period ending December 31, 2013, to 80% of the amount that would otherwise be credited with respect to such period. The remaining 20% that is not credited to the incentive pool for the first measurement period will be available for the second measurement period ending December 31, 2014, in accordance with the terms and conditions of the incentive program.

•	Beginning in 2013, if the amount paid to a participating executive in a calendar year pursuant to the incentive program (whether relating to the measurement period ending on the last day of the prior calendar year or to any previously banked amounts) is greater than 50% of the executive’s annual cash incentive (annual bonus) for the prior calendar year, the executive’s annual cash incentive (annual bonus) for such prior calendar year will be reduced by 50% unless otherwise determined by the compensation committee. The amounts paid under the Long-Term Investment Success Incentive Program in 2014 were greater than 50% of each participating executive’s annual cash incentive for 2013. Consequently, each of the participating named executive officer’s annual incentives for 2013 were reduced by 50%.

•	For each measurement period, the executive must generally remain employed through the last day of the measurement period, and FNF must achieve positive net income in order for the executive to earn his or her respective portion of the incentive pool. For this purpose, net income means net earnings as reflected in our consolidated statements of earnings in our annual report on Form 10-K and will be measured over the calendar year that ends coincident with the last day of the applicable measurement period. If the service condition is satisfied, but we do not achieve positive net income, then the amount credited to the incentive pool and allocable to the executive will be paid to the executive only if and when positive net income is achieved in one of the remaining measurement periods. If the executive’s employment is terminated due to death, by us due to disability or without “cause” or by the executive for “good reason” (as such terms are defined in the executive’s employment agreement), then the executive remains eligible, subject to all of the other terms and conditions of the awards, to earn a pro-rated portion of any amounts credited to the incentive pool for open measurement periods.

•

Unless otherwise determined by the compensation committee, if an employee receives any additional long-term investment success incentive awards relating to one or more of the investments and measuring ROI over one or more overlapping time periods, to avoid duplication, the amounts that would otherwise be credited with respect to such investments to the employee’s award account under such additional awards will be reduced so that the employee does not receive a credit under more than one award for the same ROI. The March 2013 awards include this reduction to the extent amounts are credited under the September 2012 awards with respect to the same investments and overlapping time periods.

•	All amounts payable under the program are subject to our clawback policy, which is described below.

The first measurement period under the awards granted in September 2012 and March 2013 ended December 31, 2013. The tables below reflect the results for the first measurement period and the resulting payouts to the named executive officers.

Investment	Return on Investment	80% Allocated to FNF	20% Incentive Pool
Remy	$152,500,000	$122,000,000	$30,500,000
Restaurant Group	242,900,000	194,300,000	48,600,000

Total	395,400,000	316,300,000	79,100,000

Name	Percentage of Incentive Pool	Total Incentive Potential	20% Reduction of Total Incentive	80% of Total Incentive Potential Paid (a)	Related 2013 Annual Incentive Reduction
William P. Foley, II	60%	$47,260,000	$9,452,000	$37,806,843	$2,868,000
Anthony J. Park	2%	1,580,000	316,000	1,265,322	435,000
Brent B. Bickett	14%	11,070,000	2,214,000	8,857,254	825,800
Michael L. Gravelle	5%	3,950,000	791,000	3,163,305	342,700
George P. Scanlon *	5%	3,480,000	454,000	3,024,120	1,036,740

*	Effective December 7, 2013, Mr. Scanlon transitioned from the role of Chief Executive Officer and his employment with FNF ended. Pursuant to the release agreement entered into by and between FNF and Mr. Scanlon (as described in further detail below), Mr. Scanlon is entitled to receive a pro-rated portion equal to 95.6% his total incentive potential for the first measurement periods under the awards, and proportionately decreasing percentages of any amounts credited with respect to subsequent measurement periods.
(a)	A majority of the amounts earned under the Long-Term Investment Success Incentive Program for 2013 were earned over, and were based on, a performance period that began in 2012. However, because of the nature of the Long-Term Investment Success Incentive Program, we are required to report the full lump-sum incentive award paid under this program as 2013 compensation.

Adoption of Clawback Policy

In December 2010, our compensation committee adopted a policy to recover any incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results. No clawbacks were made in 2013.

Benefit Plans

We provide retirement and other benefits to our U.S. employees under a number of compensation and benefit plans. Our named executive officers generally participate in the same compensation and benefit plans as our other executives and employees. All employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan and our Employee Stock Purchase Plan. In addition, our named executive officers are eligible to participate in broad-based health and welfare plans. We do not offer pensions or supplemental executive retirement plans for our named executive officers.

401(k) Plan. We sponsor a defined contribution savings plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code. The plan contains a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code, as well as an employee stock ownership plan feature. Participating employees may contribute up to 40% of their eligible compensation, but not more than statutory limits, generally $17,500 in 2013. We made matching contributions in 2013 of approximately $16.9 million, and this was credited to the FNF Stock Fund in the FNF 401(k) Plan.

A participant may receive the value of his or her vested account balance upon termination of employment. A participant is always 100% vested in his or her voluntary contributions. Vesting in matching contributions, if any, occurs proportionally each year over three years based on continued employment with us.

Deferred Compensation Plan. We provide our named executive officers, as well as other key employees, with the opportunity to defer receipt of their compensation under a nonqualified deferred compensation plan. None of our named executive officers, other than Messrs. Park and Gravelle, elected to defer 2013 compensation into the plan. A description of the plan and information regarding our named executive officers’ interests under the plan can be found in the Nonqualified Deferred Compensation table and accompanying narrative.

Employee Stock Purchase Plan. We have historically sponsored an employee stock purchase plan (the prior ESPP), which provided a program through which our executives and employees could purchase shares of our common stock through payroll deductions and through matching employer contributions. Participants could elect to contribute between 3% and 15% of their salary into the prior ESPP through payroll deduction. At the end of each calendar quarter, we would make a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters. For most employees, matching contributions have been equal to 1/3 of the amount contributed during the quarter that is one year earlier than the quarter in which the matching contribution was made. For officers, including our named executive officers, and for employees who have completed at least ten consecutive years of employment with us, the matching contribution has been 1/2 of such amount. The matching contributions, together with the employee deferrals, have then been used to purchase shares of our common stock on the open market. Due to the exhaustion of the prior ESPP’s share reserve, the prior ESPP was frozen in September 2013. Since participants had made contributions to the prior ESPP with the expectation that they would receive quarterly matching contributions, provided that they satisfy the four calendar quarter requirement, FNF determined that it was appropriate to make discretionary grants of stock under the FNF omnibus plan in amounts that were comparable to what would have been received by the participant had FNF been able to make matching contributions under the prior ESPP. The discretionary grants made to our company’s named executive officers are disclosed below in the Summary Compensation Table and the Grants of Plan-Based Awards Table. In 2013, we adopted the Current ESPP under which our executives and employees have been permitted to purchase shares of our common stock through payroll deductions, but the Current ESPP does not provide for employer matching contributions. In this proxy statement/prospectus, we are seeking approval from our stockholders of a new employee stock purchase plan that will provide for employer matching contributions. If approved, the new employee stock purchase plan will generally provide the same matching benefits as was previously provided pursuant to the prior ESPP.

Health and Welfare Benefits. We sponsor various broad-based health and welfare benefit plans for our employees. Certain executives, including our named executive officers, are provided with additional life insurance. The taxable portion of the premiums on this additional life insurance is reflected in the Summary Compensation Table under the column All Other Compensation and related footnote.

Other Benefits. We continue to provide a few special benefits to our executives but have lessened the benefits since 2012. In general, the additional benefits provided are intended to help our named executive officers be more productive and efficient and to protect us and the executive from certain business risks and potential threats. In 2013, certain of our named executive officers received personal use of the corporate aircraft. In addition, Mr. Foley received accounting services through the first half of 2013, which then ended. In 2013, we paid no membership dues for social and recreational clubs. Our compensation committee regularly reviews the additional benefits provided to our executive officers and believes they are minimal. Further detail regarding other benefits in 2013 can be found in the Summary Compensation Table under the column All Other Compensation and related footnote.

Role of Compensation Committee, Compensation Consultant and Executive Officers

Our compensation committee is responsible for reviewing, approving and monitoring all compensation programs for our named executive officers, as well as our other officers. Our compensation committee is also responsible for administering the Fidelity National Financial, Inc. Annual Incentive Plan, which we refer to as our annual incentive plan, the Fidelity National Financial, Inc. Amended and Restated 2005 Omnibus Incentive Plan, which we refer to as our omnibus incentive plan, administering programs that are implemented under the omnibus incentive plan, including the long-term investment success cash incentive program described above, and approving individual grants and awards under those plans for our executive officers.

To further the objectives of our compensation program, our compensation committee engaged Strategic Compensation Group, LLC, which we refer to as Strategic Compensation Group, an independent compensation consultant, to conduct an annual review of our compensation programs for our named executive officers and other key executives and our board of directors. The consultant is engaged to suggest compensation changes with alternatives for the committee to consider. In April 2013, the compensation committee reviewed the final rules issued by the New York Stock Exchange regarding the independence of consultants to the compensation committee, considered these rules relative to Strategic Compensation Group and affirmed the consultant’s independence.

In 2013, Strategic Compensation Group provided our compensation committee with relevant market data on compensation, including annual salary, annual incentives, long-term incentives, other benefits, total compensation and pay mix, and alternatives to consider when making compensation decisions. Strategic Compensation Group also assisted our compensation committee in its review of the compensation risk assessment that is completed on an annual basis. Strategic Compensation Group was selected by our compensation committee, reported directly to the committee, received compensation only for services related to executive compensation issues, and neither it nor any affiliated company provided any other services to us.

Our Executive Chairman participated in the 2013 executive compensation process by making recommendations with respect to equity-based incentive compensation awards. Our former Chief Executive Officer, Mr. Scanlon, and our current Chief Executive Officer, Mr. Quirk, made recommendations with respect to their respective direct reports, as discussed further below. In addition, Mr. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, coordinated with our compensation committee members and the consultant in preparing the committee’s meeting agendas and, at the direction of the committee, assisted Strategic Compensation Group in gathering financial information about FNF and stock ownership information for our executives for inclusion in the consultant’s reports to our compensation committee. Our executive officers do not make recommendations to our compensation committee with respect to their own compensation.

While our compensation committee carefully considers the information provided by, and the recommendations of, Strategic Compensation Group and the individuals who participate in the compensation process, our compensation committee retains complete discretion to accept, reject or modify any recommended compensation decisions.

Establishing Executive Compensation Levels

We operate in a highly competitive industry and compete with our peers and competitors to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills necessary for building long-term stockholder value, motivate our executives to perform at a high level and reward outstanding achievement, our compensation committee sets total compensation at levels it determines to be competitive in our market.

When determining the overall compensation of our named executive officers, including base salaries and annual and long-term incentives, our compensation committee considers a number of important qualitative and quantitative factors including:

•	the executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our company’s performance;

•	the executive officer’s prior salary levels, annual incentive awards, annual incentive award targets and long-term equity incentive awards;

•	the business environment and our business objectives and strategy;

•	our financial performance in the prior year;

•	the need to retain and motivate executives (even in the current business cycle, it is critical that we not lose key people and long term incentives help to retain key people);

•	corporate governance and regulatory factors related to executive compensation;

•	marketplace compensation levels and practices; and

•	our focus on the performance of our portfolio company investments.

In evaluating the compensation of our Chief Executive Officer’s direct reports, our compensation committee also considers the Chief Executive Officer’s recommendations to the committee. This includes his review of the performance of the other named executive officers, job responsibilities, importance to our overall business strategy, and our compensation philosophy. Our Chief Executive Officer does not make a recommendation to our compensation committee regarding his own compensation. The compensation decisions are not formulaic, and the members of our compensation committee did not assign precise weights to the factors listed above. Our compensation committee utilized their individual and collective business judgment to review, assess, and approve compensation for our named executive officers.

To support its review of our executive compensation and benefit programs for 2013, our compensation committee engaged Strategic Compensation Group, an independent compensation consultant to conduct a marketplace review of the compensation we pay to our executive officers. Our compensation committee has the sole authority to hire a compensation consultant and to approve the compensation consultant’s fees and terms of engagement. Strategic Compensation Group gathered marketplace compensation data on total compensation, which consisted of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, overhang and dilution from the equity incentive plan, compensation levels as a percent of revenue, pay mix and other key statistics. This data is collected and analyzed twice during the year, once in the first quarter and again in the fourth quarter. The marketplace compensation data provided a point of reference for our compensation committee, but our compensation committee ultimately made compensation decisions based on all of the factors described above.

At the beginning of each year, the compensation committee reviews specific marketplace compensation surveys to benchmark executive compensation. The committee strives for a consistent set of compensation surveys from year to year, so that the benchmark information is consistent and comparable. Strategic Compensation Group assisted our compensation committee in analyzing the marketplace compensation surveys that were included in the marketplace compensation data. Strategic Compensation Group used three marketplace data sources: (1) a general executive compensation survey prepared by Towers Watson, a global professional services company providing risk and financial management services, which contained data on over 300 companies (in using this survey, our compensation committee applied a formula contained in the survey that allows for the adjustment of the survey’s compensation amounts to take into account differences in revenues between the survey companies and our company); (2) a general executive compensation survey of over 3,000 companies with a specific focus on about 126 companies with revenues of between $7 billion and $12 billion, and (3) compensation information for a group of companies, which we refer to as the FNF peer group. The FNF peer group was based on a revenue range of  1⁄2 to 2 times the projected 2013 revenue for FNF (which at the time was estimated to be $8.7 billion), industry focus (generally the insurance industry based on Global Industry Classification Standard (GICS) Code), nature and complexity of operations, and because they compete with us for business and/or executive talent. The 2013 peer group was consistent with the peer group used by the compensation committee in 2012, except that: (i) two companies, Arch Capital Group Ltd. and Transatlantic Holdings, were removed as Arch Capital’s revenue fell below our revenue range and Transatlantic Holdings was acquired and was no longer publicly traded; and five companies (Aon plc, Chubb Corporation, Leucadia National Corporation, Marsh & McLennan Companies, Inc., and XL Group plc) were added because they met the revenue range requirement and they were in the same insurance industry as FNF. When defining the peer group, we attempt to apply the standards used by ISS for identifying peer groups for public companies. The 2013 peer group consisted of:

•	American Financial Group

•	Aon plc

•	Assurant Inc.

•	Automatic Data Processing, Inc.

•	Berkley (WR) Corp.

•	Chubb Corporation

•	CNA Financial Corporation

•	Discover Financial Services

•	Everest Re Group Ltd.
•	First American Financial Corporation

•	Genworth Financial, Inc.

•	Leucadia National Corporation

•	Lincoln National Corp.

•	Marsh & McLennan Companies, Inc.

•	Partnerre Ltd.

•	Principal Financial Group

•	Unum Group

•	XL Group plc

The revenue range of these companies at that time was between $4.9 billion and $13.7 billion, with a median revenue of $9.5 billion. This compares to the FNF 2013 revenue estimate at that time of about $8.7 billion.

In addition to the compensation surveys, Strategic Compensation Group gathers compensation practices data from independent sources such ISS and Glass Lewis. That data is helpful to the compensation committee when reviewing the executive compensation practices used by FNF.

We primarily focused on the 50th-75th percentile of the peer group data when considering what our named executive officers’ 2013 target total compensation levels should be. Our compensation committee used the other two sources of compensation data described above in making its compensation decisions in 2013 as a point of reference in evaluating whether compensation was within a “market” range; however, in general those two sources were given less weight when considering what the named executive officers’ 2013 target total compensation should be as we think the peer group data is the best indicator of total compensation provided by our key competitors and peers.

While the compensation decisions of our compensation committee ultimately were subjective judgments, our compensation committee also considered the following factors in making compensation decisions for our named executive officers. In determining the total compensation for Mr. Scanlon (prior to his transition from Chief Executive Officer), our compensation committee considered his role and responsibility as Chief Executive Officer, particularly in connection with his responsibility of continuing FNF’s long term strategic plan. In determining the total compensation for Mr. Foley, our compensation committee considered his success as the overall leader of FNF in developing and implementing FNF’s long-term strategy, his substantial knowledge of and contributions to the overall management of FNF’s title operations, and his leadership in connection with FNF’s successful investments in portfolio companies. In determining the total compensation for Mr. Quirk, our compensation committee considered his 28 years of experience with FNF working in the title business and his importance to the continued successful operation of FNF’s title business. In determining the total compensation for Mr. Park, our compensation committee considered his role and responsibility for accounting and financial reporting matters, as well as his 23 years of experience with FNF. In determining the total compensation for Mr. Bickett, our compensation committee considered his contribution to corporate finance matters, corporate development and mergers and acquisitions, as well as his 15 years of experience with FNF. In determining the total compensation for Mr. Gravelle, our compensation committee considered his role and responsibility for legal, corporate secretarial, and mergers and acquisitions (legal) matters, as well as his 21 years of experience with FNF.

The marketplace compensation information in this discussion is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

Employment Agreements and Post-Termination Compensation and Benefits

We have entered into employment agreements with each of our named executive officers. These agreements provide us and the executives with certain rights and obligations following a termination of employment, and in some instances, following a change in control. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in the event of certain termination events. A description of the material terms of the agreements can be found in the narrative following the Grants of Plan-Based Awards table and in the Potential Payments Upon Termination or Change in Control section.

Tax and Accounting Considerations

Our compensation committee considers the impact of tax and accounting treatment when determining executive compensation.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers. There is, however, an exception for certain performance-based compensation. Our compensation committee takes the deduction limitation under Section 162(m) into account when structuring and approving awards under our annual incentive plan and our omnibus plan. However, our compensation committee may approve compensation that will not meet these requirements.

Our compensation committee also considers the accounting impact when structuring and approving awards. We account for share-based payments, including stock option grants, in accordance with ASC Topic 718, which governs the appropriate accounting treatment of share-based payments under generally accepted accounting principles.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement/prospectus.

THE COMPENSATION COMMITTEE

Daniel D. (Ron) Lane

Richard N. Massey

Cary H. Thompson

Executive Compensation

The following table contains information concerning the cash and non-cash compensation awarded to or earned by our named executive officers for the years indicated.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Raymond R. Quirk	2013	740,000	—	2,000,012	1,949,898	2,220,000	287,622	7,197,532
Chief Executive Officer	2012	728,141	—	2,999,997	581,249	2,220,000	216,502	6,745,889
	2011	740,000	—	2,867,941	—	4,228,125	162,778	7,998,844

Anthony J. Park	2013	429,615	—	479,992	467,976	1,700,322	128,210	3,206,115
Executive Vice President and Chief Financial Officer	2012	404,599	—	800,002	155,000	830,000	111,264	2,300,865
	2011	400,000	—	716,989	—	1,488,500	63,096	2,668,585

William P. Foley, II	2013	741,692	—	4,355,013	4,338,500	40,675,593	852,451	50,963,249
Chairman of the Board	2012	625,000	—	7,399,992	1,375,623	4,657,500	933,952	14,992,067
	2011	600,000	—	7,331,011	—	3,600,000	991,486	12,522,497

Brent B. Bickett	2013	550,500	—	1,170,017	1,202,421	9,683,004	368,779	12,974,722
President	2012	409,069	—	2,100,006	387,499	1,238,250	344,228	4,479,052
	2011	183,000	—	1,821,830	—	549,000	250,152	2,803,982

Michael L. Gravelle	2013	422,406	—	1,119,993	1,053,679	3,551,069	100,993	6,248,135
Executive Vice President, General Counsel and Corporate Secretary

George P. Scanlon *	2013	752,588	—	70,004	29,979	4,061,134	8,031,553	12,945,255
Former Chief Executive Officer	2012	693,141	—	2,999,997	581,249	2,220,000	245,488	6,739,875
	2011	600,000	—	2,867,941	—	4,955,625	207,900	8,631,466

*	Effective December 7, 2013, Mr. Scanlon transitioned from the role of Chief Executive Officer and his employment with FNF ended.
(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary, if any, into our 401(k) plan, ESPP, or deferred compensation plans. In addition, the amount for Mr. Gravelle for 2013 also includes $148,000 in salary paid by Remy in connection with his employment by Remy as its Senior Vice President, General Counsel and Corporate Secretary.
(2)	Represents the grant date fair value of restricted stock awards granted in 2013 computed in accordance with ASC Topic 718, excluding forfeiture assumptions. These awards consisted of our restricted shares issued under the FNF omnibus plan. Assumptions used in the calculation of these amounts are included in Footnote O to our audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K, which is attached as Annex E to this proxy statement/prospectus. The amounts for 2013 include $106,006, $70,004, $70,004 and $70,004 with respect to Messrs. Foley, Bickett, Gravelle and Scanlon, respectively, relating to the February 21, 2013 grant of Remy restricted stock. As of March 28, 2014, we owned approximately 51% of Remy’s common stock and we consolidate the operations of Remy.
(3)

Represents the grant date fair value of stock option awards granted in 2013, computed in accordance with ASC Topic 718. Assumptions used in the calculation of this amount are included in Footnote O to our audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K, which is attached as Annex E to this proxy statement/prospectus. The amounts for 2013 also include $44,972, $29,979, $29,979, and $29,979 with respect to Messrs. Foley, Bickett, Gravelle, and Scanlon respectively, relating to the February 21, 2013 grant of Remy stock options; and $150,000 and $100,000 with respect to Messrs. Foley and Bickett, respectively, relating to the August 26, 2013 grant of FNES stock options. As of March 28, 2014, we owned approximately 51% of Remy’s common stock and 36% of FNES’ common stock. We consolidate the operations of Remy and account for FNES under the equity method of accounting.
(4)	Represents amounts earned under the FNF annual incentive plan and Long-Term Investment Success Incentive Program. In 2013, the named executive officers, other than Mr. Quirk, earned the following amounts under the FNF annual incentive plan, the September 2012 awards under the Long-Term Investment Success Incentive Program and the March 2013 awards under the Long-Term Investment Success Incentive Program, respectively: Mr. Park $435,000, $1,265,322, and $0; Mr. Foley $2,868,800, $25,000,000 and $12,806,843; Mr. Bickett $825,800, $8,857,254 and $0; Mr. Gravelle $342,700, $3,163,305 and $0; and Mr. Scanlon $1,037,014, $3,024,120 and $0. Mr. Quirk did not participate in the Long-Term Investment Success Incentive Program. The amount for Mr. Gravelle for 2013 also includes a $45,064 performance-based bonus paid by Remy in connection with his employment by Remy as its Senior Vice President, General Counsel and Corporate Secretary.
(5)	Amounts shown for 2013 include matching contributions to our ESPP; dividends paid on restricted stock; life insurance premiums paid by us; health insurance fees paid by us under the executive medical plan; fees received for services on the boards of directors of affiliates; personal use of a company airplane; utilization of accounting services through March 31, 2013, which then ended; and, in the case of Mr. Scanlon, cash severance benefits paid pursuant to his employment agreement and office supply and administrative support benefits in connection with his ongoing responsibilities as a director of Remy, as set forth below.

	Foley	Quirk	Park	Bickett	Gravelle	Scanlon
ESPP Matching Contributions	$33,029	$27,157	$22,282	$13,468	$12,661	$35,485
Common Stock Grants	11,163	8,538	7,183	9,528	3,980	12,808
Restricted Stock Dividends	401,047	208,725	52,437	68,927	37,973	187,089
Life Insurance Premiums	1,143	1,143	135	135	206	387
Director Fees Paid By Affiliates *	203,042	—	—	128,334	—	114,042
Personal Airplane Use	170,709	9,740	—	102,216	—	10,543
Executive Medical	32,319	32,319	46,173	46,173	46,173	46,173
Cash Severance Per Employment Agreement	—	—	—	—	—	7,625,026

*	Beginning January 1, 2014, Messrs. Foley and Bickett will not receive director fees for serving on the board of our affiliates.

The following table sets forth information concerning awards granted to the named executive officers during the fiscal year ended December 31, 2013.

Grants of Plan-Based Awards

(a) Name	(b) Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			(i) All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	(j) All other Option Awards: Number of Securities Underlying Options (#) (4)	(k) Exercise or Base Price of Option Awards ($/Share)	(l) Grant Fair Value of Stock and Option Awards ($)
		(c) Threshold ($)	(d) Target ($)	(e) Maximum ($)	(f) Threshold (#)	(g) Target (#)	(h) Maximum (#)
William P. Foley, II	2/21/2013	—	—	—	—	—	—	5,676	5,933	18.50	150,037
	8/26/2013	—	—	—	—	—	—	—	2,100	392.49	150,000
	11/21/2013	—	—	—	—	152,330	—	—	887,265	27.90	8,393,535
	Annual Incentive Plan	956,250	1,912,500	5,737,500	—	—	—	—	—	—	—
	Long-Term Investment Success Incentive Program	—	—	25,000,000	—	—	—	—	—	—	—

Raymond R. Quirk	11/21/2013	—	—	—	—	71,685	—	—	417,537	27.90	3,949,909
	Annual Incentive Plan	555,000	1,110,000	2,220,000	—	—	—	—	—	—	—

Brent B. Bickett	2/21/2013	—	—	—	—	—	—	3,784	3,955	18.50	100,002
	8/26/2013	—	—	—	—	—	—	—	1,400	392.49	100,000
	11/21/2013	—	—	—	—	39,427	—	—	229,645	27.90	2,172,455
	Annual Incentive Plan	412,900	825,800	1,651,600	—	—	—	—	—	—	—
	Long-Term Investment Success Incentive Program	—	—	25,000,000	—	—	—	—	—	—	—

Anthony J. Park	11/21/2013	—	—	—	—	17,204	—	—	100,209	27.90	947,968
	Annual Incentive Plan	217,500	435,000	870,000	—	—	—	—	—	—	—
	Long-Term Investment Success Incentive Program	—	—	25,000,000	—	—	—	—	—	—	—

Michael L. Gravelle	2/21/2013	—	—	—	—	1,891	—	1,892	3,955	18.50	100,002
	11/21/2013	—	—	—	—	37,634	—	—	219,207	27.90	2,073,685
	Annual Incentive Plan	202,000	404,000	808,000	—	—	—	—	—	—	—
	Long-Term Investment Success Incentive Program	—	—	25,000,000	—	—	—	—	—	—	—
	Remy Annual Incentive Plan	40,700	81,400	122,100	—	—	—	—	—	—	—

George P. Scanlon	2/21/2013	—	—	—	—	—	—	3,784	3,955	18.50	100,002
	Annual Incentive Plan	555,000	1,110,000	2,220,000	—	—	—	—	—	—	—
	Long-Term Investment Success Incentive Program	—	—	25,000,000	—	—	—	—	—	—	—

(1)	The amounts shown in column (c) reflect the minimum payment levels under the FNF annual incentive plan and, additionally for Mr. Gravelle, the minimum payout levels under the Remy annual incentive bonus program. For the FNF annual incentive Plan, the minimum payout levels are 50% of the target amounts shown in column (d) under the FNF annual incentive plan. The amount shown in column (e) under the FNF annual incentive plan for everyone except Mr. Foley and Mr. Gravelle is 200% of the target amount. For Mr. Foley and Mr. Gravelle, the amount in column (e) is 300% and 240%, respectively, of the target amount. These amounts are based on the individual’s 2013 salary and position. The amounts shown in columns (c), (d) and (e) for Mr. Gravelle with respect to the Remy annual incentive bonus program reflect the minimum, target and maximum amounts, respectively, payable to Mr. Gravelle under that plan. Mr. Gravelle’s target under the Remy annual incentive bonus program was 55% of his base salary paid by Remy in 2013, the minimum payout level is 50% of the target amount shown in column (d) and the maximum is 150% of the target amount. The amounts shown in column (e) for the Long-Term Investment Success Incentive Program are the maximum potential incentives that may be earned under that program for the awards granted in 2013. The $25 million maximum is based on the limit in our 2005 Omnibus Incentive Plan. Amounts will not be earned under the 2013 awards to the extent a payment is earned under the 2012 award for the same performance period. Consequently, we expect that an amount will be earned under the 2013 awards only to the extent the amount earned under the 2012 award is capped due to the $25 million limitation under our 2005 Omnibus Incentive Plan. Amounts earned under the 2012 and 2013 Long-Term Investment Success Incentive Program awards for the performance periods ending December 31, 2013 were paid in March 2014, and are reflected in the Summary Compensation Table under the heading Non-Equity Incentive Plan Compensation. As described in detail in the “Compensation Discussion and Analysis and Executive and Director Compensation” section of this proxy statement/prospectus, the incentive program does not include target and threshold amounts for participating executives. The amount shown in the target column represents an estimate of the amounts that will be earned with respect to the 2013 award over the entire performance period, ending December 31, 2016.
(2)	The amounts shown in column (f) for Mr. Gravelle reflect 50% of the total number of shares of performance-based restricted stock awarded to Mr. Gravelle in 2013, which reflects the number of shares he would receive if Remy achieves the minimum level of performance with respect to the award. The amounts shown in column (g) reflect the number of shares of performance-based restricted stock granted to each named executive officer under the FNF omnibus plan, and additionally for Mr. Gravelle, under the Remy omnibus incentive plan. As Mr. Scanlon transitioned from the role of our Chief Executive Officer in December 2013, he did not receive any grants under the omnibus plan for 2013.
(3)	The amounts shown in column (i) for Messrs. Foley, Bickett, Gravelle and Scanlon reflect the number of shares of Remy restricted stock granted to each named executive officer on February 21, 2013.
(4)	For each named executive officer other than Messrs. Foley, Bickett, Gravelle and Scanlon, the amounts shown in column (j) reflect the number of stock options granted to each named executive officer under the omnibus plan on November 21, 2013 (grant date fair value per option is $4.67 per option granted). For Messrs. Foley and Bickett, the amounts shown in column (j) reflect (a) the number of stock options granted to each named executive officer under the omnibus plan on November 21, 2013 (grant date fair value per option is $4.67 per option granted), (b) the number of Remy stock options granted to each named executive officer on February 21, 2013 (grant date fair value per option is $7.59 per option granted), and (c) the number of FNES stock options granted to each named executive officer on August 26, 2013 (grant date fair value per option is $71.43 per option granted). For Mr. Gravelle, the amounts shown in column (j) reflect (a) the number of stock options granted to the named executive officer under the omnibus plan on November 21, 2013 (grant date fair value per option is $4.67 per option granted), and (b) the number of Remy stock options granted to the named executive officer on February 21, 2013 (grant date fair value per option is $7.59 per option granted). For Mr. Scanlon, the amounts shown in column (j) reflect the number of Remy stock options granted to the named executive officer on February 21, 2013 (grant date fair value per option is $7.59 per option granted). As Mr. Scanlon transitioned from the role of our Chief Executive Officer in December 2013, he did not receive any grants under the omnibus plan for 2013.

Employment Agreements

We have entered into employment agreements with all of our named executive officers. Additional information regarding post-termination benefits provided under these employment agreements can be found in the “Potential Payments Upon Termination or Change in Control” section.

William P. Foley, II

We entered into a three-year amended and restated employment agreement with Mr. Foley, effective July 2, 2008, to serve as our Executive Chairman, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Prior to the amendments described below, under the terms of the agreement, Mr. Foley’s minimum annual base salary was $600,000 and his annual cash incentive target was 250% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Foley is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Foley and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Foley is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Effective as of February 4, 2010, we entered into an amendment to Mr. Foley’s employment agreement with Mr. Foley. The amendment provides that, if any payments or benefits to be paid to Mr. Foley pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Foley may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. If Mr. Foley does not elect to have such payments so reduced, Mr. Foley is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under the employment agreement.

The amendment to Mr. Foley’s employment agreement also (i) reduces his annual incentive bonus target from 250% of his annual base salary to 200% of his annual base salary, and (ii) eliminates the obligation of FNF to make severance payments to Mr. Foley in the event he terminates his employment following a change in control without good reason.

Effective as of August 1, 2012, FNF and Mr. Foley entered in a second amendment to Mr. Foley’s employment agreement, pursuant to which Mr. Foley’s minimum annual base salary was increased to $690,000. This amendment also increased Mr. Foley’s annual cash incentive target to 225% of his annual base salary, with amounts payable depending on performance relative to targeted results.

Effective as of August 27, 2013, FNF and Mr. Foley entered in a third amendment to Mr. Foley’s employment agreement, pursuant to which Mr. Foley’s minimum annual base salary was increased to $850,000.

Mr. Foley’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.

George P. Scanlon

We entered into an employment agreement with Mr. Scanlon, effective as of June 1, 2010, to serve as our Chief Operating Officer. Subsequently, we entered into a new three-year amended and restated employment agreement with Mr. Scanlon, effective November 1, 2010, to serve as our Chief Executive Officer, with a provision for automatic annual extensions on the first anniversary of the effective date and for an additional year each anniversary thereafter unless either party gives written notice to the other not to extend the employment term at least 270 days before such extension would be effectuated. The employment agreement provided that we would pay Mr. Scanlon a base salary of no less than $600,000 per year, and that Mr. Scanlon was eligible for an annual incentive bonus opportunity under the FNF annual incentive plan, with amounts payable depending on performance relative to targeted results. For the period from November 1, 2010 through the remainder of the employment term, Mr. Scanlon’s target bonus was set at 150% of his base salary, with a maximum of up to 300% of his base salary. Mr. Scanlon was entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and he and his eligible dependents were entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Scanlon was also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee. The employment agreement also provided that, if any payments or benefits to be paid to Mr. Scanlon pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Scanlon may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code; and that if Mr. Scanlon does not elect to have such payments so reduced, Mr. Scanlon is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under the employment agreement.

Effective December 7, 2013, FNF entered into a Release Agreement pursuant to which Mr. Scanlon transitioned from his role as Chief Executive Officer and his employment with FNF terminated. Pursuant to the Release Agreement, Mr. Scanlon is entitled to receive the following benefits, consistent with the terms of his employment agreement: (i) a pro-rated portion of his actual annual bonus under the 2013 annual incentive plan based upon the bonus that he would have earned multiplied by the percentage of 2013 completed by Mr. Scanlon before December 7, 2013; (ii) a lump sum cash payment equal to $7,455,000, which is 250% of the sum of (A) his base salary and (B) the highest annual bonus paid to him within the last 3 years or, if higher, his target bonus for 2013 ($2,220,000) and the dollar equivalent of his remaining match under the Employee Stock Purchas Plan, which was $55,000; (iii) the right to convert any life insurance provided by us into an individual policy, plus a lump sum cash payment equal to $7,148.16 which represents a lump sum payment equal to 36 months of monthly life insurance premiums; (iv) COBRA coverage (so long as the executive pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump sum cash payment equal to $162,877.32 which represents a lump sum payment equal to 36 months of monthly medical and dental premiums; and (v) full vesting acceleration of all stock options, restricted stock, performance shares and other equity-based awards outstanding as of December 7, 2013. In addition, for so long as he remains a director of an FNF subsidiary, Mr. Scanlon is entitled to: (A) preferred use of our company airplane at a discount to retain charter rates; (B) continued payment and support for Mr. Scanlon’s personal computer, iPad and iPhone; and (C) continued availability of administrative support for his service on the board of Remy. Finally, in accordance with his September 2012 and March 2013 awards under the Long-Term Investment Success Incentive Program, a 95.6% pro-rata payment for the measurement period from July 1, 2012 through December 31, 2013, a 57.4% pro-rata payment for the measurement period from July 1, 2012 through December 31, 2014, a 41% pro-rata payment for the measurement period from July 1, 2012 through December 31, 2015, and a 31.9% pro-rata payment for the measurement period from July 1, 2012 through December 31, 2016, less, in each case, amounts previously paid under the awards. Further information regarding this agreement is set forth in the “Potential Payments Upon Termination or Change in Control” section.

Raymond R. Quirk

We entered into a three-year amended and restated employment agreement with Mr. Quirk, effective October 10, 2008, to serve as our President, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Quirk’s minimum annual base salary is $740,000, with an annual cash incentive target of 150% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Quirk is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Quirk and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Quirk is also entitled to, but does not receive, the payment of initiation and membership dues in any social or recreational clubs that we deem appropriate to maintain our business relationships, and he is eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Effective as of February 4, 2010, FNF and Mr. Quirk entered into an amendment to Mr. Quirk’s employment agreement. The amendment provides that, if any payments or benefits to be paid to Mr. Quirk pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Quirk may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. If Mr. Quirk does not elect to have such payments so reduced, Mr. Quirk is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under the employment agreement.

Mr. Quirk’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.

Anthony J. Park

We entered into a three-year amended and restated employment agreement with Mr. Park, effective October 10, 2008, to serve as our Executive Vice President, Chief Financial Officer, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Park’s minimum annual base salary is $375,000, with an annual cash incentive target equal to at least 100% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Park is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Park and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Park is also entitled to, but does not receive, the payment of initiation and membership dues in any social or recreational clubs that we deem appropriate to maintain our business relationships, and he is eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Effective as of February 4, 2010, FNF and Mr. Park entered into an amendment to Mr. Park’s employment agreement. The amendment provides that, if any payments or benefits to be paid to Mr. Park pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Park may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. If Mr. Park does not elect to have such payments so reduced, Mr. Park is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under the employment agreement.

Mr. Park’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.

Brent B. Bickett

We entered into a three-year amended and restated employment agreement with Mr. Bickett, effective July 2, 2008, to serve as our Executive Vice President, Corporate Finance, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Effective as of January 1, 2012, we entered into an amendment to the employment agreement with Mr. Bickett pursuant to which Mr. Bickett was entitled to a minimum annual base salary of $276,500 and an annual cash bonus target of 150% of his annual base salary, with amounts payable depending on performance relative to targeted results. Effective as of July 1, 2012, we entered into an additional amendment to the employment agreement with Mr. Bickett in connection with his increased role and full-time status with FNF. Under the terms of the agreement, as amended, Mr. Bickett’s minimum annual base salary is $550,500, with an annual cash bonus target of 150% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Bickett is entitled to purchase supplemental disability insurance sufficient to provide at least 60% of his pre-disability base salary, and Mr. Bickett and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Bickett is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Effective as of February 4, 2010, FNF and Mr. Bickett entered into an amendment to Mr. Bickett’s employment agreement. The amendment provides that, if any payments or benefits to be paid to Mr. Bickett pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Bickett may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. If Mr. Bickett does not elect to have such payments so reduced, Mr. Bickett is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under the employment agreement.

Mr. Bickett’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.

Michael L. Gravelle

We entered into a three-year amended and restated employment agreement with Mr. Gravelle, effective January 1, 2010, to serve as our Executive Vice President, General Counsel and Corporate Secretary, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement as amended effective January 30, 2013, Mr. Gravelle’s minimum annual FNF base salary is $337,000, with an annual cash incentive target equal to at least 120% of his paid FNF base salary with a maximum of up to 240% of his paid FNF base salary, with amounts payable depending on performance relative to targeted results. Mr. Gravelle is entitled to purchase supplemental disability insurance sufficient to provide at least 60% of his pre-disability base salary, and Mr. Gravelle and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Gravelle is also entitled to, but does not receive, the payment of initiation and membership dues in any social or recreational clubs that we deem appropriate to maintain our business relationships, and he is eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

The agreement further provides that, if any payments or benefits to be paid to Mr. Gravelle pursuant to the terms of the agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Gravelle may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. If Mr. Gravelle does not elect to have such payments so reduced, Mr. Gravelle is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under the employment agreement.

The agreement finally provides that Mr. Gravelle became the Senior Vice President, General Counsel and Corporate Secretary of Remy effective as of February 1, 2013, and ceased being an executive officer of FIS as of February 1, 2013 and acknowledges that Mr. Gravelle would receive an annual base salary of $148,000 and a bonus opportunity at target of 55% ($81,400) from Remy. Mr. Gravelle does not have a separate employment agreement with Remy.

Mr. Gravelle’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.

Annual Incentive Awards

In 2013, our compensation committee approved performance-based cash incentive award opportunities for certain of our named executive officers. The performance-based cash incentive award opportunities are calculated by multiplying base salary by the named executive officer’s applicable percentage approved by our compensation committee based on the level of performance that we achieved. More information about the annual incentive awards, including the targets and criteria for determining the amounts payable to our named executive officers, can be found in the “Compensation Discussion and Analysis” section.

Long-Term Investment Success Incentive Awards

In 2012, we implemented a special cash incentive program under the omnibus plan tied to FNF’s return on investment in certain companies or divisions. We granted awards under his program in September 2012 and March 2013 with performance periods from July 1, 2012 through December 31, 2016 and January 1, 2013 through December 31, 2016, respectively. Messrs. Foley, Scanlon, Bickett, Park and Gravelle participate in the program. More information about the program, including the criteria for determining the amounts payable to certain of our named executive officers, can be found in the “Compensation Discussion and Analysis” section.

Long Term Equity Incentive Awards

In November 2013, our compensation committee approved grants of performance-based restricted stock and stock options to our named executive officers. The performance element applicable to the performance-based restricted stock is based upon achievement of pre-tax margin in our title segment of 8.5% in at least two of the five quarters beginning October 1, 2013. The restricted stock also vests proportionately each year over three years based on continued employment with us. Stock options vest proportionately each year over three years based on continued employment with us. More information about the long term equity incentive awards can be found in the “Compensation Discussion and Analysis” section.

Salary and Bonus in Proportion to Total Compensation

The “Compensation Discussion and Analysis” section contains a table showing the proportion of our named executive officers’ salary to total compensation for 2013.

Outstanding FNF Equity Awards at Fiscal Year End

		Option Awards (1)					Stock Awards (2)
									Equity Incentive Plan Awards:
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William P. Foley, II	10/28/2011	—	—	—	—	—	118,033	3,830,171	—	—
William P. Foley, II	11/8/2012	60,528	121,058	—	22.59	11/8/2019	209,532	6,799,313	—	—
William P. Foley, II	11/21/2013	—	887,265	—	27.90	11/21/2020	—	—	152,330	4,943,109
Anthony J. Park	11/8/2007	98,333	—	—	13.64	11/8/2015	—	—	—	—
Anthony J. Park	11/23/2009	30,000	—	—	14.06	11/23/2017	—	—	—	—
Anthony J. Park	10/28/2011	—	—	—	—	—	15,301	496,517	—	—
Anthony J. Park	11/8/2012	6,820	13,640	—	22.59	11/8/2019	23,610	766,145	—	—
Anthony J. Park	11/21/2013	—	100,209	—	27.90	11/21/2020	—	—	17,204	558,270
Raymond R. Quirk	11/8/2007	400,000	—	—	13.64	11/8/2015	—	—	—	—
Raymond R. Quirk	10/27/2008	341,667	—	—	7.09	10/27/2016	—	—	—	—
Raymond R. Quirk	11/23/2009	140,000	—	—	14.06	11/23/2017	—	—	—	—
Raymond R. Quirk	10/28/2011	—	—	—	—	—	61,203	1,986,037	—	—
Raymond R. Quirk	11/8/2012	25,575	51,151	—	22.59	11/8/2019	88,535	2,872,961	—	—
Raymond R. Quirk	11/21/2013	—	417,537	—	27.90	11/21/2020	—	—	71,685	2,326,178
Brent B. Bickett	11/8/2007	120,000	—	—	13.64	8/19/2015	—	—	—	—
Brent B. Bickett	11/23/2009	30,000	—	—	14.06	11/23/2017	—	—	—	—
Brent B. Bickett	10/28/2011	—	—	—	—	—	19,672	638,356	—	—
Brent B. Bickett	11/8/2012	17,050	34,101	—	22.59	11/8/2019	59,024	1,915,329	—	—
Brent B. Bickett	11/21/2013	—	229,645	—	27.90	11/21/2020	—	—	39,427	1,279,406
Michael L. Gravelle	5/31/2006	24,793	—	—	20.92	5/31/2016	—	—	—	—
Michael L. Gravelle	11/8/2007	40,000	—	—	13.64	11/8/2015	—	—	—	—
Michael L. Gravelle	10/27/2008	66,667	—	—	7.09	10/27/2016	—	—	—	—
Michael L. Gravelle	11/23/2009	30,000	—	—	14.06	11/23/2016	—	—	—	—
Michael L. Gravelle	10/28/2011	—	—	—	—	—	10,929	354,646	—	—
Michael L. Gravelle	11/8/2012	10,528	—	—	22.59	11/8/2019	36,447	1,182,705	—	—
Michael L. Gravelle	11/21/2013	—	219,207	—	27.90	11/21/2020	—	—	37,634	1,221,223
George P. Scanlon	6/1/2010	100,000	—	—	13.99	6/1/2017	—	—	—	—
George P. Scanlon	11/8/2012	76,726	—	—	22.59	11/8/2019	—	—	—	—

(1)	Option grants made in 2013, 2012, 2009, 2008 and 2006 were granted under the omnibus incentive plan as part of our 2013, 2012, 2009, 2008 and 2006 long-term incentive compensation and vest 33% annually over a period of three years from the date of grant. Option grants made in 2007 were granted under the omnibus plan as part of our 2007 long-term incentive compensation and vest 25% annually over a period of four years from the date of grant.
(2)	We made the October 2011, November 2012 and November 2013 stock awards under the omnibus incentive plan. The October 2011 grants vest 33% annually over three years provided we achieve pre-tax margin of 6% in our title segment in at least two of the five quarters beginning October 1, 2011. The November 2012 grants vest 33% annually over three years provided we achieve pre-tax margin of 8% in our title segment in at least two of the five quarters beginning October 1, 2012. The November 2013 grants vest 33% annually over three years provided we achieve pre-tax margin of 8.5% in our title segment in at least two of the five quarters beginning October 1, 2013. Market values are based on the December 31, 2013 closing price of $32.45.

Outstanding Ceridian Option Awards at Fiscal Year End

	Grant Date	Number of Securities Underlying Unexercised Options Unexercisable	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Name		(#)	(#)	($)
William P. Foley, II HCM * (1)	12/7/2010	111,468	111,468	6.73	12/7/2020
William P. Foley, II ComData * (2)	12/7/2010	229,245	229,245	3.27	12/7/2020

*	As a result of Ceridian splitting ComData and HCM during the year, Mr. Foley’s outstanding Ceridian options have been modified to represent options in the split entities. This split resulted in no additional compensation for Mr. Foley, due to the fair value of his options at the time of the modification being the same as his former options in Ceridian.
(1)	50% of the options vest quarterly over three years from the date of grant, and vest immediately upon a change in control of HMC. The remaining 50% vest upon the earliest to occur of (i) a change in control of Ceridian or (ii) following an Initial Public Offering if the equity value of the common stock equals at least $13.46 and the optionee’s service with Ceridian has not terminated.
(2)	50% of the options vest quarterly over three years from the date of grant, and vest immediately upon a change in control of ComData. The remaining 50% vest upon the earliest to occur of (i) a change in control of Ceridian or (ii) following an Initial Public Offering if the equity value of the common stock equals at least $6.54 and the optionee’s service with Ceridian has not terminated.

Outstanding Remy Restricted Stock and Stock Option Awards at Fiscal Year End

	Grant Date (1)	Number of Securities Underlying Unexercised Options Unexercisable	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name		(#)	(#)	($)		(#)	($)
William P. Foley, II	2/21/2013	5,933	—	18.50	2/21/2020	5,676	132,634
	2/24/2012	—	—	—	—	8,571	199,876
Brent B. Bickett	2/21/2013	3,784	—	18.50	2/21/2020	3,955	92,231
	2/24/2012	—	—	—	—	2,857	66,625
Michael L. Gravelle	2/21/2013	3,784	—	18.50	2/21/2020	3,955	92,231
George P. Scanlon	2/21/2013	3,784	—	18.50	2/21/2020	3,955	92,231

(1)	The restricted stock and stock options granted to Messrs. Foley, Bickett and Scanlon vest as to 50% of the shares subject to each award on each of the first and second anniversaries of the date of grant. The restricted stock and stock options granted to Mr. Gravelle vest as to one-third of the shares subject to each award on each of the first, second and third anniversaries of the date of grant.

Outstanding FNES Option Awards at Fiscal Year End

Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
William P. Foley, II	8/26/2013	2,100	—	392.49	8/26/2020
Brent B. Bickett	8/26/2013	1,400	—	392.49	8/26/2020

(1)	The stock options vest as to 33% of the shares on the date of grant and on each of the first and second anniversaries of the date of grant.

The following table sets forth information concerning each exercise of stock options, stock appreciation rights and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the fiscal year ended December 31, 2013 for each of the named executive officers on an aggregated basis:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

William P. Foley, II	—	—	336,007	9,186,750
Anthony J. Park	75,000	2,049,878	42,702	1,167,639
Raymond R. Quirk	125,000	3,205,550	168,632	4,604,145
Brent B. Bickett	109,904	2,902,252	64,780	1,769,546
Michael L. Gravelle	—	—	36,951	1,009,236
George P. Scanlon	—	—	472,192	8,607,279

(1)	The restricted stock vesting for Mr. Scanlon includes 316,409 shares, with a realized value of $4,343,899, which were accelerated in 2013 as he transitioned from his role as Chief Executive Officer and his employment with FNF terminated.

Nonqualified Deferred Compensation

Under our nonqualified deferred compensation plan, which was amended and restated effective January 1, 2009, participants, including our named executive officers, can defer up to 75% of their base salary and 100% of their monthly, quarterly and annual incentives, subject to a minimum deferral of $16,500. Deferral elections are made during specified enrollment periods. Deferrals and related earnings are not subject to vesting conditions.

Participants’ accounts are bookkeeping entries only and participants’ benefits are unsecured. Participants’ accounts are credited or debited daily based on the performance of hypothetical investments selected by the participant, and may be changed on any business day. The funds from which participants may select hypothetical investments, and the 2013 rates of return on these investments, are listed in the following table:

Name of Fund	2013 Rate of Return	Name of Fund	2013 Rate of Return
Nationwide NVIT Money Market V	0%	Goldman Sachs VIT Mid Cap Value	32.89%
PIMCO VIT Real Return Portfolio	(9.91%)	T Rowe Price Mid Cap Growth II	36.40%
PIMCO VIT Total Return Portfolio	(2.11%)	Royce Capital Small Cap	34.75%
LASSO Long and Short Strategic Opportunities	9.40%	Vanguard VIF Small Company Growth Portfolio	46.54%
T. Rowe Price Equity Income II Portfolio	29.41%	MFS VIT II International Value Svc	27.63%
Dreyfus Stock Index	32.03%	American Funds IS International	21.63%
American Funds IS Growth	30.10%	Lazard Retirement Emerging Markets	(1.24%)
Invesco VIF Global Real Estate	2.71%	Van Eck VIP Global Hard Assets	10.53%
Ivy VIP High Income	10.50%

Upon retirement, which generally means separation of employment after attaining age sixty, an individual may elect either a lump-sum withdrawal or installment payments over 5, 10 or 15 years. Similar payment elections are available for pre-retirement survivor benefits. In the event of a termination prior to retirement, distributions are paid over a 5-year period. Account balances less than the applicable Internal Revenue Code Section 402(g) limit will be distributed in a lump-sum. Participants can elect to receive in-service distributions in a plan year designated by the participant and these amounts will be paid within two and one-half months from the close of the plan year in which they were elected to be paid. The participant may also petition us to suspend elected deferrals, and to receive partial or full payout under the plan, in the event of an unforeseeable financial emergency, provided that the participant does not have other resources to meet the hardship.

Plan participation continues until termination of employment. Participants will receive their account balance in a lump-sum distribution if employment is terminated within two years after a change in control.

In 2004, Section 409A of the Internal Revenue Code was passed. Section 409A changed the tax laws applicable to nonqualified deferred compensation plans, generally placing more restrictions on the timing of deferrals and distributions. The deferred compensation plan contains amounts deferred before and after the passage of Section 409A.

For amounts subject to Section 409A, which in general terms includes amounts deferred after December 31, 2004, a modification to a participant’s payment elections may be made upon the following events:

•	Retirement: Participants may modify the distribution schedule for a retirement distribution from a lump-sum to annual installments or vice versa, however, a modification to the form of payment requires that the payment(s) commence at least five years after the participant’s retirement, and this election must be filed with the administrator at least 12 months prior to retirement.

•	In-service Distributions: Participants may modify each in-service distribution date by extending it by at least five years; however, participants may not accelerate the in-service distribution date and this election must be filed with the administrator at least 12 months prior to the scheduled in-service distribution date.

Deferral amounts that were vested on or before December 31, 2004 are generally not subject to Section 409A and are governed by more liberal distribution provisions that were in effect prior to the passage of Section 409A. For example, a participant may withdraw these grandfathered amounts at any time, subject to a withdrawal penalty of ten percent, or may change the payment elections for these grandfathered amounts if notice is timely provided.

The table below describes the contributions and distributions made with respect to the named executive officers’ accounts under our nonqualified deferred compensation plan. None of the named executive officers, other than Messrs. Park and Gravelle, deferred 2013 compensation under the plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
William P. Foley, II	—	—	470,122	—	2,052,374
Anthony J. Park	75,000	—	49,184	—	276,716
Brent B. Bickett	—	—	106,778	—	453,630
Michael L. Gravelle	73,281	—	41,615	—	197,503

Potential Payments Upon Termination or Change-in-Control

In this section, we discuss the nature and estimated value of payments and benefits we would provide to our named executive officers in the event of termination of employment or a change in control. The amounts described in this section reflect amounts that would have been payable under (i) our plans, (ii) where applicable, with respect to the named executive officers other than Mr. Scanlon, their employment agreements if their employment had terminated on December 31, 2013, and (iii) for Mr. Scanlon, his Release Agreement based on his actual termination date of December 7, 2013.

For the named executive officers other than Mr. Scanlon, the types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause and termination in the event of disability or death. We also describe the estimated payments and benefits that would be provided upon a change in control without a termination of employment. The actual payments and benefits that would be provided upon a termination of employment would be based on the named executive officers’ compensation and benefit levels at the time of the termination of employment and the value of accelerated vesting of share-based awards would be dependent on the value of the underlying stock.

For each type of employment termination, the named executive officers would be, and Mr. Scanlon is, entitled to benefits that are available generally to our domestic salaried employees, such as distributions under our 401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees. In addition to these generally available plans and arrangements, the named executive officers would be entitled to benefits under our nonqualified deferred compensation plan, as described above in the Nonqualified Deferred Compensation table and accompanying narrative.

Potential Payments under Employment Agreements

As discussed above, we have entered into employment agreements with our named executive officers. The agreements contain provisions for the payment of severance benefits following certain termination events. Below is a summary of the payments and benefits that the named executive officers other than Mr. Scanlon would receive in connection with various employment termination scenarios.

Under the terms of each employment agreement, if the executive’s employment is terminated by us for any reason other than for cause and not due to death or disability, or by the executive for good reason then the executive is entitled to receive:

•	any accrued obligations,

•	a prorated annual incentive based on the actual incentive the named executive officer would have earned for the year of termination,

•	a lump-sum payment equal to 200% (or 300% in the case of Mr. Foley, or 250% in the case of Mr. Scanlon) of the sum of the executive’s (a) annual base salary and (b) the highest annual bonus paid to the executive within the 3 years preceding his termination or, if higher, the target bonus opportunity in the year in which the termination of employment occurs,

•	immediate vesting and/or payment of all our equity awards (except performance-based awards, which vest pursuant to the terms of the awards),

•	the right to convert any life insurance provided by us into an individual policy, plus a lump sum cash payment equal to thirty-six months of premiums, and

•	other COBRA coverage (so long as the executive pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump sum cash payment equal to the sum of thirty-six monthly COBRA premium payments.

If the executive’s employment terminates due to death or disability, we will pay him, or his estate:

•	any accrued obligations,

•	a prorated annual bonus based on (a) the target annual bonus opportunity in the year in which the termination occurs or the prior year if no target annual bonus opportunity has yet been determined and (b) the fraction of the year the executive was employed, and

•	in the case of Mr. Gravelle, the unpaid portion of his annual base salary for the remainder of the employment term.

In addition, the employment agreement of each executive, other than Messrs. Gravelle and Bickett, provides for supplemental disability insurance sufficient to provide at least 2/3 of the executive’s pre-disability base salary. In the case of Messrs. Gravelle and Bickett, they are entitled to purchase supplemental disability insurance sufficient to provide 60% of their pre-disability base salary. For purposes of the agreements, an executive will be deemed to have a “disability” if he is entitled to receive long-term disability benefits under our long-term disability plan.

If the executive’s employment is terminated by FNF for cause or by the executive without good reason our only obligation is the payment of any accrued obligations.

For purposes of each agreement, “cause” means the executive’s:

•	persistent failure to perform duties consistent with a commercially reasonable standard of care,

•	willful neglect of duties,

•	conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty,

•	material breach of the employment agreement, or

•	impeding or failing to materially cooperate with an investigation authorized by our board.

For purposes of each agreement, other than Mr. Gravelle’s agreement, “good reason” includes:

•	a material diminution in the executive’s position or title or the assignment of duties to the executive that are materially inconsistent with the executive’s position or title,

•	a material diminution of the executive’s base salary or annual bonus opportunity,

•

within six months immediately preceding or within two years immediately following a change in control, (1) a material adverse change in the executive’s status, authority or responsibility, (2) a material adverse change in the position to whom the executive reports or to the executive’s service relationship as a result of such reporting structure change, or a material diminution in the authority, duties or responsibilities of the position to whom the executive reports, (3) a material diminution in the budget over which the executive has managing authority, or (4) a material change in the geographic location of the executive’s place of employment, or

•	our material breach of any of our obligations under the employment agreement.

For purposes of each agreement, other than Mr. Gravelle’s agreement, a “change in control” means:

•	an acquisition by an individual, entity or group of more than 50% of our voting power,

•	a merger in which we are not the surviving entity, unless our stockholders immediately prior to the merger hold more than 50% of the combined voting power of the resulting corporation after the merger,

•	a reverse merger in which we are the surviving entity but in which more than 50% of the combined voting power is transferred to persons different from those holding the securities immediately prior to such merger,

•	during any period of 2 consecutive years during the employment term, a change in the majority of our board, unless the changes are approved by 2/3 of the directors then in office,

•	a sale, transfer or other disposition of our assets that have a total fair market value equal to or more than 1/3 of the total fair market value of all of our assets immediately before the sale, transfer or disposition, other than a sale, transfer or disposition to an entity (1) which immediately after the sale, transfer or disposition owns 50% of our voting stock or (2) 50% of the voting stock of which is owned by us after the sale, transfer or disposition, or

•	our stockholders approve a plan or proposal for the liquidation or dissolution of our company.

For purposes of Mr. Gravelle’s agreement, “good reason” includes:

•	a material adverse change in his position or title, or a material diminution in his managerial authority, duties or responsibilities or the conditions under which such duties or responsibilities are performed;

•	a material adverse change in the position to whom he reports or a material diminution in the managerial authority, duties or responsibilities of the person in that position;

•	A material change in the geographic location of his principal working location, which FNF has determined to be a relocation of more than 35 miles;

•	a material diminution of the executive’s base salary or annual bonus opportunity; or

•	a material breach by FNF of any of its obligations under the employment agreement.

Potential Payments Under FNF Omnibus Incentive Plan

In addition to the post-termination rights and obligations set forth in the employment agreements of our named executive officers, the FNF omnibus incentive plan provides for the potential acceleration of vesting and/or payment of equity awards in connection with a change in control. Under the FNF omnibus incentive plan, except as otherwise provided in a participant’s award agreement, upon the occurrence of a change in control any and all outstanding options and stock appreciation rights will become immediately exercisable, any restriction imposed on restricted stock, restricted stock units and other awards will lapse, and any and all performance shares, performance units and other awards with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

For purposes of the FNF omnibus plan, the term “change in control” means the occurrence of any of the following events:

•	an acquisition by an individual, entity or group of 25% or more of our voting power (except for acquisitions by us or any of our employee benefit plans),

•	during any period of 2 consecutive years, a change in the majority of our board, unless the change is approved by 2/3 of the directors then in office,

•	a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of our assets; excluding, however, a transaction pursuant to which we retain specified levels of stock ownership and board seats, or

•	our stockholders approve a plan or proposal for our liquidation or dissolution.

Potential Payments under Long-Term Investment Success Cash Incentive Awards

As discussed above, we have implemented a long-term investment success cash incentive program that is designed to motivate our executives to help FNF maximize its return on investment in certain portfolio companies by aligning a portion of the executive’s long-term incentive compensation with FNF’s return related to the specific investment. Although executives are generally required to remain employed through the last day of the applicable measurement period in order to earn any incentive payable as a result of ROI recognized by FNF for such period, if the executive’s employment is terminated due to death, by FNF due to disability or without “cause” or by the executive for “good reason” (as such terms are defined in the executive’s employment agreement and described above), then the executive may still earn a pro-rated portion of any amounts credited to the incentive pool for any open measurement periods.

Estimated Cash Severance Payments

Our estimate of the cash severance amounts that would be provided to the named executive officers, other than Mr. Scanlon, assumes that their employment terminated on December 31, 2013. The severance amounts do not include a prorated 2013 annual incentive since the named executive officers, other than Mr. Scanlon, would have been paid based on their service through the end of the year and therefore would have received the amount whether or not the termination occurred.

For a termination of employment by us not for cause or a termination by the executive for good reason, the following payments would have been made under the employment agreements: Mr. Foley $16,658,893; Mr. Park $2,695,639; Mr. Quirk $6,056,393; Mr. Bickett $3,744,174; and Mr. Gravelle $1,759,527. Upon a termination of the executives’ employment due to death or disability, the executives would receive any accrued obligations. Finally, each of Messrs. Foley, Park, Bickett and Gravelle would also be entitled to receive a pro-rated amount of any incentives payable pursuant to the new, long-term investment success cash incentive program described above. However, we have not provided a numerical value attributable to that pro-rata amount as we will not be able to determine such value until each of the 4 measurement periods in the Performance Period (July 1, 2012-December 31, 2016) has closed.

Estimated Equity Values

As disclosed in the Outstanding FNF Equity Awards at Fiscal Year-End table, each named executive officer, other than Mr. Scanlon, had outstanding unvested stock options and restricted stock awards on December 31, 2013. Under the terms of the FNF omnibus plan and award agreements, these stock options and restricted stock awards would vest upon a change in control. In addition, under the named executive officers’ employment agreements, the portion of these stock options and restricted stock awards that vest based solely on the passage of time would vest upon any termination of employment by us not for cause or a termination by the executive for good reason.

In any other termination event, all unvested stock options and restricted stock awards would expire at the employment termination date. The following estimates are based on a stock price of $32.45 per share, which was the closing price of our common stock on December 31, 2013. The stock option amounts reflect the excess of this share price over the exercise price of the unvested stock options that would vest. The restricted stock amounts were determined by multiplying the number of shares that would vest by $32.45. Our estimate of the value of equity that would vest assumes that a change in control and, as applicable, a termination of employment occurred on December 31, 2013.

The estimated value of the FNF stock options held by the named executive officers, other than Mr. Scanlon, that would vest upon a change in control would be as follows: Mr. Foley $5,230,688; Mr. Park $590,441; Mr. Quirk $2,404,142; Mr. Bickett $1,896,821; and Mr. Gravelle $1,205,024. The estimated value of FNF restricted stock awards held by the named executive officers, other than Mr. Scanlon, that would vest upon a change in control would be as follows: Mr. Foley $12,955,663; Mr. Park $1,820,932; Mr. Quirk $7,185,176; Mr. Bickett $3,833,091; and Mr. Gravelle $6,582,904. The estimated value of restricted stock awards held by the named executive officers, other than Mr. Scanlon, that would vest upon a termination of the named executive officers’ employment by us not for cause or a termination by the executives for good reason would be as follows: Mr. Foley $10,629,484; Mr. Park $1,262,662; Mr. Quirk $4,858,998; Mr. Bickett $2,553,685; and Mr. Gravelle $5,370,443.

Payments under Release Agreement with Mr. Scanlon

Effective December 7, 2013, FNF entered into a Release Agreement pursuant to which Mr. Scanlon transitioned from his role as Chief Executive Officer and his employment with FNF terminated. Pursuant to the Release Agreement, Mr. Scanlon was entitled to receive the following benefits, consistent with the terms of his employment agreement: (i) a pro-rated portion of his actual annual bonus under the 2013 annual incentive plan based upon the bonus that he would have earned multiplied by the percentage of 2013 completed by Mr. Scanlon before December 7, 2013; (ii) a lump sum cash payment equal to 250% of the sum of (A) his base salary and (B) the highest annual bonus paid to him within the last 3 years or, if higher, his target bonus for 2013 ($2,220,000) and the dollar equivalent of his remaining match under the Employee Stock Purchase Plan, which was $55,000; (iii) the right to convert any life insurance provided by us into an individual policy, plus a lump sum cash payment equal to $7,148.16 which represents a lump sum payment equal to 36 months of monthly life insurance premiums; (iv) COBRA coverage (so long as the executive pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump sum cash payment equal to $162,877.32 which represents a lump sum payment equal to 36 months of monthly medical and dental premiums; and (v) full vesting acceleration of all stock options, restricted stock, performance shares and other equity-based awards outstanding as of December 7, 2013. In addition, for so long as he remains a director of an FNF subsidiary: (A) preferred use of our company airplane at a discount to retain charter rates; (B) continued payment and support for Mr. Scanlon’s personal computer, iPad and iPhone; and (C) continued availability of administrative support for his service on the board of the FNF subsidiary. Finally, in accordance with his September 2012 and March 2013 awards under the Long-Term Investment Success Incentive Program, a 95.6% pro-rata payment for the measurement period from July 1, 2012 through December 31, 2013, a 57.4% pro-rata payment for the measurement period from July 1, 2012 through December 31, 2014, a 41% pro-rata payment for the measurement period from July 1, 2012 through December 31, 2015, and a 31.9% pro-rata payment for the measurement period from July 1, 2012 through December 31, 2016, less, in each case, amounts previously paid under the awards. Further information regarding this agreement is set forth in the “Potential Payments Upon Termination or Change in Control” section.

The value of Mr. Scanlon’s pro-rata bonus payment for 2013, cash severance benefits, equity awards that accelerated in connection with his termination, and pro-rata payment under the Long-Term Investment Success Incentive Plan for the measurement period ended December 31, 2013, equaled $1,037,014, $7,625,026, $4,343,899 and $3,024,120, respectively. We have not provided a numerical value attributable to that pro-rata amount that will be payable for the remaining measurement period as we will not be able to determine such value until each of the 3 remaining measurement periods in the Performance Period (July 1, 2012-December 31, 2016) has closed. The value of each accelerated stock option was determined by multiplying (i) the number of stock options that were accelerated by (ii) the excess of the closing price of our common stock on the New York Stock Exchange on the last business day prior to December 7, 2013 ($29.01 on December 6, 2013) over the exercise price of the options accelerated. The value of each accelerated restricted stock award as determined by multiplying (i) the number of shares of restricted stock that were accelerated by (ii) the closing price of our common stock on the New York Stock Exchange on the last business day prior to December 7, 2013 ($29.01 on December 6, 2013).

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently composed of Daniel D. (Ron) Lane (Chair), Cary H. Thompson, and Richard N. Massey. During fiscal year 2013, no member of the compensation committee was a former or current officer or employee of FNF or any of its subsidiaries. In addition, during fiscal year 2013, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board.

Discussion of Our Compensation Policies and Practices as They Relate to Risk Management

We reviewed our compensation policies and practices for all employees, including our named executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on our company. In conducting the analysis, we reviewed the structure of our executive, non-officer and sales commission incentive programs and the internal controls and risk abatement processes that are in place for each program. We also reviewed data compiled across our direct title operations, agency title operations, ServiceLink, Remy, Restaurant Group and corporate operations relative to total revenue, total profits, total compensation expenses and incentive program expenses (including as a percentage of both revenue and total compensation expenses).

We believe that several design features of our executive compensation program mitigate risk. We set base salaries at levels that provide our employees with assured cash compensation that is appropriate to their job duties and level of responsibility and that, when taken together with incentive awards, motivate them to perform at a high level without encouraging inappropriate risk taking to achieve a reasonable level of secure compensation.

With respect to our executives’ incentive opportunities, we believe that our use of measurable corporate financial performance goals, multiple performance levels and minimum, target and maximum achievable payouts, together with the compensation committee’s discretion to reduce awards, serve to mitigate excessive risk-taking. The risk of overstatement of financial figures to which incentives are tied is mitigated by the compensation committee’s review and approval of the awards and payments under the awards, our ability to recover any incentive-based compensation pursuant to our clawback policy and the internal and external review of our financials. We also believe that our balance of stock options and restricted stock and use of multi-year vesting schedules in our long-term incentive awards encourages recipients to deliver incremental value to our stockholders and aligns their interests with our sustainable long-term performance, thereby mitigating risk. In addition, in 2009 we increased required stock ownership multiples for some executives and included stock retention requirements in our restricted stock awards, both of which help to align our executives interests with our long-term performance and mitigate risk.

With respect to our non-officer incentive program, we believe that our use of clearly communicated performance goals and close monitoring by our corporate accounting group, corporate underwriting group and senior management serve to mitigate excessive risk-taking. Our sales commission incentive program is based on revenue generation, which is critical to our performance. We have controls in place that mitigate the risk that transactions might be recommended or executed to earn short-term, commission-based incentive compensation, including operational management oversight and approval, management reporting, and detailed underwriting guidelines and approval escalation.

Director Compensation

Directors who are our salaried employees receive no additional compensation for services as a director or as a member of a committee of our board. In 2013, all non-employee directors received an annual retainer of $75,000, payable quarterly, plus $2,500 for each board meeting attended in 2013. The chairman and each member of the audit committee received an additional annual fee (payable in quarterly installments) of $40,000 and $15,000, respectively, for their service on the audit committee, plus a fee of $3,000 for each audit committee meeting attended in 2013. The chairmen and each member of the compensation committee and the corporate governance and nominating committee received an additional annual fee (payable in quarterly installments) of $10,000 and $6,000, respectively, for their service on such committees, plus a fee of $1,500 for each committee meeting attended in 2013. Mr. Ammerman deferred the fees he earned in 2013 for his services as a director and the chairman of the audit committee. In addition, in 2013 each non-employee director received a long-term incentive award of 5,108 restricted shares and 29,749 stock options except for the lead director, Mr. Hagerty, who received a long-term incentive award of 5,556 restricted shares and 32,359 stock options, Mr. Rood, who received an additional long-term incentive award of 3,771 restricted shares in connection with his initial appointment to the board, and General Lyon, who retired from the board of directors in May 2013 and thus did not receive any long-term incentive awards during 2013. The restricted shares were granted under the FNF omnibus plan and vest proportionately each year over three years from the date of grant based upon continued service on our board. However, in upon retirement of General Lyon from the board of directors, his unvested shares of restricted stock (19,241) and stock options (5,115) were accelerated and vested effective as of the date of his retirement from the board in May 2013. We also reimburse each non-employee director for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings. Finally, each non-employee member of our board is eligible to participate in our deferred compensation plan to the extent he elects to defer any board or committee fees.

The following table sets forth information concerning the compensation of our directors for the fiscal year ending December 31, 2013:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Douglas K. Ammerman	162,500	142,513	138,928	6,015	451,146
Willie D. Davis	137,500	142,513	138,928	6,015	426,146
Thomas M. Hagerty	104,000	155,012	151,117	6,590	418,013
Daniel D. (Ron) Lane	161,000	142,513	138,928	6,015	449,446
General William Lyon 5	63,750	123,895	63,305	8,849	355,230
Richard N. Massey	109,000	142,513	138,928	6,015	397,646
Peter O. Shea, Jr.	100,000	142,513	138,928	6,015	388,646
Cary H. Thompson	109,000	142,513	138,928	6,015	397,646
Frank P. Willey	92,500	142,513	138,928	6,015	381,146
John D. Rood	31,991	242,520	138,928	—	414,629

(1)	Represents the cash portion of annual board and committee retainers and meeting fees earned for services as a director in 2013.
(2)

Amounts shown for all directors, other than General Lyon, represent the grant date fair value of restricted stock awards granted in 2013, computed in accordance with FASB ASC Topic 718. These awards consisted of restricted shares granted in November 2013 which vest over a period of three years from the grant date. Assumptions used in the calculation of these amounts are included in Footnote O to our audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K, which is attached as Annex E to this proxy statement/prospectus. Restricted stock awards granted for the fiscal year ended December 31, 2013 for each director were as follows: Mr. Ammerman 5,108; Mr. Davis 5,108; Mr. Hagerty 5,556; Mr. Lane 5,108; Mr. Massey 5,108; Mr. Shea, Jr. 5,108; Mr. Thompson 5,108; Mr. Willey 5,108; and Mr. Rood 8,879. The fair value of the awards as shown above is based on a per share fair value of $27.90, except with respect to 3,771 restricted shares granted to Mr. Rood, the fair value of which is based on a per share fair value of $26.52. As of December 31, 2013, restricted stock awards outstanding for each director were as follows: Mr. Ammerman 14,508; Mr. Davis 14,508; Mr. Hagerty 15,874; Mr. Lane 14,508; Mr. Massey 14,508; Mr. Shea, Jr. 14,508; Mr. Thompson 14,508; Mr. Willey 14,508; and Mr. Rood 8,879.
(3)	Option awards granted for the fiscal year ended December 31, 2013 for each director were as follows: Mr. Ammerman 29,749; Mr. Davis 29,749; Mr. Hagerty 32,359; Mr. Lane 29,749; Mr. Massey 29,749; Mr. Shea, Jr. 29,749; Mr. Thompson 29,749; Mr. Willey 29,749; and Mr. Rood 29,749. The fair value of the awards as shown above is based on the Black-Scholes Option value of $4.67. As of December 31, 2013, stock option awards outstanding for each director were as follows: Mr. Ammerman 108,864; Mr. Davis 108,864; Mr. Hagerty 113,986; Mr. Lane 108,864; Mr. Massey 108,864; Mr. Shea, Jr. 79,115; Mr. Thompson 38,197; Mr. Willey 108,864; and Mr. Rood 29,749.
(4)	Amounts shown for all directors reflect dividends paid on shares of restricted stock in 2013.
(5)	Effective May 22, 2013, General Lyon retired from the board of directors.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

Our board of directors adopted a set of corporate governance guidelines in September 2005 to provide, along with the charters of the committees of the board of directors, a framework for the functioning of the board of directors and its committees and to establish a common set of expectations as to how the board of directors should perform its functions. The Corporate Governance Guidelines address the composition of the board of directors, the selection of directors, the functioning of the board of directors, the committees of the board of directors, the evaluation and compensation of directors and the expectations of directors, including ethics and conflicts of interest. These guidelines specifically provide that a majority of the members of the board of directors must be outside directors whom the board of directors has determined have no material relationship with us and whom otherwise meet the independence criteria established by the New York Stock Exchange. The board of directors reviews these guidelines and other aspects of our governance at least annually. A copy of our Corporate Governance Guidelines is available for review on the Investor Relations page of our website at www.fnf.com. Stockholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under “Where You Can Find More Information” beginning on page 126.

Code of Ethics and Business Conduct

Our board of directors has adopted a Code of Ethics for Senior Financial Officers, which is applicable to our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer, and a Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees. The purpose of these codes is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our codes of ethics were adopted to reinvigorate and renew our commitment to our longstanding standards for ethical business practices. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Under our codes of ethics, an amendment to or a waiver or modification of any ethics policy applicable to our directors or executive officers must be disclosed to the extent required under Securities and Exchange Commission and/or New York Stock Exchange rules. We intend to disclose any such amendment or waiver by posting it on the Investor Relations page of our website at www.fnf.com.

Copies of our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers are available for review on the Investor Relations page of our website at www.fnf.com. Stockholders may also obtain a copy of any of these codes by writing to the Corporate Secretary at the address set forth under “Where You Can Find More Information” beginning on page 126.

The Board of Directors

In 2013, our board of directors was composed of Douglas K. Ammerman, Willie D. Davis, William P. Foley, II, General William Lyon (who resigned in May 2013), Thomas M. Hagerty, Daniel D. (Ron) Lane, Richard N. Massey, John D. Rood (who was elected in May 2013), Peter O. Shea, Jr., Cary H. Thompson, and Frank P. Willey, with Mr. Foley serving as Executive Chairman of the board of directors.

Our board of directors met or acted by written consent ten times in 2013. All directors attended at least 75% of the meetings of the board of directors and of the committees on which they served during 2013, except for General Lyon who resigned from our board of directors in May 2013 and Mr. Rood who was elected to our board of directors in May 2013. Our non-management directors also met periodically in executive sessions without management, and our lead director presides over those executive sessions. We do not, as a general matter, require the members of our board of directors to attend our annual meeting of stockholders, although each of our directors is invited to attend our 2014 annual meeting. During 2013, none of the members of our board of directors attended the annual meeting of stockholders.

Director Independence

Nine of the ten members of our board of directors are non-employees. On January 28, 2014, the board of directors determined that Douglas K. Ammerman, Willie D. Davis, Daniel D. Lane, Richard N. Massey, John D. Rood, Peter O. Shea, Jr. and Cary H. Thompson are independent under the criteria established by the New York Stock Exchange and our Corporate Governance Guidelines. The board of directors also determined that Messrs. Lane, Massey and Thompson meet the additional independence standards of the New York Stock Exchange for compensation committee members.

In determining independence, the board of directors considered all relationships that might bear on our directors’ independence from FNF. The board of directors determined that William P. Foley, II is not independent because he is the Executive Chairman and an employee of FNF, Frank P. Willey is not independent because he is a partner in a law firm that received payments from FNF, and Thomas M. Hagerty is not independent because he is Managing Director of a private equity firm that will receive payments in 2014 under a management fee arrangement with respect to the private equity firm’s interests in BKFS and ServiceLink.

In considering Cary H. Thompson’s independence, the board of directors considered that Mr. Thompson is a Vice Chairman of Bank of America Merrill Lynch, and that FNF made payments to and received payments from entities affiliated with Bank of America Merrill Lynch in 2013. The board of directors determined that these payments do not impair Mr. Thompson’s independence because his compensation from Bank of America Merrill Lynch is not dependent on the amount of business Bank of America Merrill Lynch or its affiliates does with FNF or its subsidiaries. The board of directors also considered that Mr. Thompson is a director of BKFS and ServiceLink, and has received a small profits interest in those entities as compensation for his services as a director. The board of directors determined that this relationship was not of a nature that would impair Mr. Thompson’s ability to exercise his independent judgment.

In considering Richard N. Massey’s independence, the board of directors considered that Mr. Massey is a partner of Westrock Capital, LLC, a private investment partnership that holds, among other investments, an investment of less than 10% of the ownership interests in American Blue Ribbon Holdings, LLC, in which we hold a majority ownership interest. The board of directors determined that this relationship was not of a nature that would impair Mr. Massey’s ability to exercise his independent judgment. The board of directors also considered that Mr. Massey is a director of BKFS and ServiceLink, and has received a small profits interest in those entities as compensation for his services as a director. The board of directors determined that this relationship was not of a nature that would impair Mr. Massey’s ability to exercise his independent judgment.

Committees of the Board of Directors

The board of directors has four standing committees: an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. The charters of the audit, compensation and corporate governance and nominating committees are available on the Investor Relations page of our website at www.fnf.com. Stockholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under “Where You Can Find More Information” beginning on page 126.

Corporate Governance and Nominating Committee

The members of the corporate governance and nominating committee are Richard N. Massey (Chair) and Peter O. Shea, Jr. Each of Messrs. Massey and Shea was deemed to be independent by the board of directors, as required by the New York Stock Exchange. The corporate governance and nominating committee met or acted by written consent two times in 2013.

The primary functions of the corporate governance and nominating committee, as identified in its charter, are:

•	identifying individuals qualified to become members of the board of directors and making recommendations to the board of directors regarding nominees for election;

•	developing and recommending to the board of directors a set of corporate governance principles applicable to us and reviewing such principles at least annually;

•	establishing procedures for the corporate governance and nominating committee to exercise oversight of the evaluation of the board of directors and management;

•	evaluating, at least annually, the performance of the corporate governance and nominating committee;

•	considering nominees recommended by stockholders; and

•	assisting management in the preparation of the disclosure in our annual proxy statement regarding the operations of the corporate governance and nominating committee.

The corporate governance and nominating committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates, but, in general, will consider, among other things, the following criteria in fulfilling its duty to recommend nominees for election as directors:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

•	ability and willingness to commit adequate time to the board of directors and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs; and

•	diversity of viewpoints, background, experience and other demographics of our board of directors.

The corporate governance and nominating committee would consider qualified candidates for directors suggested by current directors, management and our stockholders. The corporate governance and nominating committee and the board of directors apply the same criteria in evaluating candidates nominated by stockholders as in evaluating candidates recommended by other sources. Stockholders can suggest qualified candidates for director to the corporate governance and nominating committee by writing to our Corporate Secretary at 601 Riverside Avenue, Jacksonville, Florida 32204. The submission must provide the information required by, and otherwise comply with the procedures set forth in, Section 3.1 of our Bylaws. Section 3.1 also requires that the nomination notice be submitted by a prescribed time in advance of the meeting. See “Stockholder Proposals” elsewhere in this proxy statement/prospectus. Upon receipt of a stockholder-proposed director candidate, the corporate secretary will assess the board of directors’ needs, primarily whether or not there is any current pending vacancy or a possible need to be filled by adding or replacing a director. The corporate secretary will also prepare a director profile by comparing the desired list of criteria with the candidate’s qualifications. Submissions that meet the criteria outlined above and in our Corporate Governance Guidelines will be forwarded to the Chairman of the corporate governance and nominating committee for further review and consideration. To date, no suggestions with respect to candidates for nomination have been received from stockholders.

Audit Committee

The members of the audit committee are Douglas K. Ammerman (Chair), Willie D. Davis and Daniel D. (Ron) Lane. The board of directors has determined that each of the audit committee members is financially literate and independent as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange, and that each of Messrs. Ammerman, Davis, and Lane is an audit committee financial expert, as defined by the rules of the SEC. The board of directors also reviewed Mr. Ammerman’s service on the audit committee in light of his concurrent service on the audit committees of three other companies. The board of directors considered Mr. Ammerman’s extensive financial and accounting background and expertise as a former partner of KPMG, his knowledge of our company and understanding of our financial statements as a long-time director and audit committee member, and the fact that Mr. Ammerman is retired from active employment, and determined that Mr. Ammerman’s service on the audit committees of four public companies, including FNF’s audit committee, would not impair his ability to effectively serve on FNF’s audit committee. The audit committee met nine times in 2013.

The primary functions of the audit committee include:

•	appointing, compensating and overseeing our independent registered public accounting firm;

•	overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

•	discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

•	establishing procedures for receiving, processing and retaining complaints (including anonymous complaints) we receive concerning accounting controls or auditing issues;

•	approving audit and non-audit services provided by our independent registered public accounting firm;

•	discussing earnings press releases and financial information provided to analysts and rating agencies;

•	discussing policies with respect to risk assessment and risk management; and

•	producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

The audit committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Report of the Audit Committee

The audit committee of the board of directors submits the following report on the performance of certain of its responsibilities for the year 2013:

The primary function of our audit committee is oversight of (i) the quality and integrity of our financial statements and related disclosures, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm. Our audit committee acts under a written charter, which was adopted in 2005 and subsequently approved by our board of directors. We review the adequacy of our charter at least annually. Our audit committee is comprised of the three directors named below, each of whom has been determined by the board of directors to be independent as defined by New York Stock Exchange independence standards. In addition, our board of directors has determined that each of Messrs. Ammerman, Davis and Lane is an audit committee financial expert as defined by SEC rules.

In performing our oversight function, we reviewed and discussed with management and KPMG our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2013. Management and, KPMG reported to us that our consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of FNF and its subsidiaries in conformity with generally accepted accounting principles. We also discussed with KPMG, LLP matters covered by the Public Company Accounting Oversight Board Auditing Standards No. 16 (Communication With Audit Committees).

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with them their independence. In addition, we have considered whether KPMG’s provision of non-audit services to us is compatible with their independence.

Finally, we discussed with our internal auditors and KPMG the overall scope and plans for their respective audits. We met with KPMG at each meeting. Management was present for some, but not all, of these discussions. Our discussions with them included the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, we recommended to our board of directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended 2013 and that KPMG be appointed independent registered public accounting firm for FNF for 2014.

In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation and fair presentation of our financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process. The independent registered public accounting firm is responsible for auditing our annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. The independent registered public accounting firm performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Exchange Act in either of those fields or in auditor independence.

The foregoing report is provided by the following independent directors, who constitute the committee:

AUDIT COMMITTEE

Douglas K. Ammerman (Chair)

Willie D. Davis

Daniel D. (Ron) Lane

Compensation Committee

The members of the compensation committee are Daniel D. (Ron) Lane (Chair), Cary H. Thompson and Richard N. Massey. Each of Messrs. Lane, Thompson and Massey was deemed to be independent by the board of directors, as required by the New York Stock Exchange. The compensation committee met or acted by written consent eight times during 2013. The functions of the compensation committee include the following:

•	discharging the board of directors responsibilities relating to compensation of our executives;

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and setting the Chief Executive Officer’s compensation level based on this evaluation;

•	making recommendations to the board of directors with respect to incentive-compensation plans and equity-based plans;

•	approving equity compensation awards; and

•	producing an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations.

For more information regarding the responsibilities of the compensation committee, please refer to the section of this proxy statement/prospectus entitled “Compensation Discussion and Analysis and Executive and Director Compensation” beginning on page 74.

Executive Committee

The members of the executive committee are William P. Foley, II (Chair), Cary H. Thompson and Richard N. Massey. Mr. Thompson and Mr. Massey were deemed to be independent by our board of directors. The executive committee did not meet in 2013. Subject to limits under state law, the executive committee may invoke all of the power and authority of the board of directors in the management of FNF.

Board of Directors Leadership Structure and Role in Risk Oversight

We separated the positions of CEO and Chairman of the board of directors in recognition of the differences between the two roles. In October 2009, our board of directors adopted a Charter of Lead Independent Director, and in 2014 it appointed Richard N. Massey, one of our independent directors, to serve as Lead Director. The responsibilities of the Lead Director are to:

•	preside at meetings of the board of directors in the absence of, or upon the request of, the Chairman;

•	serve as a designated member of the Executive Committee of the board of directors;

•	call and preside over all executive meetings of non-employee directors and independent directors and report to the board, as appropriate, concerning such meetings;

•	review board meeting agendas and schedules in collaboration with the Chairman and recommend matters for the board to consider and information to be provided to the board;

•	serve as a liaison and supplemental channel of communication between non-employee/independent directors and the Chairman without inhibiting direct communications between the Chairman and other directors;

•	serve as the principal liaison for consultation and communication between the non-employee/independent directors and stockholders;

•	advise the Chairman concerning the retention of advisors and consultants who report directly to the board of directors; and

•	be available to major stockholders for consultation and direct communication.

The board of directors considers it to be useful and appropriate to designate a Lead Director to serve in a lead capacity to coordinate the activities of the other non-employee directors and to perform such other duties and responsibilities as the board of directors may determine.

The board of directors administers its risk oversight function directly and through committees. The audit committee oversees FNF’s financial reporting process, risk management program, legal and regulatory compliance, performance of the independent auditor, internal audit function, and financial and disclosure controls. Management identifies strategic risks of FNF and aligns the annual audit plan with the auditable risks. Management presents the identified risks and the audit plan to the audit committee for review and approval. Management also reports quarterly to the audit committee and the board of directors regarding claims. The audit committee also receives quarterly reports on compliance matters. The corporate governance and nominating committee considers the adequacy of FNF’s governance structures and policies. The compensation committee reviews and approves FNF’s compensation and other benefit plans, policies and programs and considers whether any of those plans, policies or programs creates risks that are likely to have a material adverse effect on FNF. Each committee provides reports on its activities to the full board of directors.

Contacting the Board of Directors

Any stockholder or other interested person who desires to contact any member of the board or the non-management members of the board as a group may do so by writing to: Board of Directors, c/o Corporate Secretary, Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, FL 32204. Communications received are distributed by the Corporate Secretary to the appropriate member or members of the board.

Certain Relationships and Related Transactions

Certain Relationships with FIS

Our Chairman, William P. Foley, II, also serves as the Vice Chairman of the board of directors of FIS. In addition to Mr. Foley, our directors Thomas M. Hagerty and Richard N. Massey also serve as directors of FIS. We refer to these directors as the dual-service directors. Michael L. Gravelle, who serves as our Executive Vice President, General Counsel and Corporate Secretary, also served as Executive Vice President, Chief Legal Officer and Corporate Secretary of FIS until January 31, 2013. Mr. Gravelle and each of the dual-service directors during 2013 owned common stock, and options to buy additional common stock, of both FNF and of FIS.

Historically, we have provided a variety of services to FIS, and FIS has provided various services to us, pursuant to agreements and arrangements between us and FIS. Some of these agreements and arrangements were entered into in connection with our separation from FIS described below, and others were already in existence prior to the separation or have been entered into since the separation from FIS.

On October 24, 2006, we completed the acquisition of substantially all of the assets and liabilities of our predecessor company, also named Fidelity National Financial, Inc. (other than interests in FIS and in a small subsidiary, FNF Capital Leasing, Inc.) in exchange for shares of our common stock (the asset contribution). In connection with the asset contribution, effective as of October 26, 2006, our predecessor company distributed all of the shares it acquired from us in connection with the asset contribution, together with certain other of our shares, to old FNF’s stockholders in a tax-free distribution (the Full Spin-Off). Following the Full Spin-Off, effective as of November 9, 2006, our predecessor company merged with and into FIS (the FIS Merger). We refer to the FIS Merger, the asset contribution and the Full Spin-Off collectively as the separation from FIS. In connection with the separation from FIS, we entered into various agreements with FIS, including a tax disaffiliation agreement, a cross-indemnity agreement, and an agreement regarding the sharing of premium expenses for certain ongoing insurance policies we purchased. While these agreements continue in effect, no payments for indemnification or liability have been made by us or by FIS under any of these agreements.

Arrangements with FIS

Overview

In 2013, there were various agreements between FIS and us. These agreements included:

•	the master information technology and application development services agreement;

•	the interchange use and cost sharing agreements for corporate aircraft; and

•	our investment agreement with FIS.

Master Information Technology Services Agreement

We are party to a master information technology services agreement with FIS, pursuant to which FIS provides various services to us, such as IT infrastructure support and data center management. Under this agreement, we have designated certain services as high priority critical services required for our business. These include managed operations, network, email/messaging, network routing, technology center infrastructure, active directory and domains, systems perimeter security, data security, disaster recovery and business continuity. FIS agrees to use reasonable best efforts to provide these services without interruption throughout the term of the master services agreement, except for scheduled maintenance. We can also request services that are not specified in the agreement, and, if we can agree on the terms, a new statement of work or amendment will be executed. In addition, if requested by us, FIS will continue to provide, for an appropriate fee, services to us that are not specifically included in the master information technology services agreement if those services were provided to us by FIS or its subcontractors in the past.

Under this agreement, we are obligated to pay FIS for the services that we (and our subsidiaries) utilize, calculated under a specific and comprehensive pricing schedule. Although the pricing includes some minimum usage charges, most of the service charges are based on volume and actual usage, specifically related to the particular service and the complexity of the technical development and technology support provided by FIS to us. The net amount we paid FIS under this agreement during 2013 was approximately $34.4 million.

In addition, under the master information technology services agreement with FIS, we provided to FIS administrative corporate support services and cost sharing services. The pricing for the services provided by us under this agreement was on a cost-only basis, so that we were in effect reimbursed by FIS for the costs and expenses incurred in providing these services. During 2013, we paid $0.2 million to FIS for services rendered. There were no corporate services rendered to us by FIS or its subsidiaries.

We entered into an amendment to the master information technology services agreement on July 2, 2008 that provided that the agreement was effective for a term of five years from that date unless earlier terminated in accordance with its terms, and gave us the right to renew the agreement for two successive one-year periods by providing a written notice of our intent to renew at least six months prior to the expiration date. On May 23, 2013, we entered into an additional amendment to the master information technology services agreement which exercised our right to renew the agreement for one year, and provided us the right to renew the agreement for two additional successive one-year periods by providing a written notice of our intent to renew at least 30 days prior to the expiration date, with failure to provide renewal notice serving as evidence of our intent not to renew. On December 31, 2013, the agreement was further amended to provide us the right to terminate the agreement for any reason by providing 150 days prior written notice to FIS, subject to payment of certain minimum fees. We may also terminate the agreement or any particular statement of work or base services agreement subject to certain minimum fees and prior notice requirements, as specified for each service. In addition, if either party fails to perform its obligations under the agreement, the other party may terminate after the expiration of certain cure periods. We are currently negotiating with FIS concerning the terms of a new master information technology services agreement.

Interchange Use and Cost Sharing Agreements for Corporate Aircraft

On July 2, 2008, we entered into an interchange agreement with FIS with respect to our continued use of the corporate aircraft leased or owned by FIS, and the use by FIS of the corporate aircraft leased by us. We also entered into a cost sharing agreement with FIS with respect to the sharing of certain costs relating to other corporate aircraft that are leased or owned by us but used by FIS from time to time. These arrangements provide us with access from time to time to additional corporate aircraft that we can use for our business purposes. The interchange agreement has a perpetual term, but may be terminated at any time by any party upon 30 days prior written notice. The cost sharing agreement continues so long as we own or lease the corporate aircraft (or any replacement corporate aircraft) that is subject to the cost sharing arrangement with FIS. Under the interchange agreement, we reimburse FIS, or FIS reimburses us, for the net cost differential of our use of the aircraft owned or leased by FIS, and their respective aggregate use of our aircraft. The interchange use and the amounts for which each of us can be reimbursed are subject to Federal Aviation Authority regulations and are the same as would apply to any third party with whom we would enter into an aircraft interchange arrangement. During 2013, the amount that we received from FIS, net of amounts paid to FIS, was approximately $6.2 million.

Investment in Fidelity National Information Services, Inc.

On October 1, 2009, pursuant to an investment agreement with Thomas H. Lee Partners, L.P. (THL) and FNF dated as of March 31, 2009, FIS issued and sold (a) to THL in a private placement 12.9 million shares of FIS common stock for an aggregate purchase price of approximately $200.0 million and (b) to FNF in a private placement 3.2 million shares of FIS common stock for an aggregate purchase price of approximately $50.0 million. FIS paid each of THL and FNF a transaction fee equal to 3% of their respective investments. The investment agreement provides that neither THL nor FNF may transfer the shares purchased in the investments, subject to limited exceptions, for 180 days after the closing. During the third quarter of 2010, we sold 1,611,574 shares of common stock of FIS in a tender offer by FIS at $29.00 per share for a realized gain of $21.7 million. During the fourth quarter of 2013, we sold 300,000 shares for a realized gain of $11 million. The fair market value of our investment in FIS common stock was $69.0 million as of March 28, 2014.

Other Related Party Arrangements

Certain Other Related Party Arrangements

During 2013, certain entities owned or controlled by our Executive Chairman, William P. Foley II, paid us an aggregate of $151,326 for corporate support services such as legal, information technology, accounting and bookkeeping services. Amounts paid to FNF by entities owned or controlled by Mr. Foley are believed to be at market rates for similar services or at the cost to provide the service incurred by FNF. Also, during 2013, we paid, in the ordinary course of business, amounts to certain companies owned, in whole or part by Mr. Foley, including $282,598 to Rock Creek Cattle Company, Ltd. and affiliated companies related primarily to hosting meetings of FNF and our affiliate, American Blue Ribbon Holdings, LLC, and $71,199 to Foley Family Wines for wine purchases related to employee recognitions and donations, and $3,869 to Mr. Foley’s other affiliated companies primarily for hosting company events. Collectively, these amounts are 42% less than the same amounts that FNF reported last year. We believe the amounts charged to us in the foregoing transactions were fair and reasonable and represent market (or discounted) rates that would be charged to unaffiliated third party customers for the same types of services. We believe that FNF receives intangible business benefits as a result of these activities as they foster increased loyalty to FNF.

Sara Bennett, the daughter-in-law of Mr. Quirk, is an attorney who is employed by an FNF subsidiary as underwriting counsel. In 2013, Ms. Bennett’s gross earnings were $171,969, which is consistent with other employees holding similar titles at FNF. She also received health and other benefits customarily provided to similarly situated employees.

Hennelly & Grossfeld, LLP provided litigation claims legal services to FNF and received payment of $3,793,409 in legal fees and expenses in 2013, which is 13% lower than the amount of legal fees and expenses that FNF paid this firm in 2012. Mr. Willey is a partner of this firm, but he did not individually provide any legal services to FNF. FNF selects claims counsel through a competitive bidding process, in which Hennelly & Grossfeld, LLP participates.

As of March 28, 2014, we own $1,022,382 in equity securities in William Lyon Homes, a company in which General Lyon is the Chief Executive Officer. We originally acquired our interest in these securities through an open market purchase transaction.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to our codes of ethics, a “conflict of interest” occurs when an individual’s private interest interferes or appears to interfere with our interests, and can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Anything that would present a conflict for a director, officer or employee would also likely present a conflict if it is related to a member of his or her family. Our code of ethics states that clear conflict of interest situations involving directors, executive officers and other employees who occupy supervisory positions or who have discretionary authority in dealing with any third party specified below may include the following:

•	any significant ownership interest in any supplier or customer;

•	any consulting or employment relationship with any customer, supplier or competitor; and

•	selling anything to us or buying anything from us, except on the same terms and conditions as comparable directors, officers or employees are permitted to so purchase or sell.

It is our policy to review all relationships and transactions in which we and our directors or executive officers (or their immediate family members) are participants in order to determine whether the director or officer in question has or may have a direct or indirect material interest. Our Chief Compliance Officer, together with our legal staff, is primarily responsible for developing and implementing procedures to obtain the necessary information from our directors and officers regarding transactions to/from related persons. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest must be discussed promptly with our Chief Compliance Officer. The Chief Compliance Officer, together with our legal staff, then reviews the transaction or relationship, and considers the material terms of the transaction or relationship, including the importance of the transaction or relationship to us, the nature of the related person’s interest in the transaction or relationship, whether the transaction or relationship would likely impair the judgment of a director or executive officer to act in our best interest, and any other factors such officer deems appropriate. After reviewing the facts and circumstances of each transaction, the Chief Compliance Officer, with assistance from the legal staff, determines whether the director or officer in question has a direct or indirect material interest in the transaction and whether or not to approve the transaction in question.

With respect to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, our codes of ethics require that each such officer must:

•	discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with our General Counsel;

•	in the case of our Chief Financial Officer and Chief Accounting Officer, obtain the prior written approval of our General Counsel for all material transactions or relationships that could reasonably be expected to give rise to a conflict of interest; and

•	in the case of our Chief Executive Officer, obtain the prior written approval of the audit committee for all material transactions that could reasonably be expected to give rise to a conflict of interest.

In the case of any material transactions or relationships involving our Chief Financial Officer or our Chief Accounting Officer, the General Counsel must submit a list of any approved material transactions semi-annually to the audit committee for its review.

Under SEC rules, certain transactions in which we are or will be a participant and in which our directors, executive officers, certain stockholders and certain other related persons had or will have a direct or indirect material interest are required to be disclosed in this related person transactions section of our proxy statement. In addition to the procedures above, our audit committee reviews and approves or ratifies any such transactions that are required to be disclosed. The audit committee makes these decisions based on its consideration of all relevant factors. The review may be before or after the commencement of the transaction. If a transaction is reviewed and not approved or ratified, the committee may recommend a course of action to be taken.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, requires FNF’s executive officers and directors to file reports of their ownership, and changes in ownership, of FNF’s common stock with the SEC. Executive officers and directors are required by the SEC’s regulations to furnish FNF with copies of all forms they file pursuant to Section 16 and FNF is required to report in this proxy statement/prospectus any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2013. Based solely upon a review of these reports, we believe all of FNF’s directors and executive officers complied with the requirements of Section 16(a) in 2013, except that each of our directors and executive officers (including Messrs. Ammerman, Bickett, Davis, Foley, Gravelle, Hagerty, Lane, Massey, Park, Quirk, Rood, Sadowski, Shea, Thompson and Willey) filed one report with respect to one transaction two days late, and Mr. Foley filed one additional report with respect to one transaction one day late.

ADDITIONAL INFORMATION

Legal Matters

Legal matters relating to the validity of the securities to be issued in the recapitalization will be passed upon by Weil, Gotshal & Manges LLP. Legal matters relating to the material U.S. federal income tax consequences of the recapitalization will be passed upon by KPMG.

Experts

The Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related Consolidated Statements of Earnings, Comprehensive Earnings, Equity and Cash Flows for each of the years in the three-year period ended December 31, 2013, and Management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 included in Annex E to this proxy statement/prospectus, have been included herein in reliance upon the reports, dated February 28, 2014, of KPMG, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Stockholder Proposals

Any proposal that a stockholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Stockholders to be held in 2015 must be received by FNF no later than January 8, 2015. Any other proposal that a stockholder wishes to bring before the 2015 Annual Meeting of Stockholders without inclusion of such proposal in FNF’s proxy materials must also be received by FNF no later than January 8, 2015. All proposals must comply with the applicable requirements or conditions established by the SEC and the FNF’s Bylaws, which requires among other things, certain information to be provided in connection with the submission of stockholder proposals. All proposals must be directed to the Corporate Secretary of our company at 601 Riverside Avenue, Jacksonville, Florida 32204. The persons designated as proxies by FNF in connection with the 2015 Annual Meeting of Stockholder will have discretionary voting authority with respect to any stockholder proposal for which FNF does not receive timely notice.

Other Matters

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

Where You Can Find More Information

We are filing with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the securities being offered by this proxy statement/prospectus. This proxy statement/prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities being offered hereby.

We are subject to the information and reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.fnf.com. (Information contained on any website referenced in this proxy statement/prospectus is not incorporated by reference in this proxy statement/

prospectus.) In addition, copies of our periodic reports, documents and other information we have filed with the SEC are available by contacting us by writing or telephoning the office of Investor Relations:

Fidelity National Financial, Inc. 601 Riverside Avenue Jacksonville, Florida 32204 (904) 854-8100 Attention: Corporate Secretary

The following documents that were previously filed with the SEC accompany this proxy statement/prospectus, portions of which are referenced herein:

•	FNF’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014, including the financial statements and related notes thereto and the report of independent auditor, is attached to this proxy statement/prospectus as Annex E.

•	FNF’s Current Report on Form 8-K, filed with the SEC on January 3, 2014, is attached to this proxy statement/prospectus as Annex F.

•	FNF’s Current Report on Form 8-K, filed with the SEC on January 15, 2014, is attached to this proxy statement/prospectus as Annex G.

Such Annual Report and Current Reports should be read in conjunction with this proxy statement/prospectus.

ANNEX A: DESCRIPTION OF BUSINESS

General

We are a leading provider of title insurance, technology and transaction services to the real estate and mortgage industries. In addition, we own majority and minority equity investment stakes in a number of entities. If the recapitalization is completed, we will have two tracking stocks: the FNF common stock and the FNFV common stock, whose terms are intended to track and reflect the separate economic performance of the FNF Group and the FNFV Group, respectively. Set forth in this section is a description of the businesses to be attributed to each of our two groups immediately following the recapitalization and distribution. Although we have described these businesses separately for purposes of establishing our tracking stock structure and in order to give you a better understanding of the assets attributed to each group, the FNF Group and the FNFV Group are not separate legal entities and the holders of each tracking stock are common stockholders of our company.

The FNF Group

The FNF Group will be focused on providing core title insurance and escrow and other title related services, including collection and trust activities, trustee’s sales guarantees, recordings and reconveyances, and home warranty insurance. The strategy for the FNF Group will be to continue to maximize operating profits of our title insurance business and integrate and grow our ServiceLink and BKFS businesses. Set forth below is a description of the businesses that will be attributed to the FNF Group.

Title

The Title segment consists of the operations of our title insurance underwriters and related businesses. This segment provides core title insurance and escrow and other title related services including collection and trust activities, trustee’s sales guarantees, recordings and reconveyances, and home warranty insurance. The Title segment’s title insurance underwriters—Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Alamo Title Company and National Title Insurance of New York—collectively issue more title insurance policies than any other title company in the United States.

BKFS

Our BKFS segment offers technology and data and analytics service through leading software systems and information solutions that facilitate and automate many of the business processes across the life cycle of a mortgage. Our customers use our technology and services to reduce their operating costs, improve their customer service and enhance the quality and consistency of various aspects of their mortgage servicing. We continually work with our customers to customize and integrate our software and services in order to assist them in achieving the value proposition that we offer to them.

Our principal technology solutions are software applications provided to mortgage lenders and other lending institutions, together with related support and services. Our technology solutions primarily consist of mortgage processing and workflow management software applications. The long term nature of most of our contracts in this business provides us with substantial recurring revenues. Our revenues from servicing technology are generally based on the number of active mortgages on our mortgage servicing platform in a given period. Our other technology solutions include our origination and default technology, from which we generally earn revenues on a per transaction basis. Our data and analytics offerings primarily consist of our alternative valuation services, real estate and mortgage data, modeling and forecasting and analytical tools.

The FNFV Group

The FNFV Group will consist of certain of our portfolio company investments. Our strategy for the FNFV Group following the recapitalization will be to achieve superior financial performance and maximize and ultimately monetize the value of these assets. We also will continue to pursue controlling and minority equity investments in businesses and attempt to grow and achieve superior financial performance with respect to such newly acquired businesses. Set forth below is a description of the primary businesses that will be attributed to the FNFV Group.

Remy International, Inc.

FNF owns a majority 51% ownership in Remy International, Inc. (Remy), which is a global market leader in the design, manufacture, remanufacture, marketing and distribution of non-discretionary, rotating electrical components for light and commercial vehicles for original equipment manufacturers (OEMs) and the aftermarket. Remy sells its products worldwide primarily under the well-recognized “Delco Remy,” “Remy”, “World Wide Automotive” and “USA Industries” brand names, as well as its customers’ well-recognized private label brand names. Remy designs and markets products suited for both light and commercial vehicle applications. Remy’s principal products include starter motors, alternators, multi-line products and hybrid electric motors. Its starters and alternators are used globally in gasoline, diesel, natural gas and alternative fuel engines for light vehicle, commercial vehicle, industrial, construction and agricultural applications. Remy also designs, develops and manufactures hybrid electric motors that are used in both light and commercial vehicles including construction, public transit and agricultural applications. These include both pure electric applications as well as hybrid applications, where Remy’s electric motors are combined with traditional gasoline or diesel propulsion systems. Remy also sells new and remanufactured multi-line products which consists of steering gears, brake calipers, and constant velocity (CV) axles for light and commercial vehicle applications in Europe and North America.

Remy sells new starters, alternators and hybrid electric motors to U.S. and non-U.S. OEMs for factory installation on new vehicles. Remy sells remanufactured and new starters, alternators and multi-line products to aftermarket customers, mainly retailers in North America, warehouse distributors in North America, South America and Europe and OEMs globally for the original equipment service, or OES. As a leading remanufacturer, Remy obtains used starters and alternators that it disassembles, cleans, combines with new subcomponents and reassembles into saleable, finished products, which are tested to meet OEM requirements.

Remy’s 15 primary manufacturing and remanufacturing facilities are located in eight countries, including Brazil, Canada, China, Hungary, Mexico, South Korea and Tunisia. Remy has four manufacturing facilities in the United States which support a portion of its hybrid electric motor assembly, locomotive remanufacturing operations, and rotating electrics and multi-line product remanufacturing. None of these U.S. manufacturing facilities are unionized. Remy sells its products globally through an extensive distribution and logistics network. It employs a direct sales force that develops and maintains sales relationships directly with global OEMs, OEM dealer networks, commercial vehicle fleets, North American retailers and warehouse distributors around the world. Additionally, Remy utilizes sales representatives in support of its direct sales force.

American Blue Ribbon Holdings LLC

FNF owns a majority 55% ownership in American Blue Ribbon Holdings LLC (ABRH), which is the eighth largest full service restaurant holding company in the United States. ABRH was established in Denver in 2009 and is now headquartered in Nashville, TN. ABRH operates more than 690 company and franchise family and casual dining restaurants in more than 40 states under the Village Inn, Bakers Square, Max and Erma’s, O’Charley’s, and Ninety Nine brands.

It also owns and operates three bakery facilities that supply its restaurants and other food service and retail customers with a variety of high quality baked goods and “The Best Pie in America”®. ABRH has approximately $1.2 billion in annual revenue.

J. Alexander’s LLC

J. Alexander’s LLC is an upscale casual dining company, consisting of the J. Alexander’s Restaurants and Stoney River Legendary Steaks concepts, that manages 40 upscale casual dining restaurants in 14 states and produces approximately $200 million in annual revenue. FNF owns a majority 87% ownership in J. Alexander’s LLC, and expects to augment organic growth with potential future acquisitions.

Ceridian Holding LLC

FNF owns a minority 32% ownership in Ceridian Holding LLC (Ceridian). Ceridian operates two subsidiaries including Ceridian HCM, Inc. and Comdata Inc.

Ceridian HCM, Inc. (Ceridian HCM) is a leading global business services and software solutions company that helps organizations control costs, save time, optimize their workforce, grow revenue, and minimize financial risk. With more than 100,000 clients in over 50 countries, Ceridian HCM provides a wide range of solutions including human resources, payroll, workforce management, talent management, tax compliance, benefits, employee assistance and wellness programs. Its offering includes the award winning, Dayforce HCM cloud solution, LifeWorks, PowerPay and International Payroll.

Comdata Inc. (Comdata) is a leading business-to-business provider of innovative electronic payment solutions. As an issuer and a processor, Comdata provides fleet, corporate payment, healthcare, virtual card, and prepaid solutions to over 30,000 customers. Comdats’s SVS division is a global gift card and loyalty innovator that manages over 600 million cards and processes over 1 billion transactions from over 45 countries and in 26 currencies worldwide every year. Founded in 1969 and headquartered in Brentwood, Tennessee with more than 1,200 employees globally, Comdata enables over $60 billion in payment volume annually.

Stillwater Insurance Group

FNF owns a 15% equity interest in Stillwater Insurance Group. Founded in 2000, Stillwater Insurance Group (formerly Fidelity National Property and Casualty Insurance Group) operates in all 50 states. It offers protection through two A.M. Best “A- Excellent” rated insurance companies: Stillwater Insurance Company and Stillwater Property and Casualty Insurance Company. Stillwater Insurance Group’s other wholly-owned subsidiary, Stillwater Insurance Services, performs all policy service, processing and marketing on behalf of our two insurance companies.

Triple Tree Holdings LLC

FNF owns a 24.9% equity interest in Triple Tree Holdings LLC (Triple Tree). Founded in 1997, Triple Tree Holdings is an independent, research-driven investment banking firm focused on mergers and acquisitions, financial restructuring, and principal investing services for innovative, high-growth businesses in the healthcare industry. As a leading investment bank for high-growth healthcare services and technology companies and their investors, Triple Tree provides a range of advisory services, including services related to mergers and acquisitions, recapitalizations and private placements, corporate divestitures, advising boards and principal investing.

WineDirect, Inc.

FNF owns a 19.1% equity interest in WineDirect, Inc. (WineDirect). WineDirect is a leader in winery direct sales, providing technology and services that enable wineries to sell more wine through Direct-to-Consumer channels. Headquartered in the Napa Valley, WineDirect offers a broad range of logistics solutions including a technology driven fulfillment system, compliance tools, and marketplace partnerships which provide access to new markets and consumers. In addition, WineDirect offers an eCommerce and wine club processing platform with integrated marketing capabilities, and telesales services to help wineries grow their businesses profitably. Each of WineDirect’s services is offered on a standalone basis, or as part of an integrated, end-to-end solution.

Fidelity National Timber Resources, Inc.

Fidelity National Timber Resources, Inc. (FNTR) is a wholly owned subsidiary of FNF and is organized as a holding company and operates through various subsidiaries and investments. FNTR and its subsidiaries currently operate in two business segments: Forestry Products and Golf & Real Estate. In the Forestry Products segment, FNTR is the majority owner of Cascade Timberlands, LLC, which accounts for 80% of FNTR’s assets (see below for a description of the Cascade Timberlands, LLC business). The Golf & Real Estate segment of FNTR develops, manages and operates residential and recreational properties, including an 18-hole championship golf facility located in Idaho.

Cascade Timberlands LLC

Through its investment in FNTR, FNF owns a 70% interest in Cascade Timberlands, LLC (Cascade), which was founded in 2004. Cascade’s business consists of growing and selling timber, and as of December 31, 2013, Cascade owned approximately 198,000 acres of timberland in Oregon under active forestry management.

Fidelity National Environmental Solutions, LLC

FNF owns a 39% equity interest in Fidelity National Environmental Solutions, LLC (FNES). FNES is a leading water treatment provider to the energy services sector, has an exclusive field-of-use license for Ecosphere’s patented Ozonix® technology for global energy applications including, but not limited to, onshore and offshore oil and natural gas exploration and production, power generation, refineries and coal. FNES currently provides licensing partners and energy exploration companies with mobile wastewater treatment equipment to eliminate harmful chemicals from hydraulic fracturing operations around the United States.

Fidelity National Technology Imaging, LLC

Fidelity National Technology Imaging, LLC (Imaging), a wholly owned subsidiary of FNF, converts paper documents and other physical records of government agencies and commercial businesses into easy-to-manage digital assets. In doing so, Imaging makes information more accessible, secure and easier to manage. Imaging has more than 30 years of experience in the industry and has converted more than 2.5 billion records.

Northern California Mortgage Fund

Northern California Mortgage Fund makes short-term business loans to investors and contractors on residential property located primarily in the San Francisco Bay area.

Digital Insurance, Inc.

FNF owns a 96% ownership in Digital Insurance, Inc. (Digital Insurance). Digital Insurance is the nation’s leading employee benefits agency specializing in insurance for small businesses and mid-sized companies. Digital Insurance’s national footprint, technology, resources and benefits expertise help customers control costs and simplify the health care journey. Digital Insurance offers comprehensive employee benefits plans, including group and individual medical, dental, life, disability and long-term care insurance, as well as accidental death, voluntary benefits packages and whole/term life policies. In addition, Digital Insurance recommends an array of approaches to coverage, such as high deductible health plans, health savings accounts and other tax advantaged options.

Legal and Regulatory Matters

In the ordinary course of business, we are involved in various pending and threatened litigation matters related to our title operations, some of which include claims for punitive or exemplary damages. This customary litigation includes but is not limited to a wide variety of cases arising out of or related to title and escrow claims, for which we make provisions through our loss reserves. Additionally, like other insurance companies, our ordinary course litigation includes a number of class action and purported class action lawsuits, which make allegations related to aspects of our insurance operations. We believe that no actions, other than those discussed below, depart from customary litigation incidental to our insurance business.

Remy is a defendant from time to time in various legal proceedings arising in the ordinary course of business, including claims relating to commercial transactions, intellectual property, product liability, safety, health, taxes, environmental and other matters.

ABRH and J. Alexander’s are a defendant from time to time in various legal proceedings arising in the ordinary course of business, including claims relating to injury or wrongful death under “dram shop” laws, individual and purported class action claims alleging violation of federal and state wage and hour laws, and claims from guests or employees alleging illness, injury or other food quality, health or operational concerns.

We review lawsuits and other legal and regulatory matters (collectively, legal proceedings) on an ongoing basis when making accrual and disclosure decisions. When assessing reasonably possible and probable outcomes, management bases its decision on its assessment of the ultimate outcome assuming all appeals have been exhausted. For legal proceedings where it has been determined that a loss is both probable and reasonably estimable, a liability based on known facts and which represents our best estimate has been recorded. None of the amounts we have currently recorded is considered to be individually or in the aggregate material to our financial condition. Actual losses may materially differ from the amounts recorded and the ultimate outcome of our pending cases is generally not yet determinable. While some of these matters could be material to our operating results or cash flows for any particular period if an unfavorable outcome results, at present we do not believe that the ultimate resolution of currently pending legal proceedings, either individually or in the aggregate, will have a material adverse effect on our financial condition, results of operations or cash flows.

On December 16, 2013, LPS received notice that Merion Capital, L.P. and Merion Capital II, L.P. has asserted their appraisal right relative to their ownership of 5,682,276 shares of LPS stock. On January 2, 2014, the date of the acquisition of LPS, we deposited approximately 1.6 million shares of common stock and approximately $150 million in cash to the exchange fund as merger consideration for Merion Capital’s LPS ownership, for which Merion Capital did not accept. Under Delaware state law, holders of LPS common stock who follow applicable Delaware law procedure relating to appraisal rights are entitled, in lieu of receiving the merger consideration, to have the “fair value” of their shares determined by the Delaware Court of Chancery paid to them in cash together with a fair rate of interest unless decided otherwise by the Delaware Court of Chancery. On February 6, 2014, Merion Capital LP and Merion Capital II, LP v. Lender Processing Services, Inc. n/k/a Black Knight InfoServ, LLC (“LPS”) was filed in the Court of Chancery in Delaware. This suit involves a demand upon LPS for appraisal of their 5,682,276 shares of common stock under Delaware law. The matter is in the initial stages and we are in the process of responding to Interrogatories and Requests to Produce by Merion Capital. We filed an answer to this suit on March 3, 2014. We do not believe this matter will have a material impact on our results of operations. The resolution of this matter may impact our cash flow in the future if we are required to remit the entire merger consideration in cash. We intend to vigorously defend this action.

Following a review by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Office of Thrift Supervision (collectively, the “banking agencies”), LPS entered into a consent order (the “Order”) dated April 13, 2011 with the banking agencies. The banking agencies’ review of LPS’ services included the services provided by its default operations to mortgage servicers regulated by the banking agencies, including document execution services. The Order does not make any findings of fact or conclusions of wrongdoing, nor does LPS admit any fault or liability. Under the Order, LPS agreed to further study the issues identified in the review and to enhance its compliance, internal audit, risk management and board oversight plans with respect to those businesses. LPS also agreed to engage an independent third party to conduct a risk assessment and review of its default management businesses and the document execution services we provided to servicers from January 1, 2008 through December 31, 2010. The document execution review by the independent third party is likely to take longer than previously anticipated. We have accrued for the additional fees and costs we expect the independent third party will charge us to complete the review. To the extent such review, once completed, requires additional remediation of mortgage documents or identifies any financial injury from the document execution services LPS provided, LPS agreed to implement an appropriate plan to address the issues. The Order contains various deadlines by which LPS has agreed to accomplish the undertakings set forth therein, including the preparation of a remediation plan following the completion of the document execution review. LPS agreed and we will continue to make periodic reports to the banking agencies on our progress with respect to each of the undertakings in the Order. The Order does not include any fine or other monetary penalty, although the banking agencies have not yet concluded their assessment of whether any civil monetary penalties may be imposed.

From time to time we receive inquiries and requests for information from state insurance departments, attorneys general and other regulatory agencies about various matters relating to our business. Sometimes these take the form of civil investigative demands or subpoenas. We cooperate with all such inquiries and we have responded to or are currently responding to inquiries from multiple governmental agencies. Also, regulators and courts have been dealing with issues arising from foreclosures and related processes and documentation. Various governmental entities are studying the title insurance product, market, pricing, and business practices, and potential regulatory and legislative changes, which may materially affect our business and operations. From time to time, we are assessed fines for violations of regulations or other matters or enter into settlements with such authorities which may require us to pay fines or claims or take other actions.

Competition

Competition in the title insurance industry is based primarily on expertise, service and price. In addition, the financial strength of the insurer has become an increasingly important factor in decisions relating to the purchase of title insurance, particularly in multi-state transactions and in situations involving real estate-related investment vehicles such as real estate investment trusts and real estate mortgage investment conduits. The number and size of competing companies varies in the different geographic areas in which we conduct our business. In our principal markets, competitors include other major title underwriters such as First American Financial Corporation, Old Republic International Corporation and Stewart Information Services Corporation, as well as numerous smaller title insurance companies, underwritten title companies and independent agency operations at the regional and local level. Several of the smaller competitors have closed their operations in the past few years as a result of the significant decrease in activity in the residential real estate market. The addition or removal of regulatory barriers might result in changes to competition in the title insurance business. New competitors may include diversified financial services companies that have greater financial resources than we do and possess other competitive advantages. Competition among the major title insurance companies, expansion by smaller regional companies and any new entrants with alternative products could affect our business operations and financial condition.

Employees

As of January 24, 2014, we had approximately 63,861 full-time equivalent employees, which includes 15,929 in our Fidelity National Title segment, 32,861 in our Restaurant Group segment, 6,605 in our Remy segment, 8,084 in BKFS and ServiceLink and 382 in our remaining segments. We monitor our staffing levels based on current economic activity. Except for approximately 3,700 of Remy’s employees, none of our employees are subject to collective bargaining agreements. We believe that our relations with employees are generally good.

Properties

Fidelity National Title Group

FNTG’s corporate headquarters are on our campus in Jacksonville, Florida. The majority of our branch offices are leased from third parties. Our subsidiaries conduct their business operations primarily in leased office space in 42 states, Washington, DC, Puerto Rico, Canada, India and Mexico.

Black Knight Holdings, Inc.

Black Knight Holdings, Inc. (which is comprised of a 65% ownership interest in both of BKFS and ServiceLink) has its corporate headquarters in Jacksonville, Florida, in an owned facility. Black Knight Holdings, Inc. also owns one facility in Sharon, Pennsylvania, and leases office space throughout the United States.

Remy

Remy’s world headquarters are located in Pendleton, Indiana. The majority of Remy’s facilities, including the world headquarters are leased from third parties. Remy’s subsidiaries conduct their business operations in 10 countries including the United States, Belgium, Hungary, the United Kingdom, Brazil, Canada, China, Mexico, South Korea and Tunisia.

Restaurant Group

The Restaurant Group, including ABRH and J. Alexander’s is headquartered in Nashville, Tennessee with other office locations in Woburn, Massachusetts and Denver, Colorado. The majority of the restaurants are leased from third parties, and are located in 43 states.

ANNEX B: ATTRIBUTED UNAUDITED FINANCIAL INFORMATION

The following tables present our assets, liabilities, revenue, expenses and cash flows that are intended to be attributed to the FNF Group and the FNFV Group, respectively. The financial information should be read in conjunction with the historical financial statements and related notes (including other selected historical financial data contained therein) and our management’s discussion and analysis of financial condition and results of operations for the periods presented included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is attached as Annex E to this proxy statement/prospectus. The attributed financial information presented in the tables has been prepared assuming this attribution had been completed as of January 1, 2011. However this attribution of historical financial information does not purport to be what actual results and balances would have been if such attribution had actually occurred and been in place during these periods. This historical financial information includes the BKFS and ServiceLink business acquired with LPS effective January 2, 2014, which is included within the FNF Group.

Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the FNF Group and the FNFV Group, our tracking stock capital structure will not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of FNF common stock and FNFV common stock will be holders of our common stock and continue to be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of FNF common stock and FNFV common stock does not affect the rights of our creditors.

FNF Group

	March 31,		December 31,
	2014	2013	2013	2012	2011
	(in millions)
	(unaudited)
Results of Operations
Total revenues	$1,403	$1,385	$5,950	$5,631	$4,782
Total expenses	1,503	1,239	5,274	4,962	4,376
Earnings (loss) from continuing operations before income taxes and equity in earnings (loss) of unconsolidated affiliates	(100)	146	676	669	406
Net earnings (loss) attributable to Fidelity National Financial, Inc. common stockholders	(6)	96	436	441	283

Balance Sheet
Investments	$3,866	$—	$3,420	$3,657	$3,477
Cash and cash equivalents	431	—	1,815	947	662
Total assets	12,209	—	8,022	7,346	6,846
Notes payable	3,001	—	983	980	916
Reserve for title claim losses	1,680	—	1,636	1,748	1,913
Total liabilities	6,907	—	4,121	4,243	4,131
Total equity	4,615	—	3,901	3,103	2,715

Cash Flows
Net cash flows provided by (used in) operations	$(114)	$(21)	$354	$476	$110
Non-GAAP adjustments:
Transaction costs related to acquisition of LPS	41	—	—	—	—
Severance costs related to acquisition of LPS	39	—	—	—	—
Other executive severance payment	9	—	—	—	—
Other legal matters	2	—	—	—	—
Expenses related to acquisition of LPS	—	—	16	—	—
Employment litigation matter	—	—	20	—	—

Adjusted cash flows from operations	(23)	(21)	390	476	110
Less: Capital expenditures	24	15	67	36	36

Free cash flow	$(47)	$(36)	$323	$440	$74

B-1

FNFV Group

	March 31,		December 31,
	2014	2013	2013	2012	2011
	(in millions)
	(unaudited)
Results of Operations
Total revenues	$686	$656	$2,622	$1,535	$18
Total expenses	665	665	2,647	1,369	19
Earnings (loss) from continuing operations before income taxes and equity in earnings (loss) of unconsolidated affiliates	21	(9)	(25)	166	(1)
Net earnings (loss) attributable to Fidelity National Financial, Inc. common stockholders	(16)	(6)	(34)	166	86

Balance Sheet Data
Investments	$373		$404	$430	$572
Cash and cash equivalents	107		155	158	4
Total assets	2,519		2,701	2,637	1,096
Notes payable	376		452	445	—
Reserve for title claim losses	—		—	—	—
Total liabilities	856		1,060	991	155
Total equity	1,661		1,641	1,646	941

Cash Flows
Net cash flows provided by (used in) operations	$(47)	$(15)	$130	$144	$—
Non-GAAP adjustments:
Other executive severance payment	—	7	—	—	—
Executive separation charge	—	—	7	—	—

Adjusted cash flows from operations	(47)	(8)	137	144	—
Less: Capital expenditures	12	15	78	43	—

Free cash flow	$(59)	$(23)	$59	$101	$—

B-2

ANNEX C:

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

FIDELITY NATIONAL FINANCIAL, INC.

Fidelity National Financial, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

First: The Corporation was originally incorporated under the name “Fidelity National Title Group, Inc.” The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 24, 2005.

Second: The Corporation’s Second Amended and Restated Certificate of Incorporation was filed November 9, 2006, and in connection therewith, the Corporation’s name was changed to Fidelity National Financial, Inc.

Third: The Corporation’s Third Amended and Restated Certificate of Incorporation was filed May 22, 2013.

Fourth: This Fourth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

Fifth: This Fourth Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Corporation’s Third Amended and Restated Certificate of Incorporation.

Sixth: The text of this Fourth Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is “Fidelity National Financial, Inc.”

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at that address is “The Corporation Trust Company.”

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (as the same may be amended from time to time, “DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 4.1 The total number of shares of all classes of stock which the Corporation shall have authority to issue is 650,000,000, which will be divided into the following classes:

a)	600,000,000 shares will be of a class designated Common Stock, par value $0.0001 per share (“Common Stock”), such class to be divided as provided in Section A of this Article IV; and

b)	50,000,000 shares will be of a class designated preferred stock, par value $0.0001 per share (“Preferred Stock”), such class to be issuable in series as provided in Section 4.2 of this Article IV.

Upon this Fourth Amended and Restated Certificate of Incorporation (as it may from time to time hereafter be amended or restated, this “Restated Certificate”) becoming effective pursuant to the DGCL (the “Effective Time”), (i) each share of Class A Common Stock, par value $0.0001 per share (“Old Class A Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified as one validly issued, fully paid and non-assessable share of FNF Common Stock (as defined below) and 0.3333 of a validly issued, fully paid and non-assessable share of FNFV Common Stock (as defined below), without any action of the holder thereof. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Class A Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the FNF Common Stock and FNFV Common Stock.

The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

SECTION A

COMMON STOCK

1.	General.

487,000,000 shares of Common Stock will be of a class designated FNF Group Common Stock (the “FNF Common Stock”). 113,000,000 shares of Common Stock will be of a class designated FNFV Group Common Stock (the “FNFV Common Stock”).

2.	FNF Common Stock and FNFV Common Stock.

(a)	Voting.

Each share of FNF Common Stock will be identical in all respects and will have equal rights, powers and privileges.

Each share of FNFV Common Stock will be identical in all respects and will have equal rights, powers and privileges.

(i) Voting Generally. Except (A) as may otherwise be provided in this Certificate, (B) as may otherwise be required by the laws of the State of Delaware or (C) as may otherwise be provided in any Preferred Stock Designation, the holders of shares of FNF Common Stock, the holders of shares of FNFV Common Stock, and the holders of shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Certificate that (i) would increase (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of

Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (ii) decrease (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock (as the case may be) then outstanding)), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter.

(ii) Special Voting Rights in Connection with Dispositions.

(A) If the Board of Directors, at its election, determines to seek the approval of the holders of FNF Voting Securities entitled to vote thereon to classify a proposed FNF Group Disposition as an Exempt FNF Group Disposition, then such proposed FNF Group Disposition will constitute an Exempt FNF Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of FNF Voting Securities representing a majority of the aggregate voting power of FNF Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

(B) If the Board of Directors, at its election, determines to seek the approval of the holders of FNFV Voting Securities entitled to vote thereon to classify a proposed FNFV Group Disposition as an Exempt FNFV Group Disposition, then such proposed FNFV Group Disposition will constitute an Exempt FNFV Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of FNFV Voting Securities representing a majority of the aggregate voting power of FNFV Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

(C) Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(ii) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required pursuant to Article IX of this Certificate or the DGCL to be taken with respect to the applicable Disposition.

(iii) Special Voting Rights in Connection with Certain Redemptions.

(A) If the Corporation proposes to redeem outstanding shares of FNF Common Stock for securities of a Subsidiary pursuant to paragraph (e)(i) of this Section A.2., such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of FNF Voting Securities representing a majority of the aggregate voting power of FNF Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (an “FNF Group Redemption Stockholder Approval”).

(B) If the Corporation proposes to redeem outstanding shares of FNFV Common Stock for securities of a Subsidiary pursuant to paragraph (f)(i) of this Section A.2., such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of FNFV Voting Securities representing a majority of the aggregate voting power of FNFV Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (an “FNFV Group Redemption Stockholder Approval”).

(C) Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(iii) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required by the DGCL to be taken with respect to the applicable redemption.

(b)	Conversion Rights.

(i) Conversion of FNFV Common Stock into FNF Common Stock at the Option of the Corporation.

(A) At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of FNFV Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of FNF Common Stock equal to the FNFV/FNF Group Optional Conversion Ratio.

(B) For purposes of this paragraph (b)(i), the “FNFV/FNF Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by multiplying the Applicable Conversion Percentage as of the Determination Date by the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the FNFV Reference Share over the 10-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the FNF Reference Share over the 10-Trading Day period ending on the Trading Day preceding the Determination Date.

(C) If the Corporation determines to convert shares of FNFV Common Stock into FNF Common Stock pursuant to this paragraph (b)(i), such conversion will occur on an FNFV Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the FNFV/FNF Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the FNFV/FNF Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of FNFV Common Stock into shares of FNF Common Stock, a new FNFV Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(i).

(D) The Corporation will not convert shares of FNFV Common Stock into shares of FNF Common Stock pursuant to this paragraph (b)(i) without converting all outstanding shares of FNFV Common Stock into shares of FNF Common Stock, in each case, in accordance with this paragraph (b)(i).

(ii) Conversion of FNF Common Stock into FNFV Common Stock at the Option of the Corporation.

(A) At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of FNF Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of FNFV Common Stock equal to the FNF/FNFV Group Optional Conversion Ratio.

(B) For purposes of this paragraph (b)(ii), the “FNF/FNFV Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by multiplying the Applicable Conversion Percentage as of the Determination Date by the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the FNF Reference Share over the 10-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the FNFV Reference Share over the 10-Trading Day period ending on the Trading Day preceding the Determination Date.

(C) If the Corporation determines to convert shares of FNF Common Stock into FNFV Common Stock pursuant to this paragraph (b)(ii), such conversion will occur on an FNF Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the FNF/FNFV Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the FNF/FNFV Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of FNF Common Stock into shares of FNFV Common Stock, a new FNF Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(ii).

(D) The Corporation will not convert shares of FNF Common Stock into shares of FNFV Common Stock pursuant to this paragraph (b)(ii) without converting all outstanding shares of FNF Common Stock into shares of FNFV Common Stock, in each case, in accordance with this paragraph (b)(ii).

(c)	Dividends Generally.

(i) Dividends on FNF Common Stock. Subject to the applicable terms of any Preferred Stock Designation, dividends on the FNF Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the FNF Group Available Dividend Amount.

If the FNF Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the FNF Common Stock, then concurrently with the payment of any dividend on the outstanding shares of FNF Common Stock:

(A) if such dividend consists of cash, securities (other than shares of FNF Common Stock or FNFV Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (an “FNF Group Inter-Group Dividend”) to the FNFV Group an aggregate amount of cash, securities or other assets, or a combination thereof (the “FNF Group Inter-Group Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of FNF Common Stock, as determined by the Board of Directors or (II) increase the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the FNF Group Inter-Group Dividend Amount, by (y) the Fair Value of the FNF Reference Share as of the “ex” date or any similar date for such dividend;

(B) if such dividend consists of shares of FNF Common Stock, the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of the record date for such dividend, by (y) the FNF Group Share Distribution Ratio applicable to such dividend; or

(C) if such dividend consists of shares of FNFV Common Stock, subject to paragraph (d)(i)(B), the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest will be decreased, but not below zero, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of FNFV Common Stock distributed to holders of FNF Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of the record date for such dividend, by (y) the FNFV Group Share Distribution Ratio applicable to such dividend.

In the case of a dividend paid pursuant to clause (D) of paragraph (e)(ii) of this Section A.2. in connection with an FNF Group Disposition, the FNF Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of FNF Common Stock converted into FNFV Common Stock in connection with such FNF Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of FNF Common Stock received in connection with such FNF Group Disposition.

An FNF Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(ii) Dividends on FNFV Common Stock. Subject to the applicable terms of any Preferred Stock Designation, dividends on the FNFV Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the FNFV Group Available Dividend Amount.

If the FNFV Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the FNFV Common Stock, then concurrently with the payment of any dividend on the outstanding shares of FNFV Common Stock:

(A) if such dividend consists of cash, securities (other than shares of FNFV Common Stock or FNF Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (an “FNFV Group Inter-Group Dividend”) to the FNF Group an aggregate amount of cash, securities or other assets, or a combination thereof (the “FNFV Group Inter-Group Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of FNFV Common Stock, as determined by the Board of Directors or (II) increase the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the FNFV Group Inter-Group Dividend Amount, by (y) the Fair Value of the FNFV Reference Share as of the “ex” date or any similar date for such dividend;

(B) if such dividend consists of shares of FNFV Common Stock, the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the record date for such dividend, by (y) the FNFV Group Share Distribution Ratio applicable to such dividend; or

(C) if such dividend consists of shares of FNF Common Stock, subject to paragraph (d)(ii)(B), the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest will be decreased, but not below zero, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of FNF Common Stock distributed to holders of FNFV Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the record date for such dividend, by (y) the FNF Group Share Distribution Ratio applicable to such dividend.

In the case of a dividend paid pursuant to clause (D) of paragraph (f)(ii) of this Section A.2. in connection with an FNFV Group Disposition, the FNFV Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of FNFV Common Stock converted into FNF Common Stock in connection with such FNFV Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of FNFV Common Stock received in connection with such FNFV Group Disposition.

An FNFV Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(iii) Discrimination Between or Among Classes of Common Stock. Subject to the provisions of paragraphs (c) and (d) of this Section A.2., the Board of Directors will have the authority and discretion to declare and pay (or to refrain from declaring and paying) dividends, including, without limitation, dividends consisting of Share Distributions, on outstanding shares of FNF Common Stock or FNFV Common Stock, and in equal or unequal amounts, or only on the FNF Common Stock or the FNFV Common Stock (subject to applicable law), notwithstanding the relationship between or among the FNF Group Available Dividend Amount and the FNFV Group Available Dividend Amount, or the respective amounts of prior dividends declared on, or the liquidation rights of, the FNF Common Stock or the FNFV Common Stock, or any other factor.

(d)	Share Distributions.

(i) Distributions on FNF Common Stock. If at any time a Share Distribution is to be made with respect to the FNF Common Stock, then, in addition to the applicable requirements of paragraph (c)(i) of this Section A.2., such Share Distribution may be declared and paid only as follows:

(A) a Share Distribution consisting, at the election of the Board of Directors, of: shares of FNF Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock) may be declared and paid to holders of FNF Common Stock, on an equal per share basis;

(B) a Share Distribution consisting, at the election of the Board of Directors, of: shares of FNFV Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock) may be declared and paid to holders of FNF Common Stock, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of FNFV Common Stock to be so distributed pursuant to this paragraph (d)(i)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of FNFV Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the FNF Group, plus (z) if the FNF Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of FNFV Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the FNFV Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest; or

(C) a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than FNF Common Stock or FNFV Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock or FNFV Common Stock), may be declared and paid, at the election of the Board of Directors, on the basis of a distribution of identical securities, on an equal per share basis, to holders of FNF Common Stock.

(ii) Distributions on FNFV Common Stock. If at any time a Share Distribution is to be made with respect to the FNFV Common Stock, then, in addition to the applicable requirements of paragraph (c)(ii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

(A) a Share Distribution consisting, at the election of the Board of Directors, of: shares of FNFV Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock) may be declared and paid to holders of FNFV Common Stock, on an equal per share basis;

(B) a Share Distribution consisting, at the election of the Board of Directors, of: shares of FNF Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock) may be declared and paid to holders of FNFV Common Stock, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of FNF Common Stock to be so distributed pursuant to this paragraph (d)(ii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share

Distribution), plus (y) the number of shares of FNF Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the FNFV Group, plus (z) if the FNFV Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of FNF Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the FNF Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest; or

(C) a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than FNFV Common Stock or FNF Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock or FNF Common Stock), may be declared and paid, at the election of the Board of Directors, on the basis of a distribution of identical securities, on an equal per share basis, to holders of FNFV Common Stock.

(e)	Redemption and Other Provisions Relating to the FNF Common Stock.

(i) Redemption for Securities of one or more FNF Group Subsidiaries. At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the FNF Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation’s stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the FNF Group Redemption Stockholder Approval (and, to the extent applicable, the FNFV Group Redemption Stockholder Approval), redeem outstanding shares of FNF Common Stock (such shares of FNF Common Stock to be redeemed, the “FNF Group Redemption Shares”) for securities of such Subsidiary (a “Distributed FNF Group Subsidiary”), as provided herein. The number of FNF Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of FNF Common Stock as of the FNF Group Redemption Selection Date, by (B) the percentage of the Fair Value of the FNF Group that is represented by the Fair Value of the Corporation’s equity interest in the Distributed FNF Group Subsidiary which is attributable to the FNF Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed FNF Group Subsidiary to be delivered (the “FNF Group Distribution Subsidiary Securities”) in redemption of the FNF Group Redemption Shares will be equal to: (A) if the Board of Directors makes an FNF Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed FNF Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation’s equity interest in the Distributed FNF Group Subsidiary that is represented by the Fair Value of the Corporation’s equity interest in the Distributed FNF Group Subsidiary which is attributable to the FNF Group (such product, the “Distributable FNF Group Subsidiary Securities”), by (y) the FNF Group Outstanding Interest Fraction, in each case, as of the FNF Group Redemption Selection Date, or (B) if the Board of Directors does not make an FNF Group Inter-Group Redemption Election, all of the Distributable FNF Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed FNF Group Subsidiary to be delivered in redemption of each FNF Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of FNF Group Distribution Subsidiary Securities, by (y) the number of FNF Group Redemption Shares.

If the FNF Group Outstanding Interest Fraction is less than one (1) on the FNF Group Redemption Selection Date for any redemption pursuant to this paragraph (e)(i) and if (but only if) the Board of Directors so determines in its discretion (an “FNF Group Inter-Group Redemption Election”), then concurrently with the distribution of the FNF Group Distribution Subsidiary Securities in redemption of FNF Group Redemption Shares, the Corporation will attribute to the FNFV Group an aggregate number of Distributable FNF Group Subsidiary Securities (the “FNF Group Inter-Group Interest Subsidiary Securities”) equal to the difference between the total number of Distributable FNF Group Subsidiary Securities and the number of FNF Group Distribution Subsidiary Securities, subject to adjustment as provided below. If an FNF Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of “Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest” in paragraph (i) of this Section A.2.; (II) the attribution of FNF Group Inter-Group Interest Subsidiary Securities to be made to the FNFV Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of FNF Group Inter-Group Interest Subsidiary Securities to the FNFV Group; and (III) the Board of Directors may determine that the FNF Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the FNFV Group will be distributed to holders of shares of FNFV Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(C) of this Section A.2.

If at the time of a redemption of FNF Common Stock pursuant to this paragraph (e)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock that would become convertible into or exercisable or exchangeable for Distributable FNF Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed FNF Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed FNF Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of FNF Group Redemption Shares, the number of FNF Group Distribution Subsidiary Securities and the number of FNF Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest) to take into account the securities of the Distributed FNF Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

In the event that not all outstanding shares of FNF Common Stock are to be redeemed in accordance with this paragraph (e)(i) for FNF Group Distribution Subsidiary Securities, then the outstanding shares of FNF Common Stock to be redeemed in accordance with this paragraph (e)(i) will be redeemed by the Corporation pro rata among the holders of FNF Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

To the extent that a Distributed FNF Group Subsidiary to be distributed pursuant to this paragraph (e)(i) also holds, directly or indirectly, assets and liabilities attributed to the FNFV Group, then (x) such Distributed FNF Group Subsidiary will also be deemed a Distributed FNFV Group Subsidiary for purposes of paragraph (f)(i) and (y) in connection with the redemption of FNF Group Redemption Shares pursuant to this paragraph (e)(i) the Corporation will also redeem shares of FNFV Common Stock pursuant to the provisions of paragraph (f)(i), subject to the Corporation obtaining the FNF Group Redemption Stockholder Approval and the FNFV Group Redemption Stockholder Approval. In connection with any such redemption of FNF Common Stock and FNFV Common Stock, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the FNF Group Redemption Shares and the FNFV Group Redemption Shares in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of FNF Group Redemption Shares to receive FNF Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the FNF Group held by such Subsidiary and (II) with holders of FNFV Group Redemption Shares to receive FNFV Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the FNFV Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed FNF Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i).

Any redemption pursuant to this paragraph (e)(i) will occur on an FNF Group Redemption Date set forth in a notice to holders of FNF Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (e)(iv)(C).

In effecting a redemption of FNF Common Stock pursuant to this paragraph (e)(i), the Board of Directors shall determine to redeem shares of FNF Common Stock in exchange for a single class or series of securities of the Distributed FNF Group Subsidiary on an equal per share basis. If the Board of Directors has made an FNF Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed FNF Group Subsidiary comprising the FNF Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the FNFV Group will be made by the Board of Directors in its discretion.

(ii) Mandatory Dividend, Redemption or Conversion in Case of FNF Group Disposition. In the event of an FNF Group Disposition (other than an Exempt FNF Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such FNF Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

(A) Subject to the first sentence of paragraph (c)(i) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of FNF Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the FNF Group Allocable Net Proceeds of such FNF Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2.; or

(B) Provided that there are assets of the Corporation legally available therefor and the FNF Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (e)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

(I) if such FNF Group Disposition involves all (not merely substantially all) of the assets of the FNF Group, the Corporation may redeem all outstanding shares of FNF Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the FNF Group Allocable Net Proceeds of such FNF Group Disposition as of the FNF Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of FNF Common Stock outstanding as of the FNF Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (e)(ii)); or

(II) if such FNF Group Disposition involves substantially all (but not all) of the assets of the FNF Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the FNF Group Allocable Net Proceeds of such FNF Group Disposition as of the FNF Group Redemption Selection Date (the “FNF Group Redemption Amount”) to the redemption of outstanding shares of FNF Common Stock; or

(C) The Corporation may convert each outstanding share of FNF Common Stock into a number (or fraction) of fully paid and non-assessable shares of FNFV Common Stock, equal to the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the FNF Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such FNF Group Disposition, to (II) the Average Market Value of the FNFV Reference Share over the same 10-Trading Day period; or

(D) The Corporation may combine the conversion of a portion of the outstanding shares of FNF Common Stock into FNFV Common Stock as contemplated by clause (C) of this paragraph (e)(ii) with the payment of a dividend on or the redemption of shares of FNF Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (e)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of FNF Common Stock to be converted into fully paid and non-assessable shares of FNFV Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of FNF Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2., or (y) redeem all or a portion of such remaining shares of FNF Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the FNF Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the FNF Group Allocable Net Proceeds of such FNF Group Disposition as of, in the case of a dividend, the record date for determining the holders of FNF Common Stock entitled to receive such dividend and, in the case of a redemption, the FNF Group Redemption Selection Date (in the case of a partial redemption) or the FNF Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of FNF Common Stock in connection with such FNF Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of FNF Common Stock to be converted into shares of FNFV Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of FNF Common Stock outstanding as of the record date, FNF Group Redemption Selection Date or FNF Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of FNF Common Stock, if the FNF Group Disposition was of all (not merely substantially all) of the assets of the FNF Group, then all remaining outstanding shares of FNF Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the FNF Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of FNF Common Stock, if the FNF Group Disposition was of substantially all (but not all) of the assets of the FNF Group, then the number of shares of FNF Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (e)(ii), substituting for the FNF Group Redemption Amount referred to therein the portion of the FNF Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the FNF Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (e)(ii).

For purposes of this paragraph (e)(ii):

(1) as of any date, “substantially all of the assets of the FNF Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the FNF Group as of such date;

(2) in the case of an FNF Group Disposition of assets in a series of related transactions, such FNF Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

(3) if the Board of Directors seeks the approval of the holders of FNF Voting Securities entitled to vote thereon to qualify an FNF Group Disposition as an Exempt FNF Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such FNF Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (e)(ii) and paragraph (e)(iv), and no subsequent vote may be taken to qualify such FNF Group Disposition as an Exempt FNF Group Disposition;

(4) in the event of a redemption of a portion of the outstanding shares of FNF Common Stock pursuant to clause (B)(II) or (D) of this paragraph (e)(ii) at a time when the FNF Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (an “FNF Group Inter-Group Partial Redemption Election”), in its discretion, the Corporation will attribute to the FNFV Group concurrently with such redemption an aggregate amount (the “FNF Group Inter-Group Redemption Amount”) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the FNF Group Net Proceeds and (y) the portion of the FNF Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (e)(ii). If the Board of Directors makes such election, the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of “Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest” in paragraph (i) of this Section A.2. The FNF Group Inter-Group Redemption Amount may, at the discretion of the Board of Directors, be reflected by an allocation to the FNFV Group or by a direct transfer to the FNFV Group of cash, securities and/or other assets;

(5) if at the time of an FNF Group Disposition subject to this paragraph (e)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock that would give the holders thereof the right to receive any consideration related to such FNF Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the FNF Common Stock pursuant to this paragraph (e)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (e)(ii) as a dividend on or in redemption or conversion of shares of FNF Common Stock and/or, if applicable, (y) the FNF Group Inter-Group Redemption Amount and the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as it deems appropriate to take into account the FNF Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

(6) the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (e)(ii) payable to the holders of FNF Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (D) of this paragraph (d)(ii), regardless of the form or nature of the proceeds received by the Corporation from the FNF Group Disposition; and

(7) if all or any portion of the redemption price referred to in clause (B) or (D) of this paragraph (e)(ii) payable to the holders of FNF Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of identical securities, on an equal per share basis, to holders of FNF Common Stock.

(iii) Certain Provisions Respecting Convertible Securities. Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of FNF Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (e)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any FNF Conversion Date or FNF Group Redemption Date on which all outstanding shares of FNF Common Stock were converted or redeemed, any share of FNF Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of FNF Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $0.0001 per share in cash.

(iv) General.

(A) Not later than the 10th Trading Day following the consummation of an FNF Group Disposition referred to in paragraph (e)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the FNF Group Net Proceeds of such FNF Group Disposition, (y) whether the FNF Group Disposition qualifies as an Exempt FNF Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such FNF Group Disposition as an Exempt FNF Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of FNF Voting Securities entitled to vote thereon to qualify such FNF Group Disposition as an Exempt FNF Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (e)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such FNF Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such FNF Group Disposition as an Exempt FNF Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

(I) which of the actions specified in clauses (A), (B), (C) or (D) of paragraph (e)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

(II) as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (e)(ii), the FNF Group Redemption Selection Date for the redemption of shares of FNF Common Stock pursuant to clause (B)(II) or (D) of paragraph (e)(ii) or the FNF Group Conversion Selection Date for the partial conversion of shares of FNF Common Stock pursuant to clause (D) of paragraph (e)(ii), which record date, FNF Group Redemption Selection Date or FNF Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III) the anticipated dividend payment date, FNF Group Redemption Date and/or FNF Group Conversion Date, which in each case, will not be more than 85 Trading Days following such FNF Group Disposition; and

(IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of FNF Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified FNF Group Redemption Selection Date or FNF Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of FNF Common Stock, in whole or in part, pursuant to clause (B) or (D) of paragraph (e)(ii) of this Section A.2., or a conversion of shares of FNF Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (e)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the FNF Group Redemption Date or FNF Group Conversion Date, as applicable:

(1) the FNF Group Redemption Date or FNF Group Conversion Date;

(2) the number of shares of FNF Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of FNF Common Stock will be redeemed or converted;

(3) in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of FNF Common Stock, the kind and amount of per share consideration to be received with respect to each share of FNF Common Stock to be redeemed or converted and the FNF Group Outstanding Interest Fraction as of the date of such notice;

(4) with respect to a partial redemption under clause (B)(II) or (D) of paragraph (e)(ii), if the Board of Directors has made an FNF Group Inter-Group Partial Redemption Election, the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of the FNF Group Redemption Selection Date;

(5) with respect to a dividend under clause (A) or (D) of paragraph (e)(ii), the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of the record date for the dividend and the FNF Group Inter-Group Dividend Amount attributable to the FNFV Group; and

(6) instructions as to how shares of FNF Common Stock may be surrendered for redemption or conversion.

(B) In the event of any conversion of shares of FNF Common Stock pursuant to paragraph (b)(ii) of this Section A.2., not less than 10 days prior to the FNF Group Conversion Date, the Corporation will announce publicly by press release:

(1) that all outstanding shares of FNF Common Stock will be converted pursuant to paragraph (b)(ii) of this Section A.2. on the FNF Group Conversion Date;

(2) the FNF Group Conversion Date which will not be more than 45 days following the Determination Date;

(3) a statement that all outstanding shares of FNF Common Stock will be converted;

(4) the per share number of FNFV Common Stock to be received with respect to each share of FNF Common Stock; and

(5) instructions as to how shares of FNF Common Stock may be surrendered for conversion.

(C) If the Corporation determines to obtain the FNF Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of FNF Common Stock pursuant to paragraph (e)(i), the Corporation will announce publicly by press release:

(I) that the Corporation intends to redeem shares of FNF Common Stock for securities of a Distributed FNF Group Subsidiary pursuant to paragraph (e)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the FNF Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

(II) the number of shares of FNF Common Stock to be redeemed or, if applicable, stating that all outstanding shares of FNF Common Stock will be redeemed;

(III) the class or series of securities of the Distributed FNF Group Subsidiary to be received with respect to each share of FNF Common Stock to be redeemed and the FNF Group Outstanding Interest Fraction as of the date of such notice, if any;

(IV) if applicable, the FNF Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

(V) the FNF Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

(VI) if the Board of Directors has made an FNF Group Inter-Group Redemption Election, the number of FNF Group Inter-Group Interest Subsidiary Securities attributable to the FNFV Group, and the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest used in determining such number and attribution of FNF Group Inter-Group Interest Subsidiary Securities;

(VII) instructions as to how shares of FNF Common Stock may be surrendered for redemption; and

(VIII) if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of FNF Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified FNF Group Redemption Selection Date.

If, at the time of the issuance of the press release required by this paragraph (C), the FNF Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the FNF Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

(D) The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for FNF Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of FNF Common Stock pursuant to this Section A.2., as applicable.

(E) All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (e)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the FNF Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F) No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of FNF Common Stock; provided, however, that, except as otherwise contemplated by paragraph (e)(ii)(D), if the FNF Group Conversion Date or the FNF Group Redemption Date with respect to any shares of FNF Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of FNF Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G) Before any holder of shares of FNF Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of FNF Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (e), such holder will surrender at such place as the Corporation will specify certificates representing such shares of FNF Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of FNF Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of FNF Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I). If less than all of the shares of FNF Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of FNF Common Stock not redeemed or converted.

(H) From and after any applicable FNF Group Conversion Date or FNF Group Redemption Date, all rights of a holder of shares of FNF Common Stock that were converted or redeemed on such FNF Group Conversion Date or FNF Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of FNF Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of FNF Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation’s obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable FNF Group Conversion Date or FNF Group Redemption Date represented shares of FNF Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the FNF Common Stock was converted or redeemed until surrender of such holder’s certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the FNF Group Conversion Date or FNF Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after an FNF Group Conversion Date or FNF Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of FNF Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of FNF Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (e), notwithstanding the failure of the holder thereof to surrender such certificates.

(I) The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of FNF Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section A.2. In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of FNF Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of FNF Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of FNF Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the “value” of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

(J) Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (e) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(f)	Redemption and Other Provisions Relating to the FNFV Common Stock.

(i) Redemption for Securities of one or more FNFV Group Subsidiaries. At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the FNFV Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor but subject (in addition to any other approval of the Corporation’s stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the FNFV Group Redemption Stockholder Approval (and, to the extent applicable, the FNF Group Redemption Stockholder Approval), redeem outstanding shares of FNFV Common Stock (such shares of FNFV Common Stock to be redeemed, the “FNFV Group Redemption Shares”) for securities of such Subsidiary (a “Distributed FNFV Group Subsidiary”), as provided herein. The number of FNFV Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of FNFV Common Stock as of the FNFV Group Redemption Selection Date, by (B) the percentage of the Fair Value of the FNFV Group that is represented by the Fair Value of the Corporation’s equity interest in the Distributed FNFV Group Subsidiary which is attributable to the FNFV Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed FNFV Group Subsidiary to be delivered (the “FNFV Group Distribution Subsidiary Securities”) in redemption of the FNFV Group Redemption Shares will be equal to: (A) if the Board of Directors makes an FNFV Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed FNFV Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation’s equity interest in the Distributed FNFV Group Subsidiary that is represented by the Fair Value of the Corporation’s equity interest in the Distributed FNFV Group Subsidiary which is attributable to the FNFV Group (such product, the “Distributable FNFV Group Subsidiary Securities”), by (y) the FNFV Group Outstanding Interest Fraction, in each case, as of the FNFV Group Redemption Selection Date, or (B) if the Board of Directors does not make an FNFV Group Inter-Group Redemption Election, all of the Distributable FNFV Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed FNFV Group Subsidiary to be delivered in redemption of each FNFV Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of FNFV Group Distribution Subsidiary Securities, by (y) the number of FNFV Group Redemption Shares.

If the FNFV Group Outstanding Interest Fraction is less than one (1) on the FNFV Group Redemption Selection Date for any redemption pursuant to this paragraph (f)(i) and if (but only if) the Board of Directors so determines in its discretion (an “FNFV Group Inter-Group Redemption Election”), then concurrently with the distribution of the FNFV Group Distribution Subsidiary Securities in redemption of FNFV Group Redemption Shares, the Corporation will attribute to the FNF Group an aggregate number of Distributable FNFV Group Subsidiary Securities (the “FNFV Group Inter-Group Interest Subsidiary Securities”) equal to the difference between the total number of Distributable FNFV Group Subsidiary Securities and the number of FNFV Group Distribution Subsidiary Securities, subject to adjustment as provided below. If an FNFV Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of “Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest” in paragraph (i) of this Section A.2.; (II) the attribution of FNFV Group Inter-Group Interest Subsidiary Securities to be made to the FNF Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of FNFV Group Inter-Group Interest Subsidiary Securities to such Group; and (III) the Board of Directors may determine that the FNFV Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the FNF Group will be distributed to holders of shares of FNF Common Stock as a Share Distribution pursuant to paragraph (d)(i)(C) of this Section A.2.

If at the time of a redemption of FNFV Common Stock pursuant to this paragraph (f)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock that would become convertible into or exercisable or exchangeable for Distributable FNFV Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed FNFV Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed FNFV Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of FNFV Group Redemption Shares, the number of FNFV Group Distribution Subsidiary Securities and the number of FNFV Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest), to take into account the securities of the Distributed FNFV Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

In the event that not all outstanding shares of FNFV Common Stock are to be redeemed in accordance with this paragraph (f)(i) for FNFV Group Distribution Subsidiary Securities, then the outstanding shares of FNFV Common Stock to be redeemed in accordance with this paragraph (f)(i) will be redeemed by the Corporation pro rata among the holders of FNFV Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

To the extent that a Distributed FNFV Group Subsidiary to be distributed pursuant to this paragraph (f)(i) also holds, directly or indirectly, assets and liabilities attributed to the FNF Group, then (x) such Distributed FNFV Group Subsidiary will also be deemed a Distributed FNF Group Subsidiary for purposes of paragraph (e)(i) and (y) in connection with the redemption of FNFV Group Redemption Shares pursuant to this paragraph (f)(i) the Corporation will also redeem shares of FNF Common Stock pursuant to the provisions of paragraph (e)(i), subject to the Corporation obtaining the FNFV Group Redemption Stockholder Approval and the FNF Group Redemption Stockholder Approval. In connection with any such redemption of FNF Common Stock and FNFV Common Stock, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the FNF Group Redemption Shares and the FNFV Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of FNF Group Redemption Shares to receive FNF Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the FNF Group held by such Subsidiary and (II) with holders of FNFV Group Redemption Shares to receive FNFV Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the FNFV Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed FNFV Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i).

Any redemption pursuant to this paragraph (f)(i) will occur on an FNFV Group Redemption Date set forth in a notice to holders of FNFV Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (f)(iv)(C).

In effecting a redemption of FNFV Common Stock pursuant to this paragraph (f)(i), the Board of Directors shall determine to redeem shares of FNFV Common Stock in exchange for a single class or series of securities of the Distributed FNFV Group Subsidiary, on an equal per share basis. If the Board of Directors has made an FNFV Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed FNFV Group Subsidiary comprising the FNFV Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the FNF Group will be made by the Board of Directors in its discretion.

(ii) Mandatory Dividend, Redemption or Conversion in Case of FNFV Group Disposition. In the event of an FNFV Group Disposition (other than an Exempt FNFV Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such FNFV Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

(A) Subject to the first sentence of paragraph (c)(ii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of FNFV Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the FNFV Group Allocable Net Proceeds of such FNFV Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2.; or

(B) Provided that there are assets of the Corporation legally available therefor and the FNFV Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (f)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

(I) if such FNFV Group Disposition involves all (not merely substantially all) of the assets of the FNFV Group, the Corporation may redeem all outstanding shares of FNFV Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the FNFV Group Allocable Net Proceeds of such FNFV Group Disposition as of the FNFV Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of FNFV Common Stock outstanding as of the FNFV Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (f)(ii)); or

(II) if such FNFV Group Disposition involves substantially all (but not all) of the assets of the FNFV Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the FNFV Group Allocable Net Proceeds of such FNFV Group Disposition as of the FNFV Group Redemption Selection Date (the “FNFV Group Redemption Amount”) to the redemption of outstanding shares of FNFV Common Stock; or

(C) The Corporation may convert each outstanding share of FNFV Common Stock into a number (or fraction) of fully paid and non-assessable shares of FNF Common Stock, equal to the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the FNFV Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such FNFV Group Disposition, to (II) the Average Market Value of the FNF Reference Share over the same 10-Trading Day period; or

(D) The Corporation may combine the conversion of a portion of the outstanding shares of FNFV Common Stock into FNF Common Stock as contemplated by clause (C) of this paragraph (f)(ii) with the payment of a dividend on or the redemption of shares of FNFV Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (f)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of FNFV Common Stock to be converted into fully paid and non-assessable shares of FNF Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of FNFV Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of FNFV Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the FNFV Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the FNFV Group Allocable Net Proceeds of such FNFV Group Disposition as of, in the case of a dividend, the record date for determining the holders of FNFV Common Stock entitled to receive such dividend and, in the case of a redemption, the FNFV Group Redemption Selection Date (in the case of a partial redemption) or the FNFV Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of FNFV Common Stock in connection with such FNFV Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of FNFV Common Stock to be converted into shares of FNF Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of FNFV Common Stock outstanding as of the record date, FNFV Group Redemption Selection Date or FNFV Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of FNFV Common Stock, if the FNFV Group Disposition was of all (not merely substantially all) of the assets of the FNFV Group, then all remaining outstanding shares of FNFV Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the FNFV Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of FNFV Common Stock, if the FNFV Group Disposition was of substantially all (but not all) of the assets of the FNFV Group, then the number of shares of FNFV Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (f)(ii), substituting for the FNFV Group Redemption Amount referred to therein the portion of the FNFV Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the FNFV Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (f)(ii).

For purposes of this paragraph (f)(ii):

(1) as of any date, “substantially all of the assets of the FNFV Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the FNFV Group as of such date;

(2) in the case of an FNFV Group Disposition of assets in a series of related transactions, such FNFV Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

(3) if the Board of Directors seeks the approval of the holders of FNFV Voting Securities entitled to vote thereon to qualify an FNFV Group Disposition as an Exempt FNFV Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such FNFV Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (f)(ii) and paragraph (f)(iv), and no subsequent vote may be taken to qualify such FNFV Group Disposition as an Exempt FNFV Group Disposition;

(4) in the event of a redemption of a portion of the outstanding shares of FNFV Common Stock pursuant to clause (B)(II) or (D) of this paragraph (f)(ii) at a time when the FNFV Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (an “FNFV Group Inter-Group Partial Redemption Election”), in its discretion, the Corporation will attribute to the FNF Group concurrently with such redemption an aggregate amount (the “FNFV Group Inter-Group Redemption Amount”) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the FNFV Group Net Proceeds and (y) the portion of the FNFV Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (f)(ii). If the Board of Directors makes such election, the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of “Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest” in paragraph (i) of this Section A.2. The FNFV Group Inter-Group Redemption Amount may, at the discretion of the Board of Directors, be reflected by an allocation to the FNF Group or by a direct transfer to the FNF Group of cash, securities and/or other assets;

(5) if at the time of an FNFV Group Disposition subject to this paragraph (f)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock that would give the holders thereof the right to receive any consideration related to such FNFV Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the FNFV Common Stock pursuant to this paragraph (f)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (f)(ii) as a dividend on or in redemption or conversion of shares of FNFV Common Stock and/or, if applicable, (y) the FNFV Group Inter-Group Redemption Amount and the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as it deems appropriate to take into account the FNFV Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

(6) the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (f)(ii) payable to the holders of FNFV Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (D) of this paragraph (f)(ii), regardless of the form or nature of the proceeds received by the Corporation from the FNFV Group Disposition; and

(7) if all or any portion of the redemption price referred to in clause (B) or (D) of this paragraph (f)(ii) payable to the holders of FNFV Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of identical securities, on an equal per share basis, to holders of FNFV Common Stock.

(iii) Certain Provisions Respecting Convertible Securities. Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of FNFV Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (f)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any FNFV Group Conversion Date or FNFV Group Redemption Date on which all outstanding shares of FNFV Common Stock were converted or redeemed, any share of FNFV Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of FNFV Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $0.0001 per share in cash.

(iv) General.

(A) Not later than the 10th Trading Day following the consummation of an FNFV Group Disposition referred to in paragraph (f)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the FNFV Group Net Proceeds of such FNFV Group Disposition, (y) whether the

FNFV Group Disposition qualifies as an Exempt FNFV Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such FNFV Group Disposition as an Exempt FNFV Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of FNFV Voting Securities entitled to vote thereon to qualify such FNFV Group Disposition as an Exempt FNFV Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (f)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such FNFV Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such FNFV Group Disposition as an Exempt FNFV Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

(I) which of the actions specified in clauses (A), (B), (C) or (D) of paragraph (f)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

(II) as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (f)(ii), the FNFV Group Redemption Selection Date for the redemption of shares of FNFV Common Stock pursuant to clause (B)(II) or (D) of paragraph (f)(ii) or the FNFV Group Conversion Selection Date for the partial conversion of shares of FNFV Common Stock pursuant to clause (D) of paragraph (f)(ii), which record date, FNFV Group Redemption Selection Date or FNFV Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III) the anticipated dividend payment date, FNFV Group Redemption Date and/or FNFV Group Conversion Date, which in each case, will not be more than 85 Trading Days following such FNFV Group Disposition; and

(IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of FNFV Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified FNFV Group Redemption Selection Date or FNFV Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of FNFV Common Stock, in whole or in part, pursuant to clause (B) or (D) of paragraph (f)(ii) of this Section A.2., or a conversion of shares of FNFV Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (f)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the FNFV Group Redemption Date or FNFV Group Conversion Date, as applicable:

(1) the FNFV Group Redemption Date or FNFV Group Conversion Date;

(2) the number of shares of FNFV Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of FNFV Common Stock will be redeemed or converted;

(3) in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of FNFV Common Stock, the kind and amount of per share consideration to be received with respect to each share of FNFV Common Stock to be redeemed or converted and the FNFV Group Outstanding Interest Fraction as of the date of such notice;

(4) with respect to a partial redemption under clause (B)(II) or (D) of paragraph (f)(ii), if the Board of Directors has made an FNFV Group Inter-Group Partial Redemption Election, the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the FNFV Group Redemption Selection Date;

(5) with respect to a dividend under clause (A) or (D) of paragraph (f)(ii), the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the record date for the dividend and the FNFV Group Inter-Group Dividend Amount attributable to the FNF Group; and

(6) instructions as to how shares of FNFV Common Stock may be surrendered for redemption or conversion.

(B) In the event of any conversion of shares of FNFV Common Stock pursuant to paragraph (b)(i) of this Section A.2., not less than 10 days prior to the FNFV Group Conversion Date, the Corporation will announce publicly by press release:

(1) that all outstanding shares of FNFV Common Stock will be converted pursuant to paragraph (b)(i) of this Section A.2. on the FNFV Group Conversion Date;

(2) the FNFV Group Conversion Date which will not be more than 45 days following the Determination Date;

(3) a statement that all outstanding shares of FNFV Common Stock will be converted;

(4) the per share number of FNF Common Stock to be received with respect to each share of FNFV Common Stock; and

(5) instructions as to how shares of FNFV Common Stock may be surrendered for conversion.

(C) If the Corporation determines to obtain the FNFV Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of FNFV Common Stock pursuant to paragraph (f)(i), the Corporation will announce publicly by press release:

(I) that the Corporation intends to redeem shares of FNFV Common Stock for securities of a Distributed FNFV Group Subsidiary pursuant to paragraph (f)(i) of this Section A.2, subject to any applicable conditions, including the receipt of the FNFV Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

(II) the number of shares of FNFV Common Stock to be redeemed or, if applicable, stating that all outstanding shares of FNFV Common Stock will be redeemed;

(III) the class or series of securities of the Distributed FNFV Group Subsidiary to be received with respect to each share of FNFV Common Stock to be redeemed and the FNFV Group Outstanding Interest Fraction as of the date of such notice, if any;

(IV) if applicable, the FNFV Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

(V) the FNFV Group Redemption Date, which will not be earlier then the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

(VI) if the Board of Directors has made an FNFV Group Inter-Group Redemption Election, the number of FNFV Group Inter-Group Interest Subsidiary Securities attributable to the FNF Group, and the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest used in determining such number and attribution of FNFV Group Inter-Group Interest Subsidiary Securities; and

(VII) instructions as to how shares of FNFV Common Stock may be surrendered for redemption; and

(VIII) if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of FNFV Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified FNFV Group Redemption Selection Date.

If, at the time of the issuance of the press release required by this paragraph (C), the FNFV Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the FNFV Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

(D) The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for FNFV Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of FNFV Common Stock pursuant to this Section A.2., as applicable.

(E) All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (f)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the FNFV Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F) No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of FNFV Common Stock; provided, however, that, except as otherwise contemplated by paragraph (f)(ii)(D), if the FNFV Group Conversion Date or the FNFV Group Redemption Date with respect to any shares of FNFV Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of FNFV Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G) Before any holder of shares of FNFV Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of FNFV Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (f), such holder will surrender at such place as the Corporation will specify certificates representing such shares of FNFV Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of FNFV Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of FNFV Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I). If less than all of the shares of FNFV Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of FNFV Common Stock not redeemed or converted.

(H) From and after any applicable FNFV Group Conversion Date or FNFV Group Redemption Date, all rights of a holder of shares of FNFV Common Stock that were converted or redeemed on such FNFV Group Conversion Date or FNFV Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of FNFV Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of FNFV Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the

Corporation as being held for the satisfaction of the Corporation’s obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable FNFV Group Conversion Date or FNFV Group Redemption Date represented shares of FNFV Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the FNFV Common Stock was converted or redeemed until surrender of such holder’s certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the FNFV Group Conversion Date or FNFV Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after an FNFV Group Conversion Date or FNFV Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of FNFV Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of FNFV Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (f), notwithstanding the failure of the holder thereof to surrender such certificates.

(I) The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of FNFV Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section A.2. In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of FNFV Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of FNFV Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of FNFV Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the “value” of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

(J) Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (f) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(g)	Liquidation and Dissolution.

(i) General. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of FNF Common Stock and the holders of shares of FNFV Common Stock will be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of Common Stock (regardless of the Group to which such assets are then attributed) in proportion to the respective number of liquidation units per share of FNF Common Stock and FNFV Common Stock.

Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (g).

(ii) Liquidation Units. The liquidation units per share of each class of Common Stock will be as follows:

(A) each share of FNF Common Stock will have one liquidation unit; and

(B) each share of FNFV Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the average of the daily volume weighted average prices of the FNFV Common Stock over the 10-Trading Day period commencing on (and including) the first Trading Day on which the FNFV Common Stock trades in the “regular way” market, by (y) the average of the daily volume weighted average prices of the FNF Common Stock over the 10-Trading Day period referenced in clause (x) of this paragraph (B);

provided, that, if, after the Effective Date, the Corporation, at any time or from time to time, subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split, reclassification or otherwise) the outstanding shares of FNF Common Stock or FNFV Common Stock, or declares and pays a dividend or distribution in shares of FNF Common Stock or FNFV Common Stock to holders of FNF Common Stock or FNFV Common Stock, as applicable, the per share liquidation units of the FNF Common Stock or FNFV Common Stock, as applicable, will be appropriately adjusted as determined by the Board of Directors, so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of FNF Common Stock and FNFV Common Stock.

Whenever an adjustment is made to liquidation units under this paragraph (g), the Corporation will promptly thereafter prepare and file a statement of such adjustment with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such adjustment.

(h) Determinations by the Board of Directors. Any determinations made by the Board of Directors under any provision in this Section A.2. will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law. In addition, if different consideration is distributed to different series of Common Stock in a Share Distribution, the determination of the Board of Directors that such Share Distribution was made on an equal per share basis will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law.

(i) Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph (i) will have, for all purposes of this Certificate, the meanings herein specified:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person.

“Applicable Conversion Percentage” means (i) from the date of filing of this Restated Certificate until and including the first anniversary thereof, 110%, (ii) from the day after the first anniversary of the filing of this Restated Certificate until and including the second anniversary of the filing of this Restated Certificate, 108%, (iii) from the day after the second anniversary of the filing of this Restated Certificate until and including the third anniversary of the filing of this Restated Certificate, 106%, (iv) from the day after the third anniversary of the filing of this Restated Certificate until and including the fourth anniversary of the filing of this Restated Certificate, 104%, (v) from the day after the fourth anniversary of the filing of this Restated Certificate until and including the fifth anniversary of the filing of this Restated Certificate, 102%, and (vi) from and after the day after the fifth anniversary of the filing of this Restated Certificate, 100%.

“Approval Date” means the date upon which the Corporation has received each of the FNF Group Redemption Stockholder Approval and/or the FNFV Group Redemption Stockholder Approval, to the extent required pursuant to this Section A.2.

“Average Market Value” of a share of any class of Common Stock or other Publicly Traded capital stock means the average of the daily Market Values of one share of such class of Common Stock or such other capital stock over the applicable period prescribed in this Certificate.

“Board of Directors” means (i) the Board of Directors of the Corporation and (ii) any duly authorized committee thereof acting at the direction of the Board of Directors (including, without limitation, the Executive Committee).

“Certificate” means this Fourth Amended and Restated Certificate of Incorporation, as it may be amended from time to time, including any amendments effected pursuant to the filing of any Preferred Stock Designation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of clause (iii) of the definition of “Exempt FNF Group Disposition” or “Exempt FNFV Group Disposition” set forth in this paragraph (i), the Corporation will, without limitation of the foregoing, in any event be deemed to Control any Person in which the Corporation beneficially owns (after giving effect to the applicable Disposition) (i) voting securities having 25% or more of the total voting power of the voting securities of such Person then outstanding, provided that, immediately after giving effect to such Disposition, no other Person that is not Controlled by the Corporation beneficially owns voting securities of such Person having voting power greater than the voting power of the voting securities beneficially owned by the Corporation or (ii) equity securities representing 50% or more of the common equity interest or economic equity interest in such Person.

“Convertible Securities” means (x) any securities of the Corporation (other than any class of Common Stock) or any Subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any class of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

“Corporation Earnings (Loss) Attributable to the FNF Group” for any period, means the net earnings or loss of the FNF Group for such period determined on a basis consistent with the determination of the net earnings or loss of the FNF Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the FNF Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

“Corporation Earnings (Loss) Attributable to the FNFV Group” for any period, means the net earnings or loss of the FNFV Group for such period determined on a basis consistent with the determination of the net earnings or loss of the FNFV Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the FNFV Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

“Determination Date” means the date designated by the Board of Directors for determination of any applicable Optional Conversion Ratio.

“Disposition” means the sale, transfer, exchange, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of assets. The term “Disposition” does not include the consolidation or merger of the Corporation with or into any other Person or Persons or any other business combination involving the Corporation as a whole or any internal restructuring or reorganization.

“Effective Date” means the date on which this Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

“Exempt FNF Group Disposition” means any of the following: (i) the Disposition of all or substantially all of the Corporation’s assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (e) of this Section A.2., (iii) an FNF Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) an FNF Group Disposition in connection with an FNF Group Related Business Transaction, or (v) an FNF Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of FNF Voting Securities to classify such FNF Group Disposition as an Exempt FNF Group Disposition in accordance with paragraph (a)(iii).

“Exempt FNFV Group Disposition” means any of the following: (i) the Disposition of all or substantially all of the Corporation’s assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (f) of this Section A.2., (iii) an FNFV Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) an FNFV Group Disposition in connection with an FNFV Group Related Business Transaction, or (v) an FNFV Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of FNFV Voting Securities to classify such FNFV Group Disposition as an Exempt FNFV Group Disposition in accordance with paragraph (a)(iii).

“Fair Value” means, as of any date:

(i) in the case of any equity security or debt security that is Publicly Traded, the Market Value thereof, as of such date;

(ii) in the case of any equity security or debt security that is not Publicly Traded, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is selected, as determined in the good faith judgment of the Board of Directors;

(iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

(iv) in the case of assets or property other than securities or cash, the “Fair Value” thereof shall be determined in good faith by the Board of Directors based upon such information (including, if deemed desirable by the Board of Directors, appraisals, valuation reports or opinions of experts) as the Board of Directors shall in good faith determine to be appropriate.

“FNF Group” means, as of any date:

(i) the direct and indirect interest of the Corporation as of the Effective Date (x) in all of the businesses in which the Corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect Subsidiaries, Affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) in the respective assets and liabilities of the Corporation and its Subsidiaries, in each case, other than any businesses, assets or liabilities attributable to the FNFV Group as of the Effective Date;

(ii) all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the FNF Group, or contributed, allocated or transferred to the FNF Group (including the net proceeds of any issuances, sales or incurrences for the account of the FNF Group of shares of FNF Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock, or indebtedness or Preferred Stock attributed to the FNF Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iii) the proceeds of any Disposition of any of the foregoing; and

(iv) an Inter-Group Interest in the FNFV Group equal to one (1) minus the FNFV Group Outstanding Interest Fraction as of such date;

provided that the FNF Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of FNF Common Stock or in redemption of shares of FNF Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the FNF Group to the FNFV Group (other than through the FNF Group’s Inter-Group Interest in the FNFV Group, if any, pursuant to clause (iv) above), including, without limitation, any FNF Group Inter-Group Dividend Amount or FNF Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

“FNF Group Allocable Net Proceeds” means, with respect to any FNF Group Disposition, (i) if at the time of such FNF Group Disposition, the FNF Group Outstanding Interest Fraction is one (1), the FNF Group Net Proceeds of such FNF Group Disposition, or (ii) if at the time of such FNF Group Disposition the FNF Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the FNF Group Net Proceeds of such FNF Group Disposition, by (y) the FNF Group Outstanding Interest Fraction as of such date.

“FNF Group Available Dividend Amount,” as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the FNF Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the FNF Group less the total liabilities (not including Preferred Stock attributed to the FNF Group) of the FNF Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of FNF Common Stock and each series of Preferred Stock attributed to the FNF Group, (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the FNF Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year, or (iii) if there is no such excess and the Corporation Earnings (Loss) Attributable to the FNF Group is not positive, zero.

“FNF Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of FNF Common Stock pursuant to this Section A.2.

“FNF Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of FNF Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the FNF Group Conversion Date).

“FNF Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the FNF Group to one or more Persons.

“FNF Group Net Proceeds” means, as of any date, with respect to any FNF Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, without duplication, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (e)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the FNFV Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the FNF Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the FNF Group. For purposes of this definition, any assets of the FNF Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

“FNF Group Outstanding Interest Fraction,” as of any date, means a fraction the numerator of which is the aggregate number of shares of FNF Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of FNF Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of FNF Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(i), (d)(i) or (e)(ii) of this Section A.2.) or redemption (for purposes of paragraph (e) of this Section A.2.) with respect to the FNF Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the FNF Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

“FNF Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of FNF Common Stock pursuant to this Section A.2.

“FNF Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of FNF Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the FNF Group Redemption Date).

“FNF Group Related Business Transaction” means any Disposition of all or substantially all of the assets of the FNF Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the FNF Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the FNF Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the FNF Group prior to such Disposition, as determined in good faith by the Board of Directors.

“FNF Group Share Distribution Ratio” means, as to any Share Distribution consisting of shares of FNF Group Common Stock, the number of shares (including any fraction of a share), of FNF Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

“FNF Reference Share” means one share of FNF Common Stock.

“FNF Voting Securities” means the FNF Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as an FNF Voting Security, provided, that each such series of Preferred Stock will be treated as an FNF Voting Security and will be entitled to vote together with the other FNF Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

“FNFV Group” means, as of any date:

(i) the direct and indirect interest of the Corporation, as of the Effective Date, in Remy International, Inc., American Blue Ribbon Holdings LLC, J. Alexander’s Holdings LLC, Ceridian HCM, Comdata Inc., Stillwater Insurance Group, Cascade Timberlands LLC, Fidelity Newport Holdings LLC, Triple Tree Holdings LLC, Wine Direct, Inc., Fidelity National Timber Resources, Inc., Fidelity National Environmental Solutions, LLC, Fidelity National Technology Imaging, LLC, Northern California Mortgage Fund and Digital Insurance, Inc. and each of their Subsidiaries (including any successor to Remy International, Inc.,

American Blue Ribbon Holdings LLC, J. Alexander’s Holdings LLC, Ceridian HCM, Comdata Inc., Stillwater Insurance Group, Cascade Timberlands LLC, Fidelity Newport Holdings LLC, Triple Tree Holdings LLC, Wine Direct, Inc., Fidelity National Timber Resources, Inc., Fidelity National Environmental Solutions, LLC, Fidelity National Technology Imaging, LLC, Northern California Mortgage Fund and Digital Insurance, Inc. or any such Subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with an FNFV Group Related Business Transaction) and their respective assets, liabilities and businesses;

(ii) all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the FNFV Group as of the Effective Date;

(iii) all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the FNFV Group, or contributed, allocated or transferred to the FNFV Group (including the net proceeds of any issuances, sales or incurrences for the account of the FNFV Group of shares of FNFV Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock, or indebtedness or Preferred Stock attributed to the FNFV Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iv) the proceeds of any Disposition of any of the foregoing; and

(v) an Inter-Group Interest in the FNF Group equal to one (1) minus the FNF Group Outstanding Interest Fraction as of such date;

provided that the FNFV Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of FNFV Common Stock or in redemption of shares of FNFV Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the FNFV Group to the FNF Group (other than through the FNFV Group’s Inter-Group Interest in the FNF Group, if any, pursuant to clause (v) above), including, without limitation, any FNFV Group Inter-Group Dividend Amount or FNFV Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

“FNFV Group Allocable Net Proceeds” means, with respect to any FNFV Group Disposition, (i) if at the time of such FNFV Group Disposition, the FNFV Group Outstanding Interest Fraction is one (1), the FNFV Group Net Proceeds of such FNFV Group Disposition, or (ii) if at the time of such FNFV Group Disposition the FNFV Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the FNFV Group Net Proceeds of such FNFV Group Disposition, by (y) the FNFV Group Outstanding Interest Fraction as of such date.

“FNFV Group Available Dividend Amount” as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the FNFV Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the FNFV Group less the total liabilities (not including Preferred Stock attributed to the FNFV Group) of the FNFV Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of FNFV Common Stock and each series of Preferred Stock attributed to the FNFV Group, (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the FNFV Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year, or (iii) if there is no such excess and the Corporation Earnings (Loss) Attributable to the FNFV Group is not positive, zero.

“FNFV Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of FNFV Common Stock pursuant to this Section A.2.

“FNFV Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of FNFV Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the FNFV Group Conversion Date).

“FNFV Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the FNFV Group to one or more Persons.

“FNFV Group Net Proceeds” means, as of any date, with respect to any FNFV Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, without duplication, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (f)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the FNF Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the FNFV Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the FNFV Group. For purposes of this definition, any assets of the FNFV Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

“FNFV Group Outstanding Interest Fraction” as of any date, means a fraction the numerator of which is the aggregate number of shares of FNFV Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of FNFV Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of FNFV Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(ii), (d)(ii) or (f)(ii) of this Section A.2.) or redemption (for purposes of paragraph (f) of this Section A.2.) with respect to the FNFV Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the FNFV Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

“FNFV Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of FNFV Common Stock pursuant to this Section A.2.

“FNFV Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of FNFV Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the FNFV Group Redemption Date).

“FNFV Group Related Business Transaction” means any Disposition of all or substantially all of the assets of the FNFV Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the FNFV Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the FNFV Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the FNFV Group prior to such Disposition, as determined in good faith by the Board of Directors.

“FNFV Group Share Distribution Ratio” means, as to any Share Distribution consisting of shares of FNFV Group Common Stock, the number of shares (including any fraction of a share) of FNFV Group Common Stock issuable to a holder for each outstanding share of the applicable class of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

“FNFV Reference Share” means one share of FNFV Common Stock.

“FNFV Voting Securities” means the FNFV Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as an FNFV Voting Security, provided, that each such series of Preferred Stock will be treated as an FNFV Voting Security and will be entitled to vote together with the other FNFV Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

“Group” means the FNF Group or the FNFV Group.

“Inter-Group Interest” means, as of any date and with respect to either Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of the other Group in accordance with this Certificate. An Inter-Group Interest in the FNF Group held by the FNFV Group is expressed in terms of the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest. An Inter-Group Interest in the FNFV Group held by the FNF Group is expressed in terms of the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest.

“Market Value” of a share of any Publicly Traded stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such stock on such Trading Day, or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange, or if the shares of such stock are not listed on the New York Stock Exchange on such Trading Day, on any tier of the Nasdaq Stock Market, or if the shares of such stock are not listed on any tier of the Nasdaq Stock Market on such Trading Day, the average of the closing bid and asked prices of a share of such stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such stock as determined by the Board of Directors, provided that, for purposes of determining the Average Market Value for any period, (i) the “Market Value” of a share of stock on any day during such period prior to the “ex” date or any similar date for any dividend paid or to be paid with respect to such stock will be reduced by the fair market value of the per share amount of such dividend as determined by the Board of Directors and (ii) the “Market Value” of a share of stock on any day during such period prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such stock or (B) the “ex” date or any similar date for any dividend with respect to any such stock in shares of such stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

“Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest” will initially be zero, and will from time to time thereafter be (without duplication):

(i) adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the FNFV Common Stock and dividends of shares of FNFV Common Stock to holders of FNFV Common Stock (and, to the extent the FNFV Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest) and other reclassifications of FNFV Common Stock;

(ii) decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of FNFV Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the FNF Group; (B) by a number equal to the aggregate number of shares of FNFV Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the FNF Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes an FNFV Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest, as of the FNFV Group Redemption Selection Date, by (y) the percentage of the Fair Value of the FNFV Group that is represented by the Fair Value of the Corporation’s equity interest in the applicable Distributed FNFV Group Subsidiary which is attributable to the FNFV Group, as determined by the Board of Directors under paragraph (f)(i) for purposes of such redemption; (E) in the event the Board of Directors makes an FNFV Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the FNFV Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of FNFV Common Stock redeemed pursuant to paragraph (f)(ii)(B)(II) or (f)(ii)(D), as applicable, of this Section A.2., by the applicable FNFV Group Redemption Amount or the applicable portion of the FNFV Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the FNFV Group that are transferred or allocated from the FNFV Group to the FNF Group in consideration of a reduction in the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest, by (y) the Fair Value of the FNFV Reference Share as of the date of such transfer or allocation;

(iii) increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of FNFV Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the FNF Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned by an asset or business attributed to the FNF Group, or (z) following their conversion into shares of FNF Common Stock pursuant to clause (C) or (D) of paragraph (f)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the FNF Group that are contributed to the FNFV Group in consideration of an increase in the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest, by (II) the Fair Value of the FNFV Reference Share as of the date of such contribution; and

(iv) increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the FNF Group in the FNFV Group.

Whenever a change in the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the amount to be allocated to the FNF Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest” will initially be zero, and will from time to time thereafter be (without duplication):

(i) adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the FNF Common Stock and dividends of shares of FNF Common Stock to holders of FNF Common Stock (and, to the extent the FNF Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest) and other reclassifications of FNF Common Stock;

(ii) decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of FNF Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the FNFV Group; (B) by a number equal to the aggregate number of shares of FNF Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the FNFV Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes an FNF Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest, as of the FNF Group Redemption Selection Date, by (y) the percentage of the Fair Value of the FNF Group that is represented by the Fair Value of the Corporation’s equity interest in the applicable Distributed FNF Group Subsidiary which is attributable to the FNF Group, as determined by the Board of Directors under paragraph (e)(i) for purposes of such redemption; (E) in the event the Board of Directors makes an FNF Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the FNF Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of FNF Common Stock redeemed pursuant to paragraph (e)(ii)(B)(II) or (e)(ii)(D), as applicable, of this Section A.2., by the applicable FNF Group Redemption Amount or the applicable portion of the FNF Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the FNF Group that are transferred or allocated from the FNF Group to the FNFV Group in consideration of a reduction in the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest, by (y) the Fair Value of the FNF Reference Share as of the date of such transfer or allocation;

(iii) increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of FNF Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the FNFV Group, (y) following their retirement or redemption for no consideration if immediately prior thereto they were owned by an asset or business attributed to the FNFV Group, or (z) following their conversion into shares of FNFV Common Stock pursuant to clause (C) or (D) of paragraph (e)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the FNFV Group that are contributed to the FNF Group in consideration of an increase in the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest, by (II) the Fair Value of the FNF Reference Share as of the date of such contribution; and

(iv) increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the FNFV Group in the FNF Group.

Whenever a change in the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change, and the amount to be allocated to the FNFV Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“Optional Conversion Ratio” means the applicable of the FNFV/FNF Group Optional Conversion Ratio and the FNF/FNFV Group Optional Conversion Ratio.

“Outstanding” when used with respect to the shares of any class of Common Stock, will include, without limitation, the shares of such class, if any, held by any Subsidiary of the Corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any class of Common Stock (or Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock) held by the Corporation in its treasury will be deemed outstanding, nor will any shares be deemed outstanding which are attributable to the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest or the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest.

“Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

“Publicly Traded” means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. securities exchange or quoted on the over-the-counter market.

“Share Distribution” means a dividend payable in shares of any class or series of capital stock, Convertible Securities or other equity securities of the Corporation or any other Person.

“Subsidiary,” when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar Encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Trading Day” means each day on which the relevant share or security is traded on the New York Stock Exchange or the Nasdaq Stock Market or quoted on the over-the-counter market.

“Voting Securities” means the FNF Voting Securities, the FNFV Voting Securities and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

The following terms have the meanings ascribed thereto in the sections set forth opposite such terms:

Additional Defined Terms	Section
Common Stock	Article IV(a)
Corporation	Article I
DGCL	Article III
Distributable FNF Group Subsidiary Securities	Article IV, Section A.2(e)(i)
Distributable FNFV Group Subsidiary Securities	Article IV, Section A.2(f)(i)
Distributed FNF Group Subsidiary	Article IV, Section A.2(e)(i)
Distributed FNFV Group Subsidiary	Article IV, Section A.2(f)(i)
Effective Time	Article IV
FNF Common Stock	Article IV, Section A.1
FNF Group Distribution Subsidiary Securities	Article IV, Section A.2(e)(i)
FNF Group Inter-Group Dividend	Article IV, Section A.2(c)(i)
FNF Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(i)
FNF Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(e)(i)
FNF Group Inter-Group Partial Redemption Election	Article IV, Section A.2(e)(ii)
FNF Group Inter-Group Redemption Amount	Article IV, Section A.2(e)(ii)
FNF Group Inter-Group Redemption Election	Article IV, Section A.2(e)(i)
FNF Group Redemption Amount	Article IV, Section A.2(e)(ii)
FNF Group Redemption Shares	Article IV, Section A.2(e)(i)
FNF Group Redemption Stockholder Approval	Article IV, Section A.2(a)(iii)
FNF/FNFV Group Optional Conversion Ratio	Article IV, Section A.2(b)(ii)
FNFV Common Stock	Article IV, Section A.1
FNFV Group Distribution Subsidiary Securities	Article IV, Section A.2(f)(i)
FNFV Group Inter-Group Dividend	Article IV, Section A.2(c)(ii)
FNFV Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(ii)
FNFV Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(f)(i)
FNFV Group Inter-Group Partial Redemption Election	Article IV, Section A.2(f)(ii)
FNFV Group Inter-Group Redemption Amount	Article IV, Section A.2(f)(ii)
FNFV Group Inter-Group Redemption Election	Article IV, Section A.2(f)(i)
FNFV Group Redemption Amount	Article IV, Section A.2(f)(ii)
FNFV Group Redemption Shares	Article IV, Section A.2(f)(i)
FNFV Group Redemption Stockholder Approval	Article IV, Section A.2(a)(iii)
FNFV/FNF Group Optional Conversion Ratio	Article IV, Section A.2(b)(i)
substantially all of the assets of the FNF Group	Article IV, Section A.2(e)(ii)
substantially all of the assets of the FNFV Group	Article IV, Section A.2(f)(ii)

(j) Transfer Taxes. The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing any shares of capital stock and/or other securities on conversion or redemption of shares of Common Stock pursuant to this Section A.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

Section 4.2 Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation and title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix the designation and title for each such class or series of Preferred Stock, to fix the voting powers, whether full or limited, or no voting powers, including whether such series will be designated as an FNF Group Voting Security, an FNFV Group Voting Security and/or a Voting Security and, if so designated, the terms and conditions on which such series may vote together with the holders of any other class or series of capital stock of the Corporation, and such powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and to fix the number of shares constituting such class or series (but not below the number of shares thereof then outstanding), in each case as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it.

Section 4.3 Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

ARTICLE V

DIRECTORS

Section 5.1 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, consisting of not less than one nor more that fourteen members with the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in this Certificate of Incorporation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

Section 5.2 If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

Section 5.3 Notwithstanding any of the foregoing provisions, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

CORPORATE OPPORTUNITIES

Section 6.1 In anticipation of the possibility (a) that the officers and/or directors of the Corporation may also serve as officers and/or directors of Fidelity (as defined below) and (b) that the Corporation and Fidelity may engage in the same or similar activities or lines of business and have an interest in the same corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Fidelity, the provisions of this Article VI are set forth to regulate, to the fullest extent permitted by law, the conduct of certain affairs of the Corporation as they relate to Fidelity and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

Section 6.2 (a) Except as may be otherwise provided in a written agreement between the Corporation and Fidelity, Fidelity shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and, to the fullest extent permitted by law, neither Fidelity nor any officer or director thereof (except in the event of any violation of Section 6.3 hereof, to the extent such violation would create liability under applicable law) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Fidelity.

(b) The Corporation may from time to time be or become a party to and perform, and may cause or permit any subsidiary of the Corporation to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Fidelity. Subject to Section 6.3 hereof, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by the Corporation or any of its subsidiaries or Fidelity, shall be considered contrary to any fiduciary duty to the Corporation or to its stockholders of any director or officer of the Corporation who is also a director, officer or employee of Fidelity. Subject to Section 6.3 hereof, to the fullest extent permitted by law, no director or officer of the Corporation who is also a director, officer or employee of Fidelity shall have or be under any fiduciary duty to the Corporation or its stockholders to refrain from acting on behalf of the Corporation or any of its subsidiaries or on behalf of Fidelity in respect of any such agreement or performing any such agreement in accordance with its terms.

Section 6.3 In the event that a director or officer of the Corporation who is also a director or officer of Fidelity acquires knowledge of a potential transaction or matter which may be a corporate opportunity of both the Corporation and Fidelity, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

(a) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Fidelity, shall belong to the Corporation, unless such opportunity is expressly offered to such person in a capacity other than such person’s capacity as an officer of the Corporation, in which case it shall not belong to the Corporation;

(b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Fidelity, shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as a director of the Corporation; and

(c) a corporate opportunity offered to any person who is an officer of both the Corporation and Fidelity shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as an officer of the Corporation.

Notwithstanding the foregoing, the Corporation shall not be prohibited from pursuing any corporate opportunity of which the Corporation becomes aware.

Section 6.4 Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VI.

Section 6.5 (a) For purposes of this Article VI, a director of any company who is the chairman of the board of directors of that company shall not be deemed to be an officer of the company solely by reason of holding such position.

(b) The term “Corporation” shall mean, for purposes of this Article VI, the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term “Fidelity” shall mean, for purposes of this Article VI and of Article IX hereof, Fidelity National Information Services, Inc., a Georgia corporation, and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities in which it beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

Section 6.6 Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article VI shall terminate, expire and have no further force and effect on the date that no person who is a director or officer of the Corporation is also a director or officer of Fidelity. Neither the alteration, amendment, termination, expiration or repeal of this Article VI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

ARTICLE VII

REMOVAL OF DIRECTORS

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VII as one class.

ARTICLE VIII

ELECTION OF DIRECTORS

Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

ARTICLE IX

WRITTEN CONSENT OF STOCKHOLDERS

Section 9.1 Actions required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of the stockholders may be effected without a meeting by the written consent of the holders of common stock of the Corporation (a “Consent”), but only if such action is taken in accordance with the provisions of this Article IX or by the holders of any class or series of Preferred Stock issued pursuant to Article IV hereof, if the terms of such class or series of Preferred Stock expressly provide for such action by Consent.

Section 9.2 The record date for determining stockholders entitled to authorize or take corporate action by Consent shall be as fixed by the Board of Directors or as otherwise established under this Article IX. Any stockholder seeking to have the stockholders authorize or take corporate action by Consent shall, by written notice addressed to the Secretary of the Corporation and delivered to the principal executive offices of the Corporation and signed by holders of record owning not less than 15% of all issued and outstanding shares of common stock of the Corporation, as determined in accordance with any applicable requirements of the Bylaws of the Corporation, who shall continue to own not less than 15% of all issued and outstanding shares of common stock of the Corporation through the date of delivery of Consents signed by a sufficient number of stockholders to authorize or take such action and who shall not revoke such request, request that a record date be fixed for such purpose (each such notice, a “Request”). The Request must contain the information set forth in Section 9.3 hereof. By the later of (i) twenty days after delivery of a valid Request and (ii) five days after delivery of any information requested by the Corporation pursuant to Section 9.3 hereof, the Board of Directors shall determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by Consent pursuant to this Article IX and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Request has been determined to be valid and to relate to an action that may be authorized or taken by Consent pursuant to this Article IX or if such no determination shall have been made by the date required by this Article IX, and in either event no record date has been fixed by the Board of Directors, the record date shall be the day on which the first signed Consent is delivered to the Corporation in the manner described in Section 9.7 hereof; except that, if prior action by the Board of Directors is required under the provisions of the General Corporation Law of the State of Delaware, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 9.3 Any Request (a) must be delivered by the holders of record owning not less than 15% of all issued and outstanding shares of common stock of the Corporation, as determined in accordance with any applicable requirements of the Bylaws of the Corporation (with evidence of such ownership attached), who shall continue to own not less than 15% of all issued and outstanding shares of common stock of the Corporation through the date of delivery of Consents and who shall not revoke such request, signed by a sufficient number of stockholders to authorize or take such action; (b) must describe the action proposed to be authorized or taken by Consent; and (c) must contain (i) such other information and representations, to the extent applicable, then required by the Corporation’s Bylaws as though each stockholder submitting such Request was submitting a notice of a nomination for election to the Board of Directors at an annual meeting of stockholders or of other business to be brought before an annual meeting of stockholders, (ii) the text of the proposal (including the text of any resolutions to be adopted by Consent and the language of any proposed amendment to the Bylaws of the Corporation), and (iii) any agreement of the requesting stockholders required by the Bylaws of the Corporation. The Board of Directors may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders seeking to authorize or take action by Consent shall update the information provided in the Request as required by the Corporation’s Bylaws with respect to information provided concerning nominations for elections to the Board or other business at annual stockholders meetings.

Section 9.4 Stockholders are not entitled to authorize or take action by Consent if (a) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (b) an identical or substantially similar item of business, as determined by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders (a “Similar Item”), is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special stockholders meeting that has been called but not yet held or that is called to be held on a date within 90 days after the receipt by the Corporation of the Request for such action, provided that the removal of directors without electing replacements shall not be a Similar Item to the election of directors, or (c) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the Securities Exchange Act of 1934, or other applicable law.

Section 9.5 Stockholders may authorize or take action by Consent only if such Consents are solicited from all holders of common stock of the Corporation.

Section 9.6 Every Consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take or authorize the taking of the action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by Section 9.7 hereof, Consents signed by a sufficient number of stockholders to authorize or take such action are so delivered to the Corporation.

Section 9.7 Every Consent purporting to take or authorize the taking of corporate action must be dated and delivered to the Corporation or its registered office in the State of Delaware no earlier than 60 days after the delivery of a valid Request. Consents must be delivered to the Corporation’s registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. The Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate (“Other Officer”), shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be authorized or taken by Consent as the Secretary of the Corporation or Other Officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation or Other Officer, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consents and such Inspectors shall discharge the functions of the Secretary of the Corporation or Other Officer, as the case may be, under this Article IX. If after such investigation the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, shall determine that the action has been duly authorized or taken by the Consents, that fact shall be certified on the records of the Corporation and the Consents shall be filed in such records. In conducting the investigation required by this Section 9.7, the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, may retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate, at the expense of the Corporation, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

Section 9.8 No action may be authorized or taken by the stockholders by Consent except in accordance with this Article IX. If the Board of Directors shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by Consent pursuant to, this Article IX, or any stockholder seeking to authorize or take such action does not otherwise comply with this Article IX, then the Board of Directors shall not be required to fix a record date and any such purported action by Consent shall be null and void to the fullest extent permitted by applicable law. No Consent shall be effective until such date as the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 9.7 hereof represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation.

Section 9.9 Nothing contained in this Article IX shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 9.10 Notwithstanding anything to the contrary set forth above, (a) none of the foregoing provisions of this Article IX shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (b) the Board of Directors shall be entitled to solicit stockholder action by Consent in accordance with applicable law.

ARTICLE X

SPECIAL MEETINGS

Special meetings of the stockholders of the Corporation for any purposes may be called at any time by a majority vote of the Board of Directors or the Chairman of the Board or Chief Executive Officer of the Corporation. Except as required by law or provided by resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons.

ARTICLE XI

OFFICERS

The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE XII

INDEMNITY

The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL or (d) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE XIII

AMENDMENT

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at any time may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII. In addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the provisions (a) of the Bylaws of the Corporation may be adopted, amended or repealed if approved by a majority of the Board of Directors then in office or approved by holders of the Common Stock in accordance with applicable law and this Certificate of Incorporation and (b) of this Certificate of Incorporation may be adopted, amended or repealed as provided by applicable law.

ARTICLE XIV

BUSINESS COMBINATIONS

The Corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Fourth Amended and Restated Certificate of Incorporation on behalf of the Corporation this [    ] day of [                    ], 2014.

FIDELITY NATIONAL FINANCIAL, INC.

By:
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

ANNEX D: FIDELITY NATIONAL FINANCIAL, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN

FIDELITY NATIONAL FINANCIAL, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

Fidelity National Financial, Inc., (f/k/a/ Fidelity National Title Group, Inc.), a Delaware corporation (hereinafter referred to as the “Company”), hereby amends and restates the “Fidelity National Financial, Inc. 2013 Employee Stock Purchase Plan” (hereinafter referred to as the “Plan”) contingent on the approval of the shareholders of the Company of this amendment and restatement at the Company’s annual shareholder meeting in 2014 (the date of the approval of the Company’s shareholders referred to as the “Effective Date”). The Plan became effective on October 1, 2013. The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 10.1 hereof or until all of the shares of Company Stock authorized under the Plan have been purchased according to the Plan’s provisions.

ARTICLE 1

PURPOSE OF THE PLAN

1.1 PURPOSE. The Company has determined that it is in its best interests to provide an incentive to attract and retain Employees and to increase Employee morale by providing a program through which Employees may acquire a proprietary interest in the Company through the purchase of shares of Company Stock. The Plan shall permit Employees to purchase shares of Company Stock through payroll deductions and through Company matching contributions. Participation in the Plan is entirely voluntary and neither the Company nor any of its Subsidiaries makes any recommendations to their Employees as to whether they should participate in the Plan. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended, nor qualify as an “employee stock purchase plan” under Section 423 of the Code.

ARTICLE 2

DEFINITIONS

Capitalized terms used herein without definition shall have the respective meanings set forth below:

2.1 ACCOUNT. “Account” means the bookkeeping entry maintained by the Company on behalf of each Participant for the purpose of accounting for all Participant Contributions and Matching Contributions credited to the Participant pursuant to the Plan.

2.2 BASE EARNINGS. “Base Earnings” means the amount of a Participant’s regular salary before deductions required by law and deductions authorized by the Participant, including any elective deferrals with respect to a plan of the Employer qualified under Sections 125 or 401(a) of the Code and any amounts deferred by the Participant to a nonqualified deferred compensation plan sponsored by the Employer. In the case of Participants primarily compensated on a commission basis, “Base Earnings” may include commission earnings not to exceed $10,000 per month. “Base Earnings” shall not include: wages paid for overtime, extended workweek schedules or any other form of extra compensation, payments made by the Employer based upon salary for Social Security, workers’ compensation, unemployment compensation, disability payments or any other payment mandated by state or federal statute, or salary-related contributions made by the Employer for insurance, annuity or any other employee benefit plan.

2.3 BOARD. “Board” means the Board of Directors of the Company.

2.4 BROKER. “Broker” means the financial institution designated by the Company to act as Broker for the Plan.

2.5 CODE. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.6 COMMITTEE. “Committee” means the Committee described in Article 7.

2.7 COMPANY. “Company” means Fidelity National Financial, Inc. (f/k/a Fidelity National Title Group, Inc.), a Delaware corporation, and any successor thereto.

2.8 COMPANY STOCK. “Company Stock” means Class A common stock of the Company, par value $0.0001 per share.

2.9 EMPLOYEE. “Employee” means each person currently employed by the Employer (a) any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Employer, or (b) who qualifies as a common-law employee of the Employer. Notwithstanding the foregoing, persons determined by the Committee not to be Employees and persons on a leave of absence shall not be treated as “Employees” for purposes of this Plan.

2.10 EMPLOYER. “Employer” means the Company and any Subsidiary that adopts this Plan with the approval of the Board.

2.11 MATCHING DATE. “Matching Date” means the date during the calendar month following the annual anniversary of the applicable Quarter End on which the Employer credits a Matching Contribution to a Participant’s Account.

2.12 PARTICIPANT. “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.13 PAYROLL PERIOD. “Payroll Period” means the pay periods coinciding with the Employer’s payroll practices, as revised from time to time.

2.14 PLAN YEAR. “Plan Year” means the twelve consecutive month period ending each December 31.

2.15 QUARTER. “Quarter” means the three consecutive calendar month periods commencing January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31 each Plan Year.

2.16 QUARTER END. “Quarter End” means the last day of each Quarter (i.e., March 31, June 30, September 30 or December 31).

2.17 SHARE ACCOUNT. “Share Account” means the account maintained by the Broker on behalf of each Participant for the purpose of accounting for Company Stock purchased by the Participant pursuant to the Plan.

2.18 SUBSIDIARY. “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY.

(a) Each Employee of the Employer who was a Participant in the Plan as of the Effective Date of this amendment and restatement shall continue to be eligible to participate in the Plan.

(b) Notwithstanding any other provisions herein, each Employee who was employed by an organization, which was part of a corporate transaction with the Company immediately prior to commencing employment with the Employer, shall be eligible to participate in the Plan upon commencing employment with the Employer if (1) such corporate transaction documents provided for such immediate eligibility or (2) the Committee so decides.

(c) All other Employees of the Employer shall be eligible to become Participants in the Plan following the later of:

(i) attaining the age of eighteen (18), and

(ii) the completion of ninety (90) days of employment with the Employer.

3.2 PARTICIPATION. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his or her completion of such enrollment procedures as the Committee may prescribe, which procedures may include responding to enrollment procedures set forth via an Internet website or a voice response system authorizing payroll deductions. Payroll deductions for a Participant shall commence as soon as administratively practicable following the completion of the enrollment procedures established by the Committee and shall remain in effect until changed by the Participant in accordance with Section 4.2 below.

3.3 SPECIAL RULES. In the event that a person is excluded from participation in the Plan under Section 2.9 above and a court of competent jurisdiction determines that the person is eligible to participate in the Plan, the person shall be treated as an Employee only from the date of the court’s determination and shall not be entitled to retroactive participation in the Plan.

ARTICLE 4

PARTICIPANT CONTRIBUTIONS

4.1 PARTICIPANT ELECTION. Pursuant to the enrollment procedures established by the Committee in Section 3.2, each Participant shall designate the amount of payroll deductions (“Participant Contributions”) to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of Participant Contributions shall be designated in whole percentages of Base Earnings, of at least 3% and not to exceed 15% of Base Earnings for any Plan Year. The amount so designated by the Participant shall be effective as soon as administratively practicable following completion of the enrollment procedures and shall continue until terminated or altered in accordance with Section 4.2 below.

4.2 CHANGES IN ELECTION. In accordance with procedures established by the Committee, a Participant may decrease or increase the rate of his or her Participant Contributions or elect to discontinue his or her Participant Contributions, in either case as soon as administratively practicable. No such election may be made retroactive, and any new election shall remain in effect until subsequently modified by the Participant pursuant to this Section 4.2.

4.3 PARTICIPANT ACCOUNTS. The Company shall establish and maintain a separate Account for each Participant. The amount of each Participant’s Participant Contribution, as well as his or her matching contribution as set forth in Article 5 (the “Matching Contribution”), shall be credited to his or her Account. No interest shall accrue at any time for any amount credited to an Account of a Participant.

ARTICLE 5

MATCHING CONTRIBUTIONS

5.1 OFFICERS. For each Officer of the Employer who is a Participant in the Plan and remains an Employee on each day from each Quarter End until the Matching Date, the Employer shall credit to the Account of that Participant a Matching Contribution. The Matching Contribution shall be an amount equal to one-half of the amount of the Participant Contributions set aside into the Participant’s Account for the Quarter ending on the applicable Quarter End. Withholding taxes, if any, shall be made upon such Matching Contribution based upon the Participant’s existing withholding percentages or as otherwise required by law from Participant’s Base Earnings. For purposes of the Plan and unless otherwise determined by the Committee, “Officer” means chief executive officer, president, executive vice president, senior vice president, vice president, or assistant vice president and shall be determined by the Committee as of any Quarter End.

5.2 OTHER PARTICIPANTS. For each Participant who the Committee determines is not an Officer of the Employer under Section 5.1 above and who remains an Employee on each day from each Quarter End until the Matching Date, the Company shall credit to the Account of that Participant a Matching Contribution. Except as otherwise provided in Section 5.3 below, the Matching Contribution shall be an amount equal to one-third of the amount of Participant Contributions set aside into the Participant’s Account for the Quarter ending on the applicable Quarter End. Withholding taxes, if any, shall be made upon such Matching Contribution based upon the Participant’s existing withholding percentages or as otherwise required by law from the Participant’s Base Earnings.

5.3 TEN-YEAR EMPLOYEES. Notwithstanding the provisions of Section 5.2 to the contrary, with respect to each Participant who has completed at least ten consecutive years of employment with the Employer at the time any Matching Contribution will be made (“Ten-Year Employee”), the Matching Contribution for such Participant under Section 5.2 above with respect to any Participant Contributions made after the Participant becomes a Ten-Year Employee shall be one-half of the amount of the Participant’s Participant Contributions instead of one-third. For purposes of this Section 5.3, a Participant’s consecutive years of employment shall include such Participant’s years of employment with an organization that was part of a corporate transaction with the Company immediately prior to commencing employment with the Employer if (1) such corporate transaction documents provided for such credit or (2) if the Committee so decides.

5.4 CHANGES IN STATUS. In the event that a Participant becomes an Officer of the Employer, as described in Section 5.1 herein, or a Ten-Year Employee, as described in Section 5.3 herein, during a Quarter, for purposes of determining such Participant’s Matching Contribution, all Participant Contributions made during the Quarter in which the change in status occurred shall be considered to have been made as an Officer or Ten-Year Employee for that Quarter.

5.5 PARTICIPANT CONTRIBUTIONS. For purposes of determining the amount of the Matching Contributions pursuant to this Article 5 on or after the Effective Date, Participant Contributions shall include any Participant Contributions made pursuant to the terms of this Plan prior to the Effective Date of the amendment and restatement of the Plan and any Participant Contributions made pursuant to the terms of the Fidelity National Financial, Inc. Employee Stock Purchase Plan as amended and restated effective January 1, 2007.

ARTICLE 6

PURCHASE OF STOCK

6.1 PURCHASE OF COMPANY STOCK. As soon as practicable following the close of each Payroll Period or, with respect to Matching Contributions, the Quarter End (each such case, the “Purchase Date”), the amount credited to a Participant’s Account shall be transferred by the Employer to the Broker, and the Plan shall cause the Broker to use such amount to purchase shares of Company Stock on the open market on the Participant’s behalf. Any balance remaining after the purchase shall be credited to the Participant’s Share Account and shall be used to purchase additional shares of Company Stock as of the next Purchase Date.

6.2 SHARE ACCOUNTS AND DELIVERY OF COMPANY STOCK.

(a) Company Stock purchased by each Participant under the Plan shall be posted to the Participant’s Share Account as soon as practicable after, and credited to such Share Account as of, each Purchase Date. Dividends on shares of Company Stock held in a Participant’s Share Account shall be credited to such Participant’s Share Account and shall be used to purchase additional shares of Company Stock as of the next following Purchase Date.

(b) Certificates representing the number of full shares of Company Stock held in a Participant’s Share Account will be delivered to such Participant as soon as administratively practicable after the Participant submits a request for the delivery of such shares pursuant to procedures established by the Committee. The time of delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the sale of such shares.

6.3 FEES AND COMMISSIONS. The Company shall pay the Broker’s administrative charges for opening the Share Accounts for the Participants and the brokerage commissions on purchases made that are attributable to the purchase of Company Stock with Participant Contributions and Matching Contributions. Participants shall pay all other expenses of their Share Account, including but not limited to the Broker’s fees attributable to the issuance of certificates for any and all shares of Company Stock held in a Participant’s Share Account. Participants shall also pay the brokerage commissions and any charges associated with the sale of Company Stock held in the Participant’s Share Account, pursuant to Section 6.4 below.

6.4 SALE OF COMPANY STOCK. Any Participant may request the Broker to sell any or all of the shares of Company Stock allocated to his or her Share Account. Unless directed otherwise by the Participant, the Broker shall mail to the Participant a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other normal charges associated with such a sale, as soon as administratively practicable thereafter.

ARTICLE 7

TERMINATION OF EMPLOYMENT

7.1 TERMINATION OF EMPLOYMENT. In the event that a Participant’s employment with the Employer terminates for any reason, the Participant will cease to be a Participant in the Plan as of the date of termination. All cash in the Participant’s Account will be transferred to the Participant’s Share Account. The Broker will continue to maintain the Participant’s Share Account on behalf of the Participant; however, the Participant’s Share Account will cease to be administered under or have any other affiliation with the Plan. As of the date of termination of employment, the Participant shall pay for any and all expenses and costs related to his or her Share Account, including but not limited to the brokerage commissions on purchases of shares of Company stock made on or after the date of termination and any other fees, commissions, or charges for which the Participant would otherwise have been responsible for if he or she had continued to be a Participant in the Plan.

ARTICLE 8

PLAN ADMINISTRATION

8.1 PLAN ADMINISTRATION.

(a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board, or a committee (“Committee’) appointed by the Board. Until such time as the Board appoints a Committee to administer the Plan, the Board shall serve as the Committee for purposes of the Plan. The Board or Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

(b) In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or Committee shall have the following powers and authority:

(i) To designate agents to carry out responsibilities relating to the Plan;

(ii) To administer, interpret, construe and apply this Plan and to answer all questions that may arise or that may be raised under this Plan by a Participant, his or her beneficiary or any other person whatsoever;

(iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

(iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

(c) Any action taken in good faith by the Board or Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his or her beneficiaries. All discretionary powers conferred upon the Board and Committee shall be absolute.

8.2 LIMITATION ON LIABILITY. No Employee of the Employer nor any member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Employer with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his or her duties under the Plan.

ARTICLE 9

COMPANY STOCK

9.1 MAXIMUM NUMBER OF SHARES. Subject to Section 9.3 below, the maximum number of shares of Company Stock which may be purchased under the Plan pursuant to Participant Contributions and Matching Contributions on or after the Effective Date is 15,000,000 shares. All shares of Company Stock purchased pursuant to the terms of this Plan shall be purchased on the open market.

9.2 VOTING COMPANY STOCK. The Participant will have no interest or voting right in shares of Company Stock to be purchased under Article 6 of the Plan until such shares have been purchased.

9.3 ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the shares of Company Stock, such adjustment shall be made in the number and kind of shares of Company Stock that may be purchased under the Plan as set forth in Section 9.1, and the number and kind of shares of Company Stock held in each Participant’s

Share Account, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The decision by the Committee regarding any such adjustment shall be final, binding and conclusive.

ARTICLE 10

MISCELLANEOUS MATTERS

10.1 AMENDMENT AND TERMINATION. Since future conditions affecting the Company cannot be anticipated or foreseen, the Board reserves the right to amend, modify, or terminate the Plan at any time; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the securities of the Company are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant without the consent of such Participant.

10.2 TAX WITHOLDING. The Company shall have the right to deduct from all amounts payable to a Participant (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of amounts payable under this Plan.

10.3 BENEFITS NOT ALIENABLE. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily, except as expressly permitted in this Plan. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

10.4 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time.

10.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

10.6 NON-BUSINESS DAYS. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday.

10.7 COMPLIANCE WITH SECURITIES LAWS. Notwithstanding any provision of the Plan to the contrary, the Committee shall administer the Plan in such a way to insure that the Plan at all times complies with any applicable requirements of Federal securities laws.

Annex E – FNF’s Annual Report on Form 10-K for the year ended December 31, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended December 31, 2013

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File No. 1-32630

Fidelity National Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	16-1725106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida 32204	(904) 854-8100
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☒    No  ☐

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K, or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The aggregate market value of the shares of the common stock held by non-affiliates of the registrant as of June 30, 2013 was $5,145,188,402 based on the closing price of $23.81 as reported by the New York Stock Exchange.

As of January 31, 2014, there were 276,328,287 shares of Common Stock outstanding.

The information in Part III hereof for the fiscal year ended December 31, 2013, will be filed within 120 days after the close of the fiscal year that is the subject of this Report.

FIDELITY NATIONAL FINANCIAL, INC.

FORM  10-K

E-i

PART I

Item 1.	Business

We are a leading provider of title insurance, technology and transaction services to the real estate and mortgage industries. We are the nation’s largest title insurance company through our title insurance underwriters—Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title—that collectively issue more title insurance policies than any other title company in the United States. We also provide industry-leading mortgage technology solutions and transaction services, including MSP®, the leading residential mortgage servicing technology platform in the U.S., through our majority-owned subsidiaries, Black Knight Financial Services, LLC (“BKFS”) and ServiceLink Holdings, LLC (“ServiceLink”). In addition, we own majority and minority equity investment stakes in a number of entities, including American Blue Ribbon Holdings, LLC (“ABRH”), J. Alexander’s, LLC (“J. Alexander’s”), Remy International, Inc. (“Remy”), Ceridian HCM, Inc., Comdata Inc. (collectively “Ceridian”) and Digital Insurance, Inc. (“Digital Insurance”).

As of December 31, 2013, we had five reporting segments as follows:

FNF Core Operations

•	Fidelity National Title Group. This segment consists of the operations of our title insurance underwriters and related businesses. This segment provides core title insurance and escrow and other title related services including collection and trust activities, trustee’s sales guarantees, recordings and reconveyances, and home warranty insurance.

•	FNF Corporate and Other. The FNF corporate and other segment consists of the operations of the parent holding company, certain other unallocated corporate overhead expenses, and other smaller real estate and insurance related operations.

Portfolio Company Investments

•	Remy. This segment consists of the operations of Remy, in which we have a 51% ownership interest. Remy is a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment components for automobiles, light trucks, heavy-duty trucks and other vehicles.

•	Restaurant Group. The Restaurant Group segment consists of the operations of ABRH, in which we have a 55% ownership interest. ABRH is the owner and operator of the O’Charley’s, Ninety Nine Restaurants, Max & Erma’s, Village Inn and Bakers Square concepts. This segment also includes J. Alexander’s, which includes the Stoney River Legendary Steaks (“Stoney River”) concept.

•	Portfolio Company Corporate and Other. The Portfolio Company Corporate and Other segment primarily consists of our share in the operations of certain equity investments, including Ceridian, Digital Insurance and other smaller operations which are not title related.

Competitive Strengths

We believe that our competitive strengths include the following:

Leading title insurance company. We are the largest title insurance company in the United States and a leading provider of title insurance and escrow and other title-related services for real estate transactions. Through the third quarter of 2013, our insurance companies had a 32.2% share of the U.S. title insurance market, according to the American Land Title Association (“ALTA”).

Established relationships with our customers. We have strong relationships with the customers who use our title services. Our distribution network, which includes approximately 1,200 direct residential title offices and approximately 5,000 agents, is among the largest in the United States. We also benefit from strong brand recognition in our multiple title brands that allows us to access a broader client base than if we operated under a single consolidated brand and provides our customers with a choice among brands.

Strong value proposition for our customers. We provide our customers with title insurance and escrow and other title-related services that support their ability to effectively close real estate transactions. We help make the real estate closing more efficient for our customers by offering a single point of access to a broad platform of title-related products and resources necessary to close real estate transactions.

Proven management team. The managers of our operating businesses have successfully built our title business over an extended period of time, resulting in our business attaining the size, scope and presence in the industry that it has today. Our managers have demonstrated their leadership ability during numerous acquisitions through which we have grown and throughout a number of business cycles and significant periods of industry change.

Competitive cost structure. We have been able to maintain competitive operating margins in part by monitoring our businesses in a disciplined manner through continual evaluation of title order activity and management of our cost structure. When compared to our industry competitors, we also believe that our structure is more efficiently designed, which allows us to operate with lower overhead costs.

Commercial title insurance. While residential title insurance comprises the majority of our business, we are also a significant provider of commercial real estate title insurance in the United States. Our network of agents, attorneys, underwriters and closers that service the commercial real estate markets is one of the largest in the industry. Our commercial network combined with our financial strength makes our title insurance operations attractive to large national lenders that require the underwriting and issuing of larger commercial title policies.

Corporate principles. A cornerstone of our management philosophy and operating success is the six fundamental precepts upon which we were founded, which are:

•	Autonomy and entrepreneurship;

•	Bias for action;

•	Customer-oriented and motivated;

•	Minimize bureaucracy;

•	Employee ownership; and

•	Highest standard of conduct.

These six precepts are emphasized to our employees from the first day of employment and are integral to many of our strategies described below.

We believe that our competitive strengths position us well to take advantage of future changes to the real estate market.

Strategy

Fidelity National Title Group

Our strategy in the title insurance business is to maximize operating profits by increasing our market share and managing operating expenses throughout the real estate business cycle. To accomplish our goals, we intend to do the following:

•	Continue to operate multiple title brands independently. We believe that in order to maintain and strengthen our title insurance customer base, we must operate our strongest brands in a given marketplace independently of each other. Our national and regional brands include Fidelity National Title, Chicago Title, Commonwealth Land Title, Lawyers Title, Ticor Title, and Alamo Title. In our largest markets, we operate multiple brands. This approach allows us to continue to attract customers who identify with a particular brand and allows us to utilize a broader base of local agents and local operations than we would have with a single consolidated brand.

•	Consistently deliver superior customer service. We believe customer service and consistent product delivery are the most important factors in attracting and retaining customers. Our ability to provide superior customer service and consistent product delivery requires continued focus on providing high quality service and products at competitive prices. Our goal is to continue to improve the experience of our customers, in all aspects of our business.

•	Manage our operations successfully through business cycles. We operate in a cyclical industry and our ability to diversify our revenue base within our core title insurance business and manage the duration of our investments may allow us to better operate in this cyclical business. Maintaining a broad geographic revenue base, utilizing both direct and independent agency operations and pursuing both residential and commercial title insurance business help diversify our title insurance revenues. We continue to monitor, evaluate and execute upon the consolidation of administrative functions, legal entity structure, and office consolidation, as necessary, to respond to the continually changing marketplace. We maintain shorter durations on our investment portfolio to mitigate our interest rate risk. A more detailed discussion of our investment strategies is included in “Investment Policies and Investment Portfolio.”

•	Continue to improve our products and technology. As a national provider of real estate transaction products and services, we participate in an industry that is subject to significant change, frequent new product and service introductions and evolving industry standards. We believe that our future success will depend in part on our ability to anticipate industry changes and offer products and services that meet evolving industry standards. In connection with our service offerings, we are continuing to deploy new information system technologies to our direct and agency operations. We expect to improve the process of ordering title and escrow services and improve the delivery of our products to our customers.

•	Maintain values supporting our strategy. We believe that our continued focus on and support of our long-established corporate culture will reinforce and support our business strategy. Our goal is to foster and support a corporate culture where our employees and agents seek to operate independently and profitably at the local level while forming close customer relationships by meeting customer needs and improving customer service. Utilizing a relatively flat managerial structure and providing our employees with a sense of individual ownership supports this goal.

•	Effectively manage costs based on economic factors. We believe that our focus on our operating margins is essential to our continued success in the title insurance business. Regardless of the business cycle in which we may be operating, we seek to continue to evaluate and manage our cost structure and make appropriate adjustments where economic conditions dictate. This continual focus on our cost structure helps us to better maintain our operating margins.

Acquisitions, Dispositions, Minority Owned Operating Subsidiaries and Financings

Acquisitions have been an important part of our growth strategy. On an ongoing basis, with assistance from our advisors, we actively evaluate possible transactions, such as acquisitions and dispositions of business units and operating assets and business combination transactions.

In the future, we may seek to sell certain investments or other assets to increase our liquidity. Further, our management has stated that we may make acquisitions in lines of business that are not directly tied to or synergistic with our core operating segments. In the past we have obtained majority and minority investments in entities and securities where we see the potential to achieve above market returns. Fundamentally our goal is to acquire quality companies that are well-positioned in their respective industries, run by best in class management teams in industries that have attractive organic and acquired growth opportunities. We leverage our operational expertise and track record of growing industry leading companies and also our active interaction with the acquired company’s management directly or through our board of directors, to ultimately provide value for our shareholders.

There can be no assurance that any suitable opportunities will arise or that any particular transaction will be completed. We have made a number of acquisitions over the past three years to strengthen and expand our service offerings and customer base in our various businesses, and to expand into other businesses or where we otherwise saw value.

Black Knight and ServiceLink

On January 2, 2014, we completed the purchase of Lender Processing Services, Inc. (“LPS”). The purchase consideration paid was $37.14 per share, of which $28.10 per share was paid in cash and the remaining $9.04 was paid in FNF common shares. The purchase consideration represented an exchange ratio of 0.28742 per share of LPS common stock. Total consideration paid for LPS was $3.4 billion, which consisted of $2,535 million in cash and $836 million in FNF common stock. In order to pay the stock component of the consideration, we issued 25,920,078 shares to the former LPS shareholders.

Subsequent to our announcement of the LPS acquisition, we formed a wholly-owned subsidiary, Black Knight Financial Services, Inc. (now known as Black Knight Holdings, Inc., “Black Knight”). Black Knight is the mortgage and finance industries’ leading provider of integrated technology, data and analytics solutions, and transaction services. Black Knight has two operating segments, ServiceLink Holdings, LLC (“ServiceLink”) and Black Knight Financial Services, LLC (“BKFS”). We retained a 65% ownership interest in each of the subsidiaries and issued the remaining 35% ownership interest to funds affiliated with Thomas H. Lee Partners, and certain related entities on January 3, 2014. Black Knight, through ServiceLink and BKFS, now owns and operates the former LPS businesses and our ServiceLink business. Fidelity National Title Group, BKFS and ServiceLink will be our core operating subsidiaries in the future.

Black Knight Financial Services

Our Black Knight Financial Services segment offers technology and data and analytics services through leading software systems and information solutions that facilitate and automate many of the business processes across the life cycle of a mortgage. Our customers use our technology and services to reduce their operating costs, improve their customer service and enhance the quality and consistency of various aspects of their mortgage servicing. We continually work with our customers to customize and integrate our software and services in order to assist them in achieving the value proposition that we offer to them.

Our principal technology solutions are software applications provided to mortgage lenders and other lending institutions, together with related support and services. Our technology solutions primarily consist of mortgage processing and workflow management software applications. The long term nature of most of our contracts in this business provides us with substantial recurring revenues. Our revenues from servicing technology are generally based on the number of active mortgages on our mortgage servicing platform in a given period. Our other technology solutions include our origination and default technology, from which we generally earn revenues on a per transaction basis. Our data and analytics offerings primarily consist of our alternative valuation services, real estate and mortgage data, modeling and forecasting and analytical tools.

ServiceLink

Our ServiceLink segment offers customized outsourced business process and information solutions. We work with our customers to set specific parameters regarding the services they require, and where practicable, provide a single point of contact with us for these services.

The ServiceLink segment consists of our origination services, valuation services and our default services. Our origination services are provided to mortgage lenders to support many of the business processes necessary to originate a mortgage loan. Each of these services is provided through a centralized delivery channel in accordance with a lender’s specific requirements, regardless of the geographic location of the borrower or property. Our valuation services include providing traditional property appraisals for the origination market and for assets in default as well as providing appraisal management services. Our default services are provided to national lenders, loan servicers and other real estate professionals to enable them to better manage some or all of the business processes necessary to take a loan and the underlying property through the default, foreclosure and disposition process.

Portfolio Company Investments

Through our portfolio company investments we actively manage a group of companies and investments with a net asset value of approximately $1.2 billion. Our portfolio company investments primarily consist of our majority ownership positions in Remy, ABRH, J. Alexander’s, and Digital Insurance and our 32% minority investment in Ceridian. On January 31, 2014 we announced the future formation of a new tracking stock for Fidelity National Financial Ventures (“FNFV”), and the portfolio company investments will comprise FNFV in the future.

Remy

During the third quarter of 2012, we acquired 1.5 million additional shares of Remy, increasing our ownership interest to 16.3 million shares or 51% of Remy’s total outstanding common shares. As a result of this acquisition we began to consolidate the results of Remy effective August 14, 2012. We previously held a 47% ownership interest in Remy. Total consideration paid for the additional 1.5 million shares was $31 million and cash acquired upon consolidation of Remy was $96 million.

Remy’s strategy is to be the leading global manufacturer and remanufacturer of starters and alternators, yielding superior financial returns, as well as seeking to be a leading participant in the growing production of hybrid electric motors and to utilize their distribution network to supply complementary aftermarket products. We believe there are significant opportunities for future growth in this industry.

Remy’s strategies for capitalizing on these opportunities include the following:

•	Building on market-leading positions in commercial vehicle products by producing durable, high-output starters and alternators for commercial vehicles in both original equipment (“OE”) and aftermarket.

•	Commitment to expanding manufacturing in growth markets in Asia and South America.

•	Continue to invest in hybrid electric motors for commercial vehicles.

•	Continue to leverage the benefits of having an OE and aftermarket presence, seeking to provide its aftermarket customers with new products faster than competitors and providing its OE business with useful knowledge regarding long-term product performance and durability.

•	Continue to provide value-added services that enhance customer performance, including category management services that strengthen its customer relationships, support customer growth and improve product category profitability.

•	Selectively pursue strategic partnerships and acquisitions that leverage its core competencies.

On January 13, 2014, Remy announced that it acquired substantially all of the assets of United Starters and Alternators Industries, Inc. (“USA Industries”) pursuant to the terms and conditions of the Asset Purchase Agreement, effective as of January 13, 2014. USA Industries is a leading worldwide distributor of premium quality re-manufactured and new alternators, starters, constant velocity axles and disc brake calipers for the light-duty aftermarket. Total consideration paid was $41million.

Restaurant Group

On February 25, 2013, we formed J. Alexander’s, a restaurant company which is focused on the upscale-casual dining segment. J. Alexander’s consists of thirty J. Alexander’s locations and ten Stoney River locations. ABRH contributed the ten Stoney River locations to J. Alexander’s for an approximate 28% ownership interest in the new company, giving us an overall 87% ownership interest in J. Alexander’s. The operations of J. Alexander’s are consolidated in our existing Restaurant Group segment. Previously, in September 2012 we purchased all of the outstanding common stock of J. Alexander’s Corporation for total consideration of $72 million in cash, net of cash acquired of $7 million.

On April 9, 2012, we successfully closed a tender offer for the outstanding common stock of O’Charley’s Inc. (“O’Charley’s”). We have consolidated the results of O’Charley’s as of April 9, 2012. On May 11, 2012, we merged O’Charley’s with our investment in ABRH in exchange for an increase in our ownership position in ABRH from 45% to 55%. As of December 31, 2013, there were 312 company-owned restaurants in the O’Charley’s group of companies and 214 company-owned restaurants in the ABRH group of companies. Total consideration paid for O’Charley’s was $122 million in cash, net of cash acquired of $35 million. We consolidated the operations of ABRH with the O’Charley’s group of companies, beginning on May 11, 2012.

Our restaurant operations are focused in the family dining, casual dining and upscale-casual dining segments. The Restaurant Group’s strategy is to achieve long-term profit growth and drive increases in same store sales and guest counts. We have a highly experienced management team that is focused on enhancing the guest experience at our restaurants and building team member engagement. We also utilize a shared service platform that takes advantage of the combined synergies of our operating companies to provide purchasing power and other shared service functions. We expect to continue to maintain a strong balance sheet for our Restaurant Group to support future acquisitions and to provide stability in all operating environments.

On December 31, 2012, we acquired Digital Insurance. Total consideration paid was $98 million in cash, net of cash acquired of $3 million. We have consolidated the operations of Digital Insurance as of December 31, 2012. Digital Insurance is a leading employee benefits platform specializing in health insurance distribution and benefits management for small and mid-sized businesses. The operations of Digital Insurance are included in our Portfolio Company Investments.

On May 1, 2012, we completed the sale of an 85% interest in our remaining subsidiaries that write personal lines insurance to WT Holdings, Inc. for $120 million. Accordingly, the results of this business through the date of sale (which we refer to as our “at-risk” insurance business) for all periods presented are reflected in the Consolidated Statements of Earnings as discontinued operations. The at-risk insurance business sale resulted in a pre-tax loss of $15 million, which was recorded in the fourth quarter of 2011.

Title Insurance

Market for title insurance. According to Demotech Performance of Title Insurance Companies 2013 Edition, an annual compilation of financial information from the title insurance industry that is published by Demotech Inc., an independent firm (“Demotech”), total operating income for the entire U.S. title insurance industry has decreased from its highest at $17.8 billion in 2005 to $12.2 billion in 2012. The size of the industry is closely tied to various macroeconomic factors, including, but not limited to, growth in the gross domestic product, inflation, unemployment, the availability of credit, consumer confidence, interest rates, and sales volumes and prices for new and existing homes, as well as the volume of refinancing of previously issued mortgages.

Most real estate transactions consummated in the U.S. require the use of title insurance by a lending institution before the transaction can be completed. Generally, revenues from title insurance policies are directly correlated with the value of the property underlying the title policy, and appreciation or depreciation in the overall value of the real estate market are major factors in total industry revenues. Industry revenues are also driven by factors affecting the volume of real estate closings, such as the state of the economy, the availability of mortgage funding, and changes in interest rates, which affect demand for new mortgage loans and refinancing transactions. Both the volume and the average price of residential real estate transactions declined from 2007-2011. Beginning in 2008 and continuing through 2011, the mortgage delinquency and default rates caused negative operating results at a number of banks and financial institutions. Multiple banks failed during this time, reducing the capacity of the mortgage industry to make loans. Since this time, lenders have tightened their underwriting standards which has made it more difficult for buyers to qualify for new loans. However, during this same period, interest rates declined to historically low levels, which spurred higher refinance activity in the period 2009 through 2012. During 2013 refinance activity declined; however, we experienced an increase in the purchase volume and average price of residential real estate. Our revenues in future periods will continue to be subject to these and other factors which are beyond our control and, as a result, are likely to fluctuate.

The U.S. title insurance industry is concentrated among a handful of industry participants. According to Demotech, the top four title insurance groups accounted for 86% of net premiums written in 2012. Approximately 30 independent title insurance companies accounted for the remaining 14% of net premiums written in 2012. In December 2008, we acquired LandAmerica Financial Group’s two principal title insurance underwriters, Commonwealth Land Title Insurance Company and Lawyers Title Insurance Corporation, and in January 2014 we acquired National Title Insurance of New York, Inc. as part of the acquisition of LPS. Consolidation has created opportunities for increased financial and operating efficiencies for the industry’s largest participants and should continue to drive profitability and market share in the industry.

Title Insurance Policies. Generally, real estate buyers and mortgage lenders purchase title insurance to insure good and marketable title to real estate and priority of lien. A brief generalized description of the process of issuing a title insurance policy is as follows:

•	The customer, typically a real estate salesperson or broker, escrow agent, attorney or lender, places an order for a title policy.

•	Company personnel note the specifics of the title policy order and place a request with the title company or its agents for a preliminary report or commitment.

•	After the relevant historical data on the property is compiled, the title officer prepares a preliminary report that documents the current status of title to the property, any exclusions, exceptions and/or limitations that the title company might include in the policy, and specific issues that need to be addressed and resolved by the parties to the transaction before the title policy will be issued.

•	The preliminary report is circulated to all the parties for satisfaction of any specific issues.

•	After the specific issues identified in the preliminary report are satisfied, an escrow agent closes the transaction in accordance with the instructions of the parties and the title company’s conditions.

•	Once the transaction is closed and all monies have been released, the title company issues a title insurance policy.

In a real estate transaction financed with a mortgage, virtually all real property mortgage lenders require their borrowers to obtain a title insurance policy at the time a mortgage loan is made. This lender’s policy insures the lender against any defect affecting the priority of the mortgage in an amount equal to the outstanding balance of the related mortgage loan. An owner’s policy is typically also issued, insuring the buyer against defects in title in an amount equal to the purchase price. In a refinancing transaction, only a lender’s policy is generally purchased because ownership of the property has not changed. In the case of an all-cash real estate purchase, no lender’s policy is issued but typically an owner’s title policy is issued.

Title insurance premiums paid in connection with a title insurance policy are based on (and typically are a percentage of) either the amount of the mortgage loan or the purchase price of the property insured. Applicable state insurance regulations or regulatory practices may limit the maximum, or in some cases the minimum, premium that can be charged on a policy. Title insurance premiums are due in full at the closing of the real estate transaction. A lender’s policy generally terminates upon the refinancing or resale of the property.

The amount of the insured risk or “face amount” of insurance under a title insurance policy is generally equal to either the amount of the loan secured by the property or the purchase price of the property. The title insurer is also responsible for the cost of defending the insured title against covered claims. The insurer’s actual exposure at any given time, however, generally is less than the total face amount of policies outstanding because the coverage of a lender’s policy is reduced and eventually terminated as a result of payment of the mortgage loan. A title insurer also generally does not know when a property has been sold or refinanced except when it issues the replacement coverage. Because of these factors, the total liability of a title underwriter on outstanding policies cannot be precisely determined.

Title insurance companies typically issue title insurance policies directly through branch offices or through affiliated title agencies, or indirectly through independent third party agencies unaffiliated with the title insurance company. Where the policy is issued through a branch or wholly-owned subsidiary agency operation, the title insurance company typically performs or directs the title search, and the premiums collected are retained by the title company. Where the policy is issued through an independent agent, the agent generally performs the title search (in some areas searches are performed by approved attorneys), examines the title, collects the premium and retains a majority of the premium. The remainder of the premium is remitted to the title insurance company as compensation, part of which is for bearing the risk of loss in the event a claim is made under the policy. The percentage of the premium retained by an agent varies from region to region and is sometimes regulated by the states. The title insurance company is obligated to pay title claims in accordance with the terms of its policies, regardless of whether the title insurance company issues policies through its direct operations or through independent agents.

Prior to issuing policies, title insurers and their agents attempt to reduce the risk of future claim losses by accurately performing title searches and examinations. A title insurance company’s predominant expense relates to such searches and examinations, the preparation of preliminary title reports, policies or commitments, the maintenance of “title plants,” which are indexed compilations of public records, maps and other relevant historical documents, and the facilitation and closing of real estate transactions. Claim losses generally result from errors made in the title search and examination process, from hidden defects such as fraud, forgery, incapacity, or missing heirs of the property, and from closing related errors.

Residential real estate business results from the construction, sale, resale and refinancing of residential properties, while commercial real estate business results from similar activities with respect to properties with a business or commercial use. Commercial real estate title insurance policies insure title to commercial real property, and generally involve higher coverage amounts and yield higher premiums. Residential real estate transaction volume is primarily affected by macroeconomic and seasonal factors while commercial real estate transaction volume is affected primarily by fluctuations in local supply and demand conditions for commercial space.

Direct and Agency Operations. We provide title insurance services through our direct operations and through independent title insurance agents who issue title policies on behalf of our title insurance companies. Our title insurance companies determine the terms and conditions upon which they will insure title to the real property according to their underwriting standards, policies and procedures.

Direct Operations. In our direct operations, the title insurer issues the title insurance policy and retains the entire premium paid in connection with the transaction. Our direct operations provide the following benefits:

•	higher margins because we retain the entire premium from each transaction instead of paying a commission to an independent agent;

•	continuity of service levels to a broad range of customers; and

•	additional sources of income through escrow and closing services.

We have approximately 1,200 offices throughout the U.S. primarily providing residential real estate title insurance. We continuously monitor the number of direct offices to make sure that it remains in line with our strategy and the current economic environment. Our commercial real estate title insurance business is operated almost exclusively through our direct operations. We maintain direct operations for our commercial title insurance business in all the major real estate markets including Atlanta, Boston, Chicago, Dallas, Houston, Los Angeles, New York, Philadelphia, Phoenix, Seattle and Washington D.C.

Agency Operations. In our agency operations, the search and examination function is performed by an independent agent or the agent may purchase the search and examination from us. In either case, the agent is responsible to ensure that the search and examination is completed. The agent thus retains the majority of the title premium collected, with the balance remitted to the title underwriter for bearing the risk of loss in the event that a claim is made under the title insurance policy. Independent agents may select among several title underwriters based upon their relationship with the underwriter, the amount of the premium “split” offered by the underwriter, the overall terms and conditions of the agency agreement and the scope of services offered to the agent. Premium splits vary by geographic region, and in some states are fixed by insurance regulatory requirements. Our relationship with each agent is governed by an agency agreement defining how the agent issues a title insurance policy on our behalf. The agency agreement also sets forth the agent’s liability to us for policy losses attributable to the agent’s errors. An agency agreement is usually terminable without cause upon 30 days notice or immediately for cause. In determining whether to engage or retain an independent agent, we consider the agent’s experience, financial condition and loss history. For each agent with whom we enter into an agency agreement, we maintain financial and loss experience records. We also conduct periodic audits of our agents and strategically manage the number of agents with which we transact business in an effort to reduce future expenses and manage risks. As of December 31, 2013, we transact business with approximately 5,000 agents.

Fees and Premiums. One method of analyzing our business is to examine the level of premiums generated by direct and agency operations.

The following table presents the percentages of our title insurance premiums generated by direct and agency operations:

	Year Ended December 31,
	2013		2012		2011
	Amount	%	Amount	%	Amount	%
	(Dollars in millions)
Direct	$1,800	43.4%	$1,732	45.2%	$1,427	43.8%
Agency	2,352	56.6	2,101	54.8	1,830	56.2

Total title insurance premiums	$4,152	100.0%	$3,833	100.0%	$3,257	100.0%

The premium for title insurance is due in full when the real estate transaction is closed. We recognize title insurance premium revenues from direct operations upon the closing of the transaction, whereas premium revenues from agency operations include an accrual based on estimates of the volume of transactions that have closed in a particular period for which premiums have not yet been reported to us. The accrual for agency premiums is necessary because of the lag between the closing of these transactions and the reporting of these policies to us by the agent, and is based on estimates utilizing historical information.

Escrow, Title-Related and Other Fees. In addition to fees for underwriting title insurance policies, we derive a significant amount of our revenues from escrow and other title-related services including collection and trust activities, trustee’s sales guarantees, recordings and reconveyances, and home warranty services. The escrow and other services provided by us include all of those typically required in connection with residential and commercial real estate purchases and refinance activities. Escrow, title-related and other fees represented approximately 20.3%, 23.4%, and 29.0% of our revenues in 2013, 2012, and 2011, respectively.

Sales and Marketing. We market and distribute our title and escrow products and services to customers in the residential and commercial market sectors of the real estate industry through customer solicitation by sales personnel. Although in many instances the individual homeowner is the beneficiary of a title insurance policy, we do not focus our marketing efforts on the homeowner. We actively encourage our sales personnel to develop new business relationships with persons in the real estate community, such as real estate sales agents and brokers, financial institutions, independent escrow companies and title agents, real estate developers, mortgage brokers and attorneys who order title insurance policies for their clients. While our smaller, local clients remain important, large customers, such as national residential mortgage lenders, real estate investment trusts and developers are an important part of our business. The buying criteria of locally based clients differ from those of large, geographically diverse customers in that the former tend to emphasize personal relationships and ease of transaction execution, while the latter generally place more emphasis on consistent product delivery across diverse geographical regions and the ability of service providers to meet their information systems requirements for electronic product delivery.

Claims. An important part of our operations is the handling of title and escrow claims. We employ a large staff of attorneys in our claims department. Our claims processing centers are located in Omaha, Nebraska and Jacksonville, Florida. In-house claims counsel are also located in other parts of the country.

Claims result from a wide range of causes. These causes generally include, but are not limited to, search and exam errors, forgeries, incorrect legal descriptions, signature and notary errors, unrecorded liens, mechanics’ liens, the failure to pay off existing liens, mortgage lending fraud, mishandling or theft of settlement funds (including independent agency theft), and mistakes in the escrow process. Under our policies, we are required to defend insureds when covered claims are filed against their interest in the property. Some claimants seek damages in excess of policy limits. Those claims are based on various legal theories, including in some cases allegations of negligence or an intentional tort. We occasionally incur losses in excess of policy limits. Experience shows that most policy claims and claim payments are made in the first five years after the policy has been issued, although claims may also be reported and paid many years later.

Title losses due to independent agency defalcations typically occur when the independent agency misappropriates funds from escrow accounts under its control. Such losses are usually discovered when the independent agency fails to pay off an outstanding mortgage loan at closing (or immediately thereafter) from the proceeds of the new loan. Once the previous lender determines that its loan has not been paid off timely, it will file a claim against the title insurer.

Claims can be complex, vary greatly in dollar amounts and are affected by economic and market conditions and the legal environment existing at the time claims are processed. In our commercial title business, we may issue polices with face amounts well in excess of $100 million, and from time to time claims are submitted with respect to large policies. We believe we are appropriately reserved with respect to all claims (large and small) that we currently face. Occasionally we experience large losses from title policies that have been issued or from our escrow operations, or overall worsening loss payment experience, which require us to increase our title loss reserves. These events are unpredictable and adversely affect our earnings. Claims can result in litigation in which we may represent our insured and/or ourselves. We consider this type of litigation to be an ordinary course aspect of the conduct of our business.

Reinsurance and Coinsurance. We limit our maximum loss exposure by reinsuring risks with other insurers under excess of loss and case-by-case (“facultative”) reinsurance agreements. Reinsurance agreements generally provide that the reinsurer is liable for loss and loss adjustment expense payments exceeding the amount retained by the ceding company. However, the ceding company remains primarily liable to the insured whether or not the reinsurer is able to meet its contractual obligations. Facultative reinsurance agreements are entered into with other title insurers when the transaction to be insured will exceed state statutory or self-imposed limits. Excess of loss reinsurance protects us from a loss from a single loss occurrence. Through March 1, 2014, our excess of loss coverage is split into two tiers. The first tier provides coverage for residential and commercial transactions up to $100 million per loss occurrence, subject to a $20 million retention per loss. The second tier provides additional coverage for commercial transactions in excess of $100 million of loss per occurrence up to $400 million per occurrence, with the Company participating at approximately 20%. We are currently in process of negotiating the terms and conditions of our 2014—2015 coverages.

In addition to reinsurance, we carry errors and omissions insurance and fidelity bond coverage, each of which can provide protection to us in the event of certain types of losses that can occur in our businesses.

Our policy is to be selective in choosing our reinsurers, seeking only those companies that we consider to be financially stable and adequately capitalized. In an effort to minimize exposure to the insolvency of a reinsurer, we periodically review the financial condition of our reinsurers.

We also use coinsurance in our commercial title business to provide coverage in amounts greater than we would be willing or able to provide individually. In coinsurance transactions, each individual underwriting company issues a separate policy and assumes a portion of the overall total risk. As a coinsurer we are only liable for the portion of the risk we assume.

We also earn a small amount of additional income, which is reflected in our direct premiums, by assuming reinsurance for certain risks of other title insurers.

Competition. Competition in the title insurance industry is based primarily on expertise, service and price. In addition, the financial strength of the insurer has become an increasingly important factor in decisions relating to the purchase of title insurance, particularly in multi-state transactions and in situations involving real estate-related investment vehicles such as real estate investment trusts and real estate mortgage investment conduits. The number and size of competing companies varies in the different geographic areas in which we conduct our business. In our principal markets, competitors include other major title underwriters such as First American Financial Corporation, Old Republic International Corporation and Stewart Information Services Corporation, as well as numerous smaller title insurance companies, underwritten title companies and independent agency operations at the regional and local level. Independent agency operations accounted for 56.6% of our total title insurance premiums in 2013. Several of the smaller competitors have closed their operations in the past few years as a result of the significant decrease in activity in the residential real estate market. The addition or removal of regulatory barriers might result in changes to competition in the title insurance business. New competitors may include diversified financial services companies that have greater financial resources than we do and possess other competitive advantages. Competition among the major title insurance companies, expansion by smaller regional companies and any new entrants with alternative products could affect our business operations and financial condition.

Regulation. Our insurance subsidiaries, including title insurers, underwritten title companies and insurance agencies, are subject to extensive regulation under applicable state laws. Each of the insurers is subject to a holding company act in its state of domicile, which regulates, among other matters, the ability to pay dividends and enter into transactions with affiliates. The laws of most states in which we transact business establish supervisory agencies with broad administrative powers relating to issuing and revoking licenses to transact business, regulating trade practices, licensing agents, approving policy forms, accounting practices, financial practices, establishing reserve and capital and surplus as regards policyholders (“capital and surplus”) requirements, defining suitable investments for reserves and capital and surplus and approving rate schedules. The process of state regulation of changes in rates ranges from states which set rates, to states where individual companies or associations of companies prepare rate filings which are submitted for approval, to a few states in which rate changes do not need to be filed for approval.

Since we are governed by both state and federal governments and the applicable insurance laws and regulations are constantly subject to change, it is not possible to predict the potential effects on our insurance operations of any laws or regulations that may become more restrictive in the future or if new restrictive laws will be enacted.

Pursuant to statutory accounting requirements of the various states in which our title insurers are domiciled, these insurers must defer a portion of premiums as an unearned premium reserve for the protection of policyholders (in addition to their reserves for known claims) and must maintain qualified assets in an amount equal to the statutory requirements. The level of unearned premium reserve required to be maintained at any time is determined by a statutory formula based upon either the age, number of policies, and dollar amount of policy liabilities underwritten, or the age and dollar amount of statutory premiums written. As of December 31, 2013, the combined statutory unearned premium reserve required and reported for our title insurers was $1,734 million. In addition to statutory unearned premium reserves and reserves for known claims, each of our insurers maintains surplus funds for policyholder protection and business operations.

Each of our insurance subsidiaries is regulated by the insurance regulatory authority in its respective state of domicile, as well as that of each state in which it is licensed. The insurance commissioners of their respective states of domicile are the primary regulators of our insurance subsidiaries. Each of the insurers is subject to periodic regulatory financial examination by regulatory authorities.

Under the statutes governing insurance holding companies in most states, insurers may not enter into certain transactions, including sales, reinsurance agreements and service or management contracts, with their affiliates unless the regulatory authority of the insurer’s state of domicile has received notice at least 30 days prior to the intended effective date of such transaction and has not objected to, or has approved, the transaction within the 30-day period.

As a holding company with no significant business operations of our own, we depend on dividends or other distributions from our subsidiaries as the principal source of cash to meet our obligations, including the payment of interest on and repayment of principal of any debt obligations, and to pay any dividends to our stockholders. The payment of dividends or other distributions to us by our insurers is regulated by the insurance laws and regulations of their respective states of domicile. In general, an insurance company subsidiary may not pay an “extraordinary” dividend or distribution unless the applicable insurance regulator has received notice of the intended payment at least 30 days prior to payment and has not objected to or has approved the payment within the 30-day period. In general, an “extraordinary” dividend or distribution is statutorily defined as a dividend or distribution that, together with other dividends and distributions made within the preceding 12 months, exceeds the greater of:

•	10% of the insurer’s statutory surplus as of the immediately prior year end; or

•	the statutory net income of the insurer during the prior calendar year.

The laws and regulations of some jurisdictions also prohibit an insurer from declaring or paying a dividend except out of its earned surplus or require the insurer to obtain prior regulatory approval. During 2014, our directly owned title insurers can pay dividends or make distributions to us of approximately $308 million without prior regulatory approval; however, insurance regulators have the authority to prohibit the payment of ordinary dividends or other payments by our title insurers to us (such as a payment under a tax sharing agreement or for employee or other services) if they determine that such payment could be adverse to our policyholders. There are no restrictions on our retained earnings regarding our ability to pay dividends to shareholders.

The combined statutory capital and surplus of our title insurers was approximately $1,409 million and $1,381 million as of December 31, 2013 and 2012, respectively. The combined statutory earnings (loss) of our title insurers were $352 million, $281 million, and $151 million for the years ended December 31, 2013, 2012, and 2011, respectively.

As a condition to continued authority to underwrite policies in the states in which our insurers conduct their business, they are required to pay certain fees and file information regarding their officers, directors and financial condition.

Pursuant to statutory requirements of the various states in which our insurers are domiciled, such insurers must maintain certain levels of minimum capital and surplus. Required levels of minimum capital and surplus are not significant to the insurers individually or in the aggregate. Each of our insurers has complied with the minimum statutory requirements as of December 31, 2013.

Our underwritten title companies are also subject to certain regulation by insurance regulatory or banking authorities, primarily relating to minimum net worth. Minimum net worth requirements for each underwritten title company is less than $1 million. These companies were in compliance with their respective minimum net worth requirements at December 31, 2013.

From time to time we receive inquiries and requests for information from state insurance departments, attorneys general and other regulatory agencies about various matters relating to our business. Sometimes these take the form of civil investigative demands or subpoenas. We cooperate with all such inquiries and we have responded to or are currently responding to inquiries from multiple governmental agencies. Also, regulators and courts have been dealing with issues arising from foreclosures and related processes and documentation. Various governmental entities are studying the title insurance product, market, pricing, and business practices, and potential regulatory and legislative changes, which may materially affect our business and operations. From time to time, we are assessed fines for violations of regulations or other matters or enter into settlements with such authorities which may require us to pay fines or claims or take other actions. For further discussion, see item 3, Legal Proceedings.

Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commissioner of the state in which the insurer is domiciled. Prior to granting approval of an application to acquire control of a domestic insurer, the state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity and management of the applicant’s Board of Directors and executive officers, the acquirer’s plans for the insurer’s Board of Directors and executive officers, the acquirer’s plans for the future operations of the domestic insurer and any anti-competitive results that may arise from the consummation of the acquisition of control. Generally, state statutes provide that control over a domestic insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing 10% or more of the voting securities of the domestic insurer. Because a person acquiring 10% or more of our common shares would indirectly control the same percentage of the stock of our insurers, the insurance change of control laws would likely apply to such a transaction.

The National Association of Insurance Commissioners (“NAIC”) has adopted an instruction requiring an annual certification of reserve adequacy by a qualified actuary. Because all of the states in which our title insurers are domiciled require adherence to NAIC filing procedures, each such insurer, unless it qualifies for an exemption, must file an actuarial opinion with respect to the adequacy of its reserves.

Ratings

Our title insurance underwriters are regularly assigned ratings by independent agencies designed to indicate their financial condition and/or claims paying ability. The rating agencies determine ratings by quantitatively and qualitatively analyzing financial data and other information. Our title subsidiaries include Alamo Title, Chicago Title, Commonwealth Land Title, and Fidelity National Title. Standard & Poor’s Ratings Group (“S&P”), Moody’s Investors Service (“Moody’s”), and A. M. Best Company (“A.M. Best”) provide ratings for the entire FNF family of companies as a whole as follows:

	S&P	Moody’s	A.M. Best
FNF family of companies	A-	A3	A-

The relative position of each of our ratings among the ratings scale assigned by each rating agency is as follows:

•	An S&P “A-” rating is the eighth highest rating of 25 ratings for S&P. S&P states that an “A-” rating means that, in its opinion, the insurer is highly likely to have the ability to meet its financial obligations.

•	A Moody’s “A3” rating is the twelfth highest rating of 33 ratings for Moody’s. Moody’s states that insurance companies rated “A3” offer good financial security.

•	An A.M. Best “A-” rating is the fourth highest rating of 15 ratings for A.M. Best. A.M. Best states that its “A- (Excellent)” rating is assigned to those companies that have, in its opinion, an excellent ability to meet their ongoing obligations to policyholders.

Demotech provides financial strength/stability ratings for each of our principal title insurance underwriters individually, as follows:

Alamo Title Insurance	A’
Chicago Title Insurance Company	A”
Commonwealth Land Title Insurance Company	A
Fidelity National Title Insurance Company	A’

Demotech states that its ratings of “A” (A double prime)” and “A’ (A prime)” reflect its opinion that, regardless of the severity of a general economic downturn or deterioration in the insurance cycle, the insurers assigned either of those ratings possess “Unsurpassed” financial stability related to maintaining positive surplus as regards policyholders. The “A” rating reflects Demotech’s opinion that, regardless of the severity of a general economic downturn or deterioration in the insurance cycle, the insurers assigned such rating possess “Exceptional” financial stability related to maintaining positive surplus as regards policyholders. The “A” (A double prime)”, “A’ (A prime)” and “A” ratings are the three highest ratings of Demotech’s five ratings.

The ratings of S&P, Moody’s, A.M. Best, and Demotech described above are not designed to be, and do not serve as, measures of protection or valuation offered to investors. These financial strength ratings should not be relied on with respect to making an investment in our securities. See “Item 1A. Risk Factors—If the rating agencies downgrade our Company, our results of operations and competitive position in the title insurance industry may suffer” for further information.

Intellectual Property

We rely on a combination of contractual restrictions, internal security practices, and copyright and trade secret law to establish and protect our software, technology, and expertise across our businesses. Further, we have developed a number of brands that have accumulated substantial goodwill in the marketplace, and we rely on trademark law to protect our rights in that area. We intend to continue our policy of taking all measures we deem necessary to protect our copyright, trade secret, and trademark rights. These legal protections and arrangements afford only limited protection of our proprietary rights, and there is no assurance that our competitors will not independently develop or license products, services, or capabilities that are substantially equivalent or superior to ours.

Technology and Research and Development

As a national provider of real estate transaction products and services, we participate in an industry that is subject to significant regulatory requirements, frequent new product and service introductions, and evolving industry standards. We believe that our future success depends in part on our ability to anticipate industry changes and offer products and services that meet evolving industry standards. In connection with our title segment service offerings, we are continuing to deploy new information system technologies to our direct and agency operations. We continue to improve the process of ordering title and escrow services and improve the delivery of our products to our customers. In order to meet new regulatory requirements, we also continue to expand our data collection and reporting abilities.

Remy believes that a continued focus on research, development and engineering activities is critical to maintaining their leadership position in their industry and meeting their long-term objectives. As a result, Remy continues their commitment to invest in facilities and infrastructure in order to support new business awards and achieve their long-term growth plans.

Investment Policies and Investment Portfolio

Our investment policy is designed to maximize total return through investment income and capital appreciation consistent with moderate risk of principal, while providing adequate liquidity. Our insurance subsidiaries, including title insurers, underwritten title companies and insurance agencies, are subject to extensive regulation under applicable state laws. The various states in which we operate our underwriters regulate the types of assets that qualify for purposes of capital, surplus, and statutory unearned premium reserves. Our investment policy specifically limits duration and non-investment grade allocations in the core fixed-income portfolio. Maintaining shorter durations on the investment portfolio allows for the mitigation of interest rate risk. Equity securities and preferred stock are utilized to take advantage of perceived value or for strategic purposes. Due to the magnitude of the investment portfolio in relation to our claims loss reserves, durations of investments are not specifically matched to the cash outflows required to pay claims.

As of December 31, 2013 and 2012, the carrying amount, which approximates the fair value, of total investments, excluding investments in unconsolidated affiliates, was $3.4 billion and $3.7 billion, respectively.

We purchase investment grade fixed maturity securities, selected non-investment grade fixed maturity securities, preferred stock and equity securities. The securities in our portfolio are subject to economic conditions and normal market risks and uncertainties.

The following table presents certain information regarding the investment ratings of our fixed maturity securities and preferred stock portfolio at December 31, 2013 and 2012:

	December 31,
	2013				2012
Rating(1)	Amortized Cost	% of Total	Fair Value	% of Total	Amortized Cost	% of Total	Fair Value	% of Total
	(Dollars in millions)
Aaa/AAA	$377	12.4%	$388	12.5%	$439	13.7%	$464	13.8%
Aa/AA	668	22.0	690	22.2	1,005	31.4	1,054	31.4
A	1,032	34.0	1,056	34.0	799	24.9	843	25.1
Baa/BBB	787	25.9	803	25.8	722	22.5	758	22.6
Ba/BB/B	87	2.9	85	2.7	200	6.2	203	6.1
Lower	84	2.8	87	2.8	14	0.4	8	0.2
Other(2)	1	—	1	—	28	0.9	27	0.8

	$3,036	100.0%	$3,110	100.0%	$3,207	100.0%	$3,357	100.0%

(1)	Ratings as assigned by Moody’s Investors Service or Standard & Poor’s Ratings Group if a Moody’s rating is unavailable.
(2)	This category is composed of unrated securities.

The following table presents certain information regarding contractual maturities of our fixed maturity securities:

	December 31, 2013
Maturity	Amortized Cost	% of Total	Fair Value	% of Total
	(Dollars in millions)
One year or less	$363	13%	$368	12%
After one year through five years	1,845	64	1,906	65
After five years through ten years	559	19	571	19
After ten years	5	—	5	—
Mortgage-backed/asset-backed securities	105	4	109	4

	$2,877	100%	$2,959	100%

At December 31, 2013, all of our mortgage-backed and asset-backed securities are rated AAA by Moody’s. The mortgage-backed and asset-backed securities are made up of $77 million of agency-backed mortgage-backed securities, $27 million of agency-backed collateralized mortgage obligations, and $5 million in asset-backed securities.

Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on mortgage-backed and asset-backed securities, they are not categorized by contractual maturity. Fixed maturity securities with an amortized cost of $1,572 million and a fair value of $1,606 million were callable or had make-whole call provisions at December 31, 2013.

Our equity securities at December 31, 2013 and 2012 consisted of investments at a cost basis of $71 million and $103 million, respectively, and fair value of $136 million and $138 million, respectively. The balance of equity securities at December 31, 2013 and 2012 contains an investment in Fidelity National Information Services (“FIS”) stock, a related party. During the fourth quarter of 2013, we sold 300,000 shares for a realized gain of $11 million. As of December 31, 2013 we owned 1,303,860 shares of FIS stock and the fair value of our investment in FIS stock was $70 million and $56 million as of December 31, 2013 and 2012, respectively.

At December 31, 2013 and 2012, we also held $357 million and $392 million, respectively, in investments that are accounted for using the equity method of accounting, principally our ownership interests in Ceridian.

As of December 31, 2013 and 2012, Other long-term investments included structured notes at a fair value of $38 million and $41 million, respectively, which were purchased in the third quarter of 2009. Also included in Other long-term investments were investments accounted for using the cost method of accounting of $124 million and $64 million, as of December 31, 2013 and 2012, respectively.

Short-term investments, which consist primarily of commercial paper and money market instruments which have an original maturity of one year or less, are carried at amortized cost, which approximates fair value. As of December 31, 2013 and 2012, short-term investments amounted to $26 million and $62 million, respectively.

Our investment results for the years ended December 31, 2013, 2012 and 2011 were as follows:

	December 31,
	2013	2012	2011
	(Dollars in millions)
Net investment income(1)	$147	$163	$165
Average invested assets	$3,627	$3,698	$3,792
Effective return on average invested assets	4.1%	4.4%	4.3%

(1)	Net investment income as reported in our Consolidated Statements of Earnings has been adjusted in the presentation above to provide the tax equivalent yield on tax exempt investments.

Loss Reserves

For information about our loss reserves, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates.

Geographic Operations

Our direct title operations are divided into approximately 150 profit centers. Each profit center processes title insurance transactions within its geographical area, which is usually identified by a county, a group of counties forming a region, or a state, depending on the management structure in that part of the country. We also transact title insurance business through a network of approximately 5,000 agents, primarily in those areas in which agents are the more prevalent title insurance provider. Substantially all of our revenues are generated in the United States.

The following table sets forth the approximate dollar and percentage volumes of our title insurance premium revenue by state:

	Year Ended December 31,
	2013		2012		2011
	Amount	%	Amount	%	Amount	%
	(Dollars in millions)
California	$632	15.2%	$660	17.2%	$515	15.8%
Texas	597	14.4	496	12.9	401	12.3
New York	305	7.4	282	7.4	263	8.1
Florida	316	7.6	255	6.6	212	6.5
Illinois	222	5.3	183	4.8	147	4.5
All others	2,080	50.1	1,957	51.1	1,719	52.8

Totals	$4,152	100.0%	$3,833	100.0%	$3,257	100.0%

Remy generates revenue in multiple geographic locations. Revenues are attributed to geographic locations based on the point of sale.

Auto parts revenue in our Remy segment by region was as follows:

	2013	2012
United States	66.1%	66.0%
Asia Pacific	20.7%	20.0%
Europe	7.9%	8.8%
Other America	5.3%	5.2%

Total	100.0%	100.0%

Our Restaurant Group operates and franchises restaurants in 43 states throughout the United States. All of our Restaurant Group’s revenues are generated in those states.

Employees

As of January 24, 2014, we had approximately 63,861 full-time equivalent employees, which includes 15,929 in our Fidelity National Title segment, 32,861 in our Restaurant Group segment, 6,605 in our Remy segment, 8,084 in Black Knight and 382 in our remaining segments. We monitor our staffing levels based on current economic activity. Except for approximately 3,700 of Remy’s employees, none of our employees are subject to collective bargaining agreements. We believe that our relations with employees are generally good.

Financial Information by Operating Segment

For financial information by operating segment, see Note R of the Notes to Consolidated Financial Statements.

Statement Regarding Forward-Looking Information

The statements contained in this Form 10-K or in our other documents or in oral presentations or other statements made by our management that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to, among other things, future financial and operating results of the Company. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to the following:

•	changes in general economic, business, and political conditions, including changes in the financial markets;

•	the severity of our title insurance claims;

•	downgrade of our credit rating by rating agencies;

•	adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding, increased mortgage defaults, or a weak U.S. economy;

•	compliance with extensive government regulation of our operating subsidiaries and adverse changes in applicable laws or regulations or in their application by regulators;

•	regulatory investigations of the title insurance industry;

•	loss of key personnel that could negatively affect our financial results and impair our operating abilities;

•	our business concentration in the State of California, the source of approximately 15.2% of our title insurance premiums;

•	our potential inability to find suitable acquisition candidates, as well as the risks associated with acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties integrating acquisitions;

•	our dependence on distributions from our title insurance underwriters as our main source of cash flow;

•	competition from other title insurance companies; and

•	other risks detailed in “Risk Factors” below and elsewhere in this document and in our other filings with the SEC.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Additional Information

Our website address is www.fnf.com. We make available free of charge on or through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act

of 1934, as amended, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. However, the information found on our website is not part of this or any other report.

Item 1A.	Risk Factors

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below and others described elsewhere in this Annual Report on Form 10-K. Any of the risks described herein could result in a significant or material adverse effect on our results of operations or financial condition.

General

If adverse changes in the levels of real estate activity occur, our revenues may decline.

Title insurance revenue is closely related to the level of real estate activity which includes sales, mortgage financing and mortgage refinancing. The levels of real estate activity are primarily affected by the average price of real estate sales, the availability of funds to finance purchases and mortgage interest rates.

We have found that residential real estate activity generally decreases in the following situations:

•	when mortgage interest rates are high or increasing;

•	when the mortgage funding supply is limited; and

•	when the United States economy is weak, including high unemployment levels.

Declines in the level of real estate activity or the average price of real estate sales are likely to adversely affect our title insurance revenues. The Mortgage Bankers Association’s (“MBA”) Mortgage Finance Forecast currently estimates an approximately $1.1 trillion mortgage origination market for 2014, which would be a decrease of 38.9% from 2013. The MBA forecasts that the 38.9% decrease will result almost entirely from decreased refinance activity. Our revenues in future periods will continue to be subject to these and other factors which are beyond our control and, as a result, are likely to fluctuate.

We have recorded goodwill as a result of prior acquisitions, and an economic downturn could cause these balances to become impaired, requiring write-downs that would reduce our operating income.

Goodwill aggregated approximately $1,901 million, or 18.1% of our total assets, as of December 31, 2013. Current accounting rules require that goodwill be assessed for impairment at least annually or whenever changes in circumstances indicate that the carrying amount may not be recoverable from estimated future cash flows. Factors that may be considered a change in circumstance indicating the carrying value of our intangible assets, including goodwill, may not be recoverable include, but are not limited to, significant underperformance relative to historical or projected future operating results, a significant decline in our stock price and market capitalization, and negative industry or economic trends. No goodwill impairment charge was recorded in 2013. However, if there is an economic downturn in the future, the carrying amount of our goodwill may no longer be recoverable, and we may be required to record an impairment charge, which would have a negative impact on our results of operations and financial condition. We will continue to monitor our market capitalization and the impact of the economy to determine if there is an impairment of goodwill in future periods.

If economic and credit market conditions deteriorate, it could have a material adverse impact on our investment portfolio.

Our investment portfolio is exposed to economic and financial market risks, including changes in interest rates, credit markets and prices of marketable equity and fixed-income securities. Our investment policy is designed to maximize total return through investment income and capital appreciation consistent with moderate risk of principal, while providing adequate liquidity and complying with internal and regulatory guidelines. To achieve this objective, our marketable debt investments are primarily investment grade, liquid, fixed-income securities and money market instruments denominated in U.S. dollars. We make investments in certain equity securities and preferred stock in order to take advantage of perceived value and for strategic purposes. In the past, economic and credit market conditions have adversely affected the ability of some issuers of investment securities to repay their obligations and have affected the values of investment securities. If the carrying value of our investments exceeds the fair value, and the decline in fair value is deemed to be other-than-temporary, we will be required to write down the value of our investments, which could have a material negative impact on our results of operations and financial condition. We own a minority interest in Ceridian, a leading provider of global human capital management and payment solutions. If the fair value of this company were to decline below book value, we would be required to write down the value of our investment, which could have a material negative impact on our results of operations and financial condition. If this company were to experience significant negative volatility in its results of operations it would have a material adverse effect on our own results of operations due to our inclusion of our portion of its earnings in our results of operations.

If financial institutions at which we hold escrow funds fail, it could have a material adverse impact on our company.

We hold customers’ assets in escrow at various financial institutions, pending completion of real estate transactions. These assets are maintained in segregated bank accounts and have not been included in the accompanying Consolidated Balance Sheets. We have a contingent liability relating to proper disposition of these balances for our customers, which amounted to $8.8 billion at December 31, 2013. Failure of one or more of these financial institutions may lead us to become liable for the funds owed to third parties and there is no guarantee that we would recover the funds deposited, whether through Federal Deposit Insurance Corporation coverage or otherwise.

If we experience changes in the rate or severity of title insurance claims, it may be necessary for us to record additional charges to our claim loss reserve. This may result in lower net earnings and the potential for earnings volatility.

By their nature, claims are often complex, vary greatly in dollar amounts and are affected by economic and market conditions and the legal environment existing at the time of settlement of the claims. Estimating future title loss payments is difficult because of the complex nature of title claims, the long periods of time over which claims are paid, significantly varying dollar amounts of individual claims and other factors. From time to time, we experience large losses or an overall worsening of our loss payment experience in regard to the frequency or severity of claims that require us to record additional charges to our claims loss reserve. There are currently pending several large claims which we believe can be defended successfully without material loss payments. However, if unanticipated material payments are required to settle these claims, it could result in or contribute to additional charges to our claim loss reserves. These loss events are unpredictable and adversely affect our earnings.

At each quarter end, our recorded reserve for claim losses is initially the result of taking the prior recorded reserve for claim losses, adding the current provision to that balance and subtracting actual paid claims from that balance, resulting in an amount that management then compares to our actuary’s central estimate provided in the actuarial calculation. Due to the uncertainty and judgment used by both management and our actuary, our ultimate liability may be greater or less than our current reserves and/or our actuary’s calculation. If the recorded amount is within a reasonable range of the actuary’s central estimate, but not at the central estimate, management assesses other factors in order to determine our best estimate. These factors, which are both qualitative and quantitative, can change from period to period and include items such as current trends in the real estate industry (which management can assess, but for which there is a time lag in the development of the data used by our actuary), any adjustments from the actuarial estimates needed for the effects of unusually large or small claims, improvements in our claims management processes, and other cost saving measures. Depending upon our assessment of these factors, we may or may not adjust the recorded reserve. If the recorded amount is not within a reasonable range of the actuary’s central estimate, we would record a charge or credit and reassess the provision rate on a go forward basis.

Our provision for claim losses was 7.0% of title premiums in 2013. We will reassess the provision to be recorded in future periods consistent with this methodology and can make no assurance that we will not need to record additional charges in the future to increase reserves in respect of prior periods.

Our insurance subsidiaries must comply with extensive regulations. These regulations may increase our costs or impede or impose burdensome conditions on actions that we might seek to take to increase the revenues of those subsidiaries.

Our insurance businesses are subject to extensive regulation by state insurance authorities in each state in which they operate. These agencies have broad administrative and supervisory power relating to the following, among other matters:

•	licensing requirements;

•	trade and marketing practices;

•	accounting and financing practices;

•	capital and surplus requirements;

•	the amount of dividends and other payments made by insurance subsidiaries;

•	investment practices;

•	rate schedules;

•	deposits of securities for the benefit of policyholders;

•	establishing reserves; and

•	regulation of reinsurance.

Most states also regulate insurance holding companies like us with respect to acquisitions, changes of control and the terms of transactions with our affiliates. State regulations may impede or impose burdensome conditions on our ability to increase or maintain rate levels or on other actions that we may want to take to enhance our operating results. In addition, we may incur significant costs in the course of complying with regulatory requirements. Further, various state legislatures have in the past considered offering a public alternative to the title industry in their states, as a means to increase state government revenues. Although we think this situation is unlikely, if one or more such takeovers were to occur they could adversely affect our business. We cannot be assured that future legislative or regulatory changes will not adversely affect our business operations. See “Item 1. Business—Regulation.”

State regulation of the rates we charge for title insurance could adversely affect our results of operations.

Our title insurance subsidiaries are subject to extensive rate regulation by the applicable state agencies in the jurisdictions in which they operate. Title insurance rates are regulated differently in various states, with some states requiring the subsidiaries to file and receive approval of rates before such rates become effective and some states promulgating the rates that can be charged. In almost all states in which our title subsidiaries operate, our rates must not be excessive, inadequate or unfairly discriminatory.

Regulatory investigations of the insurance industry may lead to fines, settlements, new regulation or legal uncertainty, which could negatively affect our results of operations.

From time to time we receive inquiries and requests for information from state insurance departments, attorneys general and other regulatory agencies about various matters relating to our business. Sometimes these take the form of civil investigative demands or subpoenas. We cooperate with all such inquiries and we have responded to or are currently responding to inquiries from multiple governmental agencies. Also, regulators and courts have been dealing with issues arising from foreclosures and related processes and documentation. Various governmental entities are studying the title insurance product, market, pricing, and business practices, and potential regulatory and legislative changes, which may materially affect our business and operations. From time to time, we are assessed fines for violations of regulations or other matters or enter into settlements with such authorities which may require us to pay fines or claims or take other actions.

Because we are dependent upon California for approximately 15.2 percent of our title insurance premiums, our business may be adversely affected by regulatory conditions in California.

California is the largest source of revenue for the title insurance industry and, in 2013, California-based premiums accounted for 35.0% of premiums earned by our direct operations and 0.4% of our agency premium revenues. In the aggregate, California accounted for approximately 15.2% of our total title insurance premiums for 2013. A significant part of our revenues and profitability are therefore subject to our operations in California and to the prevailing regulatory conditions in California. Adverse regulatory developments in California, which could include reductions in the maximum rates permitted to be charged, inadequate rate increases or more fundamental changes in the design or implementation of the California title insurance regulatory framework, could have a material adverse effect on our results of operations and financial condition.

If the rating agencies downgrade our Company, our results of operations and competitive position in the title insurance industry may suffer.

Ratings have always been an important factor in establishing the competitive position of insurance companies. Our title insurance subsidiaries are rated by S&P, Moody’s, A.M. Best, and Demotech. Ratings reflect the opinion of a rating agency with regard to an insurance company’s or insurance holding company’s financial strength, operating performance and ability to meet its obligations to policyholders and are not evaluations directed to investors. Our ratings are subject to continued periodic review by rating agencies and the continued retention of those ratings cannot be assured. If our ratings are reduced from their current levels by those entities, our results of operations could be adversely affected.

Our management has articulated a willingness to seek growth through acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus or geographic areas. This expansion of our business subjects us to associated risks, such as the diversion of management’s attention and lack of experience in operating such businesses, and may affect our credit and ability to repay our debt.

Our management has stated that we may make acquisitions in lines of business that are not directly tied to or synergistic with our core operating segments. Accordingly, we have in the past acquired, and may in the future acquire, businesses in industries or geographic areas with which management is less familiar than we are with our core businesses. These activities involve risks that could adversely affect our operating results, such as diversion of management’s attention and lack of substantial experience in operating such businesses. There can be no guarantee that we will not enter into transactions or make acquisitions that will cause us to incur additional debt, increase our exposure to market and other risks and cause our credit or financial strength ratings to decline.

We are a holding company and depend on distributions from our subsidiaries for cash.

We are a holding company whose primary assets are the securities of our operating subsidiaries. Our ability to pay interest on our outstanding debt and our other obligations and to pay dividends is dependent on the ability of our subsidiaries to pay dividends or make other distributions or payments to us. If our operating subsidiaries are not able to pay dividends to us, we may not be able to meet our obligations or pay dividends on our common stock.

Our title insurance subsidiaries must comply with state laws which require them to maintain minimum amounts of working capital, surplus and reserves, and place restrictions on the amount of dividends that they can distribute to us. Compliance with these laws will limit the amounts our regulated subsidiaries can dividend to us. During 2014, our title insurers may pay dividends or make distributions to us without prior regulatory approval of approximately $308 million.

The maximum dividend permitted by law is not necessarily indicative of an insurer’s actual ability to pay dividends, which may be constrained by business and regulatory considerations, such as the impact of dividends on surplus, which could affect an insurer’s ratings or competitive position, the amount of premiums that can be written and the ability to pay future dividends. Further, depending on business and regulatory conditions, we may in the future need to retain cash in our underwriters or even contribute cash to one or more of them in order to maintain their ratings or their statutory capital position. Such a requirement could be the result of investment losses, reserve charges, adverse operating conditions in the current economic environment or changes in interpretation of statutory accounting requirements by regulators.

We could have conflicts with Fidelity National Information Services (“FIS”), and our chairman of our Board of Directors and other officers and directors could have conflicts of interest due to their relationships with FIS.

FIS and FNF were under common ownership by another publicly traded company, also called Fidelity National Financial, Inc. (“Old FNF”) until October 2006, when Old FNF distributed all of its FNF shares to the stockholders of Old FNF (the “2006 Distribution”). In November 2006, Old FNF then merged into FIS.

Conflicts may arise between us and FIS as a result of our ongoing agreements and the nature of our respective businesses. Certain of our executive officers and directors could be subject to conflicts of interest with respect to such agreements and other matters due to their relationships with FIS.

Some of our executive officers and directors own substantial amounts of FIS stock and stock options. Such ownership could create or appear to create potential conflicts of interest when our directors and officers are faced with decisions that involve FIS or any of its subsidiaries.

William P. Foley, II, is the executive chairman of our Board of Directors and the Vice Chairman of the Board of FIS. As a result of these roles, he has obligations to us and FIS and may have conflicts of interest with respect to matters potentially or actually involving or affecting our and FIS’s respective businesses. In addition, Mr. Foley may also have conflicts of time with respect to his multiple responsibilities. If his duties to either of these companies require more time than Mr. Foley is able to allot, then his oversight of that company’s activities could be diminished. Finally, in addition to Mr. Foley, FIS and FNF have two overlapping directors.

Matters that could give rise to conflicts between us and FIS include, among other things:

•	our ongoing and future relationships with FIS, including related party agreements and other arrangements with respect to the information technology support services, administrative corporate support and cost sharing services, indemnification, and other matters; and

•	the quality and pricing of services that we have agreed to provide to FIS or that it has agreed to provide to us.

We seek to manage these potential conflicts through dispute resolution and other provisions of our agreements with FIS and through oversight by independent members of our Board of Directors. However, there can be no assurance that such measures will be effective or that we will be able to resolve all potential conflicts with FIS, or that the resolution of any such conflicts will be no less favorable to us than if we were dealing with a third party.

The loss of key personnel could negatively affect our financial results and impair our operating abilities.

Our success substantially depends on our ability to attract and retain key members of our senior management team and officers. If we lose one or more of these key employees, our operating results and in turn the value of our common stock could be materially adversely affected. Although we have employment agreements with many of our officers, there can be no assurance that the entire term of the employment agreement will be served or that the employment agreement will be renewed upon expiration.

Although we expect that our acquisition of LPS will result in cost savings, synergies and other benefits to us, we may not realize those benefits because of integration difficulties and other challenges.

The success of our acquisition of LPS will depend in large part on the success of the management of the combined company in integrating the operations, strategies, technologies and personnel of the two companies following the completion of the merger. We may fail to realize some or all of the anticipated benefits of the merger if the integration process takes longer than expected or is more costly than expected. Our failure to meet the challenges involved in successfully integrating the operations of LPS or to otherwise realize any of the anticipated benefits of the merger, including additional cost savings and synergies, could impair our operations. In addition, we anticipate that the overall integration of LPS will be a time-consuming and expensive process that, without proper planning and effective and timely implementation, could significantly disrupt our business.

Potential difficulties the combined company may encounter in the integration process include the following:

•	the integration of management teams, strategies, technologies and operations, products and services;

•	the disruption of ongoing businesses and distraction of their respective management teams from ongoing business concerns;

•	the retention of and possible decrease in business from the existing clients of both companies;

•	the creation of uniform standards, controls, procedures, policies and information systems;

•	the reduction of the costs associated with each company’s operations;

•	the consolidation and rationalization of information technology platforms and administrative infrastructures;

•	the integration of corporate cultures and maintenance of employee morale;

•	the retention of key employees; and

•	potential unknown liabilities associated with the merger.

The anticipated cost savings, synergies and other benefits include the combination of offices in various locations and the elimination of numerous technology systems, duplicative personnel and duplicative market and other data sources. However, these anticipated cost savings, synergies and other benefits assume a successful integration and are based on projections, which are inherently uncertain, and other assumptions. Even if integration is successful, anticipated cost savings, synergies and other benefits may not be achieved.

Failure of our information security systems or processes could result in a loss or disclosure of confidential information, damage to our reputation, monetary losses, additional costs and impairment of our ability to conduct business effectively.

Our core operations are highly dependent upon the effective operation of our computer systems. As part of our core operations, we electronically receive, process, store and transmit sensitive personal consumer data (such as names and addresses, social security numbers, driver’s license numbers, credit card and bank account information) and important business information of our customers. We also electronically manage substantial cash, investment asset and escrow account balances on behalf of ourselves and our customers, as well as financial information about our businesses generally. The integrity of our information systems and the protection of the information that resides on such systems are important to our successful operation. If we fail to maintain an adequate security infrastructure, adapt to emerging security threats or follow our internal business processes with respect to security, the information or assets we hold could be compromised. Further, even if we (or third parties to which we outsource certain IT services) maintain a reasonable, industry standard information security infrastructure, it is possible that unauthorized persons still could obtain access to information or assets we hold. These risks are increased when we transmit information over the Internet and due to increasing security risks posed by organized crime. While, to date, we believe that we have not experienced a material breach of our information security systems, the existence or scope of such events is not always apparent. If additional information regarding an incident previously considered immaterial is discovered, or a new event were to occur, it could potentially have a material adverse effect on us. In addition, some laws and certain of our contracts require notification of various parties, including consumers or customers, in the event that confidential or personal information has or may have been taken or accessed by unauthorized third parties. Such notifications can result, among other things, in adverse publicity, distraction of managements’ time and energy, the attention of regulatory authorities, fines and disruptions in sales, the effects of which may be material.

Further, our financial institution customers have obligations to safeguard their information technology systems and information. In certain of our businesses, we are bound contractually and/or by regulation to comply with the same requirements. If we fail to comply with these regulations and requirements, we could be exposed to suits for breach of contract, governmental proceedings or the imposition of fines. In addition, if more restrictive privacy laws, rules or industry security requirements are adopted in the future on the federal or state level or by a specific industry in which we do business, that could have an adverse impact on us through increased costs or restrictions on business processes. Any inability to prevent security or privacy breaches, or the perception that such breaches may occur, could inhibit our ability to retain existing customers or attract new customers and/or result in financial losses, litigation, increased costs or other adverse consequences to our business.

Our operations could be adversely affected by the results of our acquired restaurant companies due to the risks inherent in that segment.

Our acquired restaurant companies face certain risks that could negatively impact their results of operations. These risks include such things as the risks of unfavorable economic conditions, changing consumer preferences, unfavorable publicity, increasing food and labor costs, effectiveness of marketing campaigns, and the ability to compete successfully with other restaurants. In addition, risks related to supply chain, food quality, and protecting guests’ personal information are inherent to the restaurant business. These companies are also subject to compliance with extensive government laws and regulations related to employment practices and policies and the manufacture, preparation, and sale of food and alcohol. If our restaurant companies are not able to respond effectively to one or more of these risks, it could have a material adverse impact on the results of operations of those businesses.

Our business, financial condition and results of operations could be adversely affected by risks affecting Remy.

Any material adverse change in Remy’s financial position or results of operations could adversely affect our financial position or results of operations. Remy’s results are affected by factors such as general economic conditions, levels of demand for new light and commercial vehicles, fuel prices, the product life of new and replacement parts, product liability and warranty claims related to its products, litigation and other disputes, and changes in the cost and availability of raw materials and components utilized in the manufacturing of its products. In addition, Remy’s results also are influenced by technological innovations, relationships with its key customers and their success in the marketplace, and Remy’s ability to compete successfully with its competitors. If Remy is not able to respond effectively to one or more of these risks, it could have a material adverse impact on its results of operations, which, in turn, would adversely impact our financial condition and results of operations.

Given the international reach of its business, Remy is also subject to risks inherent in conducting business outside the United States, including foreign currency fluctuations, local political climates, export and import restrictions, and compliance with government laws and regulations such as the U.S. Foreign Corrupt Practices Act and the U.S. Export Administration Act. Any failure to manage these risks and requirements could harm Remy’s business, financial condition or results of operations, which would similarly affect our financial condition and results of operations.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

Fidelity National Title Group

Fidelity National Title Group’s corporate headquarters are on our campus in Jacksonville, Florida. The majority of our branch offices are leased from third parties (see Note M to Notes to Consolidated Financial Statements). Our subsidiaries conduct their business operations primarily in leased office space in 42 states, Washington, DC, Puerto Rico, Canada, India and Mexico.

Black Knight

Black Knight corporate headquarters are located in Jacksonville, Florida, in an owned facility. Black Knight also owns one facility in Sharon, Pennsylvania, and leases office space throughout the United States.

Remy

Remy’s world headquarters are located in Pendleton, Indiana. The majority of Remy’s facilities, including the world headquarters are leased from third parties (see Note M to Notes to Consolidated Financial Statements). Remy’s subsidiaries conduct their business operations in 10 countries including the United States, Belgium, Hungary, the United Kingdom, Brazil, Canada, China, Mexico, South Korea and Tunisia.

Restaurant Group

The Restaurant Group’s headquarters are located in Nashville, Tennessee with other office locations in Woburn, Massachusetts and Denver, Colorado. The majority of the restaurants are leased from third parties, and are located in 43 states.

Item 3.	Legal Proceedings

For a description of our legal proceedings see discussion of Legal and Regulatory Contingencies in Note M to the Consolidated Financial Statements included in Item 8 of Part II of this Report, which is incorporated by reference into this Part I, Item 3.

Item 4.	Mine Safety Disclosure

Not applicable.

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Our common stock trades on the New York Stock Exchange under the ticker symbol “FNF.” The table set forth below provides the high and low closing sales prices of the common stock and cash dividends declared per share of common stock for each quarter during 2013 and 2012.

	Stock Price High	Stock Price Low	Cash Dividends Declared
Year ended December 31, 2013
First quarter	$26.41	$23.45	$0.16
Second quarter	27.17	21.99	0.16
Third quarter	26.75	23.23	0.16
Fourth quarter	33.80	25.50	0.18
Year ended December 31, 2012
First quarter	$18.54	$15.66	$0.14
Second quarter	19.70	17.62	0.14
Third quarter	21.48	18.07	0.14
Fourth quarter	24.30	20.71	0.16

Information concerning securities authorized for issuance under our equity compensation plans will be included in Item 12 of Part III of this report.

PERFORMANCE GRAPH

Set forth below is a graph comparing cumulative total shareholder return on our common stock against the cumulative total return on the S & P 500 Index and against the cumulative total return of a peer group index consisting of certain companies in the primary industry in which we compete (SIC code 6361—Title Insurance) for the period ending December 31, 2013. This peer group consists of the following companies: First American Financial Corporation and Stewart Information Services Corp. The peer group comparison has been weighted based on their stock market capitalization. The graph assumes an initial investment of $100.00 on December 31, 2008, with dividends reinvested over the periods indicated.

Comparison of 5 Year Cumulative Total Return

Among Fidelity National Financial, Inc., the S&P 500 Index

and Peer Group

	12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013
Fidelity National Financial, Inc.	100.00	78.95	84.24	101.25	154.10	217.89
S&P 500	100.00	126.46	145.51	148.59	172.37	228.19
Peer Group	100.00	108.97	89.23	78.41	155.48	187.00

On January 31, 2014, the last reported sale price of our common stock on the New York Stock Exchange was $31.54 per share and we had approximately 10,119 stockholders of record.

On January 28, 2014, our Board of Directors formally declared an $0.18 per share cash dividend that is payable on March 31, 2014 to stockholders of record as of March 17, 2014.

Our current dividend policy anticipates the payment of quarterly dividends in the future. The declaration and payment of dividends will be at the discretion of our Board of Directors and will be dependent upon our future earnings, financial condition and capital requirements. There are no restrictions on our retained earnings regarding our ability to pay dividends to shareholders, although there are limits on the ability of certain subsidiaries to pay dividends to us, as described below. Our ability to declare dividends is subject to restrictions under our existing credit agreement. We do not believe the restrictions contained in our credit agreement will, in the foreseeable future, adversely affect our ability to pay cash dividends at the current dividend rate.

Since we are a holding company, our ability to pay dividends will depend largely on the ability of our subsidiaries to pay dividends to us, and the ability of our title insurance subsidiaries to do so is subject to, among other factors, their compliance with applicable insurance regulations. As of December 31, 2013, $1,909 million of our net assets are restricted from dividend payments without prior approval from the Departments of Insurance in the States where our title insurance subsidiaries are domiciled. During 2014, our directly owned title insurance subsidiaries can pay dividends or make distributions to us of approximately $308 million without prior approval. The limits placed on such subsidiaries’ abilities to pay dividends affect our ability to pay dividends.

Subsequent to year end, on January 2, 2014 as part of the LPS Acquisition, we issued $837 million or 25,920,078 shares of FNF common stock as consideration for the LPS Acquisition to the former shareholders of LPS.

On October 24, 2013, we offered 17,250,000 shares of our common stock at an offering price of $26.75 per share, pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. We granted the underwriters a 30-day option to purchase 2,587,500 additional shares at the offering price, which was subsequently exercised in full. A total of 19,837,500 shares were issued on October 30, 2013, for net proceeds of approximately $511 million. The net proceeds from this offering were used to pay a portion of the cash consideration for the LPS Acquisition on January 2, 2014.

On July 21, 2009, the Board of Directors approved a three-year stock repurchase program under which we can repurchase up to 15 million shares of our common stock through July 31, 2012. On January 27, 2011, our Board of Directors approved an additional 5 million shares that may be repurchased under the program. This program expired July 31, 2012, and we repurchased a total of 16,528,512 shares for $243 million, or an average of $14.73 per share under this program.

On July 21, 2012, our Board of Directors approved a three-year stock repurchase program, effective August 1, 2012, under which we can repurchase up to 15 million shares of our common stock through July 31, 2015. We may make repurchases from time to time in the open market, in block purchases or in privately negotiated transactions, depending on market conditions and other factors. In the year ended December 31, 2013, we repurchased a total of 1,400,000 shares for $34 million, or an average of $24.14 per share under this program. Subsequent to year-end we did not repurchase any shares through market close on February 27, 2014. Since the original commencement of the plan adopted July 21, 2012, we have repurchased a total of 2,080,000 shares for $50 million, or an average of $23.90 per share, and there are 12,920,000 shares available to be repurchased under this program. For more information, see “Liquidity and Capital Resources” in Item 7 of this Form 10-K.

The following table summarizes repurchases of equity securities by FNF during the year ending December 31, 2013:

Period	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs(1)	Maximum Number of Shares that May Yet Be Purchased Under the Plans or Programs(2)
1/1/2013—1/31/2013	60,000	$24.46	60,000	14,260,000
2/1/2013—2/28/2013	80,000	25.17	80,000	14,180,000
3/1/2013—3/31/2013	1,260,000	24.06	1,260,000	12,920,000
4/1/2013—4/30/2013	—	—	—	12,920,000
5/1/2013—5/31/2013	—	—	—	12,920,000
6/1/2013—6/30/2013	—	—	—	12,920,000
7/1/2013—7/31/2013	—	—	—	12,920,000
8/1/2013—8/31/2013	—	—	—	12,920,000
9/1/2013—9/30/2013	—	—	—	12,920,000
10/1/2013—10/31/2013	—	—	—	12,920,000
11/1/2013—11/30/2013	—	—	—	12,920,000
12/1/2013—12/31/2013	—	—	—	12,920,000

	1,400,000	$24.14	1,400,000

(1)	On July 21, 2012, our Board of Directors approved a new three-year stock repurchase program, effective August 1, 2012. Under the stock repurchase program, we can repurchase up to 15 million shares of our common stock.
(2)	As of the last day of the applicable month.

Item 6.	Selected Financial Data

The information set forth below should be read in conjunction with the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Form 10-K. Certain reclassifications have been made to the prior year amounts to conform with the 2013 presentation.

During the third quarter of 2012, we acquired 1.5 million additional shares of Remy International, Inc. (“Remy”), increasing our ownership interest to 16.3 million shares or 51% of Remy’s total outstanding common shares. As a result of this acquisition we began to consolidate the results of Remy effective August 14, 2012.

On April 9, 2012, we successfully closed a tender offer for the outstanding common stock of O’Charley’s Inc. We have consolidated the results of O’Charley’s as of April 9, 2012. On May 11, 2012, we merged O’Charley’s with our investment in ABRH in exchange for an increase in our ownership position in ABRH from

45% to 55%. We have consolidated the operations of ABRH with the O’Charley’s group of companies, beginning on May 11, 2012.

	Year Ended December 31,
	2013	2012	2011	2010	2009(1)
	(Dollars in millions, except share data)
Operating Data:
Revenue	$8,565	$7,165	$4,800	$5,413	$5,521

Expenses:
Personnel costs	2,134	1,863	1,568	1,579	1,620
Agent commissions	1,789	1,600	1,411	1,758	1,952
Other operating expenses	1,319	1,287	1,064	1,145	1,228
Cost of auto parts revenue	947	350	—	—	—
Cost of restaurant revenues	1,204	773	—	—	—
Depreciation and amortization	137	104	73	87	105
Provision for title claim losses	291	279	222	249	265
Interest expense	93	74	57	46	36

	7,914	6,330	4,395	4,864	5,206

Earnings before income taxes, equity in (loss) earnings of unconsolidated affiliates, and noncontrolling interest	651	835	405	549	315
Income tax expense	205	245	131	190	97

Earnings before equity in (loss) earnings of unconsolidated affiliates	446	590	274	359	218
Equity in (loss) earnings of unconsolidated affiliates	(26)	10	10	(1)	(12)

Earnings from continuing operations, net of tax	420	600	284	358	206
(Loss) earnings from discontinued operations, net of tax	(1)	12	95	18	18

Net earnings	419	612	379	376	224
Less: net earnings attributable to noncontrolling interests	17	5	10	6	2

Net earnings attributable to FNF common shareholders	$402	$607	$369	$370	$222

Per Share Data:
Basic net earnings per share attributable to FNF common shareholders	$1.75	$2.75	$1.68	$1.64	$0.99
Weighted average shares outstanding, basic basis(2)	230	221	219	226	225
Diluted net earnings per share attributable to FNF common shareholders	$1.71	$2.69	$1.65	$1.62	$0.97
Weighted average shares outstanding, diluted basis(2)	235	226	223	229	229
Dividends declared per share	$0.66	$0.58	$0.48	$0.69	$0.60

Balance Sheet Data:
Investments(3)	$3,791	$4,053	$4,052	$4,359	$4,686
Cash and cash equivalents(4)	1,969	1,132	665	581	202
Total assets	10,524	9,903	7,862	7,888	7,934
Notes payable	1,323	1,344	916	952	862
Reserve for title claim losses(5)	1,636	1,748	1,913	2,270	2,539
Equity	5,542	4,749	3,655	3,444	3,345
Book value per share(6)	$22.14	$20.78	$16.57	$15.39	$14.53

	Year Ended December 31,
	2013	2012	2011	2010	2009(1)
	(Dollars in millions, except share data)
Other Data:
Orders opened by direct title operations (in 000’s)	2,181	2,702	2,140	2,385	2,611
Orders closed by direct title operations (in 000’s)	1,708	1,867	1,514	1,574	1,792
Provision for title insurance claim losses as a percent of title insurance premiums(5)	7.0%	7.0%	6.8%	6.8%	5.1%
Title related revenue(7):
Percentage direct operations	60.1%	61.9%	60.6%	55.6%	54.2%
Percentage agency operations	39.9%	38.1%	39.4%	44.4%	45.8%

(1)	Our financial results for the year ended December 31, 2009, include a decrease to our provision for claim losses of $74 million ($47 million net of income taxes) as a result of favorable claim loss development on prior policy years, offset by an increase to the provision for claim losses of $63 million ($40 million net of income taxes) as a result of unfavorable developments in the third quarter on a previously recorded insurance receivable.
(2)	Weighted average shares outstanding as of December 31, 2013 includes 19,837,500 shares that were issued as part of an equity offering by FNF on October 31, 2013 and weighted average shares outstanding as of December 31, 2009 includes 18,170,000 shares that were issued as part of an equity offering by FNF on April 20, 2009.
(3)	Long-term investments as of December 31, 2013, 2012, 2011, 2010, and 2009, include securities pledged to secured trust deposits of $261 million, $275 million, $274 million, $252 million, and $289 million, respectively.
(4)	Cash and cash equivalents as of December 31, 2013, 2012, 2011, 2010, and 2009 include cash pledged to secured trust deposits of $339 million, $266 million, $162 million, $146 million, and $97 million, respectively.
(5)	As a result of favorable title insurance claim loss development on prior policy years, we recorded a credit in 2009 totaling $74 million, ($47 million net of income taxes) to our provision for claims losses. This credit was recorded in addition to our average provision for claim losses of 7.3% for the year ended December 31, 2009.
(6)	Book value per share is calculated as equity at December 31 of each year presented divided by actual shares outstanding at December 31 of each year presented.
(7)	Includes title insurance premiums and escrow, title-related and other fees.

Selected Quarterly Financial Data (Unaudited)

Selected quarterly financial data is as follows:

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	(Dollars in millions, except per share data)
2013
Revenue	$2,041	$2,279	$2,174	$2,071
Earnings from continuing operations before income taxes, equity in (loss) earnings of unconsolidated affiliates, and noncontrolling interest	137	223	168	123
Net earnings attributable to Fidelity National Financial, Inc. common shareholders	89	139	98	76
Basic earnings per share attributable to Fidelity National Financial, Inc. common shareholders	0.40	0.62	0.43	0.30
Diluted earnings per share attributable to Fidelity National Financial, Inc. common shareholders	0.39	0.61	0.43	0.28
Dividends paid per share	0.16	0.16	0.16	0.18

2012
Revenue	$1,180	$1,727	$2,033	$2,225
Earnings from continuing operations before income taxes, equity in (loss) earnings of unconsolidated affiliates, and noncontrolling interest	102	220	301	212
Net earnings attributable to Fidelity National Financial, Inc. common shareholders	74	147	234	152
Basic earnings per share attributable to Fidelity National Financial, Inc. common shareholders	0.34	0.67	1.06	0.68
Diluted earnings per share attributable to Fidelity National Financial, Inc. common shareholders	0.33	0.65	1.04	0.67
Dividends paid per share	0.14	0.14	0.14	0.16

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Consolidated Financial Statements and the Notes thereto and Selected Financial Data included elsewhere in this Form 10-K.

Overview

We are a leading provider of title insurance, technology and transaction services to the real estate and mortgage industries. We are the nation’s largest title insurance company through our title insurance underwriters—Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title—that collectively issue more title insurance policies than any other title company in the United States. We also provide industry-leading mortgage technology solutions and transaction services, including MSP®, the leading residential mortgage servicing technology platform in the U.S., through our majority-owned subsidiaries, Black Knight Financial Services, LLC (“BKFS”) and ServiceLink Holdings, LLC (“ServiceLink”). In addition, we own majority and minority equity investment stakes in a number of entities, including American Blue Ribbon Holdings, LLC (“ABRH”), J. Alexander’s, LLC (“J. Alexander’s”), Remy International, Inc. (“Remy”), Ceridian HCM, Inc., Comdata Inc. (collectively “Ceridian”) and Digital Insurance, Inc. (“Digital Insurance”).

As of December 31, 2013, we had five reporting segments as follows:

FNF Core Operations

•	Fidelity National Title Group. This segment consists of the operations of our title insurance underwriters and related businesses. This segment provides core title insurance and escrow and other title related services including collection and trust activities, trustee’s sales guarantees, recordings and reconveyances, and home warranty insurance.

•	FNF Corporate and Other. The FNF corporate and other segment consists of the operations of the parent holding company, certain other unallocated corporate overhead expenses, and other smaller real estate and insurance related operations.

Portfolio Company Investments

•	Remy. This segment consists of the operations of Remy, in which we have a 51% ownership interest. Remy is a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment components for automobiles, light trucks, heavy-duty trucks and other vehicles.

•	Restaurant Group. The Restaurant Group segment consists of the operations of ABRH, in which we have a 55% ownership interest. ABRH is the owner and operator of the O’Charley’s, Ninety Nine Restaurants, Max & Erma’s, Village Inn and Bakers Square concepts. This segment also includes J. Alexander’s, which includes the Stoney River Legendary Steaks (“Stoney River”) concept.

•	Portfolio Company Corporate and Other. The Portfolio Company Corporate and Other segment primarily consists of our share in the operations of certain equity investments, including Ceridian, Digital Insurance and other smaller operations which are not title related.

Recent Developments

On January 31, 2014 we announced our plans to form a new tracking stock for Fidelity National Financial Ventures (“FNFV”). As a result, we have decided to begin separately reporting the results of our core operations, which includes Fidelity National Title Group, Inc. (“FNT”), BKFS, ServiceLink and the portfolio company investments which include Remy, the Restaurant Group, Digital Insurance and other smaller operations. The portfolio company investments will comprise FNFV in the future.

On January 13, 2014, Remy announced that they acquired substantially all of the assets of United Starters and Alternators Industries, Inc. (“USA Industries”) pursuant to the terms and conditions of the Asset Purchase Agreement, effective as of January 13, 2014. USA Industries is a leading worldwide distributor of premium quality re-manufactured and new alternators, starters, constant velocity axles and disc brake calipers for the light-duty aftermarket. Total consideration paid was $41 million.

On January 2, 2014, we completed the purchase of Lender Processing Services, Inc. (“LPS”). The purchase consideration paid was $37.14 per share, of which $28.10 per share was paid in cash and the remaining $9.04 was paid in FNF common shares. The purchase consideration represented an exchange ratio of 0.28742 per share of LPS common stock. Total consideration paid for LPS was $3.4 billion, which consisted of $2,535 million in cash and $836 million in FNF common stock. In order to pay the stock component of the consideration, we issued 25,920,078 shares to the former LPS shareholders.

On October 24, 2013, we offered 17,250,000 shares of our common stock at an offering price of $26.75 per share, pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. We granted the underwriters a 30-day option to purchase 2,587,500 additional shares at the offering price, which was subsequently exercised in full. A total of 19,837,500 shares were issued on October 30, 2013, for net proceeds of approximately $511 million. The net proceeds from this offering were used to pay a portion of the cash consideration for the LPS Acquisition on January 2, 2014.

Subsequent to our announcement of the LPS acquisition, we formed a wholly-owned subsidiary, Black Knight Financial Services, Inc. (now known as Black Knight Holdings, Inc., “Black Knight”). Black Knight is the mortgage and finance industries’ leading provider of integrated technology, data and analytics solutions, and transaction services. Black Knight has two operating segments, ServiceLink and BKFS. We retained a 65% ownership interest in each of the subsidiaries and issued the remaining 35% ownership interest to funds affiliated with Thomas H. Lee Partners, and certain related entities on January 3, 2014. Black Knight, through ServiceLink and BKFS, now owns and operates the former LPS businesses and our ServiceLink business. Fidelity National Title Group, BKFS and ServiceLink will be our core operating subsidiaries in the future.

On February 25, 2013, we formed J. Alexander’s, a restaurant company which is focused on the upscale-casual dining segment. J. Alexander’s consists of thirty J. Alexander’s locations and ten Stoney River locations. ABRH contributed the ten Stoney River locations to J. Alexander’s for an approximate 28% ownership interest in the new company, giving us an overall 87% ownership interest in J. Alexander’s. The operations of J. Alexander’s are consolidated in our existing Restaurant Group segment. Previously, in September 2012 we purchased all of the outstanding common stock of J. Alexander’s Corporation for total consideration of $72 million in cash, net of cash acquired of $7 million.

Related Party Transactions

Our financial statements reflect transactions with Fidelity National Information Services (“FIS”), which is a related party. See Note A of the Notes to Consolidated Financial Statements.

Business Trends and Conditions

FNF Core Operations

Title insurance revenue is closely related to the level of real estate activity which includes sales, mortgage financing and mortgage refinancing. The levels of real estate activity are primarily affected by the average price of real estate sales, the availability of funds to finance purchases and mortgage interest rates. Declines in the level of real estate activity or the average price of real estate sales will adversely affect our title insurance revenues.

We have found that residential real estate activity is generally dependent on the following:

•	mortgage interest rates;

•	the mortgage funding supply; and

•	the strength of the United States economy, including employment levels.

In 2007, as interest rates on adjustable rate mortgages reset to higher rates, foreclosures on subprime mortgage loans increased to record levels. This resulted in a significant decrease in levels of available mortgage funding as investors became wary of the risks associated with investing in subprime mortgage loans. In addition, tighter lending standards and a bearish outlook on the real estate environment caused potential home buyers to become reluctant to purchase homes. In 2008, the increase in foreclosure activity, which had previously been limited to the subprime mortgage market, became more widespread as borrowers encountered difficulties in attempting to refinance their adjustable rate mortgages. In the last three years, the elevated mortgage delinquency and default rates caused negative operating results at a number of banks and financial institutions and, as a result, significantly reduced the level of lending activity. Multiple banks have failed from 2009-2012, further reducing the capacity of the mortgage industry to make loans.

Since December 2008, the Federal Reserve has held the federal funds rate at 0.0%-0.25%, and has indicated that rates will stay at this level at least until unemployment rates improve. Mortgage interest rates remained at historically low levels throughout 2013, however, in September 2013 interest rates rose to their highest level since 2011.

As of January 14, 2014, the Mortgage Banker’s Association (“MBA”) estimated the size of the U.S. mortgage originations market as shown in the following table for 2013—2015 in their “Mortgage Finance Forecast” (in trillions):

	2015	2014	2013	2012
Purchase transactions	$0.8	$0.7	$0.7	$0.6
Refinance transactions	0.4	0.4	1.1	1.4

Total U.S. mortgage originations	$1.2	$1.1	$1.8	$2.0

As shown above, the originations in 2013 and 2012 were driven primarily by refinance transactions, which coincides with the historically low interest rates experienced during those years. In 2014, the MBA predicts a 38.9% decrease in the total market, primarily due to a 63.6% decrease in refinance transactions in 2014, with the originations in 2015 remaining relatively consistent with those in 2014.

Several pieces of legislation were enacted to address the struggling mortgage market and the current economic and financial environment. On October 24, 2011, the Federal Housing Finance Agency (“FHFA”) announced a series of changes to the Home Affordable Refinance Program (“HARP”) that would make it easier for certain borrowers who owe more than their home is worth and who are current on their mortgage payments to refinance their mortgages at lower interest rates. The program reduces or eliminates the risk-based fees Fannie Mae and Freddie Mac charge on many loans, raises the loan-to-home value ratio requirement for refinancing, and streamlines the underwriting process. According to the Federal Housing Authority (“FHA”), lenders began taking refinancing applications on December 1, 2011 under the modified HARP. On April 11, 2013, the FHFA announced that the modified HARP program had been extended through December 2015. We believe the modified HARP program had a positive effect on our results during 2013 and 2012, but are uncertain to what degree the program may impact our results in the future.

During 2010, a number of lenders imposed freezes on foreclosures in some or all states as they reviewed their foreclosure practices. In response to these freezes, the Office of the Comptroller of the Currency (“OCC”) reviewed the foreclosure practices in the residential mortgage loan servicing industry. On April 13, 2011, the OCC and other federal regulators (collectively the “banking agencies”) announced formal consent orders against several national bank mortgage servicers and third-party servicer providers for inappropriate practices related to residential mortgage loan servicing and foreclosure processing. The consent orders require the servicers to promptly correct deficiencies and make improvements in practices for residential mortgage loan servicing and foreclosure processing, including improvements to future communications with borrowers and a comprehensive “look back” to assess whether foreclosures complied with federal and state laws and whether any deficiencies in the process or related documentation resulted in financial injury to borrowers. Our title insurance underwriters were not involved in these enforcement actions and we do not believe that our title insurance underwriters are exposed to significant losses resulting from faulty foreclosure practices. Our title insurance underwriters issue title policies on real estate owned properties to new purchasers and lenders to those purchasers. We believe that these policies will not result in significant additional claims exposure to us because even if a court sets aside a foreclosure due to a defect in documentation, the foreclosing lender would be required to return to our insureds all funds obtained from them, resulting in reduced exposure under the title insurance policy. Further, we believe that under current law and the rights we have under our title insurance policies, we would have the right to seek recovery from the foreclosing lender in the event of a failure to comply with state laws or local practices in connection with a foreclosure. The former LPS and certain of its subsidiaries entered into a consent order with the banking agencies in relation to its default operations, now part of ServiceLink. As part of the consent order, LPS agreed to further study the issues identified in the review and enhance its compliance, internal audit, risk management and board oversight plans with respect to the related businesses, among additional agreed undertakings. In January 2013, ten large mortgage servicers concluded the reviews required by the 2011 consent orders and agreed to monetary settlements, and LPS also entered into settlement agreements, in January 2013 with 49 States and the District of Columbia relating to certain practices within its default operations and in February 2014, Black Knight (formerly LPS) also settled with the State of Nevada and the Federal Deposit Insurance Corporation. In April 2013, these mortgage servicers began making restitution under these settlements. We cannot predict whether these settlements may result in more normalized foreclosure timelines in the future. Moreover, we cannot predict whether any additional legislative or regulatory changes will be implemented as a result of the findings of the banking agencies or whether the U.S. federal government may take additional action to address the current housing market and economic uncertainty. Some states have enacted or are considering adopting legislation, such as the California Homeowner Bill of Rights, that places additional responsibilities and restrictions on servicers with respect to the foreclosure process. Any such actions could further extend foreclosure timelines. Moreover, as the processing of foreclosures in accordance with applicable law becomes more onerous, many lenders are addressing loans in default through other means, such as short sales, in order to avoid the risks and liability now associated with the foreclosure process. If foreclosure timelines continue to be extended and servicers address delinquent loans through other processes, the results of our default operations within ServiceLink may be adversely affected.

On February 9, 2012, federal officials, state attorneys general and representatives of Bank of America, JP Morgan Chase, Wells Fargo, Citigroup and Ally Financial agreed to a $25 billion settlement of federal and state investigations into the foreclosure practices of banks and other mortgage servicers from September 2008 to December 2011. Under the settlement, approximately 1,000,000 underwater borrowers will have their mortgages reduced by lenders and 300,000 homeowners will be able to refinance their homes at lower interest rates. We are uncertain to what degree these initiatives have affected our results or may affect our results in the future.

In addition to state-level regulation, segments of our core businesses are subject to regulation by federal agencies, including the Consumer Financial Protection Bureau (“CFPB”). The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 established the CFPB, and in January 2012, President Obama appointed its first director. The CFPB has been given broad authority to regulate, among other areas, the mortgage and real estate markets in matters pertaining to consumers. This authority includes the enforcement of the Real Estate Settlement Procedures Act formerly placed with the Department of Housing and Urban Development. On July 9, 2012, the CFPB introduced a number of proposed rules related to the enforcement of the Real Estate Settlement Procedures Act and the Truth in Lending Act, including, among others, measures designed to (i) simplify financing documentation and (ii) require lenders to deliver to consumers a statement of final financing charges (and the related annual percentage rate) at least three business days prior to the closing. These rules became effective on January 10, 2014 . We cannot be certain what impact, if any, these new rules, or the CFPB generally, will have on our core businesses.

Historically, real estate transactions have produced seasonal revenue levels for the real estate industry including title insurers. The first calendar quarter is typically the weakest quarter in terms of revenue due to the generally low volume of home sales during January and February. The third calendar quarter has been typically the strongest in terms of revenue primarily due to a higher volume of home sales in the summer months and the fourth quarter is usually also strong due to commercial entities desiring to complete transactions by year-end. We have noted short term fluctuations through recent years in resale and refinance transactions as a result of changes in interest rates and the implementation and subsequent expiration of government programs designed to stimulate the real estate market. In 2013, we have seen seasonality trends return to historical patterns. During 2012 and 2013, we experienced an increase in existing home sales to the highest volume levels since 2007. We have also seen a decline in total housing inventory to the lowest levels since 2005.

Because commercial real estate transactions tend to be driven more by supply and demand for commercial space and occupancy rates in a particular area rather than by macroeconomic events, we believe that our commercial real estate title insurance business is less dependent on the industry cycles discussed above than our residential real estate title business. From 2010 to 2013, we have experienced an increase in fee per file of commercial transactions from the previous years, indicating improvement in the commercial markets.

Portfolio Company Investments

Remy

Remy manufactures and sells auto parts, principally starter motors and alternators, as well as hybrid electric motors and multi-line products, including steering gear, constant velocity (CV) axles, and brake calipers, for sale to original equipment manufacturers (OEM) and aftermarket customers. Remy manufactures products for automobiles as well as light and heavy duty commercial vehicles. The OEM market for auto parts is dependent on levels of new vehicle production, which in turn, is affected by the overall economy, consumer confidence, discounts and incentives offered by automakers and the availability of funds to finance purchases.

In its aftermarket operations, Remy’s results are affected by the strength of the economy and by gas prices, but do not follow the same cycles as original equipment market sales. In a weaker economy, drivers tend to keep their vehicles and repair them rather than buying new vehicles. Lower gas prices have historically tended to result in more miles driven, which increases the frequency with which auto repairs are needed. Nevertheless, a weak economy also may reduce miles driven. Over the long term, improvements in the durability of original equipment and aftermarket parts has reduced, and is expected to further reduce, the number of units sold in the aftermarket. Aftermarket revenues are also affected by other factors, including severe weather (which tends to lead to increased sales) and competitive pressures. Many parts retailers and warehouse distributors purchase starters and alternators from only one or two suppliers, under contracts that run for five years or less. Pressure from customers to reduce prices is characteristic of the automotive supply industry. Remy is currently negotiating several customer agreements which are anticipated to be finalized during the first quarter of 2014. Due to the competitive nature of the business, the revised terms with customers are expected to impact Remy’s ongoing profitability. Remy has taken and expects to continue to take steps to improve operating efficiencies and minimize or resist price reductions.

Restaurant Group

The restaurant industry is highly competitive and is often affected by changes in consumer tastes and discretionary spending patterns; changes in general economic conditions; public safety conditions or concerns; demographic trends; weather conditions; the cost of food products, labor, energy and other operating costs; and governmental regulations. The restaurant industry is also characterized by high capital investments for new restaurants and relatively high fixed or semi-variable restaurant operating expenses. Because of the high fixed and semi-variable expenses, changes in sales in existing restaurants are generally expected to significantly affect restaurant profitability because many restaurant costs and expenses are not expected to change at the same rate as sales. Restaurant profitability can also be negatively affected by inflationary and regulatory increases in operating costs and other factors. The most significant commodities that may affect our cost of food and beverage are beef, seafood, poultry, and dairy, which accounted for almost 44 percent of our overall cost of food and beverage in the past. Generally, temporary increases in these costs are not passed on to guests; however, in the past, we have adjusted menu prices to compensate for increased costs of a more permanent nature.

Average weekly sales per restaurant are typically higher in the first and fourth quarters than in other quarters, and we typically generate a disproportionate share of our earnings from operations in the first and fourth quarters. Holidays, severe weather and other disruptive conditions may impact sales volumes seasonally in some operating regions.

In 2010, the Patient Protection and Affordable Care Act (“Affordable Care Act”) was passed and becomes effective for businesses in 2014. In July 2013, compliance with the employer mandate and certain reporting requirements under the Affordable Care Act were delayed until January 1, 2015. We are continuing to assess the impact of the Affordable Care Act on our health care benefit costs. The imposition of any requirement that we provide health insurance benefits to employees that are more extensive than the health insurance benefits we currently provide, or the imposition of additional employer paid employment taxes on income earned by our employees, will have an adverse effect on our results of operations in the future, however, we do not expect the impact to materially affect our financial condition. The Affordable Care Act is likely to similarly affect the restaurant industry in general. Additionally, our Restaurant Group and suppliers may also be affected by higher minimum wage and benefit standards, which could result in higher costs for goods and services supplied to us.

Our revenues in future periods will continue to be subject to these and other factors that are beyond our control and, as a result, are likely to fluctuate.

Critical Accounting Estimates

The accounting estimates described below are those we consider critical in preparing our Consolidated Financial Statements. Management is required to make estimates and assumptions that can affect the reported amounts of assets and liabilities and disclosures with respect to contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates. See Note A of Notes to the Consolidated Financial Statements for additional description of the significant accounting policies that have been followed in preparing our Consolidated Financial Statements.

Reserve for Title Claim Losses. Title companies issue two types of policies, owner’s and lender’s policies, since both the new owner and the lender in real estate transactions want to know that their interest in the property is insured against certain title defects outlined in the policy. An owner’s policy insures the buyer against such defects for as long as he or she owns the property (as well as against warranty claims arising out of the sale of the property by such owner). A lender’s policy insures the priority of the lender’s security interest over the claims that other parties may have in the property. The maximum amount of liability under a title insurance policy is generally the face amount of the policy plus the cost of defending the insured’s title against an adverse claim, however, occasionally we do incur losses in excess of policy limits. While most non-title forms of insurance, including property and casualty, provide for the assumption of risk of loss arising out of unforeseen future events, title insurance serves to protect the policyholder from risk of loss for events that predate the issuance of the policy.

Unlike many other forms of insurance, title insurance requires only a one-time premium for continuous coverage until another policy is warranted due to changes in property circumstances arising from refinance, resale, additional liens, or other events. Unless we issue the subsequent policy, we receive no notice that our exposure under our policy has ended and, as a result, we are unable to track the actual terminations of our exposures.

Our reserve for title claim losses includes reserves for known claims as well as for losses that have been incurred but not yet reported to us (“IBNR”), net of recoupments. We reserve for each known claim based on our review of the estimated amount of the claim and the costs required to settle the claim. Reserves for IBNR claims are estimates that are established at the time the premium revenue is recognized and are based upon historical experience and other factors, including industry trends, claim loss history, legal environment, geographic considerations, and the types of policies written. We also reserve for losses arising from escrow title-related and other fees relating to closing and disbursement functions due to fraud or operational error.

The table below summarizes our reserves for known claims and incurred but not reported claims related to title insurance:

	December 31, 2013%		December 31, 2012%
	(in millions)
Known claims	$240	14.7%	$286	16.4%
IBNR	1,396	85.3	1,462	83.6

Total Reserve for Title Claim Losses	$1,636	100.0%	$1,748	100.0%

Although claims against title insurance policies can be reported relatively soon after the policy has been issued, claims may be reported many years later. Historically, approximately 60% of claims are paid within approximately five years of the policy being written. By their nature, claims are often complex, vary greatly in dollar amounts and are affected by economic and market conditions, as well as the legal environment existing at the time of settlement of the claims. Estimating future title loss payments is difficult because of the complex nature of title claims, the long periods of time over which claims are paid, significantly varying dollar amounts of individual claims and other factors.

Our process for recording our reserves for title claim losses begins with analysis of our loss provision rate. We forecast ultimate losses for each policy year based upon historical policy year loss emergence and development patterns and adjust these to reflect policy year and policy type differences which affect the timing, frequency and severity of claims. We also use a technique that relies on historical loss emergence and on a premium-based exposure measurement. The latter technique is particularly applicable to the most recent policy years, which have few reported claims relative to an expected ultimate claim volume. After considering historical claim losses, reporting patterns and current market information, and analyzing quantitative and qualitative data provided by our legal, claims and underwriting departments, we determine a loss provision rate, which is recorded as a percentage of current title premiums. This loss provision rate is set to provide for losses on current year policies, but due to development of prior years and our long claim duration, it periodically includes amounts of estimated adverse or positive development on prior years’ policies. Any significant adjustments to strengthen or release loss reserves resulting from the comparison with our actuarial analysis are made in addition to this loss provision rate. We recorded our periodic loss provision rate at 7.0% of title premiums in 2013 and 2012 and 6.8% of title premiums in 2011. Of such amounts, 5.3%, 5.5% and 5.8% related to losses on policies written in the current year, and the remainder relates to developments on prior year policies. In 2013 and 2012, adverse development of prior year losses of $71 million or 1.7% of 2013 premium and $58 million or 1.5% of 2012 premium was accounted for in the loss provision rate. At each quarter end, our recorded reserve for title claim losses is initially the result of taking the prior recorded reserve for title claim losses, adding the current provision and subtracting actual paid claims, resulting in an amount that management then compares to the range of reasonable estimates provided by the actuarial calculation.

Due to the uncertainty inherent in the process and due to the judgment used by both management and our actuary, our ultimate liability may be greater or less than our carried reserves. If the recorded amount is within the actuarial range but not at the central estimate, we assess the position within the actuarial range by analysis of other factors in order to determine that the recorded amount is our best estimate. These factors, which are both qualitative and quantitative, can change from period to period, and include items such as current trends in the real estate industry (which we can assess, but for which there is a time lag in the development of the data used by our actuary), any adjustments from the actuarial estimates needed for the effects of unusually large or small claims, improvements in our claims management processes, and other cost saving measures. If the recorded amount is not within a reasonable range of our actuary’s central estimate, we may have to record a charge or credit and reassess the loss provision rate on a go forward basis. We will continue to reassess the provision to be recorded in future periods consistent with this methodology.

The table below presents our title insurance loss development experience for the past three years:

	2013	2012	2011
	(In millions)
Beginning balance	$1,748	$1,913	$2,211
Claims loss provision related to:
Current year	220	210	189
Prior years	71	58	33

Total title claims loss provision(1)	291	268	222

Claims paid, net of recoupments related to:
Current year	(9)	(4)	(10)
Prior years	(394)	(429)	(510)

Total title claims paid, net of recoupments	(403)	(433)	(520)

Ending balance	$1,636	$1,748	$1,913

Title premiums	$4,152	$3,833	$3,257

(1)	Included in the provision for title claim losses in the 2012 period is an $11 million impairment recorded on an asset previously recouped as part of a claim settlement.

	2013	2012	2011
Provision for claim losses as a percentage of title insurance premiums:
Current year	5.3%	5.5%	5.8%
Prior years	1.7	1.5	1.0

Total provision	7.0%	7.0%	6.8%

Actual claims payments are made up of loss payments and claims management expenses offset by recoupments and were as follows (in millions):

	Loss Payments	Claims Management Expenses	Recoupments	Net Loss Payments
Year ending December 31, 2013	$323	$162	$(82)	$403
Year ending December 31, 2012	345	182	(94)	433
Year ending December 31, 2011	361	215	(56)	520

As of December 31, 2013, the recorded reserve for title insurance claims losses was $1.6 billion, which was approximately $0.07 billion below the central estimate provided by our actuary, but within the provided actuarial range of $1.5 billion to $1.8 billion. We believe that our recorded reserves are reasonable and represent our best estimate. In reaching this conclusion, we considered the following qualitative factors.

As noted above, our recorded reserves were below the mid-point of the range of our actuarial estimates as of December 31, 2013. Management is comfortable with our recorded position as we have seen significant positive developments in certain actuarial models relating primarily to the acceleration of claims processing and claims related expense development which are not given full weight in our actuary’s consolidated model. Claims management expenses have decreased due to management initiatives related to use of outside counsel and their fees and additional use of internal counsel in handling claims matters. These developments are not yet fully reflected in our actuarial analysis. This positive development in claims management expenses has been somewhat offset by claim loss payments that were greater than the claims projected to be paid in the model utilized by our actuary primarily related to the high volume policy years 2005-2008. We believe that this development related to the fact that these policy years have higher loss ratios and that the reporting of these claims has been accelerated. The reasons for higher loss payments and payment acceleration are as follows:

•	Historical high prices for real estate (thus higher policy limits as compared to premiums earned)

•	Increased volume of real estate transactions increased likelihood of errors in the examination and closing process

•	Increased values and volumes of real estate transactions and weaker loan underwriting standards increased the likelihood of fraudulent transactions

•	Subsequent declines in home equity values resulted in lender losses that would not have been losses had home equity been maintained

•	Increased foreclosures resulted in higher litigation costs and acceleration in reporting of claims

•	Increased exposure to mechanic lien claims from failures of builders and developers

Some traditional actuarial methods, such as paid loss development, are particularly sensitive to distortions in payment activity. We believe that the high level of foreclosure activity over the past four years is accelerating the reporting of claims, particularly lender claims, thereby increasing paid losses and expenses. As a result, a paid loss development approach may temporarily overstate ultimate cost projections. We believe that losses and expenses related to this accelerated claims activity, specifically losses relating to lender policies, will have a shorter duration and that expected payments relating to these policy years will eventually return to or perhaps even drop below historical levels. We have also seen positive development relating to the 2009 through 2013 policy years, which we believe is indicative of more stringent underwriting standards by us and the lending industry. In addition we have seen significant positive development in residential owners policies due to increased payments on residential lenders policies which inherently limit the potential loss on the related owners policy to the differential in coverage amount between the amount insured under the owner’s policy and the amount paid under the residential lender’s policy. Also, any residential lender policy claim paid relating to a property that is in foreclosure negates any potential loss under an owner’s policy previously issued on the property as the owner has no equity in the property. Along with the positive development on claims management expenses, our ending open claim inventory decreased from approximately 30,000 claims at December 31, 2012 to approximately 24,000 claims at December 31, 2013. If actual claims loss development is worse than currently expected and is not offset by other positive factors, such as continued improvement in claims management expenses and the other factors mentioned above, it is reasonably possible that our recorded reserves may fall outside a reasonable range of our actuary’s central estimate, which may require additional reserve strengthening in future periods.

As of December 31, 2012 and 2011, our recorded reserves were $1.7 billion and $1.9 billion, which we determined were reasonable and represented our best estimate and these recorded amounts were within a reasonable range of the central estimates provided by our actuaries.

An approximate $42 million increase (decrease) in our annualized provision for title claim losses would occur if our loss provision rate were 1% higher (lower), based on 2013 title premiums of $4,152 million. A 10% increase (decrease) in our reserve for title claim losses, as of December 31, 2013, would result in an increase (decrease) in our provision for title claim losses of approximately $164 million.

Valuation of Investments. We regularly review our investment portfolio for factors that may indicate that a decline in fair value of an investment is other-than-temporary. Some factors considered in evaluating whether or not a decline in fair value is other-than-temporary include: (i) our intent and need to sell the investment prior to a period of time sufficient to allow for a recovery in value; (ii) the duration and extent to which the fair value has been less than cost; and (iii) the financial condition and prospects of the issuer. Such reviews are inherently uncertain and the value of the investment may not fully recover or may decline in future periods resulting in a realized loss. Investments are selected for analysis whenever an unrealized loss is greater than a certain threshold that we determine based on the size of our portfolio or by using other qualitative factors. Fixed maturity investments that have unrealized losses caused by interest rate movements are not at risk as we do not anticipate having the need or intent to sell prior to maturity. Unrealized losses on investments in equity securities, preferred stock and fixed maturity instruments that are susceptible to credit related declines are evaluated based on the aforementioned factors. Currently available market data is considered and estimates are made as to the duration and prospects for recovery, and the intent or ability to retain the investment until such recovery takes place. These estimates are revisited quarterly and any material degradation in the prospect for recovery will be considered in the other-than-temporary impairment analysis. We believe that our monitoring and analysis has provided for the proper recognition of other-than-temporary impairments over the past three-year period. Any change in estimate in this area will have an impact on the results of operations of the period in which a charge is taken.

The fair value hierarchy established by the standard on fair value includes three levels, which are based on the priority of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

In accordance with the standard on fair value, our financial assets and liabilities that are recorded in the Consolidated Balance Sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1. Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that we have the ability to access.

Level 2. Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability.

Level 3. Financial assets and liabilities whose values are based on model inputs that are unobservable.

The following table presents our fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2013 and 2012, respectively:

	December 31, 2013
	Level 1	Level 2	Level 3	Total
	(In millions)
Assets:
Fixed-maturity securities available for sale:
U.S. government and agencies	$—	$126	$—	$126
State and political subdivisions	—	1,075	—	1,075
Corporate debt securities	—	1,606	—	1,606
Foreign government bonds	—	43	—	43
Mortgage-backed/asset-backed securities	—	109	—	109
Preferred stock available for sale	73	78	—	151
Equity securities available for sale	136	—	—	136
Other long-term investments	—	—	38	38
Foreign exchange contracts	—	4	—	4
Interest rate swap contracts	—	2	—	2

Total assets	$209	$3,043	$38	$3,290

Liabilities:
Commodity contracts	$—	$2	$—	$2
Interest rate swap contracts	—	1	—	1

Total liabilities	$—	$3	$—	$3

	December 31, 2012
	Level 1	Level 2	Level 3	Total
	(In millions)
Fixed-maturity securities available for sale:
U.S. government and agencies	$—	$139	$—	$139
State and political subdivisions	—	1,300	—	1,300
Corporate debt securities	—	1,499	—	1,499
Foreign government bonds	—	48	—	48
Mortgage-backed/asset-backed securities	—	154	—	154
Preferred stock available for sale	109	108	—	217
Equity securities available for sale	138	—	—	138
Other long-term investments	—	—	41	41
Foreign exchange contracts	—	6	—	6
Commodity contracts	—	1	—	1

Total	$247	$3,255	$41	$3,543

Liabilities:
Commodity contracts	$—	$2	$—	$2

Total liabilities	$—	$2	$—	$2

Our Level 2 fair value measures for fixed-maturities available for sale are provided by third-party pricing services. We utilize one firm for our taxable bond and preferred stock portfolio and another for our tax-exempt bond portfolio. These pricing services are leading global providers of financial market data, analytics and related services to financial institutions. We rely on one price for each instrument to determine the carrying amount of the assets on our balance sheet. The inputs utilized in these pricing methodologies include observable measures such as benchmark yields, reported trades, broker dealer quotes, issuer spreads, two sided markets, benchmark securities, bids, offers and reference data including market research publications. We review the pricing methodologies for all of our Level 2 securities by obtaining an understanding of the valuation models and assumptions used by the third-party as well as independently comparing the resulting prices to other publicly available measures of fair value and internally developed models. The pricing methodologies used by the relevant third party pricing services are:

•	U.S. government and agencies: These securities are valued based on data obtained for similar securities in active markets and from inter-dealer brokers.

•	State and political subdivisions: These securities are valued based on data obtained for similar securities in active markets and from inter-dealer brokers. Factors considered include relevant trade information, dealer quotes and other relevant market data.

•	Corporate debt securities: These securities are valued based on dealer quotes and related market trading activity. Factors considered include the bond’s yield, its terms and conditions, or any other feature which may influence its risk and thus marketability, as well as relative credit information and relevant sector news.

•	Foreign government bonds: These securities are valued based on a discounted cash flow model incorporating observable market inputs such as available broker quotes and yields of comparable securities.

•	Mortgage-backed/asset-backed securities: These securities are comprised of commercial mortgage-backed securities, agency mortgage-backed securities, collaterized mortgage obligations, and asset-backed securities. They are valued based on available trade information, dealer quotes, cash flows, relevant indices and market data for similar assets in active markets.

•	Preferred stock: Preferred stocks are valued by calculating the appropriate spread over a comparable US Treasury security. Inputs include benchmark quotes and other relevant market data.

Our Level 2 fair value measures for our interest rate swap, foreign exchange contracts, and commodity contracts are valued using the income approach. This approach uses techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option-pricing and excess earnings models).

Our Level 3 investments consist of structured notes that were purchased in the third quarter of 2009. The structured notes had a par value of $38 million at December 31, 2013 and 2012, and fair value of $38 million and $41 million at December 31, 2013 and 2012, respectively. The structured notes are held for general investment purposes and represent one percent of our total investment portfolio. The structured notes are classified as Other long-term investments and are measured in their entirety at fair value with changes in fair value recognized in earnings. The fair value of these instruments are the product of a proprietary valuation model utilized by the trading desk of the broker-dealer and contain assumptions relating to volatility, the level of interest rates, and the underlying value of the indexes, exchange-traded funds, and foreign currencies. We review the pricing methodologies for our Level 3 investments to ensure that they are reasonable and believe they represent an exit price as of December 31, 2013.

During the years ended December 31, 2013, 2012 and 2011, we incurred impairment charges relating to investments that were determined to be other-than-temporarily impaired, which resulted in impairment charges of $1 million, $3 million, and $17 million, respectively. Impairment charges during all three years, related to fixed maturity securities primarily related to our conclusion that the credit risk of these holdings was high and the ability of the issuer to pay the full amount of the principal outstanding was unlikely.

Included in our Investments as of December 31, 2013 are various holdings in Foreign securities as follows (in millions):

	Carrying Value	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value
	(In millions)
Available for sale securities:
Australia	$50	$48	$2	$—	$50
Belgium	19	18	1	—	19
Canada	60	61	1	(2)	60
France	6	6	—	—	6
Germany	33	33	—	—	33
Ireland	14	14	—	—	14
Japan	31	31	—	—	31
Netherlands	20	20	—	—	20
Norway	2	2	—	—	2
Spain	5	5	—	—	5
Switzerland	5	5	—	—	5
United Kingdom	60	59	1	—	60
Other long-term investments:
France	25	25	—	—	25
United Kingdom	13	13	—	—	13

Total	$343	$340	$5	$(2)	$343

We have reviewed all of these securities as of December 31, 2013 and do not believe that there is a risk of credit loss as these securities are in a gross unrealized gain position of $5 million and a gross unrealized loss position of $2 million. We held no European sovereign debt at December 31, 2013.

Goodwill. We have made acquisitions in the past that have resulted in a significant amount of goodwill. As of December 31, 2013 and 2012, goodwill aggregated $1,901 million and $1,908 million, respectively. The majority of our goodwill as of December 31, 2013 and 2012 relates to goodwill recorded in connection with the Chicago Title merger in 2000. In evaluating the recoverability of goodwill, we perform a qualitative analysis to determine whether it is more likely than not that our fair value exceeds our carrying value. Based on the results of this analysis, an annual goodwill impairment test may be completed based on an analysis of the discounted future cash flows generated by the underlying assets. The process of determining whether or not goodwill is impaired or recoverable relies on projections of future cash flows, operating results and market conditions. Future cash flow estimates are based partly on projections of market conditions such as the volume and mix of refinance and purchase transactions and interest rates, which are beyond our control and are likely to fluctuate. While we believe that our estimates of future cash flows are reasonable, these estimates are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ from what is assumed in our impairment tests. Such analyses are particularly sensitive to changes in estimates of future cash flows and discount rates. Changes to these estimates might result in material changes in fair value and determination of the recoverability of goodwill, which may result in charges against earnings and a reduction in the carrying value of our goodwill in the future. We have completed our annual goodwill impairment analysis in each of the past three years and as a result, no impairment charges were recorded to goodwill in 2013, 2012, or 2011. As of December 31, 2013, we have determined that our goodwill has a fair value which substantially exceeds our carrying value.

Other Intangible Assets. We have other intangible assets, not including goodwill, which consist primarily of customer relationships and contracts and trademarks which are generally recorded in connection with acquisitions at their fair value, and debt issuance costs relating to the issuance of our long-term notes payable.

Intangible assets with estimable lives are amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In general, customer relationships are amortized over their estimated useful lives using an accelerated method which takes into consideration expected customer attrition rates. Contractual relationships are generally amortized over their contractual life. Trademarks are considered intangible assets with indefinite lives and are reviewed for impairment at least annually. Debt issuance costs are amortized on a straight line basis over the contractual life of the related debt instrument.

In our Remy segment, upon entering into new or extending existing contracts, we may be required to purchase certain cores and inventory from our customers at retail prices, or be obligated to provide certain agreed support. The excess of the prices paid for the cores and inventory over fair value, and the value of any agreed support, are recorded as contract intangibles and amortized as a reduction to auto parts revenue on a method to reflect the pattern of economic benefit consumed. Customer contract intangibles which are not paid to customers, are amortized and recorded in cost of auto parts revenue.

We recorded no impairment expense related to other intangible assets in 2013, 2012, or 2011.

Revenue Recognition. Our direct title insurance premiums and escrow, title-related and other fees are recognized as revenue at the time of closing of the related transaction as the earnings process is then considered complete, whereas premium revenues from agency operations and agency commissions include an accrual based on estimates using historical information of the volume of transactions that have closed in a particular period for which premiums have not yet been reported to us. The accrual for agency premiums is necessary because of the lag between the closing of these transactions and the reporting of these policies to us by the agent. Historically, the time lag between the closing of these transactions by our agents and the reporting of these policies, or premiums, to us has been up to 15 months, with 70-80% reported within three months following closing, an additional 10-20% reported within the next three months and the remainder within seven to fifteen months. In addition to accruing these earned but unreported agency premiums, we also accrue agent commission expense, which was 76.1%, of agent premiums earned in 2013, 76.2% of agent premiums earned in 2012 and 77.1% of agent premiums earned in 2011. We also record provision for claim losses at our average provision rate at the time we record the accrual for the premiums, which was 7.0% for 2013 and 2012, and 6.8% for 2011, and accruals for premium taxes and other expenses relating to our premium accrual. The resulting impact to pretax earnings in any period is less than 10% of the accrued premium amount. The impact of the change in the accrual for agency premiums and related expenses on our pretax earnings was a decrease of $7 million for the year ended December 31, 2013, less than $1 million for the year ended 2012 and an increase of $8 million for the year ended 2011. The amount due from our agents relating to this accrual, i.e., the agent premium less their contractual retained commission, was approximately $74 million and $90 million at December 31, 2013 and 2012, respectively, which represents agency premiums of approximately $364 million and $438 million at December 31, 2013 and 2012, respectively, and agent commissions of $290 million and $348 million at December 31, 2013 and 2012, respectively. We may have changes in our accrual for agency revenue in the future if additional relevant information becomes available.

Accounting for Income Taxes. As part of the process of preparing the consolidated financial statements, we are required to determine income taxes in each of the jurisdictions in which we operate. This process involves estimating actual current tax expense together with assessing temporary differences resulting from differing recognition of items for income tax and accounting purposes. These differences result in deferred income tax assets and liabilities, which are included within the Consolidated Balance Sheets. We must then assess the likelihood that deferred income tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, establish a valuation allowance. To the extent we establish a valuation allowance or increase this allowance in a period, we must reflect this increase as expense within Income tax expense in the Consolidated Statement of Earnings. Determination of income tax expense requires estimates and can involve complex issues that may require an extended period to resolve. Further, the estimated level of annual pre-tax income can cause the overall effective income tax rate to vary from period to period. We believe that our tax positions comply with applicable tax law and that we adequately provide for any known tax contingencies. We believe the estimates and assumptions used to support our evaluation of tax benefit realization are reasonable. Final determination of prior-year tax liabilities, either by settlement with tax authorities or expiration of statutes of limitations, could be materially different than estimates reflected in assets and liabilities and historical income tax provisions. The outcome of these final determinations could have a material effect on our income tax provision, net income or cash flows in the period that determination is made.

Certain Factors Affecting Comparability

Year ended December 31, 2012. During the third quarter of 2012, we acquired 51% of Remy’s total outstanding common shares. As a result of this acquisition we began to consolidate the results of Remy effective August 14, 2012. On April 9, 2012, we successfully closed a tender offer for the outstanding common stock of O’Charley’s; we have consolidated the results of O’Charley’s as of April 9, 2012. On May 11, 2012, we merged O’Charley’s with our investment in ABRH in exchange for an increase in our ownership position in ABRH from 45% to 55%. We have consolidated the results of ABRH as of May 11, 2012.

Results of Operations

Consolidated Results of Operations

Net earnings. The following table presents certain financial data for the years indicated:

	Year Ended December 31,
	2013	2012	2011
	(Dollars in millions)
Revenue:
Direct title insurance premiums	$1,800	$1,732	$1,427
Agency title insurance premiums	2,352	2,101	1,830
Escrow, title-related and other fees	1,737	1,676	1,393
Auto parts revenue	1,127	417	—
Restaurant revenue	1,408	908	—
Interest and investment income	129	144	143
Realized gains and losses, net	12	187	7

Total revenue	8,565	7,165	4,800

Expenses:
Personnel costs	2,134	1,863	1,568
Agent commissions	1,789	1,600	1,411
Other operating expenses	1,319	1,287	1,064
Cost of auto parts revenue	947	350	—
Cost of restaurant revenue	1,204	773	—
Depreciation and amortization	137	104	73
Provision for title claim losses	291	279	222
Interest expense	93	74	57

Total expenses	7,914	6,330	4,395

Earnings from continuing operations before income taxes and equity in (loss) earnings of unconsolidated affiliates	651	835	405
Income tax expense	205	245	131
Equity in (loss) earnings of unconsolidated affiliates	(26)	10	10

Net earnings from continuing operations	$420	$600	$284

Orders opened by direct title operations (in 000’s)	2,181	2,702	2,140
Orders closed by direct title operations (in 000’s)	1,708	1,867	1,514

Revenues.

Total revenue in 2013 increased $1,400 million compared to 2012, reflecting an increase in the Fidelity National Title Group, Remy, and Restaurant Group segments and both the FNF and Portfolio Company Corporate and Other segments. Total revenue in 2012 increased $2,365 million compared to 2011, reflecting an increase in the Fidelity National Title Group segment and the FNF Corporate and Other segment as well as the addition of the Remy and Restaurant group segments, offset by a slight decrease in the Portfolio Company Corporate and Other segment.

Escrow, title-related and other fees increased $61 million in 2013 compared to 2012, consisting of a decrease of $16 million in the Fidelity National Title Group segment and increases of $5 million in the FNF Corporate and Other segment and $72 in the Portfolio Company Corporate and Other segment. Escrow, title-related and other fees increased $283 million in 2012 compared to 2011, consisting of an increase of $276 million in the Fidelity National Title Group segment and $11 million in the FNF Corporate and Other segment and offset by a decrease of $4 million in the Portfolio Company Corporate and Other segment.

Restaurant revenue includes the consolidated results of operations of ABRH and J. Alexander’s. Auto parts revenue includes the consolidated results of operations of Remy.

The change in revenue from operations is discussed in further detail at the segment level below.

Interest and investment income levels are primarily a function of securities markets, interest rates and the amount of cash available for investment. Interest and investment income was $129 million, $144 million, and $143 million for the years ended December 31, 2013, 2012, and 2011, respectively. The decrease in 2013 as compared to 2012 is due to decreased bond yield and holdings. Effective return on average invested assets, excluding realized gains and losses, was 4.1%, 4.4%, and 4.3% for the years ended December 31, 2013, 2012, and 2011, respectively.

Net realized gains and losses totaled $12 million, $187 million, and $7 million for the years ended December 31, 2013, 2012, and 2011, respectively. The net realized gain for the year ended December 31, 2013 includes an $11 million gain on the sale of FIS stock, a $10 million gain on individually insignificant portfolio sales, a $5 million net gain on sales of preferred stock, and a $3 million gain on the settlement of a mortgage loan at J. Alexander’s. These gains were offset by a $3 million loss on the structured notes, $4 million in title plant impairments, a $3 million loss on debt extinguishment at Remy, and $7 million in other individually immaterial impairments and net losses. The net realized gain for the year ended December 31, 2012 includes a $73 million gain on the consolidation of ABRH and O’Charley’s, a $48 million bargain purchase gain on the acquisition of O’Charley’s, a $78 million gain on the consolidation of Remy, and $16 million in net gains from the sale of other various investments and assets, offset by a $6 million impairment on land held at our majority-owned affiliate Cascade Timberlands, a $6 million loss on the early extinguishment of our 5.25% bonds, $3 million impairment charges on investments determined to be other-than-temporarily impaired and a $13 million impairment for title plants no longer in use. The net realized gain for the year ended December 31, 2011 includes $28 million net gains on various investments and other assets, offset by a $4 million decrease in the value of our structured notes and $17 million in impairment charges on investments determined to be other-than-temporarily impaired.

Expenses.

Our operating expenses consist primarily of personnel costs and other operating expenses, which in our title insurance business are incurred as orders are received and processed, and agent commissions, which are incurred as revenue is recognized, as well as cost of auto parts revenue and cost of restaurant revenue. Title insurance premiums, escrow and title-related fees are generally recognized as income at the time the underlying transaction closes. As a result, direct title operations revenue lags approximately 45-60 days behind expenses and therefore gross margins may fluctuate. The changes in the market environment, mix of business between direct and agency operations and the contributions from our various business units have impacted margins and net earnings. We have implemented programs and have taken necessary actions to maintain expense levels consistent with revenue streams. However, a short time lag exists in reducing variable costs and certain fixed costs are incurred regardless of revenue levels.

Personnel costs include base salaries, commissions, benefits, stock-based compensation and bonuses paid to employees, and are one of our most significant operating expenses. Personnel costs totaled $2,134 million, $1,863 million, and $1,568 million for the years ended December 31, 2013, 2012 and 2011, respectively. Personnel costs increased $271 million, or 14.5%, for the year ended December 31, 2013 from the 2012 period, with increases of $94 million in the Fidelity National Title Group segment, $8 million in the FNF Corporate and Other segment, $ 22 million from the Restaurant Group segment , $57 million from the Remy segment and $90 million in the Portfolio Company Corporate and Other segment. Personnel costs increased $295 million, or 18.8% for the year ended December 31, 2012 from the 2011 period, with an increase of $226 million in the Fidelity National Title Group segment, $13 million in the Portfolio Company Corporate and Other segment, and an additional $29 million and $43 million from the Remy and Restaurant Group segments, respectively. These increases were offset by a $16 million decrease in the FNF Corporate and Other segment. Personnel costs as a percentage of total revenues were 24.9%, 26.0%, and 32.7% for the years ended December 31, 2013, 2012, and 2011, respectively. Average employee count, excluding Remy and the Restaurant Group, was 19,722, 18,719 and 17,330 for the years ended December 31, 2013, 2012, and 2011, respectively. In 2012 there were 33,859 employees added with the consolidation of the Restaurant group and 6,631 employees added with the consolidation of Remy. As of December 31, 2013, average employee count was 6,602 at Remy and 33,389 at the Restaurant Group. Included in personnel costs is stock-based compensation expense of $35 million, $27 million, and $27 million for the years ended December 31, 2013, 2012, and 2011, respectively. The change in personnel costs is discussed in further detail at the segment level below.

Agent commissions represent the portion of premiums retained by agents pursuant to the terms of their respective agency contracts. The change in agent commissions is discussed in further detail at the segment level below.

Other operating expenses consist primarily of facilities expenses, title plant maintenance, premium taxes (which insurance underwriters are required to pay on title premiums in lieu of franchise and other state taxes), postage and courier services, computer services, professional services, travel expenses, general insurance, and trade and notes receivable allowances. Other operating expenses as a percentage of direct title insurance premiums and escrow, title-related and other fees were 37.3%, 37.8%, and 37.7% for the years ended December 31, 2013, 2012, and 2011, respectively. Other operating expenses increased $32 million or 2.5% in 2013 from 2012, reflecting increases of $34 million in the FNF Corporate and Other segment, $28 million in the Remy segment, and $8 million in the Portfolio Company Corporate and Other segment, offset by decreases of $32 million in the Fidelity National Title Group segment, and $6 million in the Restaurant Group segment. The increase in the FNF Corporate and Other segment is due mainly to a $20 million charge related to an employee litigation matter as well as $16 million in expenses related to the acquisition of LPS. The increase in the Remy segment is mainly due to the fact that 2013 is the first full year for which the results of Remy have been consolidated. The increase in the Portfolio Company Corporate and Other segment is mainly due to $11 million additional expenses related to Digital Insurance. In the Fidelity National Title Group segment, the decrease in other operating expenses was due mainly to decreases in cost of sales, title plant maintenance and premium taxes. The decrease in the Restaurant Group is primarily related to a decrease in transaction and integration costs from 2012 to 2013. Other operating expenses increased $223 million or 21.0% in 2012 from 2011, reflecting increases of $122 million in the Fidelity National Title Group segment and $9 million in the FNF Corporate and Other segment, $3 million in the Portfolio Company Corporate and Other segment, as well as an additional $18 million from the Remy segment and $71 million from the Restaurant Group segment. In the Fidelity National Title Group segment, the increase was due mainly to increases in cost of sales, consistent with the increases in revenue. Other operating expenses for the years ended December 31, 2013, 2012 and 2011, included $1 million, $2 million and $1 million, respectively, in abandoned lease charges relating to office closures.

Cost of auto parts revenue includes cost of raw materials, payroll and related costs and expenses directly related to manufacturing, and overhead expenses allocated to the costs of production such as depreciation and amortization at Remy. Remy results of operations are discussed in further detail at the segment level below.

Cost of restaurant revenue includes cost of food and beverage, primarily the costs of beef, seafood, poultry, dairy and alcoholic and non-alcoholic beverages net of vendor discounts and rebates, payroll and related costs and expenses directly relating to restaurant level activities and restaurant operating costs including occupancy and other expenses at the restaurant level. The Restaurant Group results of operations are discussed in further detail at the segment level below.

Depreciation and amortization increased $33 million in 2013 from 2012, mainly due to additional expense of $21 million in the Remy and Restaurant group segments as 2013 includes a full year of depreciation and amortization for these segments. Depreciation and amortization increased $31 million in 2012 from 2011 mainly relating to the additional $36 million depreciation expense from our Remy and Restaurant Group segments added during the year, offset by a decrease due to older assets being fully depreciated.

The provision for title claim losses includes an estimate of anticipated title and title-related claims, and escrow losses. The provision for title claim losses is discussed in further detail below at the segment level.

Interest expense for the years ended December 31, 2013, 2012, and 2011 was $93 million, $74 million, and $57 million, respectively. The increase in 2013 from 2012 is due to additional expense of $14 million from the interest incurred on the 5.50% notes issued in August of 2012, as 2013 included a full year of interest on these notes. Also contributing to the increase was increased expense from Remy and the Restaurant Group of $15 million versus 2012, as 2013 was the first full year that we have consolidated these operations. This was offset by $9 million less in interest expense on the 5.25% notes that were paid during the third quarter of 2012. The increase in 2012 from 2011 is due to additional interest incurred on the 5.50% notes issued in August of 2012, as well as additional interest expense of $13 million from our Remy and Restaurant Group segments added during the year.

Income tax expense was $205 million, $245 million, and $131 million for the years ended December 31, 2013, 2012, and 2011, respectively. Income tax expense as a percentage of earnings from continuing operations before income taxes for the years ended December 31, 2013, 2012, and 2011 was 31.5%, 29.3%, and 32.4%, respectively. The fluctuation in income tax expense as a percentage of earnings from continuing operations before income taxes is attributable to our estimate of ultimate income tax liability and changes in the characteristics of net earnings year to year, such as the weighting of operating income versus investment income. The increase in the effective tax rate in 2013 from 2012 is due to the inclusion of a one-time tax benefit related to the bargain purchase gain on the O’Charley’s acquisition and the consolidation of Remy in the 2012 rate.

Equity in (losses) earnings of unconsolidated affiliates was $(26) million, $10 million, and $10 million for the years ended December 31, 2013, 2012, and 2011, respectively, and consisted of our equity in the net earnings (losses) of Ceridian, Remy prior to its consolidation in August 2012, and other investments in unconsolidated affiliates. The decrease in 2013 is due mainly to our share of the larger losses at Ceridian, which include $17 million in non-recurring costs relating to the write off of a deferred tax asset and debt extinguishment costs.

Segment Results of Operations

FNF Core Operations

Fidelity National Title Group

The following table presents certain financial data for the years indicated:

	Year Ended December 31,
	2013	2012	2011
	(In millions)
Revenues:
Direct title insurance premiums	$1,800	$1,732	$1,427
Agency title insurance premiums	2,352	2,101	1,830
Escrow, title-related and other fees	1,597	1,613	1,337
Interest and investment income	127	139	142
Realized gains and losses, net	18	1	7

Total revenue	5,894	5,586	4,743

Expenses:
Personnel costs	1,832	1,738	1,512
Other operating expenses	1,096	1,128	1,006
Agent commissions	1,789	1,600	1,411
Depreciation and amortization	65	64	70
Provision for title claim losses	291	279	222
Interest expense	—	1	1

Total expenses	5,073	4,810	4,222

Earnings before income taxes	$821	$776	$521

Total revenues in 2013 increased $308 million or 5.5% compared to 2012. Total revenues in 2012 increased $843 million or 17.8% compared to 2011.

The following table presents the percentages of title insurance premiums generated by our direct and agency operations:

	Year Ended December 31,
	2013		2012		2011
	Amount	%	Amount	%	Amount	%
	(Dollars in millions)
Title premiums from direct operations	$1,800	43.4%	$1,732	45.2%	$1,427	43.8%
Title premiums from agency operations	2,352	56.6	2,101	54.8	1,830	56.2

Total title premiums	$4,152	100.0%	$3,833	100.0%	$3,257	100.0%

In 2013, the proportion of agency premiums to direct premiums increased, with agency premiums comprising 56.6% of total premiums in 2013, compared with 54.8% in 2012. In 2012 the proportion of agency premiums to direct premiums decreased to 54.8% of total premiums, compared with 56.2% in 2011.

The following table presents the percentages of opened and closed title insurance orders generated by purchase and refinance transactions by our direct operations:

	Year ended December 31,
	2013	2012	2011
Opened title insurance orders from purchase transactions(1)	46.1%	34.7%	42.8%
Opened title insurance orders from refinance transactions(1)	53.9	65.3	57.2

	100.0%	100.0%	100.0%

Closed title insurance orders from purchase transactions(1)	42.6%	35.9%	41.8%
Closed title insurance orders from refinance transactions(1)	57.4	64.1	58.2

	100.0%	100.0%	100.0%

(1)	Percentages exclude consideration of an immaterial number of non-purchase and non-refinance orders.

The increase of $68 million in title premiums from direct operations in 2013 was primarily due to an increase in fee per file. In 2013, mortgage interest rates have remained consistent with the low levels experienced in 2012 and 2011. Closed order volumes were 1,708,000 and 1,867,000 in the years ending 2013 and 2012, respectively. The average fee per file in our direct operations was $1,660 and $1,487 in the years ending 2013 and 2012, respectively, with the increase reflecting a higher volume of purchase transactions, which have a higher fee per file, as well as a higher average fee per file on commercial transactions in 2013 versus the 2012 period. The increase of $305 million in title premiums from direct operations in 2012 compared to 2011 was due primarily to an increase in refinance orders and an increase in commercial transactions during the year. Closed order volumes were 1,867,000 and 1,514,000 in the years ending 2012 and 2011, respectively. The average fee per file in our direct operations was $1,487 and $1,489 in the years ending 2012 and 2011, respectively. The fee per file tends to change as the mix of refinance and purchase transactions changes, because purchase transactions generally involve the issuance of both a lender’s policy and an owner’s policy, resulting in higher fees, whereas refinance transactions typically only require a lender’s policy, resulting in lower fees. The fee per file will also increase as the proportion of commercial orders increases and as residential properties appreciate, which increases the value of the amount insured.

The increase of $251 million and $271 million in agency premiums in 2013 and 2012 is primarily the result of an increase in remitted agency premiums related to the mix of business. Our percentage of title premiums from agency operations compared to direct operations has increased due to our agency operations typically garnering a higher percentage of purchase transactions and a lower percentage of commercial and refinance transactions. The increase in 2013 and 2012 was primarily due to strengthening in the residential purchase market.

In the Fidelity National Title Group segment, escrow fees, which are more directly related to our direct operations, decreased $16 million, or 2.3%, in 2013 compared to 2012 primarily due to a decrease at a division of our ServiceLink business that handles default services. Escrow fees in the Fidelity National Title Group segment increased $148 million, or 26.4%, in 2012 compared to 2011 due to the increase in direct title premiums over the prior year. Other fees in the Fidelity National Title Group segment, excluding escrow fees, increased $128 million, or 16.5%, in 2012 compared to 2011 primarily due to an increase in revenues from refinance and commercial transactions as well as increases in our other title related businesses, consistent with the title operations.

Personnel costs include base salaries, commissions, benefits, stock-based compensation and bonuses paid to employees, and are one of our most significant operating expenses. In the Fidelity National Title Group segment the increase of $94 million in 2013 from 2012 is due to an increase in employee levels, higher bonuses and commissions, as well as an increase in average annualized personnel cost which correspond to increases in closed order counts and revenues. The increase in personnel costs of $226 million in 2012 from 2011 is due mainly to increases in open and closed order counts. Average employee count in the title segment increased to 19,722 in 2013 from 18,509 in 2012 and increased in 2012 from 17,036 in 2011. Personnel costs in the title segment as a percentage of total revenues from direct title premiums and escrow, title-related and other fees were 53.9%, 52.0% and 54.7% for the years ended December 31, 2013, 2012, and 2011, respectively.

Agent commissions represent the portion of premiums retained by agents pursuant to the terms of their respective agency contracts. Agent commissions and the resulting percentage of agent premiums we retain vary according to regional differences in real estate closing practices and state regulations.

The following table illustrates the relationship of agent title premiums and agent commissions:

	Year Ended December 31,
	2013		2012		2011
	Amount	%	Amount	%	Amount	%
	(Dollars in millions)
Agent title premiums	$2,352	100.0%	$2,101	100.0%	$1,830	100.0%
Agent commissions	1,789	76.1	1,600	76.2	1,411	77.1

Net retained agent premiums	$563	23.9%	$501	23.8%	$419	22.9%

Net margin from agency title insurance premiums retained as a percentage of total agency premiums remained consistent with 2012. Net margin from agency title insurance premiums we retain as a percentage of total agency premiums increased from 22.9% in 2011 to 23.8% in 2012. The increase in 2012 is due primarily to the modification of various agency agreements since 2010 which resulted in an increase to our retained premium including our move to an 80%/20% split in New York.

The provision for title claim losses includes an estimate of anticipated title and title-related claims and escrow losses. The estimate of anticipated title and title-related claims is accrued as a percentage of title premium revenue based on our historical loss experience and other relevant factors. We monitor our claims loss experience on a continual basis and adjust the provision for title claim losses accordingly as new information becomes known, new loss patterns emerge, or as other contributing factors are considered and incorporated into the analysis of the reserve for claim losses. The claim loss provision for title insurance was $291 million, $279 million, and $222 million for the years ended December 31, 2013, 2012, and 2011, respectively. These amounts reflected average claim loss provision rates of 7.0% for 2013 and 2012, and 6.8% of title premiums for 2011. The claim loss provision for 2012 also includes an $11 million impairment recorded on an asset previously recouped as part of a claim settlement. We will continue to monitor and evaluate our loss provision level, actual claims paid, and the loss reserve position.

FNF Corporate and Other

The FNF Corporate and Other segment consists of the operations of the parent holding company, certain other unallocated corporate overhead expenses, and other smaller real estate and insurance related operations. The FNF Corporate and Other segment generated revenues of $56 million, $45 million and $39 million for the years ended December 31, 2013, 2012, and 2011, respectively.

Revenues increased $11 million, or 24.4%, and $6 million, or 15.4%, in 2013 and 2012, respectively.

Personnel costs were $37 million, $29 million, and $45 million for the years ended December 31, 2013, 2012, and 2011, respectively.

This segment generated pretax losses of $145 million, $107 million and $115 million for the years ended December 31, 2013, 2012, and 2011, respectively. The 2013 period includes a $20 million charge related to an employee litigation matter as well as $16 million in expenses related to the acquisition of LPS, and a $10 million executive separation charge.

Portfolio Company Investments

Remy

The results of this segment reflected in the year ended December 31, 2013, reflect results of Remy and subsidiaries which were initially consolidated on August 14, 2012.

	Year Ended December 31,
	2013	2012
	(In millions)
Revenues:
Auto parts revenue	$1,127	$417
Interest and investment income	2	1
Realized gains and losses, net	(4)	79

Total revenues	1,125	497
Expenses:
Personnel costs	86	29
Cost of auto parts revenue, includes $72 and $27 of depreciation and amortization in the years ended December 31, 2013 and 2012	947	350
Other operating expenses	46	18
Depreciation and amortization	4	1
Interest expense	20	10

Total expenses	1,103	408

Earnings from continuing operations before income taxes	$22	$89

The year ended December 31, 2013 is the first full twelve-month period for which operating results for Remy have been consolidated. Remy’s 2013 revenues decreased due to decreased volume in the original equipment and hybrid divisions, partially offset by an increase in light vehicle aftermarket and favorable foreign currency effects. Remy’s cost of sales remained flat at 84% of revenue. The results of the Remy segment for the year ending December 31, 2013 were negatively affected by $3 million in debt extinguishment charges, $4 million of restructuring charges and a $7 million charge to Personnel costs for a one-time executive separation payment made to Remy’s former Chief Executive Officer. Prior to consolidation of Remy on August 14, 2012, we previously held a $179 million investment in Remy, which was included in Investments in unconsolidated affiliates on the Consolidated Balance Sheet. As a result of the difference between our basis in these investments and the fair value at the time of consolidation, we recognized a $78 million realized gain during the year ended December 31, 2012. Results for the year ended December 31, 2012, were negatively affected by a one-time mark-to-market fair value adjustment to Remy’s finished goods inventory recorded in the third quarter as a result of the purchase accounting related to the Remy acquisition, and $5 million of restructuring costs incurred during the year.

Restaurant Group

The year ended December 31, 2013 is the first full twelve-month period for which operating results for the Restaurant Group segment have been consolidated. The results for the year ended December 31, 2012 reflect results of O’Charley’s Inc. and subsidiaries as of the date of acquisition, April 9, 2012 through December 31, 2012, the results of ABRH as of the date of merger with O’Charley’s, May 11, 2012 through December 31, 2012, as well as the results of J. Alexander’s as of the date of acquisition, September 26, 2012 through December 31, 2012.

	Year Ended December 31,
	2013	2012
	(In millions)
Revenues:
Restaurant revenue	$1,408	$908
Realized gains and losses, net	(1)	119

Total revenues	1,407	1,027
Expenses:
Personnel costs	65	43
Cost of restaurant revenue	1,204	773
Other operating expenses	65	71
Depreciation and amortization	53	35
Interest expense	8	3

Total expenses	1,395	925

Earnings from continuing operations before income taxes	$12	$102

During 2013, the Restaurant Group achieved moderate revenue growth from operating activities since 2012 including positive same store sales in the fourth quarter at O’Charley’s for the first time since its acquisition. The Restaurant Group also completed their integration and began to see expense savings from synergies identified between the legacy ABRH and O’Charley’s companies. Also included in the Restaurant Group’s 2013 results were $7 million of transaction and integration costs included in Other operating expenses.

Prior to its consolidation on April 9, 2012, we held a $14 million investment in common stock of O’Charley’s, Inc., which was included in Equity securities available for sale on the Consolidated Balance Sheet and a $37 million investment in ABRH which was included in Investments in unconsolidated affiliates on the Consolidated Balance Sheet. As a result of the difference between our basis in these investments and the fair value at the time of consolidation, we recognized a $73 million realized gain during the year ended December 31, 2012. We also recognized a $48 million bargain purchase gain relating to the acquisition of O’Charley’s. See Note B in the Notes to Consolidated Financial Statements for further discussion. Also included in the results of operations of the Restaurant Group for the year ended December 31, 2012 were $19 million of acquisition, transaction, and integration costs related to the O’Charley’s tender offer and the subsequent merger with ABRH.

Portfolio Company Corporate and Other

The Portfolio Company Corporate and Other segment includes our share in the operations of certain equity investments, including Ceridian, Digital Insurance, Cascade Timberlands and other smaller operations. This segment also includes our Long Term Incentive Plan (“LTIP”) established during 2012 which is tied to the fair value of certain of our Portfolio Company investments. The Portfolio Company Corporate and Other segment generated revenues of $90 million, $11 million, and $18 million for the years ended December 31, 2013, 2012, and 2011, respectively.

Revenues increased $79 million in 2013 compared to 2012 and decreased $7 million in 2012 compared to 2011. The increase in 2013 was mainly attributable to the addition of Digital Insurance at the end of 2012, which contributed $69 million in revenue during 2013.

Personnel costs were $114 million in 2013, $24 million in 2012 and $11 million in 2011. Personnel costs in 2013 include a $54 million accrual for our LTIP. Also included in 2013 were $43 million of personnel costs at Digital Insurance. Personnel costs in 2012 include an $10 million accrual for the LTIP.

This segment generated pretax losses of $59 million, $25 million, and $1 million for the years ended December 31, 2013, 2012, and 2011, respectively. The change in pretax earnings in all periods is primarily related to the additional LTIP expense. The 2012 period includes a $6 million impairment on land held at Cascade Timberlands.

Intercompany Eliminations

In our segment results, which are documented above, we have eliminated transactions between our operating segments which mainly relate to intercompany notes between Fidelity National Financial, Inc., the parent company, and subsidiaries which were entered into during 2012. The related interest has also been eliminated. For the year ending December 31, 2013, interest income on the FNF Corporate and Other segment of $7 million was eliminated against interest expense of $3 million, $1 million and $3 million on the Portfolio Company Corporate and Other, Remy and Restaurant Group segments, respectively. For the year ending December 31, 2012, interest income on the FNF Corporate and Other segment of $1 million was eliminated against interest expense of $1 million on Remy segments.

Liquidity and Capital Resources

Cash Requirements. Our current cash requirements include personnel costs, operating expenses, claim payments, taxes, payments of interest and principal on our debt, capital expenditures, business acquisitions, stock repurchases and dividends on our common stock. We paid dividends of $0.66 per share during 2013, or approximately $153 million. On January 28, 2014, our Board of Directors formally declared an $0.18 per share cash dividend that is payable on March 31, 2014 to stockholders of record as of March 17, 2014. There are no restrictions on our retained earnings regarding our ability to pay dividends to shareholders, although there are limits on the ability of certain subsidiaries to pay dividends to us, as described below. The declaration of any future dividends is at the discretion of our Board of Directors. Additional uses of cash flow are expected to include stock repurchases, acquisitions, and debt repayments.

We continually assess our capital allocation strategy, including decisions relating to the amount of our dividend, reducing debt, repurchasing our stock, and/or conserving cash. We believe that all anticipated cash requirements for current operations will be met from internally generated funds, through cash dividends from subsidiaries, cash generated by investment securities, potential sales of non-strategic assets, and borrowings on existing credit facilities. Our short-term and long-term liquidity requirements are monitored regularly to ensure that we can meet our cash requirements. We forecast the needs of all of our subsidiaries and periodically review their short-term and long-term projected sources and uses of funds, as well as the asset, liability, investment and cash flow assumptions underlying such forecasts.

Our insurance subsidiaries generate cash from premiums earned and their respective investment portfolios and these funds are adequate to satisfy the payments of claims and other liabilities. Due to the magnitude of our investment portfolio in relation to our claims loss reserves, we do not specifically match durations of our investments to the cash outflows required to pay claims, but do manage outflows on a shorter time frame.

Our two significant sources of internally generated funds are dividends and other payments from our subsidiaries. As a holding company, we receive cash from our subsidiaries in the form of dividends and as reimbursement for operating and other administrative expenses we incur. The reimbursements are paid within the guidelines of management agreements among us and our subsidiaries. Our insurance subsidiaries are restricted by state regulation in their ability to pay dividends and make distributions. Each state of domicile regulates the extent to which our title underwriters can pay dividends or make distributions. As of December 31, 2013, $1,909 million of our net assets were restricted from dividend payments without prior approval from the relevant departments of insurance. During 2014, our title insurance subsidiaries can pay or make distributions to us of approximately $308 million without prior regulatory approval. Our underwritten title companies and non-title insurance subsidiaries collect revenue and pay operating expenses. However, they are not regulated to the same extent as our insurance subsidiaries.

The maximum dividend permitted by law is not necessarily indicative of an insurer’s actual ability to pay dividends, which may be constrained by business and regulatory considerations, such as the impact of dividends on surplus, which could affect an insurer’s ratings or competitive position, the amount of premiums that can be written and the ability to pay future dividends. Further, depending on business and regulatory conditions, we may in the future need to retain cash in our underwriters or even contribute cash to one or more of them in order to maintain their ratings or their statutory capital position. Such a requirement could be the result of investment losses, reserve charges, adverse operating conditions in the current economic environment or changes in interpretation of statutory accounting requirements by regulators.

We are focused on evaluating our non-core assets and investments as potential vehicles for creating liquidity. Our intent is to use that liquidity for general corporate purposes, including payment of dividends as declared by the Board of Directors and potentially reducing debt, repurchasing shares of our stock, other strategic initiatives and/or conserving cash. On January 31, 2014, our Board of Directors approved a plan to create a tracking stock for our Portfolio Company Investments. We would contribute these Portfolio Company Investments into a new subsidiary, FNFV, and create and distribute a class of shares to FNF shareholders that tracks the performance of FNFV. The primary portfolio company investments that will be contributed to FNFV includes our equity interests in Remy, ABRH, J. Alexander’s, Ceridian, and Digital Insurance. We also intend to provide $200 million in financial support to FNFV comprised of $100 million in cash and $100 million in an intercompany loan upon formation of the tracking stock. All additional investments in existing portfolio companies and any new portfolio company investments will be funded and managed by FNFV. Cash flow from FNF’s core operations will be used to reinvest in core operations, repay debt, pay dividends and repurchase stock. During 2011, we were able to increase our liquidity through the sale of our flood and at-risk insurance businesses, which generated approximately $120 million during 2011 and $195 million in 2012 in net cash proceeds. During 2011, we were able to create additional liquidity through the 2010 sale of our 32% interest in Sedgwick, which generated cash proceeds of approximately $32 million in 2011.

Our cash flows provided by operations for the years ended December 31, 2013, 2012, and 2011 were $484 million, $620 million and $110 million, respectively. The decrease in cash provided by operations of $136 million from 2013 to 2012 is primarily due to $16 million in transaction costs related to the acquisition of LPS, a $20 million employee litigation payment, a $12 million increase in prepaid assets, a $7 million payment for an executive severance payment at Remy, a $14 million final payment on a legal settlement and the remainder is attributable to the decrease in operating earnings.The increase in cash provided by operations of $510 million from 2011 to 2012 is due primarily to increased earnings from continuing operations in 2012 as well as lower title claim payments in 2012 compared to 2011.

Capital Expenditures. Total capital expenditures for property and equipment and capitalized software were $145 million, $79 million and $36 million for the years ended December 31, 2013, 2012, and 2011, respectively. The increase from 2012 to 2013 is due to increased capital expenditures of $30 million in the Fidelity National Title Group segment, $10 million of which related to building a new headquarters building for our ServiceLink division during 2013 and $11 million of software development costs at our ServiceLink division in 2013. An additional $36 million of capital expenditures were made in our Remy and Restaurant Group segment, primarily related to remodeling efforts in our Restaurant Group and Remy’s expansion of a manufacturing facility in China. The increase from 2011 to 2012 is mainly due to $36 million in additions from our Remy and Restaurant Group segments, including capital expenditures in our Restaurant Group segment to remodel existing locations.

Financing. For a description of our financing arrangements see Note J to the Consolidated Financial Statements included in Item 8 of Part II of this Report, which is incorporated by reference into this Part II, Item 7.

Seasonality. Historically, real estate transactions have produced seasonal revenue levels for the real estate industry including title insurers. The first calendar quarter is typically the weakest quarter in terms of revenue due to the generally low volume of home sales during January and February. The third calendar quarter has been typically the strongest in terms of revenue primarily due to a higher volume of home sales in the summer months and the fourth quarter is usually also strong due to commercial entities desiring to complete transactions by year-end. We have noted short term fluctuations through recent years in resale and refinance transactions as a result of changes in interest rates and the implementation and subsequent expiration of government programs designed to stimulate the real estate market. In 2013, we have seen seasonality trends return to historical patterns. During 2012 and 2013, we experienced an increase in existing home sales to the highest volume levels since 2007. We have also seen a decline in total housing inventory to the lowest levels since 2005.

In our Restaurant Group, average weekly sales per restaurant are typically higher in the first and fourth quarters, and we typically generate a disproportionate share of our earnings from operations in the first and fourth quarters. Holidays, severe weather and other disruptive conditions may impact sales volumes seasonally in some operating regions.

Contractual Obligations. Our long term contractual obligations generally include our loss reserves, our credit agreements and other debt facilities, operating lease payments on certain of our premises and equipment and purchase obligations of Remy and the Restaurant Group.

As of December 31, 2013, our required annual payments relating to these contractual obligations were as follows:

	2014	2015	2016	2017	2018	Thereafter	Total
	(In millions)
Notes payable	$18	$13	$13	$332	$304	$661	$1,341
Operating lease payments	178	150	123	101	76	298	926
Pension and other benefit payments	21	22	21	20	19	125	228
Title claim losses	325	260	185	144	105	617	1,636
Unconditional purchase obligations	178	45	23	4	—	—	250
Other	69	68	68	54	30	126	415

Total	$789	$558	$433	$655	$534	$1,827	$4,796

As of December 31, 2013, we had title insurance reserves of $1,636 million. The amounts and timing of these obligations are estimated and are not set contractually. While we believe that historical loss payments are a reasonable source for projecting future claim payments, there is significant inherent uncertainty in this payment pattern estimate because of the potential impact of changes in:

•	future mortgage interest rates, which will affect the number of real estate and refinancing transactions and, therefore, the rate at which title insurance claims will emerge;

•	the legal environment whereby court decisions and reinterpretations of title insurance policy language to broaden coverage could increase total obligations and influence claim payout patterns;

•	events such as fraud, escrow theft, multiple property title defects, foreclosure rates and individual large loss events that can substantially and unexpectedly cause increases in both the amount and timing of estimated title insurance loss payments; and

•	loss cost trends whereby increases or decreases in inflationary factors (including the value of real estate) will influence the ultimate amount of title insurance loss payments.

Based on historical title insurance claim experience, we anticipate the above payment patterns. The uncertainty and variation in the timing and amount of claim payments could have a material impact on our cash flows from operations in a particular period.

The Restaurant Group has unconditional purchase obligations with various vendors. These purchase obligations are primarily food and beverage obligations with fixed commitments in regards to the time period of the contract and the quantities purchased with annual price adjustments that can fluctuate. We used both historical and projected volume and pricing as of December 31, 2013 to determine the amount of the obligations.

Remy has long-term customer obligations related to outstanding customer contracts. These contracts designate Remy to be the exclusive supplier to the respective customer, product line or distribution center and require Remy to compensate these customers over several years for store support. Remy has also entered into arrangements with certain customers under which cores, a key component in its remanufacturing operations, are purchased and held in inventory. Credits to be issued to these customers for these arrangements are recorded at net present value and are reflected as long-term customer obligations.

We sponsor multiple pension plans and other post-retirement benefit plans. See Note O of the Notes to Consolidated Financial Statements.

Other contractual obligations include estimated future interest payments on our outstanding debt and an investment commitment entered into in 2013 for $35 million to be made in the future, of which $29 million is outstanding as of December 31, 2013.

The above table does not include the debt we incurred on January 2, 2014 in connection with the LPS acquisition, as described above in Note J of the Notes to Consolidated Financial Statements.

Capital Stock Transactions. Subsequent to year end, on January 2, 2014 as part of the LPS Acquisition, we issued 25,920,078 shares of FNF common stock as consideration for the LPS Acquisition to the former shareholders of LPS.

On October 24, 2013, we offered 17,250,000 shares of our common stock at an offering price of $26.75 per share, pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. We granted the underwriters a 30-day option to purchase 2,587,500 additional shares at the offering price, which was subsequently exercised in full. A total of 19,837,500 shares were issued on October 30, 2013, for net proceeds of approximately $511 million. The net proceeds from this offering were used to pay a portion of the cash consideration for the LPS Acquisition on January 2, 2014.

On July 21, 2009, the Board of Directors approved a three-year stock repurchase program under which we could repurchase up to 15 million shares of our common stock through July 31, 2012. On January 27, 2011, our Board of Directors approved an additional 5 million shares that could be repurchased under the program. This program expired July 31, 2012, and we repurchased a total of 16,528,512 shares for $243 million, or an average of $14.73 per share under this program.

On July 21, 2012, our Board of Directors approved a three-year stock repurchase program, effective August 1, 2012, under which we can repurchase up to 15 million shares of our common stock through July 31, 2015. We may make repurchases from time to time in the open market, in block purchases or in privately negotiated transactions, depending on market conditions and other factors. In the year ended December 31, 2013, we repurchased a total of 1,400,000 shares for $34 million, or an average of $24.14 per share, under this program. Subsequent to year-end we did not repurchase any shares through market close on February 27, 2014. Since the original commencement of the plan adopted July 21, 2012, we have repurchased a total of 2,080,000 shares for $50 million, or an average of $23.90 per share, and there are 12,920,000 shares available to be repurchased under this program.

Equity Security and Preferred Stock Investments. Our equity security and preferred stock investments may be subject to significant volatility. Should the fair value of these investments fall below our cost basis and/or the financial condition or prospects of these companies deteriorate, we may determine in a future period that this decline in fair value is other-than-temporary, requiring that an impairment loss be recognized in the period such a determination is made.

The balance of equity securities includes an investment in FIS stock, which we purchased on October 1, 2009 pursuant to an investment agreement between us and FIS dated March 31, 2009 in connection with a merger between FIS and Metavante Technologies, Inc. During the fourth quarter of 2013, we sold 300,000 shares for a realized gain of $11 million. As of December 31, 2013, we owned 1,303,860 shares. The fair value of this investment was $70 million and $56 million as of December 31, 2013 and 2012, respectively.

Off-Balance Sheet Arrangements. We do not engage in off-balance sheet activities other than facility and equipment leasing arrangements. On June 29, 2004 we entered into an off-balance sheet financing arrangement (commonly referred to as a “synthetic lease”). The owner/lessor in this arrangement acquired land and various real property improvements associated with new construction of an office building in Jacksonville, Florida, at our corporate campus and headquarters. The lessor financed the acquisition of the facilities through funding provided by third-party financial institutions. On June 27, 2011, we renewed and amended the synthetic lease for the facilities. The amended synthetic lease provides for a five year term ending June 27, 2016 and had an outstanding balance as of December 31, 2013 of $71 million. The amended lease includes guarantees by us of up to 83.0% of the outstanding lease balance, and options to purchase the facilities at the outstanding lease balance. The guarantee becomes effective if we decline to purchase the facilities at the end of the lease and also decline to renew the lease. The lessor is a third-party company and we have no affiliation or relationship with the lessor or any of its employees, directors or affiliates, and transactions with the lessor are limited to the operating lease agreements and the associated rent expense that have been included in Other operating expenses in the Consolidated Statements of Earnings. We do not believe the lessor is a variable interest entity, as defined in the FASB standard on consolidation of variable interest entities.

Recent Accounting Pronouncements

For a description of recent accounting pronouncements, see Note S of Notes to Consolidated Financial Statements included elsewhere herein.

Item 7A.	Quantitative and Qualitative Disclosure about Market Risk

In the normal course of business, we are routinely subject to a variety of risks, as described in the Risk Factors section of this Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. For example, we are exposed to the risk that decreased real estate activity, which depends in part on the level of interest rates, may reduce our title insurance revenues.

The risks related to our business also include certain market risks that may affect our debt and other financial instruments. At present, we face the market risks associated with our marketable equity securities subject to equity price volatility and with interest rate movements on our outstanding debt and fixed income investments.

We regularly assess these market risks and have established policies and business practices designed to protect against the adverse effects of these exposures.

At December 31, 2013, we had $1,323 million in long-term debt, of which $319 million bears interest at a floating rate. Our fixed maturity investments, certain preferred stocks and our floating rate debt are subject to an element of market risk from changes in interest rates. Increases and decreases in prevailing interest rates generally translate into decreases and increases in fair values of those instruments. Additionally, fair values of interest rate sensitive instruments may be affected by the creditworthiness of the issuer, prepayment options, relative values of alternative investments, the liquidity of the instrument and other general market conditions. We manage interest rate risk through a variety of measures. We monitor our interest rate risk and make investment decisions to manage the perceived risk. However, except for Remy as described below, we do not currently use derivative financial instruments to hedge these risks.

On March 27, 2013, Remy entered into a new undesignated interest rate swap agreement of $72 million of the outstanding principal loan balance under which Remy will swap a variable LIBOR rate with a floor of 1.25% to a fixed rate of 4.05% with an effective date of December 30, 2016 and expiration date of December 31, 2019. The notional value of this interest rate swap is $72 million. This interest rate swap is an undesignated hedge and changes in the fair value are recorded as Interest expense in the accompanying Condensed Consolidated Statements of Earnings.

On March 27, 2013, Remy also entered into a designated interest rate swap agreement for $72 million of the outstanding principal balance of its long term debt. Under the terms of the new interest rate swap agreement, Remy will swap a variable LIBOR rate with a floor of 1.25% to a fixed rate of 2.75% with an effective date of December 30, 2016 and expiration date of December 31, 2019. The notional value of this interest rate swap is $72 million. This interest rate swap has been designated as a cash flow hedging instrument.

The interest rate swaps reduce Remy’s overall interest rate risk.

Remy production processes are dependent upon the supply of certain components whose raw materials are exposed to price fluctuations on the open market. The primary purpose of Remy’s commodity price forward contract activity is to manage the volatility associated with forecasted purchases. Remy monitors commodity price risk exposures regularly to maximize the overall effectiveness of commodity forward contracts. The principal raw material hedged is copper. Forward contracts are used to mitigate commodity price risk associated with raw materials, generally related to purchases forecast for up to twenty-four months in the future. Additionally, Remy purchases certain commodities during the normal course of business which result in physical delivery and are excluded from hedge accounting.

Remy had thirty-two commodity price hedge contracts outstanding at December 31, 2013, with combined notional quantities of 6,368 metric tons of copper. These contracts mature within the next eighteen months. These contracts were designated as cash flow hedging instruments.

Equity price risk is the risk that we will incur economic losses due to adverse changes in equity prices. In the past, our exposure to changes in equity prices primarily resulted from our holdings of equity securities. At December 31, 2013, we held $136 million in marketable equity securities (not including our investments in preferred stock of $151 million at December 31, 2013 and our Investments in unconsolidated affiliates, which amounted to $357 million at December 31, 2013). The carrying values of investments subject to equity price risks are based on quoted market prices as of the balance sheet date. Market prices are subject to fluctuation and, consequently, the amount realized in the subsequent sale of an investment may significantly differ from the reported market value. Fluctuation in the market price of a security may result from perceived changes in the underlying economic characteristics of the investee, the relative price of alternative investments and general market conditions. Furthermore, amounts realized in the sale of a particular security may be affected by the relative quantity of the security being sold.

In addition to our equity securities, fixed maturity investments and borrowings, we hold structured notes which were purchased during 2009 with a par value of $38 million and fair value of $41 million at December 31, 2013. These instruments are subject to market risks including commodity price risk. The fair value of these instruments represents exit prices obtained from a proprietary valuation model utilized by the trading desk of a broker-dealer. The fair value of the structured notes is subject to various assumptions utilized in the valuation model, including the underlying value of the relevant commodities index. The structured notes are held for general investment purposes and represent one percent of our total investment portfolio. In part because of the relatively small size of this investment, we do not believe that an adverse change in the relevant commodity prices, foreign exchange rates or interest rates on which the value of the notes depends would likely have a material effect on our financial position, and therefore we have not provided a sensitivity analysis for these instruments.

Financial instruments, which potentially subject us to concentrations of credit risk, consist primarily of accounts receivable and cash investments. We require placement of cash in financial institutions evaluated as highly creditworthy. Remy’s customer base includes global light and commercial vehicle manufacturers and a large number of retailers, distributors and installers of automotive aftermarket parts. Remy evaluates the credit and the geographical dispersion of sales transactions to help mitigate credit risk concentration.

Remy manufactures and sells products primarily in North America, South America, Asia, Europe and Africa. As a result Remy’s financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets in which we manufacture and sell our products. Remy generally uses natural hedges within its foreign currency activities, including the matching of revenues and costs, to minimize foreign currency risk. Where natural hedges are not in place, Remy considers managing certain aspects of its foreign currency activities through the use of foreign exchange contracts. Remy primarily utilizes forward exchange contracts with maturities generally within twenty-four months to hedge against currency rate fluctuations, some of which are designated as hedges. See Note E for further discussion.

For purposes of this Annual Report on Form 10-K, we perform a sensitivity analysis to determine the effects that market risk exposures may have on the fair values of our debt and other financial instruments.

The financial instruments that are included in the sensitivity analysis with respect to interest rate risk include fixed maturity investments, preferred stock and notes payable. The financial instruments that are included in the sensitivity analysis with respect to equity price risk include marketable equity securities. With the exception of our equity method investments, it is not anticipated that there would be a significant change in the fair value of other long-term investments or short-term investments if there were a change in market conditions, based on the nature and duration of the financial instruments involved.

To perform the sensitivity analysis, we assess the risk of loss in fair values from the effect of hypothetical changes in interest rates and equity prices on market-sensitive instruments. The changes in fair values for interest rate risks are determined by estimating the present value of future cash flows using various models, primarily duration modeling. The changes in fair values for equity price risk are determined by comparing the market price of investments against their reported values as of the balance sheet date.

Information provided by the sensitivity analysis does not necessarily represent the actual changes in fair value that we would incur under normal market conditions because, due to practical limitations, all variables other than the specific market risk factor are held constant. For example, our reserve for title claim losses (representing 32.8% of total liabilities at December 31, 2013) is not included in the hypothetical effects.

We have no market risk sensitive instruments entered into for trading purposes; therefore, all of our market risk sensitive instruments were entered into for purposes other than trading. The results of the sensitivity analysis at December 31, 2013 and December 31, 2012, are as follows:

Interest Rate Risk

At December 31, 2013, an increase (decrease) in the levels of interest rates of 100 basis points, with all other variables held constant, would result in a (decrease) increase in the fair value of our fixed maturity securities and certain of our investments in preferred stock which are tied to interest rates of $89 million as compared with a (decrease) increase of $111 million at December 31, 2012.

Additionally, for the years ended December 31, 2013 and 2012, a decrease of 100 basis points in the levels of interest rates, with all other variables held constant, would result in no decrease in the interest expense on our average outstanding floating rate debt as the current LIBOR rate is less than 1%. An increase of 100 basis points in the levels of interest rates, with all other variables held constant, would result in an increase in the interest expense of our average outstanding floating rate debt of $1 million for the year ended December 31, 2013, which is consistent with the increase of $1 million for the year ended December 31, 2012.

Equity Price Risk

At December 31, 2013, a 20% increase (decrease) in market prices, with all other variables held constant, would result in an increase (decrease) in the fair value of our equity securities portfolio of $27 million, as compared with an increase (decrease) of $28 million at December 31, 2012.

Item 8.	Financial Statements and Supplementary Data

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Fidelity National Financial, Inc.:

We have audited Fidelity National Financial, Inc.’s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Fidelity National Financial, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Fidelity National Financial, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related Consolidated Statements of Earnings, Comprehensive Earnings, Equity and Cash Flows for each of the years in the three-year period ended December 31, 2013, and our report dated February 28, 2014 expressed an unqualified opinion on those Consolidated Financial Statements.

/s/ KPMG LLP

February 28, 2014

Jacksonville, Florida

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Fidelity National Financial, Inc.:

We have audited the accompanying Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related Consolidated Statements of Earnings, Comprehensive Earnings, Equity and Cash Flows for each of the years in the three-year period ended December 31, 2013. These Consolidated Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these Consolidated Financial Statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the financial position of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Fidelity National Financial, Inc.’s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 28, 2014 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

February 28, 2014

Jacksonville, Florida

Certified Public Accountants

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
	(In millions, except share data)
ASSETS
Investments:
Fixed maturities available for sale, at fair value, at December 31, 2013 and 2012, includes pledged fixed maturities of $261 and $275, respectively, related to secured trust deposits	$2,959	$3,140
Preferred stock available for sale, at fair value	151	217
Equity securities available for sale, at fair value	136	138
Investments in unconsolidated affiliates	357	392
Other long-term investments	162	104
Short-term investments	26	62

Total investments	3,791	4,053
Cash and cash equivalents, at December 31, 2013 and 2012, includes pledged cash of $339 and $266, respectively, related to secured trust deposits	1,969	1,132
Trade and notes receivables, net of allowance of $21 and $22 at December 31, 2013 and 2012, respectively	482	479
Goodwill	1,901	1,908
Prepaid expenses and other assets	721	678
Other intangible assets, net	619	651
Title plants	370	374
Property and equipment, net	645	628
Income taxes receivable	26	—

Total assets	$10,524	$9,903

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and other accrued liabilities, at December 31, 2013 and 2012, includes accounts payable to related parties of $3 and $5, respectively	$1,291	$1,308
Income taxes payable	—	103
Notes payable	1,323	1,344
Reserve for title claim losses	1,636	1,748
Secured trust deposits	588	528
Deferred tax liability	144	123

Total liabilities	4,982	5,154
Equity:
Common stock, Class A, $0.0001 par value; authorized, 600,000,000 shares as of December 31, 2013 and 2012; issued 292,289,166 shares and 268,541,117 shares at December 31, 2013 and 2012, respectively	—	—
Preferred stock, $0.0001 par value; authorized, 50,000,000 shares; issued and outstanding, none	—	—
Additional paid-in capital	4,642	4,018
Retained earnings	1,096	849
Accumulated other comprehensive earnings	37	59
Less: treasury stock, 41,948,518 shares and 39,995,513 shares as of December 31, 2013 and 2012, respectively, at cost	(707)	(658)

Total Fidelity National Financial, Inc. shareholders’ equity	5,068	4,268
Noncontrolling interests	474	481

Total equity	5,542	4,749

Total liabilities and equity	$10,524	$9,903

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

	Year Ended December 31,
	2013	2012	2011
	(In millions, except share data)
Revenues:
Direct title insurance premiums	$1,800	$1,732	$1,427
Agency title insurance premiums	2,352	2,101	1,830
Escrow, title-related and other fees	1,737	1,676	1,393
Auto parts revenue	1,127	417	—
Restaurant revenue	1,408	908	—
Interest and investment income	129	144	143
Realized gains and losses, net	12	187	7

Total revenues	8,565	7,165	4,800

Expenses:
Personnel costs	2,134	1,863	1,568
Agent commissions	1,789	1,600	1,411
Other operating expenses	1,319	1,287	1,064
Cost of auto parts revenue, includes $72 and $27 of depreciation and amortization in the years ended December 31, 2013 and 2012	947	350	—
Cost of restaurant revenue	1,204	773	—
Depreciation and amortization	137	104	73
Provision for title claim losses	291	279	222
Interest expense	93	74	57

Total expenses	7,914	6,330	4,395

Earnings from continuing operations before income taxes and equity in (loss) earnings of unconsolidated affiliates	651	835	405
Income tax expense on continuing operations	205	245	131

Earnings from continuing operations before equity in (loss) earnings of unconsolidated affiliates	446	590	274
Equity in (loss) earnings of unconsolidated affiliates	(26)	10	10

Net earnings from continuing operations	420	600	284
(Loss) earnings from discontinued operations, net of tax	(1)	12	95

Net earnings	419	612	379
Less: Net earnings attributable to non-controlling interests	17	5	10

Net earnings attributable to Fidelity National Financial, Inc. common shareholders	$402	$607	$369

Earnings per share:
Basic
Net earnings from continuing operations attributable to Fidelity National Financial, Inc. common shareholders	$1.75	$2.70	$1.25
Net earnings from discontinued operations attributable to Fidelity National Financial, Inc. common shareholders	—	0.05	0.43

Net earnings attributable to Fidelity National Financial, Inc. common shareholders	$1.75	$2.75	$1.68

Weighted average shares outstanding, basic basis	230	221	219

Diluted
Net earnings from continuing operations attributable to Fidelity National Financial, Inc. common shareholders	$1.71	$2.64	$1.22
Net earnings from discontinued operations attributable to Fidelity National Financial, Inc. common shareholders	—	0.05	0.43

Net earnings attributable to Fidelity National Financial, Inc. common shareholders	$1.71	$2.69	$1.65

Weighted average shares outstanding, diluted basis	235	226	223

Dividends per share	$0.66	$0.58	$0.48

Amounts attributable to Fidelity National Financial, Inc., common shareholders:
Net earnings from continuing operations, attributable to Fidelity National Financial, Inc. common shareholders	$403	$595	$274
Net earnings from discontinued operations, attributable to Fidelity National Financial, Inc. common shareholders	(1)	12	95

Net earnings attributable to Fidelity National Financial, Inc. common shareholders	$402	$607	$369

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS

	Year Ended December 31,
	2013	2012	2011
	(In millions)
Net earnings	$419	$612	$379
Other comprehensive earnings (loss) (net of tax):
Unrealized (loss) gain on investments and other financial instruments, net (excluding investments in unconsolidated affiliates)	(33)	41	24
Unrealized (loss) gain relating to investments in unconsolidated affiliates	(15)	23	(6)
Unrealized (loss) gain on foreign currency translation and cash flow hedging	(2)	6	(1)
Reclassification adjustments for change in unrealized gains and losses included in net earnings	4	(13)	(27)
Minimum pension liability adjustment	24	8	(10)

Other comprehensive (loss) earnings	(22)	65	(20)

Comprehensive earnings	397	677	359
Less: Comprehensive earnings attributable to noncontrolling interests	17	5	10

Comprehensive earnings attributable to Fidelity National Financial Inc. common shareholders	$380	$672	$349

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

	Fidelity National Financial, Inc. Common Shareholders
	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Earnings (Loss)	Treasury Stock		Noncontrolling Interests	Total Equity
	Shares	Amount				Shares	Amount
	(In millions)
Balance, December 31, 2010	252	$—	$3,745	$110	$13	29	$(441)	$17	$3,444
Exercise of stock options	1	—	8	—	—	—	—	—	8
Treasury stock repurchased	—	—	—	—	—	5	(86)	—	(86)
Issuance of convertible notes, net of deferred taxes of $8 and issuance costs of $1	—	—	13	—	—	—	—	—	13
Tax benefit associated with the exercise of stock-based compensation	—	—	6	—	—	—	—	—	6
Issuance of restricted stock	2	—	—	—	—	—	—	—	—
Other comprehensive earnings—unrealized loss on investments and other financial instruments	—	—	—	—	(3)	—	—	—	(3)
Other comprehensive earnings—unrealized loss on investments in unconsolidated affiliates	—	—	—	—	(6)	—	—	—	(6)
Other comprehensive earnings—unrealized loss on foreign currency	—	—	—	—	(1)	—	—	—	(1)
Other comprehensive earnings—minimum pension liability adjustment	—	—	—	—	(10)	—	—	—	(10)
Stock-based compensation	—	—	27	—		—	—	—	27
Shares withheld for taxes and in treasury	—	—	—	—	—	—	(5)	—	(5)
Dividends declared	—	—	—	(106)	—	—	—	—	(106)
Subsidiary dividends paid to noncontrolling interests	—	—	—	—	—	—	—	(4)	(4)
Net earnings	—	—	—	369	—	—	—	10	379

Balance, December 31, 2011	255	$—	$3,799	$373	$(7)	34	$(532)	$23	$3,656
Acquisition of O’Charley’s, Inc.	—	—	11	—	—	—	—	—	11
Exercise of stock options	12	—	154	—	—	3	(63)	—	91
Treasury stock repurchased	—	—	—	—	—	2	(38)	—	(38)
Tax benefit associated with the exercise of stock-based compensation	—	—	31	—	—	—	—	—	31
Issuance of restricted stock	1	—	—	—	—	—	—	—	—
Other comprehensive earnings—unrealized gain on investments and other financial instruments	—	—	—	—	29	—	—	—	29
Other comprehensive earnings—unrealized gain on investments in unconsolidated affiliates	—	—	—	—	23	—	—	—	23
Other comprehensive earnings—unrealized gain on foreign currency	—	—	—	—	6	—	—	5	11
Other comprehensive earnings—minimum pension liability adjustment	—	—	—	—	8	—	—	1	9
Stock-based compensation	—	—	23	—	—	—	—	4	27
Shares withheld for taxes and in treasury	—	—	—	—	—	1	(25)	—	(25)
Contributions to noncontrolling interests	—	—	—	—	—	—	—	(7)	(7)
Consolidation of previous minority-owned subsidiary	—	—	—	—	—	—	—	462	462
Dividends declared	—	—	—	(131)	—	—	—	—	(131)
Subsidiary dividends paid to noncontrolling interests	—	—	—	—	—	—	—	(12)	(12)
Net earnings	—	—	—	607	—	—	—	5	612

Balance, December 31, 2012	268	$—	$4,018	$849	$59	40	$(658)	$481	$4,749
Equity offering	20	—	511	—	—	—	—	—	511
Exercise of stock options	3	—	61	—	—	—	—	—	61
Treasury stock repurchased	—	—	—	—	—	1	(34)	—	(34)
Tax benefit associated with the exercise of stock-based compensation	—	—	17	—	—	—	—	—	17
Issuance of restricted stock	1	—	—	—	—	—	—	—	—
Other comprehensive earnings—unrealized loss on investments and other financial instruments	—	—	—	—	(29)	—	—	—	(29)
Other comprehensive earnings—unrealized loss on investments in unconsolidated affiliates	—	—	—	—	(15)	—	—	—	(15)
Other comprehensive earnings—unrealized loss on foreign currency and cash flow hedging	—	—	—	—	(2)	—	—	2	—
Other comprehensive earnings—minimum pension liability adjustment	—	—	—	—	24	—	—	2	26
Stock-based compensation	—	—	30	—	—	—	—	5	35
Shares withheld for taxes and in treasury	—	—	—	—	—	1	(15)	—	(15)
Contributions to noncontrolling interests	—	—	(4)	—	—	—	—	7	3
Consolidation of previous minority-owned subsidiary	—	—	9	—	—	—	—	(23)	(14)
Dividends declared	—	—	—	(155)	—	—	—	—	(155)
Subsidiary dividends paid to noncontrolling interests	—	—	—	—	—	—	—	(17)	(17)
Net earnings	—	—	—	402	—	—	—	17	419

Balance, December 31, 2013	292	$—	$4,642	$1,096	$37	42	$(707)	$474	$5,542

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012	2011
	(In millions)
Cash Flows From Operating Activities:
Net earnings	$419	$612	$379
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	209	132	76
Equity in losses (earnings) of unconsolidated affiliates	26	(10)	(10)
Net (gain) loss on sales of investments and other assets, net	(12)	3	(11)
Gain on consolidation of O’Charley’s, Inc. and American Blue Ribbon Holdings, LLC	—	(73)	—
Bargain purchase gain on O’Charley’s, Inc.	—	(48)	—
Gain on consolidation of Remy International, Inc.	—	(79)	—
Net gain on sale of at-risk and flood insurance businesses	—	—	(139)
Stock-based compensation cost	35	27	27
Tax benefit associated with the exercise of stock-based compensation	(17)	(31)	(6)
Changes in assets and liabilities, net of effects from acquisitions:
Net decrease (increase) in pledged cash, pledged investments and secured trust deposits	2	—	(6)
Net (increase) decrease in trade receivables	—	(12)	16
Net decrease (increase) in prepaid expenses and other assets	(3)	49	(5)
Net (decrease) increase in accounts payable, accrued liabilities, deferred revenue and other	(1)	63	(66)
Net decrease in reserve for title claim losses	(112)	(159)	(295)
Net change in income taxes	(62)	146	150

Net cash provided by operating activities	484	620	110

Cash Flows From Investing Activities:
Proceeds from sales of investment securities available for sale	745	594	739
Proceeds from calls and maturities of investment securities available for sale	306	419	549
Proceeds from sales of other assets	1	2	6
Additions to property and equipment and capitalized software	(145)	(79)	(36)
Purchases of investment securities available for sale	(882)	(1,146)	(1,299)
Purchases of other long-term investments	(97)	(9)	—
Net proceeds from (purchases of) short-term investment activities	36	(12)	78
Net contributions to investments in unconsolidated affiliates	(20)	(23)	(21)
Dividends from unconsolidated affiliates	25	—	—
Net other investing activities	(4)	3	(4)
Proceeds from the sale of flood insurance business	—	75	120
Proceeds from the sale of Sedgwick CMS	—	—	32
Acquisition of O’Charley’s, Inc. and American Blue Ribbon Holdings, LLC, net of cash acquired	—	(122)	—
Acquisition of J. Alexander’s Corporation, net of cash acquired	—	(72)	—
Acquisition of Remy International, Inc., net of cash acquired	—	64	—
Proceeds from sale of at-risk insurance business	—	120	—
Acquisition of Digital Insurance, Inc. net of cash acquired	—	(98)	—
Other acquisitions/disposals of businesses, net of cash acquired	(25)	(26)	—

Net cash (used in) provided by investing activities	(60)	(310)	164

Cash Flows From Financing Activities:
Equity offering	511	—	—
Borrowings	341	679	500
Debt service payments	(359)	(557)	(516)
Additional investment in non-controlling interest	(14)	—	—
Proceeds from sale of 4% ownership interest of Digital Insurance	3	—	—
Make-whole call penalty on early extinguishment of debt	—	(6)	—
Debt issuance costs	(16)	(8)	(8)
Dividends paid	(153)	(128)	(105)
Subsidiary dividends paid to noncontrolling interest shareholders	(17)	(12)	(4)
Exercise of stock options	61	91	8
Tax benefit associated with the exercise of stock-based compensation	17	31	6
Purchases of treasury stock	(34)	(38)	(86)

Net cash provided by (used in) financing activities	340	52	(205)

Net increase in cash and cash equivalents, excluding pledged cash related to secured trust deposits	764	362	69
Cash and cash equivalents, excluding pledged cash related to secured trust deposits, at beginning of year	866	504	435

Cash and cash equivalents, excluding pledged cash related to secured trust deposits, at end of year	$1,630	$866	$504

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A. Summary of Significant Accounting Policies

The following describes the significant accounting policies of Fidelity National Financial, Inc. and its subsidiaries (collectively, “we,” “us,” “our,” or “FNF”) which have been followed in preparing the accompanying Consolidated Financial Statements.

Description of Business

We are a leading provider of title insurance, technology and transaction services to the real estate and mortgage industries. We are the nation’s largest title insurance company through our title insurance underwriters—Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title—that collectively issue more title insurance policies than any other title company in the United States. We also provide industry-leading mortgage technology solutions and transaction services, including MSP®, the leading residential mortgage servicing technology platform in the U.S., through our majority-owned subsidiaries, Black Knight Financial Services, LLC (“Black Knight”) and ServiceLink Holdings, LLC (“ServiceLink”). In addition, we own majority and minority equity investment stakes in a number of entities, including American Blue Ribbon Holdings, LLC (“ABRH”), J. Alexander’s, LLC (“J. Alexander’s”), Remy International, Inc. (“Remy”), Ceridian HCM, Inc., Comdata Inc. (collectively “Ceridian”) and Digital Insurance, Inc. (“Digital Insurance”).

As of December 31, 2013, we have five reporting segments as follows:

FNF Core Operations

•	Fidelity National Title Group. This segment consists of the operations of our title insurance underwriters and related businesses. This segment provides core title insurance and escrow and other title related services including collection and trust activities, trustee’s sales guarantees, recordings and reconveyances, and home warranty insurance.

•	FNF Corporate and Other. The FNF corporate and other segment consists of the operations of the parent holding company, certain other unallocated corporate overhead expenses, and other smaller real estate and insurance related operations.

Portfolio Investment Companies

•	Remy. This segment consists of the operations of Remy, in which we have a 51% ownership interest. Remy is a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles.

Restaurant Group. The Restaurant Group segment consists of the operations of ABRH, in which we have a 55% ownership interest. ABRH is the owner and operator of the O’Charley’s, Ninety Nine Restaurants, Max & Erma’s, Village Inn and Bakers Square. This segment also includes J. Alexander’s, which includes the Stoney River Legendary Steaks (“Stoney River”) concept.

•	Portfolio Company Corporate and Other. The Portfolio Company Corporate and Other segment primarily consists of our share in the operations of certain equity investments, including Ceridian, Digital Insurance and other smaller operations which are not title related.

Principles of Consolidation and Basis of Presentation

The accompanying Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and include our accounts as well as our wholly-owned and

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majority-owned subsidiaries. All intercompany profits, transactions and balances have been eliminated. Our investments in non-majority-owned partnerships and affiliates are accounted for using the equity method until such time that they become wholly or majority-owned. Earnings attributable to noncontrolling interests are recorded on the Consolidated Statements of Earnings relating to majority-owned subsidiaries with the appropriate noncontrolling interest that represents the portion of equity not related to our ownership interest recorded on the Consolidated Balance Sheets in each period.

Recent Developments

On January 31, 2014 we announced our plans to form a new tracking stock for Fidelity National Financial Ventures (“FNFV”). As a result, we have decided to begin separately reporting the results of our core operations, which includes Fidelity National Title Group, Inc. (“FNT”), and the portfolio company investments which include Remy, the Restaurant Group, Digital Insurance and other smaller operations. The portfolio company investments will comprise FNFV in the future.

Discontinued Operations

The results from two closed J. Alexander’s locations and a settlement services company closed in the second quarter of 2013 are reflected in the Consolidated Statements of Earnings as discontinued operations for all periods presented. Total revenues included in discontinued operations were $8 million, $36 million, and $41 million for the years ending December 31, 2013, 2012, and 2011, respectively. Pre-tax (loss) earnings included in discontinued operations were $(1) million for the year ended December 31, 2013 and $9 million for the years ending December 31, 2012, and 2011.

On May 1, 2012, we completed the sale of an 85% interest in our remaining subsidiaries that write personal lines insurance to WT Holdings, Inc. for $120 million. Accordingly, the results of this business through the date of sale (which we refer to as our “at-risk” insurance business) for all periods presented are reflected in the Consolidated Statements of Earnings as discontinued operations. The at-risk insurance business sale resulted in a pre-tax loss of $15 million, which was recorded in the fourth quarter of 2011. Total revenues from the at-risk insurance business included in discontinued operations are $124 million, and $163 million for the years ending December 31, 2012 and 2011, respectively. Pre-tax earnings (loss) from the at-risk insurance business included in discontinued operations are $10 million and $(24) million for the years ending December 31, 2012 and 2011, respectively.

On October 31, 2011, we completed the sale of our flood insurance business to WRM America Holdings LLC (“WRM America”) for $135 million in cash and dividends, and a $75 million seller note. The seller note was paid in full during 2012. Accordingly, the results of this business through the date of sale for all periods presented are reflected in the Consolidated Statements of Earnings as discontinued operations. The flood insurance business sale resulted in a pre-tax gain of approximately $154 million ($95 million after tax), which was recorded in 2011. Total revenues from the flood business included in discontinued operations was $151 million for the year ending December 31, 2011. Pre-tax earnings from the flood business included in discontinued operations was $29 million for the year ending December 31, 2011.

Investments

Fixed maturity securities are purchased to support our investment strategies, which are developed based on factors including rate of return, maturity, credit risk, duration, tax considerations and regulatory requirements. Fixed maturity securities which may be sold prior to maturity to support our investment strategies are carried at

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fair value and are classified as available for sale as of the balance sheet dates. Fair values for fixed maturity securities are principally a function of current market conditions and are valued based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly. Discount or premium is recorded for the difference between the purchase price and the principal amount. The discount or premium is amortized or accreted using the interest method and is recorded as an adjustment to interest and investment income. The interest method results in the recognition of a constant rate of return on the investment equal to the prevailing rate at the time of purchase or at the time of subsequent adjustments of book value. Changes in prepayment assumptions are accounted for retrospectively.

Equity securities and preferred stocks held are considered to be available for sale and carried at fair value as of the balance sheet dates. Our equity securities and certain preferred stocks are Level 1 financial assets and fair values are based on quoted prices in active markets. Other preferred stock holdings are Level 2 financial assets and are valued based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly.

Investments in unconsolidated affiliates are recorded using the equity method of accounting.

Other long-term investments consist of structured notes and various cost-method investments. The structured notes are carried at fair value as of the balance sheet dates. Fair values are based on exit prices obtained from a broker-dealer. The cost-method investments are carried at historical cost.

Short-term investments, which consist primarily of commercial paper and money market instruments, which have an original maturity of one year or less, are carried at amortized cost, which approximates fair value.

Realized gains and losses on the sale of investments are determined on the basis of the cost of the specific investments sold and are credited or charged to income on a trade date basis. Unrealized gains or losses on securities which are classified as available for sale, net of applicable deferred income tax expenses (benefits), are excluded from earnings and credited or charged directly to a separate component of equity. If any unrealized losses on available for sale securities are determined to be other-than-temporary, such unrealized losses are recognized as realized losses. Unrealized losses are considered other-than-temporary if factors exist that cause us to believe that the value will not increase to a level sufficient to recover our cost basis. Some factors considered in evaluating whether or not a decline in fair value is other-than-temporary include: (i) our need and intent to sell the investment prior to a period of time sufficient to allow for a recovery in value; (ii) the duration and extent to which the fair value has been less than cost; and (iii) the financial condition and prospects of the issuer. Such reviews are inherently uncertain and the value of the investment may not fully recover or may decline in future periods resulting in a realized loss.

Cash and Cash Equivalents

Highly liquid instruments purchased as part of cash management with original maturities of three months or less are considered cash equivalents. The carrying amounts reported in the Consolidated Balance Sheets for these instruments approximate their fair value.

Fair Value of Financial Instruments

The fair values of financial instruments presented in the Consolidated Financial Statements are estimates of the fair values at a specific point in time using available market information and appropriate valuation methodologies. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. We do not necessarily intend to dispose of or liquidate such instruments prior to maturity.

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Trade and Notes Receivables

The carrying values reported in the Consolidated Balance Sheets for trade and notes receivables approximate their fair value.

Goodwill

Goodwill represents the excess of cost over fair value of identifiable net assets acquired and assumed in a business combination. Goodwill and other intangible assets with indefinite useful lives are reviewed for impairment annually or more frequently if circumstances indicate potential impairment, through a comparison of fair value to the carrying amount. In evaluating the recoverability of goodwill, we perform an annual goodwill impairment analysis based on a review of qualitative factors to determine if events and circumstances exist which will lead to a determination that the fair value of a reporting unit is greater than its carrying amount, prior to performing a full fair-value assessment.

We completed annual goodwill impairment analyses in the fourth quarter of each respective year using a September 30 measurement date and as a result no goodwill impairments have been recorded. For the years ended December 31, 2013 and 2012, we determined there were no events or circumstances which indicated that the carrying value exceeded the fair value.

Other Intangible Assets

We have other intangible assets, not including goodwill, which consist primarily of customer relationships and contracts and trademarks which are generally recorded in connection with acquisitions at their fair value, and debt issuance costs relating to the issuance of our long-term notes payable. Intangible assets with estimable lives are amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In general, customer relationships are amortized over their estimated useful lives using an accelerated method which takes into consideration expected customer attrition rates. Contractual relationships are generally amortized over their contractual life. Trademarks are considered intangible assets with indefinite lives and are reviewed for impairment at least annually. Debt issuance costs are amortized on a straight line basis over the contractual life of the related debt instrument.

In our Remy segment, upon entering into new or extending existing contracts, we may be required to purchase certain cores and inventory from our customers at retail prices, or be obligated to provide certain agreed support. The excess of the prices paid for the cores and inventory over fair value, and the value of any agreed support, are recorded as contract intangibles and amortized as a reduction to auto parts revenue on a method to reflect the pattern of economic benefit consumed. Customer contract intangibles which are not paid to customers, are amortized and recorded in cost of auto parts revenue.

We recorded no impairment expense related to other intangible assets in 2013, 2012, or 2011.

Title Plants

Title plants are recorded at the cost incurred to construct or obtain and organize historical title information to the point it can be used to perform title searches. Costs incurred to maintain, update and operate title plants are expensed as incurred. Title plants are not amortized as they are considered to have an indefinite life if maintained. Sales of title plants are reported at the amount received net of the adjusted costs of the title plant sold. Sales of title plant copies are reported at the amount received. No cost is allocated to the sale of copies of

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title plants unless the carrying value of the title plant is diminished or impaired. Title plants are reviewed for impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. We reviewed title plants for impairment in the years ending December 31, 2013, 2012, and 2011 and identified and recorded impairment expense of $4 million, $13 million and $3 million, respectively.

Property and Equipment

Property and equipment are recorded at cost, less depreciation. Depreciation is computed primarily using the straight-line method based on the estimated useful lives of the related assets: twenty to thirty years for buildings and three to seven years for furniture, fixtures and equipment. Leasehold improvements are amortized on a straight-line basis over the lesser of the term of the applicable lease or the estimated useful lives of such assets. Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable.

Remy. Property and equipment within our Remy segment are recorded at cost, less depreciation. Major expenditures that significantly extend the useful life or enhance the usability of the property, plant or equipment are capitalized. Depreciation is calculated primarily using the straight-line method over the estimated useful lives of the related assets (fifteen to forty years for buildings and 3 to 15 years for tooling, machinery and equipment). Capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or their estimated useful life.

Restaurant Group. Property and equipment within our Restaurant Group segment are recorded at cost, less depreciation. Depreciation is computed on the straight-line method over thirty years for buildings and improvements and three to twenty-five years for furniture, fixtures and equipment. Leasehold improvements are amortized over the lesser of the asset’s estimated useful life or the expected lease term, inclusive of renewal periods not to exceed twenty years. Equipment under capitalized leases is amortized on a straight-line basis to its expected residual value at the end of the lease term. All direct external costs associated with obtaining the land, building and equipment for each new restaurant, as well as construction period interest are capitalized. Direct external costs associated with obtaining the dining room and kitchen equipment, signage and other assets and equipment are also capitalized. In addition, for each new restaurant and re-branded restaurant, a portion of the internal direct costs of its real estate and construction department are also capitalized.

Reserve for Title Claim Losses

Our reserve for title claim losses includes known claims as well as losses we expect to incur, net of recoupments. Each known claim is reserved based on our review as to the estimated amount of the claim and the costs required to settle the claim. Reserves for claims which are incurred but not reported are established at the time premium revenue is recognized based on historical loss experience and also take into consideration other factors, including industry trends, claim loss history, current legal environment, geographic considerations and the type of policy written.

The reserve for claim losses also includes reserves for losses arising from the escrow title-related and other fees relating to closing and disbursement functions due to fraud or operational error.

If a loss is related to a policy issued by an independent agent, we may proceed against the independent agent pursuant to the terms of the agency agreement. In any event, we may proceed against third parties who are responsible for any loss under the title insurance policy under rights of subrogation.

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Secured Trust Deposits

In the state of Illinois, a trust company is permitted to commingle and invest customers’ assets with its own assets, pending completion of real estate transactions. Accordingly, our Consolidated Balance Sheets reflect a secured trust deposit liability of $588 million and $528 million at December 31, 2013 and 2012, respectively, representing customers’ assets held by us and corresponding assets including cash and investments pledged as security for those trust balances.

Income Taxes

We recognize deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of our assets and liabilities and expected benefits of utilizing net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The impact on deferred taxes of changes in tax rates and laws, if any, is applied to the years during which temporary differences are expected to be settled and reflected in the financial statements in the period enacted.

Reinsurance

In a limited number of situations, we limit our maximum loss exposure by reinsuring certain risks with other insurers. We also earn a small amount of additional income, which is reflected in our direct premiums, by assuming reinsurance for certain risks of other insurers. We cede a portion of certain policy and other liabilities under agent fidelity, excess of loss and case-by-case reinsurance agreements. Reinsurance agreements provide that in the event of a loss (including costs, attorneys’ fees and expenses) exceeding the retained amounts, the reinsurer is liable for the excess amount assumed. However, the ceding company remains primarily liable in the event the reinsurer does not meet its contractual obligations.

Core Accounting

In our Remy segment, remanufacturing is the process where failed or used components, commonly known as cores, are disassembled into subcomponents, cleaned, inspected, tested, combined with new subcomponents and reassembled into salable, finished products. With many customers, a deposit is charged for the core. Upon return of a core, we grant the customer a credit based on the core deposit value. Core deposits are excluded from auto parts revenue. We record a liability for core returns based on cores expected to be returned. This liability is recorded in Accounts payable and other accrued liabilities in the accompanying Consolidated Balance Sheets. The liability represents the difference between the core deposit value to be credited to the customer and the estimated core inventory value of the core to be returned. Revisions to these estimates are made periodically to consider current costs and customer return trends. Upon receipt of a core, we record inventory at lower of cost or fair market value. The value of a core declines over its estimated useful life (ranging from 4 to 30 years) and is devalued accordingly. Carrying value of the core inventory is evaluated by comparing current prices obtained from core brokers to carrying cost. The devaluation of core carrying value is reflected as a charge to Cost of auto parts revenue. Core inventory that is deemed to be obsolete or in excess of current and future projected demand is written down to the lower of cost or market and charged to Cost of auto parts revenue. Core inventories are classified as Prepaid expenses and other assets in the accompanying Consolidated Balance Sheets.

In our Remy segment, when we enter into arrangements to purchase certain cores held in a customer’s inventory or when the customer is not charged a deposit for the core, we have the right to receive a core from the customer in return for every exchange unit supplied to them. We classify such rights as “Core return rights” in Prepaid expenses and other assets in the accompanying Consolidated Balance Sheets. The core return rights are

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valued based on the underlying core inventory values. Devaluation of these rights is charged to Cost of auto parts revenue. On a periodic basis, we settle with customers for cores that have not been returned.

Research and Development

In our Remy segment, we conduct research and development programs that are expected to contribute to future earnings. Such costs are included in Other operating expenses in the Consolidated Statements of Earnings. Customer-funded research and development expenses are recorded as an offset to research and development expense in Other operating expenses.

Foreign Currency Translation

The functional currency for our foreign operations is either the U.S. Dollar or the local currency, with the exception of our Remy subsidiaries in Hungary for which the Euro is the functional currency, since substantially all of their purchases and sales are denominated in Euro. For foreign operations where the local currency is the functional currency, the translation of foreign currencies into U.S. Dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The unrealized gains and losses resulting from the translation are included in Accumulated other comprehensive earnings in the Consolidated Financial Statements and are excluded from net earnings. Gains or losses resulting from foreign currency transactions are included in Realized gains and losses, net and are insignificant in 2013, 2012, and 2011. We evaluate our foreign subsidiaries’ functional currency on an ongoing basis.

Derivative Financial Instruments

In our Remy segment, in the normal course of business, our operations are exposed to continuing fluctuations in foreign currency values, interest rates and commodity prices that can affect the cost of operating, investing and financing. Accordingly, we address a portion of these risks through a controlled program of risk management that includes the use of derivative financial instruments. We have historically used derivative financial instruments for the purpose of hedging currency, interest rate and commodity exposures, which exist as a part of ongoing business operations.

As a policy, we do not engage in speculative or leveraged transactions, nor do we hold or issue derivative financial instruments for trading purposes. Our objective for holding derivatives is to minimize risks using the most effective and cost-efficient methods available. Management routinely reviews the effectiveness of the use of derivative financial instruments.

We recognize all of our derivative instruments as either assets or liabilities at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated, and is effective, as a hedge and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, we designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation. Gains and losses related to a hedge are either recognized in earnings immediately to offset the gain or loss on the hedged item or are deferred and reported as a component of Accumulated other comprehensive earnings (loss) and subsequently recognized in earnings when the hedged item affects earnings. The change in fair value of the ineffective portion of a financial instrument that has been designated as a hedge, determined using the change in fair value method, is recognized in earnings immediately. The gain or loss related to derivative financial instruments that are not designated as hedges is recognized immediately in earnings.

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Warranty

In our Remy segment, we provide certain warranties relating to quality and performance of our products. An allowance for the estimated future cost of product warranties and other defective product returns is based on management’s estimate of product failure rates and customer eligibility and is included in Accounts payable and other accrued liabilities in the Consolidated Balance Sheet. If these factors differ from management’s estimates, revisions to the estimated warranty liability may be required. The specific terms and conditions of the warranties vary depending upon the customer and the product sold.

Revenue Recognition

Fidelity National Title Group. Our direct title insurance premiums and escrow, title-related and other fees are recognized as revenue at the time of closing of the related transaction as the earnings process is then considered complete, whereas premium revenues from agency operations and agency commissions include an accrual based on estimates using historical information of the volume of transactions that have closed in a particular period for which premiums have not yet been reported to us. The accrual for agency premiums is necessary because of the lag between the closing of these transactions and the reporting of these policies to us by the agent. Historically, the time lag between the closing of these transactions by our agents and the reporting of these policies, or premiums, to us has been up to 15 months, with 70-80% reported within three months following closing, an additional 10-20% reported within the next three months and the remainder within seven to fifteen months. In addition to accruing these earned but unreported agency premiums, we also accrue agent commission expense, which was 76.1%, of agent premiums earned in 2013, 76.2% of agent premiums earned in 2012 and 77.1% of agent premiums earned in 2011. We also record a provision for claim losses at our average provision rate at the time we record the accrual for the premiums, which was 7.0% for 2013 and 2012 and 6.8% for 2011, and accruals for premium taxes and other expenses relating to our premium accrual. The resulting impact to pretax earnings in any period is less than 10% of the accrued premium amount. The impact of the change in the accrual for agency premiums and related expenses on our pretax earnings was a decrease of $7 million for the year ended December 31, 2013, less than $1 million for the year ended 2012 and an increase of $8 million for the year ended 2011. The amount due from our agents relating to this accrual, i.e., the agent premium less their contractual retained commission, was approximately $74 million and $90 million at December 31, 2013 and 2012, respectively, which represents agency premiums of approximately $364 million and $438 million at December 31, 2013 and 2012, respectively, and agent commissions of $290 million and $348 million at December 31, 2013 and 2012, respectively.

Revenues from home warranty insurance policies are recognized over the life of the policy, which is one year. The unrecognized portion is recorded as deferred revenue in Accounts payable and other accrued liabilities in the Consolidated Balance Sheets.

Remy. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, ownership has transferred, the seller’s price to the buyer is fixed and determinable and collectability is reasonably assured. Sales are recorded upon shipment of product to customers and transfer of title and risk of loss under standard commercial terms (typically, F.O.B. shipping point). We recognize shipping and handling costs as Costs of auto parts revenue with the related amounts billed to customers as sales. Accruals for sales returns, price protection and other allowances are provided at the time of shipment based upon past experience. Adjustments to such accruals are made as new information becomes available. We accrue for rebates, price protection and other customer sales allowances in accordance with specific customer arrangements. Such rebates are recorded as a reduction of Auto parts revenue.

Restaurant Group. Restaurant revenue on the Consolidated Statements of Earnings consists of restaurant sales and, to a lesser extent, franchise revenue and other revenue. Restaurant sales include food and beverage sales and are net of applicable state and local sales taxes and discounts.

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Earnings Per Share

Basic earnings per share is computed by dividing net earnings available to common stockholders by the weighted average number of common shares outstanding during the period. In periods when earnings are positive, diluted earnings per share is calculated by dividing net earnings available to common stockholders by the sum of the weighted average number of common shares outstanding and the impact of assumed conversions of potentially dilutive securities. For periods when we recognize a net loss, diluted earnings per share is equal to basic earnings per share as the impact of assumed conversions of potentially dilutive securities is considered to be anti-dilutive. We have granted certain options, warrants, restricted stock, and convertible notes which have been treated as common share equivalents for purposes of calculating diluted earnings per share for periods in which positive earnings have been reported.

For the years ended December 31, 2013, 2012, and 2011, options to purchase 1 million shares, 4 million shares and 8 million shares, respectively, of our common stock were excluded from the computation of diluted earnings per share because they were anti-dilutive.

Transactions with Related Parties

We have historically conducted business with Fidelity National Information Services (“FIS”) and its subsidiaries.

A summary of the agreements that were in effect with FIS through December 31, 2013, is as follows:

•	Technology (“IT”) and data processing services from FIS. These agreements govern IT support services provided to us by FIS, primarily consisting of infrastructure support and data center management. Subject to certain early termination provisions, the agreement expires on or about June 30, 2014 with an option to renew for one additional year. Certain subsidiaries of FIS have also provided technology consulting services to FNF during 2013.

•	Administrative corporate support and cost-sharing services to FIS.

A detail of net revenues and expenses between us and FIS that were included in our results of operations for the periods presented is as follows:

	Year Ended December 31,
	2013	2012	2011
	(In millions)
Corporate services and cost-sharing revenue	$7	$5	$5
Data processing expense	(34)	(32)	(36)

Net expense	$(27)	$(27)	$(31)

We believe the amounts we earned or were charged under each of the foregoing arrangements are fair and reasonable. The information technology infrastructure support and data center management services provided to us are priced within the range of prices that FIS offers to its unaffiliated third party customers for the same types of services. However, the amounts FNF earned or was charged under these arrangements were not negotiated at arm’s-length, and may not represent the terms that we might have obtained from an unrelated third party. The net amounts due to FIS as a result of these agreements were $3 million and $5 million as of December 31, 2013 and 2012, respectively.

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As of December 31, 2013 and 2012, we owned 1,303,860 and 1,603,860 shares of FIS common stock, respectively, which were purchased pursuant to an investment agreement between us and FIS dated March 31, 2009. During the fourth quarter of 2013, we sold 300,000 shares for a realized gain of $11 million. The fair value of this investment is $70 million and $56 million as of December 31, 2013 and 2012, respectively, and is recorded in Equity securities available for sale. Changes in fair value of the FIS stock are recorded as other comprehensive earnings.

Also included in fixed maturities available for sale are FIS bonds with a fair value of $42 million and $53 million as of December 31, 2013 and 2012, respectively.

Stock-Based Compensation Plans

We account for stock-based compensation plans using the fair value method. Using the fair value method of accounting, compensation cost is measured based on the fair value of the award at the grant date, using the Black-Scholes Model, and recognized over the service period.

Management Estimates

The preparation of these Consolidated Financial Statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain Reclassifications

Certain reclassifications have been made in the 2012 and 2011 Consolidated Financial Statements to conform to classifications used in 2013.

Note B—Acquisitions

The results of operations and financial position of the entities acquired during any year are included in the Consolidated Financial Statements from and after the date of acquisition.

Acquisition and Merger with Lender Processing Services

On January 13, 2014, Remy announced that they acquired substantially all of the assets of United Starters and Alternators Industries, Inc. (“USA Industries”) pursuant to the terms and conditions of the Asset Purchase Agreement, effective as of January 13, 2014. USA Industries is a leading worldwide distributor of premium quality re-manufactured and new alternators, starters, constant velocity axles and disc brake calipers for the light-duty aftermarket. Total consideration paid was $41 million.

On January 2, 2014, we completed the purchase of Lender Processing Services, Inc. (“LPS”). The purchase consideration paid was $37.14 per share, of which $28.10 per share was paid in cash and the remaining $9.04 was paid in FNF common shares. The purchase consideration represented an exchange ratio of 0.28742 per share of LPS common stock. Total consideration paid for LPS was $3.4 billion, which consisted of $2,535 million in cash and $836 million in FNF common stock. In order to pay the stock component of the consideration, we issued 25,920,078 shares to the former LPS shareholders. We have not completed the initial purchase price allocation due to the timing of the acquisition. We plan to have the initial purchase price

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allocation recognized during the first quarter of 2014 and the final purchase price allocation completed during 2014.

Subsequent to our announcement of the LPS acquisition, we formed a wholly-owned subsidiary, Black Knight Financial Services, Inc. (now known as Black Knight Holdings, Inc., “Black Knight”). Black Knight is the mortgage and finance industries’ leading provider of integrated technology, data and analytics solutions, and transaction services. Black Knight has two operating segments, ServiceLink Holdings, LLC (“ServiceLink”) and Black Knight Financial Services, LLC (“BKFS”). We retained a 65% ownership interest in each of the subsidiaries and issued the remaining 35% ownership interest to funds affiliated with Thomas H. Lee Partners, and certain related entities on January 3, 2014. Black Knight, through ServiceLink and BKFS, now owns and operates the former LPS businesses and our ServiceLink business. Fidelity National Title Group, BKFS and ServiceLink will be our core operating subsidiaries in the future.

Acquisition of Remy International, Inc.

During the third quarter of 2012, we acquired 1.5 million additional shares of Remy International, Inc. (“Remy”), increasing our ownership interest to 16.3 million shares or 51% of Remy’s total outstanding common shares. As a result of this acquisition we began to consolidate the results of Remy effective August 14, 2012. We previously held a 47% ownership interest in Remy. Total consideration paid for the additional 1.5 million shares was $31 million and cash acquired upon consolidation of Remy was $95 million. Goodwill has been recorded based on the amount that the purchase price exceeded the fair value of the net assets acquired. Our 47% equity method investment prior to consolidation of $179 million was included in Investments in unconsolidated affiliates on the Consolidated Balance Sheets. A realized gain of $79 million was recognized in 2012 for the difference between our basis in our equity method investment of Remy prior to consolidation and the fair value of our investment in Remy at August 14, 2012, the date we acquired control and began to consolidate its operations.

Acquisition of O’Charley’s Inc. and Merger with ABRH

On April 9, 2012, we successfully closed a tender offer for the outstanding common stock of O’Charley’s Inc. (“O’Charley’s”). We have consolidated the results of O’Charley’s as of April 9, 2012. On May 11, 2012, we merged O’Charley’s with our investment in ABRH in exchange for an increase in our ownership position in ABRH from 45% to 55%. As of December 31, 2013, there were 312 company-owned restaurants in the O’Charley’s group of companies and 214 company-owned restaurants in the ABRH group of companies. Total consideration paid was $122 million in cash, net of cash acquired of $35 million. Our investment in ABRH, prior to the merger, was $37 million and was included in Investments in unconsolidated affiliates on the Consolidated Balance Sheet. Our investment in O’Charley’s prior to the tender offer of $14 million was included in Equity securities available for sale on the Consolidated Balance Sheet. We have consolidated the operations of ABRH with the O’Charley’s group of companies, beginning on May 11, 2012.

A realized gain of $66 million, which is included in Realized gains and losses on the Consolidated Statement of Earnings, was recognized in 2012 for the difference between our basis in our equity method investment of ABRH prior to consolidation and the fair value of our investment in ABRH at the date of consolidation. The fair value of our investment in ABRH was estimated using relative market based comparable information. In regards to O’Charley’s, we recognized a $48 million bargain purchase gain discussed further below, and a gain of $7 million for the difference in the basis of our holdings in O’Charley’s common stock prior to consolidation and the fair value of O’Charley’s common stock at the date of consolidation. As a result of the final valuation, we recognized and measured the identifiable assets acquired and liabilities assumed from the

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O’Charley’s purchase at fair value. Upon completion of the fair value process, the net assets of O’Charley’s received by FNF exceeded the purchase price resulting in a bargain purchase gain of $48 million, which is included in Realized gains and losses on the Consolidated Statement of Earnings for 2012. The bargain purchase gain was due to the release of a valuation allowance on O’Charley’s net deferred tax assets. O’Charley’s previously had recorded a valuation allowance on the deferred tax assets, due to its history of net losses and the low probability of being able to utilize these assets. We also recorded a $11 million increase to our Additional paid-in capital during 2012, related to the fair value of the non-controlling interest portion of our ownership in O’Charley’s.

Other Acquisitions

Digital Insurance, Inc.

On December 31, 2012, we acquired Digital Insurance, Inc. (“Digital Insurance”). Total consideration paid was $98 million in cash, net of cash acquired of $3 million. We consolidated the operations of Digital Insurance as of December 31, 2012. Digital Insurance is the nation’s leading employee benefits platform specializing in health insurance distribution and benefits management for small and mid-sized businesses.

J. Alexander’s Corporation

In September 2012, we successfully completed a tender offer for the outstanding common stock of J. Alexander’s Corporation, which later became J. Alexander’s LLC, for $14.50 per share. Total consideration paid was $72 million in cash, net of cash acquired of $7 million. We have consolidated the operations of J. Alexander’s beginning September 26, 2012. J. Alexander’s operates 30 J. Alexander’s restaurants in 12 states. On February 25, 2013, we merged Stoney River Legendary Steaks into J. Alexander’s.

Note C. Fair Value Measurements

The fair value hierarchy established by the accounting standards on fair value measurements includes three levels which are based on the priority of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. Financial assets and liabilities that are recorded in the Consolidated Balance Sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1. Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that we have the ability to access.

Level 2. Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability.

Level 3. Financial assets and liabilities whose values are based on model inputs that are unobservable.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

The following table presents our fair value hierarchy for those assets measured at fair value on a recurring basis as of December 31, 2013 and 2012, respectively:

	December 31, 2013
	Level 1	Level 2	Level 3	Total
	(In millions)
Assets:
Fixed-maturity securities available for sale:
U.S. government and agencies	$—	$126	$—	$126
State and political subdivisions	—	1,075	—	1,075
Corporate debt securities	—	1,606	—	1,606
Foreign government bonds	—	43	—	43
Mortgage-backed/asset-backed securities	—	109	—	109
Preferred stock available for sale	73	78	—	151
Equity securities available for sale	136	—	—	136
Other long-term investments	—	—	38	38
Foreign exchange contracts	—	4	—	4
Interest rate swap contracts	—	2	—	2

Total assets	$209	$3,043	$38	$3,290

Liabilities:
Commodity contracts	$—	$2	$—	$2
Interest rate swap contracts	—	1	—	1

Total liabilities	$—	$3	$—	$3

	December 31, 2012
	Level 1	Level 2	Level 3	Total
	(In millions)
Fixed-maturity securities available for sale:
U.S. government and agencies	$—	$139	$—	$139
State and political subdivisions	—	1,300	—	1,300
Corporate debt securities	—	1,499	—	1,499
Foreign government bonds	—	48	—	48
Mortgage-backed/asset-backed securities	—	154	—	154
Preferred stock available for sale	109	108	—	217
Equity securities available for sale	138	—	—	138
Other long-term investments	—	—	41	41
Foreign exchange contracts	—	6	—	6
Commodity contracts	—	1	—	1

Total	$247	$3,255	$41	$3,543
Liabilities:
Commodity contracts	$—	$2	$—	$2
Interest rate swap contracts	—	2	—	2

Total liabilities	$—	$4	$—	$4

Our Level 2 fair value measures for fixed-maturities available for sale are provided by third-party pricing services. We utilize one firm for our taxable bond and preferred stock portfolio and another for our tax-exempt

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

bond portfolio. These pricing services are leading global providers of financial market data, analytics and related services to financial institutions. We rely on one price for each instrument to determine the carrying amount of the assets on our balance sheet. The inputs utilized in these pricing methodologies include observable measures such as benchmark yields, reported trades, broker dealer quotes, issuer spreads, two sided markets, benchmark securities, bids, offers and reference data including market research publications. We review the pricing methodologies for all of our Level 2 securities by obtaining an understanding of the valuation models and assumptions used by the third-party as well as independently comparing the resulting prices to other publicly available measures of fair value and internally developed models. The pricing methodologies used by the relevant third party pricing services are:

•	U.S. government and agencies: These securities are valued based on data obtained for similar securities in active markets and from inter-dealer brokers.

•	State and political subdivisions: These securities are valued based on data obtained for similar securities in active markets and from inter-dealer brokers. Factors considered include relevant trade information, dealer quotes and other relevant market data.

•	Corporate debt securities: These securities are valued based on dealer quotes and related market trading activity. Factors considered include the bond’s yield, its terms and conditions, or any other feature which may influence its risk and thus marketability, as well as relative credit information and relevant sector news.

•	Foreign government bonds: These securities are valued based on a discounted cash flow model incorporating observable market inputs such as available broker quotes and yields of comparable securities.

•	Mortgage-backed/asset-backed securities: These securities are comprised of commercial mortgage-backed securities, agency mortgage-backed securities, collaterized mortgage obligations, and asset-backed securities. They are valued based on available trade information, dealer quotes, cash flows, relevant indices and market data for similar assets in active markets.

•	Preferred stock: Preferred stocks are valued by calculating the appropriate spread over a comparable US Treasury security. Inputs include benchmark quotes and other relevant market data.

Our Level 2 fair value measures for our interest rate swap, foreign exchange contracts, and commodity contracts are valued using the income approach. This approach uses techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option-pricing and excess earnings models).

Our Level 3 investments consist of structured notes that were purchased in the third quarter of 2009. The structured notes had a par value of $38 million at December 31, 2013 and 2012 and a fair value of $38 million and $41 million at December 31, 2013 and 2012, respectively. The structured notes are held for general investment purposes and represent one percent of our total investment portfolio. The structured notes are classified as Other long-term investments and are measured in their entirety at fair value with changes in fair value recognized in earnings. The fair value of these instruments are the product of a proprietary valuation model utilized by the trading desk of the broker-dealer and contain assumptions relating to volatility, the level of interest rates, and the underlying value of the indexes, exchange-traded funds, and foreign currencies. We review the pricing methodologies for our Level 3 investments to ensure that they are reasonable and believe they represent an exit price as of December 31, 2013.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

The following table presents the changes in our investments that are classified as Level 3 for the years ended December 31, 2013 and 2012 (in millions):

Balance, December 31, 2011	$41
Realized gain (loss)	—

Balance, December 31, 2012	41
Realized loss	(3)

Balance, December 31, 2013	$38

The carrying amounts of short-term investments, accounts receivable and notes receivable approximate fair value due to their short-term nature. The fair value of our notes payable is included in Note J.

Additional information regarding the fair value of our investment portfolio is included in Note D.

Note D. Investments

The carrying amounts and fair values of our available for sale securities at December 31, 2013 and 2012 are as follows:

	December 31, 2013
	Carrying Value	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value
	(In millions)
Fixed maturity investments available for sale:
U.S. government and agencies	$126	$121	$5	$—	$126
States and political subdivisions	1,075	1,042	36	(3)	1,075
Corporate debt securities	1,606	1,565	47	(6)	1,606
Foreign government bonds	43	44	1	(2)	43
Mortgage-backed/asset-backed securities	109	105	4	—	109
Preferred stock available for sale	151	158	3	(10)	151
Equity securities available for sale	136	71	65	—	136

Total	$3,246	$3,106	$161	$(21)	$3,246

	December 31, 2012
	Carrying Value	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value
	(In millions)
Fixed maturity investments available for sale:
U.S. government and agencies	$139	$130	$9	$—	$139
States and political subdivisions	1,300	1,239	61	—	1,300
Corporate debt securities	1,499	1,440	71	(12)	1,499
Foreign government bonds	48	45	3	—	48
Mortgage-backed/asset-backed securities	154	146	8	—	154
Preferred stock available for sale	217	207	10	—	217
Equity securities available for sale	138	103	40	(5)	138

Total	$3,495	$3,310	$202	$(17)	$3,495

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

The cost basis of fixed maturity securities available for sale includes an adjustment for amortized premium or discount since the date of purchase. At December 31, 2013 all of our mortgage-backed and asset-backed securities are rated AAA or better by Moody’s Investors Service. The mortgage-backed and asset-backed securities are made up of $77 million of agency mortgage-backed securities, $27 million of collateralized mortgage obligations, and $5 million in asset-backed securities.

The change in net unrealized gains and losses on fixed maturities for the years ended December 31, 2013, 2012, and 2011 was $(58) million, $33 million, and $(10) million, respectively.

The following table presents certain information regarding contractual maturities of our fixed maturity securities at December 31, 2013:

	December 31, 2013
Maturity	Amortized Cost	% of Total	Fair Value	% of Total
	(Dollars in millions)
One year or less	$363	13%	$368	12%
After one year through five years	1,845	64	1,906	65
After five years through ten years	559	19	571	19
After ten years	5	—	5	—
Mortgage-backed/asset-backed securities	105	4	109	4

	$2,877	100%	$2,959	100%

Subject to call	$1,572	55%	$1,606	54%

Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Included above in amounts subject to call are $1,209 million and $1,236 million in amortized cost and fair value, respectively, of fixed maturity securities with make-whole call provisions as of December 31, 2013.

Fixed maturity securities valued at approximately $129 million and $160 million were on deposit with various governmental authorities at December 31, 2013 and 2012, respectively, as required by law.

Also included in fixed maturities available for sale are FIS bonds with a fair value of $42 million and $53 million as of December 31, 2013 and 2012, respectively.

Equity securities are carried at fair value. The balance of equity securities includes an investment in FIS stock, which we purchased on October 1, 2009 pursuant to an investment agreement between us and FIS dated March 31, 2009 in connection with a merger between FIS and Metavante Technologies, Inc. As of December 31, 2013 and 2012, we owned 1,303,860 and 1,603,860 shares of FIS common stock. During the fourth quarter of 2013, we sold 300,000 shares for a realized gain of $11 million. The fair value of this investment is $70 million and $56 million as of December 31, 2013 and 2012, respectively. The change in unrealized gains (losses) on equity securities for the years ended December 31, 2013, 2012 and 2011 was a net increase (decrease) of $30 million, $12 million, and $(2) million, respectively.

Our investments at December 31, 2013 and 2012 included investments in banks at a cost basis of $378 million and $409 million, respectively, and a fair value of $381 million and $433 million, respectively. There were no significant investments in trusts or insurance companies at December 31, 2013 or 2012.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Net unrealized losses on investment securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2013 and 2012 are as follows (in millions):

December 31, 2013

	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
States and political subdivisions	$123	$(3)	$—	$—	$123	$(3)
Corporate debt securities	367	(4)	39	(2)	406	(6)
Foreign government bonds	17	(1)	14	(1)	31	(2)
Preferred stock available for sale	95	(10)	—	—	95	(10)

Total temporarily impaired securities	$602	$(18)	$53	$(3)	$655	$(21)

December 31, 2012

	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate debt securities	96	(5)	34	(7)	130	(12)
Equity securities available for sale	31	(3)	3	(2)	34	(5)

Total temporarily impaired securities	$127	$(8)	$37	$(9)	$164	$(17)

A substantial portion of our unrealized losses relate to preferred stock. These unrealized losses were primarily caused by market volatility. We expect to recover the entire amortized cost basis of our temporarily impaired preferred stock as we do not intend to sell these securities and we do not believe that we will be required to sell the preferred stock before recovery of the cost basis. For these reasons, we do not consider these securities other-than-temporarily impaired at December 31, 2013. It is reasonably possible that declines in fair value below cost not considered other-than-temporary in the current period could be considered to be other-than-temporary in a future period and earnings would be reduced to the extent of the impairment.

During the years ended December 31, 2013, 2012 and 2011, we incurred impairment charges relating to investments that were determined to be other-than-temporarily impaired, which resulted in impairment charges of $1 million, $3 million and $17 million, respectively. Impairment charges during all three years, related to fixed maturity securities primarily related to our conclusion that the credit risk of these holdings was high and the ability of the issuer to pay the full amount of the principal outstanding was unlikely.

As of December 31, 2013 we held no securities for which other-than-temporary impairments had been previously recognized and in 2012, we held $7 million in investments for which an other-than-temporary impairment had been previously recognized; all of the impairments related to credit losses.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

The following table presents realized gains and losses on investments and other assets and proceeds from the sale or maturity of investments and other assets for the years ending December 31, 2013, 2012, and 2011, respectively:

	Year ended December 31, 2013
	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)	Gross Proceeds from Sale/Maturity
	(In millions)
Fixed maturity securities available for sale	$10	$(4)	$6	$887
Preferred stock available for sale	7	(2)	5	121
Equity securities available for sale	15	(1)	14	43
Other long-term investments			(3)	—
Debt extinguishment costs			(3)	—
Other assets			(7)	1

Total			$12	$1,052

	Year ended December 31, 2012
	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)	Gross Proceeds from Sale/Maturity
	(In millions)
Fixed maturity securities available for sale	$16	$(5)	$11	$976
Preferred stock available for sale	—	—	—	29
Equity securities available for sale	3	—	3	8
Gain on consolidation of O’Charley’s and ABRH			73	—
Bargain purchase gain on O’Charley’s			48	—
Gain on consolidation of Remy			79	—
Loss on early extinguishment of 5.25% bonds			(6)	—
Other assets			(21)	2

Total			$187	$1,015

	Year ended December 31, 2011
	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)	Gross Proceeds from Sale/Maturity
	(In millions)
Fixed maturity securities available for sale	$38	$(18)	$20	$1,251
Preferred stock available for sale	—	—	—	21
Equity securities available for sale	2	—	2	16
Other long-term investments			(4)	32
Other assets			(11)	6

Total			$7	$1,326

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Interest and investment income consists of the following:

	Year Ended December 31,
	2013	2012	2011
	(In millions)
Cash and cash equivalents	$1	$—	$1
Fixed maturity securities available for sale	99	117	130
Equity securities and preferred stock available for sale	16	14	6
Other	13	13	6

Total	$129	$144	$143

Included in our other long-term investments are fixed-maturity structured notes purchased in the third quarter of 2009 and cost-method investments. The structured notes are carried at fair value (see Note C) and changes in the fair value of these structured notes are recorded as Realized gains and losses in the Consolidated Statements of Earnings. The carrying value of the structured notes was $38 million and $41 million as of December 31, 2013 and 2012, respectively. We recorded a loss of $3 million related to the structured notes in the year ended December 31, 2013, no gain or loss related to the structured notes in 2012, and a net loss of $4 million related to the structured notes in the 2011.

Investments in unconsolidated affiliates are recorded using the equity method of accounting and as of December 31, 2013 and 2012 consisted of the following (in millions):

	Ownership at December 31, 2013	2013	2012
Ceridian	32%	$295	$351
Other	various	62	41

Total		$357	$392

During the year ended December 31, 2013, we purchased $31 million in Ceridian bonds which are included in Fixed maturity securities available for sale on the Consolidated Balance Sheets, and have a fair value of $36 million as of December 31, 2013.

During the years ended December 31, 2013, 2012, and 2011, we recorded an aggregate of $(26) million, $10 million, and $10 million, respectively, in equity in (losses) earnings of unconsolidated affiliates. We account for our equity in Ceridian on a three-month lag. Accordingly, our net earnings for the year ended December 31, 2013, includes our equity in Ceridian’s earnings for the period from October 1, 2012 through September 30, 2013 and our net earnings for the year ended December 31, 2012, includes our equity in Ceridian’s earnings for the period from October 1, 2011 through September 30, 2012. In addition, we record our share of the other comprehensive earnings (loss) of unconsolidated affiliates. As of December 31, 2013, included within the Consolidated Statements of Equity, we had recorded accumulated other comprehensive losses of $67 million related to our investment in Ceridian, and none related to our other investments in unconsolidated affiliates.

During the fourth quarter of 2013, Ceridian entered into a memorandum of understanding to resolve claims brought by a putative class of U.S. Fueling Merchants. Under the terms of the memorandum of understanding, which will need to be finalized in a definitive settlement agreement and approved by the Court, Ceridian has agreed to make a one-time cash payment of $100 million as part of a $130 million global settlement with other

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

defendants in the lawsuit, and to provide certain prospective relief with respect to specific provisions in its merchant agreements. This settlement will provide Ceridian and affiliated companies with a broad release of claims and will limit their exposure to legal claims by merchants. We estimate our portion of the settlement to be approximately $32 million, which will be recorded by us in the first quarter of 2014 as a result of our three-month lag in accounting for the results of operations of Ceridian.

Summarized financial information for the periods included in our Consolidated Financial Statements for Ceridian is presented below:

	September 30, 2013	September 30, 2012
	(In millions)
Total current assets before customer funds	$1,106	$1,209
Customer funds	3,000	3,925
Goodwill and other intangible assets, net	4,484	4,630
Other assets	119	157

Total assets	$8,709	$9,921

Current liabilities before customer customer obligations	$836	$995
Customer obligations	2,986	3,874
Long-term obligations, less current portion	3,449	3,445
Other long-term liabilities	496	488

Total liabilities	7,767	8,802
Equity	942	1,119

Total liabilities and equity	$8,709	$9,921

	Period from October 1, 2012, through September 30, 2013	Period from October 1, 2011, through September 30, 2012
	(In millions)
Total revenues	$1,511	$1,507
Loss before income taxes	(88)	(66)
Net loss	(111)	(56)

Note E. Remy Derivative Financial Instruments and Concentration of Risk

The following risks and derivative instruments were added as part of the consolidation of Remy on August 14, 2012.

Foreign Currency Risk

Remy manufactures and sells products primarily in North America, South America, Asia, Europe and Africa. As a result, financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets in which Remy manufactures and sells products. Remy generally tries to use natural hedges within its foreign currency activities, including the matching of revenues and costs, to minimize foreign currency risk. Where natural hedges are not in place, Remy considers managing certain aspects of its foreign currency activities through the use of foreign exchange contracts. Remy primarily utilizes forward exchange contracts with maturities generally within eighteen months to hedge against currency rate fluctuations, all of which are designated as hedges.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

As of December 31, 2013 and 2012, Remy had the following outstanding foreign currency contracts to hedge forecasted purchases and revenues (in millions):

	Currency denomination
	December 31,
Foreign currency contract	2013	2012
South Korean Won Forward	$74	$56
Mexican Peso Contracts	$74	$67
Brazilian Real Forward	$11	$18
Hungarian Forint Forward	€14	€13
British Pound Forward	£4	£1

Accumulated unrealized net gains of $2 million and $3 million were recorded in Accumulated other comprehensive earnings (loss) as of December 31, 2013 and 2012, respectively, related to these instruments. As of December 31, 2013, unrealized gains related to these instruments of $3 million are expected to be reclassified to the Consolidated Statement of Earnings within the next 12 months. Any ineffectiveness during the years ended December 31, 2013 and 2012 was immaterial.

Interest rate risk

During 2010, Remy entered into an interest rate swap agreement in respect of 50% of the outstanding principal balance of its Term B Loan under which a variable LIBOR rate with a floor of 1.750% was swapped to a fixed rate of 3.345%. Due to the significant value of the terminated swaps which were rolled into this swap, this interest rate swap is an undesignated hedge and changes in the fair value are recorded as Interest expense in the accompanying Consolidated Statement of Earnings.

On March 27, 2013, Remy terminated its undesignated Term B Loan interest rate swap and transferred the value into a new undesignated interest rate swap agreement of $72 million of the outstanding principal loan balance under which Remy will swap a variable LIBOR rate with a floor of 1.250% to a fixed rate of 4.050% with an effective date of December 30, 2016 and expiration date of December 31, 2019. The notional value of this interest rate swap is $72 million. Due to the significant value of the terminated swaps which were transferred into this new swap, this interest rate swap is an undesignated hedge and changes in the fair value are recorded as Interest expense in the accompanying Consolidated Statements of Earnings.

On March 27, 2013, Remy entered into a designated interest rate swap agreement for $72 million of the outstanding principal balance of its long term debt. Under the terms of the new interest rate swap agreement, Remy will swap a variable LIBOR rate with a floor of 1.250% to a fixed rate of 2.750% with an effective date of December 30, 2016 and expiration date of December 31, 2019. The notional value of this interest rate swap is $72 million. This interest rate swap has been designated as a cash flow hedging instrument. Accumulated unrealized net gains of $1 million, excluding the tax effect, were recorded in Accumulated other comprehensive earnings (loss) as of December 31, 2013, and there were none as of December 31, 2012. As of December 31, 2013, no gains are expected to be reclassified to the Condensed Consolidated Statement of Earnings within the next twelve months. Any ineffectiveness during the years ended December 31, 2013 and 2012 was immaterial.

The interest rate swaps reduce Remy’s overall interest rate risk.

Commodity price risk

Remy production processes are dependent upon the supply of certain components whose raw materials are exposed to price fluctuations on the open market. The primary purpose of Remy’s commodity price forward

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

contract activity is to manage the volatility associated with forecasted purchases. Remy monitors commodity price risk exposures regularly to maximize the overall effectiveness of commodity forward contracts. The principal raw material hedged is copper. Forward contracts are used to mitigate commodity price risk associated with raw materials, generally related to purchases forecast for up to fifteen months in the future. Additionally, Remy purchases certain commodities during the normal course of business which result in physical delivery and are excluded from hedge accounting.

Remy had thirty-two commodity price hedge contracts outstanding at December 31, 2013, and thirty-six commodity price hedge contracts outstanding at December, 2012, with combined notional quantities of 6,368 and 6,566 metric tons of copper, respectively. These contracts mature within the next eighteen months. These contracts were designated as cash flow hedging instruments. Accumulated unrealized net losses of $1 million and less than $1 million, excluding the tax effect, were recorded in Accumulated other comprehensive earnings as of December 31, 2013 and 2012, respectively, related to these contracts. As of December 31, 2013, net unrealized losses related to these contracts of $1 million are expected to be reclassified to the accompanying Consolidated Statement of Earnings within the next 12 months. Hedging ineffectiveness during the year ended December 31, 2013 and 2012 was immaterial.

Accounts receivable factoring arrangements

Remy has entered into factoring agreements with various domestic and European financial institutions to sell their accounts receivable under nonrecourse agreements. These are treated as a sale. The transactions are accounted for as a reduction in accounts receivable as the agreements transfer effective control over and risk related to the receivables to the buyers. Remy does not service any domestic accounts after the factoring has occurred. Remy does not have any servicing assets or liabilities. Remy utilizes factoring arrangements as an integral part of financing. The cost of factoring such accounts receivable is reflected in the accompanying Consolidated Statement of Earnings as Interest expense. The cost of factoring such accounts receivable for the years ended December 31, 2013 and 2012 was $6 million and $2 million, respectively. Gross amounts factored under these facilities as of December 31, 2013 and 2012 were $241 million and $184 million, respectively.

Other

Remy’s derivative positions and any related material collateral under master netting agreements are presented on a gross basis.

For derivatives designated as cash flow hedges, changes in the time value are excluded from the assessment of hedge effectiveness. Unrealized gains and losses associated with ineffective hedges, determined using the change in fair value method, are recognized in the accompanying Consolidated Statement of Earnings. Derivative gains and losses included in Accumulated other comprehensive earnings for effective hedges are reclassified into the accompanying Consolidated Statement of Earnings upon recognition of the hedged transaction.

Any derivative instrument designated initially, but no longer effective as a hedge, or initially not effective as a hedge, is recorded at fair value and the related gains and losses are recognized in the accompanying Consolidated Statement of Earnings. Remy’s undesignated hedges are primarily foreign currency hedges as the entity with the derivative transaction does not bear the foreign currency risk, and Remy’s interest rate swaps whose fair value at inception of the instrument due to the rollover of existing interest rate swaps resulted in ineffectiveness. All asset and liability derivatives are included in Prepaid expenses and other assets and Accounts payable and other accrued liabilities, respectively, on the Consolidated Balance Sheets.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

The following table discloses the fair values of Remy’s derivative instruments (in millions):

	December 31, 2013		December 31, 2012
	Asset Derivatives	Liability Derivatives	Asset Derivatives	Liability Derivatives
Derivatives designated as hedging instruments:
Commodity contracts	$—	$2	$1	$2
Foreign currency contracts	4	—	6	—
Interest rate swap contracts	2	—	—	—

Total derivatives designated as hedging instruments	$6	$2	$7	$2

Derivatives not designated as hedging instruments:
Interest rate swap contracts	$—	$1	$—	$2

Gains and losses on Remy’s derivative instruments, which are reclassified from Accumulated other comprehensive earnings (OCI) into earnings, are included in Cost of auto parts revenue for commodity and foreign currency contracts, and Interest expense for interest rate swap contracts on the accompanying Consolidated Statements of Earnings. The following table discloses the effect of Remy’s derivative instruments for the year ended December 31, 2013 (in millions):

	Amount of (loss) gain recognized in OCI (effective portion)	Amount of (loss) gain reclassified from OCI into earnings (effective portion	Amount of gain (loss) recognized in earnings (ineffective portion and amount excluded from effectiveness testing)	Amount of gain (loss) recognized in earnings
Derivatives designated as cash flow hedging instruments:
Commodity contracts	$(6)	$(5)	$—	$—
Foreign currency contracts	5	6	—	—
Interest rate swap contracts	1	—	—	—

Total derivatives designated as hedging instruments	$—	$1	$—	$—

Derivatives not designated as hedging instruments:
Interest rate swap contracts	$—	$—	$—	$1

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

The following table discloses the effect of Remy’s derivative instruments for the year ended December 31, 2012 (in millions):

	Amount of gain recognized in OCI (effective portion)	Amount of gain reclassified from OCI into earnings (effective portion	Amount of gain (loss) recognized in earnings (ineffective portion and amount excluded from effectiveness testing)	Amount of gain (loss) recognized in earnings
Derivatives designated as cash flow hedging instruments:
Commodity contracts	$—	$—	$—	$—
Foreign currency contracts	6	1	—	—

Total derivatives designated as hedging instruments	$6	$1	$—	$—

Derivatives not designated as hedging instruments:
Interest rate swap contracts	$—	$—	$—	$—

Note F. Property and Equipment

Property and equipment consists of the following:

	Year Ended December 31,
	2013	2012
	(In millions)
Land	$133	$119
Buildings	125	83
Leasehold improvements	223	88
Data processing equipment	236	229
Furniture, fixtures and equipment	515	329

	1,232	848
Accumulated depreciation and amortization	(587)	(220)

	$645	$628

Depreciation expense on property and equipment was $117 million, $80 million, and $38 million for the years ended December 31, 2013, 2012, and 2011, respectively.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Note G. Goodwill

Goodwill consists of the following:

	Fidelity National Title Group	FNF Corporate and Other	Remy	Restaurant Group	Portfolio Company Corporate and Other	Total
	(In millions)
Balance, December 31, 2011	$1,418	$3	$—	$—	$32	$1,453
Goodwill acquired during the year(1)	18	—	246	119	75	458
Adjustments to prior year acquisitions	—	—	—	—	(1)	(1)
Sale of assets	(2)	—	—	—	—	(2)

Balance, December 31, 2012	$1,434	$3	$246	$119	$106	$1,908
Goodwill acquired during the year	2	—	—	—	17	19
Adjustments to prior year acquisitions(2)	(1)	—	2	—	(27)	(26)

Balance, December 31, 2013	$1,435	$3	$248	$119	$96	$1,901

(1)	During 2012, we acquired a controlling interest in Remy and the Restaurant Group. We also acquired Digital Insurance in our Corporate and Other Segment. See Note B “Acquisitions”.
(2)	During 2013, we completed the final purchase price allocation for Digital Insurance, resulting in an adjustment to our purchased goodwill.

Note H. Other Intangible Assets

Other intangible assets consist of the following:

	December 31,
	2013	2012
	(In millions)
Customer relationships and contracts	$516	$481
Trademarks and tradenames	238	238
Other	60	47

	814	766
Accumulated amortization	(195)	(115)

	$619	$651

Amortization expense for amortizable intangible assets, which consist primarily of customer relationships, was $73 million, $34 million, and $17 million for the years ended December 31, 2013, 2012, and 2011, respectively. Other intangible assets primarily represent non-amortizable intangible assets such as trademarks and licenses. Estimated amortization expense for the next five years for assets owned at December 31, 2013, is $66 million in 2014, $60 million in 2015, $54 million in 2016, $42 million in 2017 and $38 million in 2018.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Note I. Accounts Payable and Other Accrued Liabilities

Accounts payable and other accrued liabilities consist of the following:

	December 31,
	2013	2012
	(In millions)
Accrued benefits	$239	$251
Salaries and incentives	242	246
Accrued rent	29	45
Trade accounts payable	236	186
Accrued recording fees and transfer taxes	25	51
Accrued premium taxes	43	54
Deferred revenue	90	84
Other accrued liabilities	387	391

	$1,291	$1,308

Note J. Notes Payable

Notes payable consists of the following:

	December 31,
	2013	2012
	(In millions)
Unsecured notes, net of discount, interest payable semi-annually at 5.50%, due September 2022	$398	$398
Unsecured convertible notes, net of discount, interest payable semi-annually at 4.25%, due August 2018	285	282
Unsecured notes, net of discount, interest payable semi-annually at 6.60%, due May 2017	300	300
Revolving Credit Facility, unsecured, unused portion of $800 at December 31, 2013, due July 2018 with interest payable monthly at LIBOR + 1.45% (1.62% at December 31, 2013)	—	—
Remy Term B Loan, interest payable quarterly at LIBOR (floor of 1.75%) + 4.50%, due December 2016	—	259
Remy Amended and Restated Term B Loan, interest payable quarterly at LIBOR (floor of 1.25%) + 3.00% (4.25% at December 31, 2013), due March 2020	266	—
Remy Revolving Credit Facility, unused portion of $73 at December 31, 2013, due September 2018 with interest payable monthly at base rate 3.25% + base rate margin .50% (3.75% at December 31, 2013)	—	—
Restaurant Group Term Loan, interest payable monthly at LIBOR + 3.75% (3.92% at December 31, 2013), due May 2017	53	72
Restaurant Group Revolving Credit Facility, unused portion of $62 at December 31, 2013, due May 2017 with interest payable monthly at base rate 3.25% + base rate margin 2.75% (6.00% at December 31, 2013)	—	—
Other	21	33

	$1,323	$1,344

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

At December 31, 2013, the estimated fair value of our long-term debt was approximately $1,555 million or $232 million higher than its carrying value. The fair value of our long-term debt at December 31, 2012 was approximately $1,504 million or $160 million higher than its estimated carrying value. The fair value of our unsecured notes payable was $1,214 million and $1,139 million as of December 31, 2013 and 2012, respectively. The fair values of our unsecured notes payable are based on established market prices for the securities on December 31, 2013 and 2012 and are considered Level 2 financial liabilities. The fair value of our Remy Term Loan was $267 million and $259 million, based on established market prices for the securities on December 31, 2013 and 2012, respectively, and is considered a Level 2 financial liability. The fair value of our Restaurant Group Term Loan was $53 million and $72 million, based on established market prices for the securities on December 31, 2013 and 2012 and is considered a Level 2 financial liability.

On January 2, 2014, as a result of the LPS acquisition, we acquired $600 million aggregate principal amount of 5.75% Senior Notes due 2023, initially offered by Black Knight Infoserv, LLC (formerly LPS, “Black Knight Infoserv”) on October 12, 2012 (the “Black Knight Senior Notes”). The Black Knight Senior Notes were registered under the Securities Act of 1933, and as amended, carry an interest rate of 5.75% and will mature on April 15, 2023. Interest will be paid semi-annually on the 15th day of April and October beginning April 15, 2013. The Black Knight Senior Notes are senior unsecured obligations and are guaranteed by certain of our subsidiaries that were formerly subsidiaries of LPS (the “Subsidiary Guarantors”), and by us as of January 2, 2014. At any time and from time to time, prior to October 15, 2015, Black Knight Infoserv may redeem up to a maximum of 35% of the original aggregate principal amount of the Black Knight Senior Notes with the proceeds of one or more equity offerings, at a redemption price equal to 105.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Prior to October 15, 2017, Black Knight Infoserv may redeem some or all of the Black Knight Senior Notes by paying a “make-whole” premium based on U.S. Treasury rates. On or after October 15, 2017, Black Knight Infoserv may redeem some or all of the Black Knight Senior Notes at the redemption prices described in the Black Knight Senior Notes indenture, plus accrued and unpaid interest. In addition, if a change of control occurs, Black Knight Infoserv is required to offer to purchase all outstanding Black Knight Senior Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).The Black Knight Senior Notes contain covenants that, among other things, limit Black Knight Infoserv’s ability and the ability of certain of its subsidiaries (a) to incur or guarantee additional indebtedness or issue preferred stock, (b) to make certain restricted payments, including dividends or distributions on equity interests held by persons other than Black Knight Infoserv or certain subsidiaries, in excess of an amount generally equal to 50% of consolidated net income generated since July 1, 2008, (c) to create or incur certain liens, (d) to engage in sale and leaseback transactions, (e) to create restrictions that would prevent or limit the ability of certain subsidiaries to (i) pay dividends or other distributions to Black Knight Infoserv or certain other subsidiaries, (ii) repay any debt or make any loans or advances to Black Knight Infoserv or certain other subsidiaries or (iii) transfer any property or assets to Black Knight Infoserv or certain other subsidiaries, (f) to sell or dispose of assets of Black Knight Infoserv or any restricted subsidiary or enter into merger or consolidation transactions and (g) to engage in certain transactions with affiliates. As a result of our guarantee of the Black Knight Senior Notes on January 2, 2014, the notes became rated investment grade. The indenture provides that certain covenants are suspended while the Black Knight Senior Notes are rated investment grade. Currently covenants (a), (b), (c), (f) and (g) outlined above are suspended. These covenants will continue to be suspended as long as the notes are rated investment grade, as defined in the indenture. These covenants are subject to a number of exceptions, limitations and qualifications in the Black Knight Senior Notes indenture. Black Knight Infoserv has no independent assets or operations and the guarantees of the Subsidiary Guarantors are full and unconditional and joint and several. There are no significant restrictions on the ability of Black Knight Infoserv or any of the Subsidiary Guarantors

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

to obtain funds from any of their subsidiaries. The Black Knight Senior Notes contain customary events of default, including failure of Black Knight Infoserv (i) to pay principal and interest when due and payable and breach of certain other covenants and (ii) to make an offer to purchase and pay for the Black Knight Senior Notes tendered as required by the Black Knight Senior Notes. Events of default also include cross defaults, with respect to any other debt of Black Knight Infoserv or debt of certain subsidiaries having an outstanding principal amount of $80 million or more in the aggregate for all such debt, arising from (i) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period or (ii) the occurrence of an event which results in such debt being due and payable prior to its scheduled maturity. Upon the occurrence of an event of default (other than a bankruptcy default with respect to Black Knight Infoserv or certain subsidiaries), the trustee or holders of at least 25% of the Black Knight Senior Notes then outstanding may accelerate the Black Knight Senior Notes by giving us appropriate notice. If, however, a bankruptcy default occurs with respect to the Black Knight Infoserv or certain subsidiaries, then the principal of and accrued interest on the Black Knight Senior Notes then outstanding will accelerate immediately without any declaration or other act on the part of the trustee or any holder. Subsequent to year end, on January 16, 2014, we issued an offer to purchase the Black Knight Senior Notes pursuant to the change of control provisions above at a purchase price of 101% of the principal amount plus accrued interest to the purchase date. The offer expired on February 18, 2014. As a result of the offer, bondholders tendered $5 million in principal of the Black Knight Senior Notes, which were subsequent purchased by us on February 24, 2014.

On October 24, 2013, we entered into a bridge loan commitment letter (the “Bridge Loan Commitment Letter”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A. (“Bank of America”), J.P. Morgan Securities LLC and JP Morgan Chase Bank, N.A. The Bridge Loan Commitment Letter provides for up to an $800 million short-term loan facility (the “Bridge Facility”). The proceeds of the loans under the Bridge Facility were used to fund, in part, the cash consideration for the acquisition of LPS and pay certain costs, fees and expenses in connection with the LPS merger. Pursuant to the Bridge Loan Commitment Letter, we executed a promissory note in favor of the Bridge Facility lenders on the closing date of the Merger that evidenced the terms of the Bridge Facility. The Bridge Facility matured on the second business day following the funding thereof and required scheduled amortization payments. Borrowings under the Bridge Facility bear interest at a rate equal to the highest of (i) the Bank of America prime rate, (ii) the federal fund effective rate from time to time plus 0.5% and (iii) the one month adjusted London interbank offered rate (“LIBOR”) plus 1.0%. Other than as set forth in this paragraph, the terms of the Bridge Facility are be substantially the same as the terms of the Amended Term Loan Agreement discussed below. Subsequent to year end, as part of the acquisition of LPS on January 2, 2014, the Bridge Facility was funded and subsequently repaid the following day,

On July 11, 2013, we entered into a term loan credit agreement with Bank of America, N.A., as administrative agent (in such capacity, the “TL Administrative Agent”), the lenders party thereto and the other agents party thereto (the “Term Loan Agreement”). The Term Loan Agreement permits us to borrow up to $1.1 billion to fund the acquisition of LPS. The term loans under the Term Loan Agreement mature on the date that is five years from the funding date of the term loans under the Term Loan Agreement. Term loans under the Term Loan Agreement generally bear interest at a variable rate based on either (i) the base rate (which is the highest of (a) 0.5% in excess of the federal funds rate, (b) the TL Administrative Agent’s “prime rate”, or (c) the sum of 1.0% plus one-month LIBOR) plus a margin of between 50 basis points and 100 basis points depending on the senior unsecured long-term debt ratings of FNF or (ii) LIBOR plus a margin of between 150 basis points and 200 basis points depending on the senior unsecured long-term debt ratings of FNF. Based on our current Moody’s and Standard & Poor’s senior unsecured long-term debt ratings of Baa3/BBB-, respectively, the applicable margin for term loans subject to LIBOR is 175 basis points over LIBOR. In addition, we will pay an unused commitment fee of 25 basis points on the entire term loan facility until the earlier of the termination of the term loan commitments or the funding of the term loans. Under the Term Loan Agreement, we are subject to

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

customary affirmative, negative and financial covenants, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments, dispositions and transactions with affiliates, limitations on dividends and other restricted payments, a minimum net worth and a maximum debt to capitalization ratio. The Term Loan Agreement also includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, if an event of default occurs and is continuing, the interest rate on all outstanding obligations may be increased, payments of all outstanding term loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Term Loan Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate. Under the Term Loan Agreement the financial covenants are the same as under the Restated Credit Agreement. On October 27, 2013, we amended the Term Loan Agreement to permit us to incur the indebtedness in respect of the Bridge Facility and incorporate other technical changes to describe the structure of the LPS merger. Subsequent to year end, as part of the acquisition of LPS on January 2, 2014,the Term Loan Agreement was fully funded.

On June 25, 2013, we entered into an agreement to amend and restate our existing $800 million second amended and restated credit agreement (the “Existing Credit Agreement”), dated as of April 16, 2012 with Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents party thereto (the “Revolving Credit Facility”). Among other changes, the Revolving Credit Facility amends the Existing Credit Agreement to permit us to make a borrowing under the Revolving Credit Facility to finance a portion of the acquisition of LPS on a “limited conditionality” basis, incorporates other technical changes to permit us to enter into the Acquisition and extends the maturity of the Existing Credit Agreement. The lenders under the Existing Credit Agreement have agreed to extend the maturity date of their commitments under the credit facility from April 16, 2016 to July 15, 2018 under the Revolving Credit Facility. Revolving loans under the credit facility generally bear interest at a variable rate based on either (i) the base rate (which is the highest of (a) one-half of one percent in excess of the federal funds rate, (b) the Administrative Agent’s “prime rate”, or (c) the sum of one percent plus one-month LIBOR) plus a margin of between 32.5 and 60 basis points depending on the senior unsecured long-term debt ratings of FNF or (ii) LIBOR plus a margin of between 132.5 and 160 basis points depending on the senior unsecured long-term debt ratings of FNF. Based on our current Moody’s and Standard & Poor’s senior unsecured long-term debt ratings of Baa3/BBB-, respectively, the applicable margin for revolving loans subject to LIBOR is 145 basis points. In addition, we will pay an unused commitment fee of between 17.5 and 40 basis points on the entire facility, also depending on our senior unsecured long-term debt ratings. Under the Revolving Credit Facility, we are subject to customary affirmative, negative and financial covenants, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments, dispositions and transactions with affiliates, limitations on dividends and other restricted payments, a minimum net worth and a maximum debt to capitalization ratio. The Revolving Credit Facility also includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, if an event of default occurs and is continuing, the interest rate on all outstanding obligations may be increased, payments of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. These events of default include a cross-default provision that, subject to limited exceptions, permits the lenders to declare the Revolving Credit Facility in default if: (i) (a) we fail to make any payment after the applicable grace period under any indebtedness with a principal amount (including undrawn committed amounts) in excess of 3.0% of our net worth, as defined in the Revolving Credit Facility, or (b) we fail to perform any other term under any such indebtedness, or any other event occurs, as a result of which the holders thereof may cause it to become due and payable prior to its maturity; or (ii) certain termination events occur under significant interest rate, equity or other swap contracts. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Revolving Credit Facility shall automatically become immediately due and payable, and the lenders’

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

commitments will automatically terminate. Under the Revolving Credit Facility the financial covenants remain essentially the same as under the Existing Credit Agreement, except that the total debt to total capitalization ratio limit of 35% will increase to 37.5% for a period of one year after the closing of the LPS acquisition and the net worth test was reset. As of December 31, 2013, there was no outstanding balance under the Revolving Credit Facility.

Also on October 24, 2013, we entered into amendments to amend the revolving credit facility to permit us to incur the indebtedness in respect of the Bridge Facility and incorporate other technical changes to describe the structure of the LPS merger. Subsequent to year end, as part of the acquisition of LPS on January 2, 2014, we borrowed $300 million under the Revolving Credit Facility.

On March 5, 2013, Remy entered into a First Amendment to its existing five year Asset-Based Revolving Credit Facility (the “Remy Credit Facility” and “Remy Credit Facility First Amendment”) to extend the maturity date of the Remy Credit Facility from December 17, 2015 to September 5, 2018 and reduce the interest rate. The Remy Credit Facility now bears interest at a defined Base Rate plus 0.50%-1.00% per year or, at Remy’s election, at an applicable LIBOR Rate plus 1.50%-2.00% per year and is paid monthly. The Remy Credit Facility First Amendment maintains the current maximum availability at $95 million, which may be increased, under certain circumstances, by $20 million, though the actual amount that may be borrowed is based on the amount of collateral. The Remy Credit Facility is secured by substantially all domestic accounts receivable and inventory held by Remy. Remy will incur an unused commitment fee of 0.375% on the unused amount of commitments under the Remy Credit Facility First Amendment. At December 31, 2013, the Remy Credit Facility balance was zero. Based upon the collateral supporting the Remy Credit Facility, the amount borrowed, and the outstanding letters of credit of $3 million, there was additional availability for borrowing of $73 million on December 31, 2013. The Remy Credit Facility contains various restrictive covenants, which include, among other things: (i) a maximum leverage ratio, decreasing over the term of the facility; (ii) a minimum interest coverage ratio, increasing over the term of the facility; (iii) mandatory prepayments upon certain asset sales and debt issuances; (iv) requirements for minimum liquidity; and (v) limitations on the payment of dividends in excess of a specified amount.

On March 5, 2013, Remy entered into a $300 million Amended and Restated Term B Loan Credit Agreement (“Term B Amendment”) to refinance the existing $287 million Term B Loan, extend the maturity from December 17, 2016 to March 5, 2020, and reduce the interest rate. The Term B Amendment now bears interest at LIBOR (subject to a floor of 1.25%) plus 3% per year, with an original issue discount of approximately $1 million. The Term B Amendment also contains an option to increase the borrowing provided certain conditions are satisfied, including maintaining a maximum leverage ratio. The Term B Amendment is secured by a first priority lien on the stock of Remy’s subsidiaries and substantially all domestic assets other than accounts receivable and inventory pledged to the Remy Credit Facility. Principal payments in the amount of approximately $1 million are due at the end of each calendar quarter with termination and final payment no later than March 5, 2020. The Term B Amendment also includes covenants and events of default customary for a facility of this type, including a cross-default provision under which the lenders may declare the loan in default if Remy (i) fails to make a payment when due under any debt having a principal amount greater than $5 million or (ii) breaches any other covenant in any such debt as a result of which the holders of such debt are permitted to accelerate its maturity. Remy is in compliance with all covenants as of December 31, 2013. The Term B Loan is subject to an excess cash calculation which may require the payment of additional principal on an annual basis. At December 31, 2013, the average borrowing rate, including the impact of the interest rate swaps, was 4.25%.

On August 28, 2012, we completed an offering of $400 million in aggregate principal amount of 5.50% notes due September 2022 (the “5.50% notes”), pursuant to an effective registration statement previously filed

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

with the Securities and Exchange Commission. The notes were priced at 99.513% of par to yield 5.564% annual interest. As such we recorded a discount of $2 million, which is netted against the $400 million aggregate principal amount of the 5.50% notes. The discount is amortized to September 2022 when the 5.50% notes mature. The 5.50% notes will pay interest semi-annually on the 1st of March and September, beginning March 1, 2013. We received net proceeds of $396 million, after expenses, which were used to repay the $237 million aggregate principal amount outstanding of our 5.25% unsecured notes maturing in March 2013, the $50 million outstanding on our revolving credit facility, and the remainder is being held for general corporate purposes. These notes contain customary covenants and events of default for investment grade public debt. These events of default include a cross default provision, with respect to any other debt of the Company in an aggregate amount exceeding $100 million for all such debt, arising from (i) failure to make a principal payment when due or (ii) the occurrence of an event which results in such debt being due and payable prior to its scheduled maturity.

On September 28, 2012, we used $242 million of the net proceeds of the issuance of the 5.50% notes to fund the repayment of the $237 million aggregate principal amount outstanding of our 5.25% unsecured notes, including less than $1 million of unpaid interest and a $5 million make-whole call penalty, as the 5.25% unsecured notes had a stated maturity of March 2013.

On May 31, 2012, ABRH entered into a credit agreement (the “ABRH Credit Facility”) with Wells Fargo Capital Finance, LLC as administrative agent and swing lender (the “ABRH Administrative Lender”) and the other financial institutions party thereto. The ABRH Credit Facility provides for a maximum revolving loan of $80 million with a maturity date of May 31, 2017. Additionally, the ABRH Credit Facility provides for a maximum term loan (“Restaurant Group Term Loan”) of $85 million with quarterly installment repayments through December 25, 2016 and a maturity date of May 31, 2017 for the outstanding unpaid principal balance and all accrued and unpaid interest. On May 31, 2012, ABRH borrowed the entire $85 million under such term loan. Pricing for the ABRH Credit Facility is based on an applicable margin between 300 basis points to 375 basis points over LIBOR. The ABRH Credit Facility is subject to affirmative, negative and financial covenants customary for financings of this type, including, among other things, limits on ABRH’s creation of liens, sales of assets, incurrence of indebtedness, restricted payments, transactions with affiliates, and certain amendments. The covenants addressing restricted payments include certain limitations on the declaration or payment of dividends by ABRH to its parent, Fidelity Newport Holdings, LLC (“FNH”), and by FNH to its members, and one such limitation restricts the amount of dividends that ABRH can pay to its parent (and that FNH can in turn pay to its members) to $5 million in the aggregate (outside of certain other permitted dividend payments) in fiscal year 2012 (with varying amounts for subsequent years). The ABRH Credit Facility includes customary events of default for facilities of this type (with customary grace periods, as applicable), which include a cross-default provision whereby an event of default will be deemed to have occurred if (i) ABRH or any of its guarantors, which consists of FNH and certain of its subsidiaries, (together, the “Loan Parties”) or any of their subsidiaries default on any agreement with a third party of $2 million or more related to their indebtedness and such default (a) occurs at the final maturity of the obligations thereunder or (b) results in a right by such third party to accelerate such Loan Party’s or its subsidiary’s obligations or (ii) a default or an early termination occurs with respect to certain hedge agreements to which a Loan Party or its subsidiaries is a party involving an amount of $0.75 million or more. The ABRH Credit Facility provides that, upon the occurrence of an event of default, the ABRH Administrative Lender may (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the loans immediately due and payable, (ii) terminate loan commitments and (iii) exercise all other rights and remedies available to the ABRH Administrative Lender or the lenders under the loan documents. As of December 31, 2013, the balance of the term loan was $53 million and there was no outstanding balance on the revolving loan. ABRH had $18 million of outstanding letters of credit and $62 million of remaining borrowing capacity under our revolving credit facility as of December 31, 2013.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

On August 2, 2011, we completed an offering of $300 million in aggregate principal amount of 4.25% convertible senior notes due August 2018 (the “Notes”) in an offering conducted in accordance with Rule 144A under the Securities Act of 1933, as amended. The Notes contain customary event-of-default provisions which, subject to certain notice and cure-period conditions, can result in the acceleration of the principal amount of, and accrued interest on, all outstanding Notes if we breach the terms of the Notes or the indenture pursuant to which the Notes were issued. The Notes are unsecured and unsubordinated obligations and (i) rank senior in right of payment to any of our existing or future unsecured indebtedness that is expressly subordinated in right of payment to the Notes; (ii) rank equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; (iii) are effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and (iv) are structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries. Interest is payable on the principal amount of the Notes, semi-annually in arrears in cash on February 15 and August 15 of each year, commencing February 15, 2012. The Notes mature on August 15, 2018, unless earlier purchased by us or converted. The Notes were issued for cash at 100% of their principal amount. However, for financial reporting purposes, the notes were deemed to have been issued at 92.818% of par value, and as such we recorded a discount of $22 million to be amortized to August 2018, when the Notes mature. The Notes will be convertible into cash, shares of common stock, or a combination of cash and shares of common stock, at our election, based on an initial conversion rate, subject to adjustment, of 46.387 shares per $1,000 principal amount of the Notes (which represents an initial conversion price of approximately $21.56 per share), only in the following circumstances and to the following extent: (i) during any calendar quarter commencing after December 31, 2011, if, for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on, and including, the last trading day of the immediately preceding calendar quarter, the last reported sale price per share of our common stock on such trading day is greater than or equal to 130% of the applicable conversion price on such trading day; (ii) during the five consecutive business day period immediately following any ten consecutive trading day period (the “measurement period”) in which, for each trading day of the measurement period, the trading price per $1,000 principal amount of notes was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the applicable conversion rate on such trading day; (iii) upon the occurrence of specified corporate transactions; or (iv) at any time on and after May 15, 2018. However, in all cases, the Notes will cease to be convertible at the close of business on the second scheduled trading day immediately preceding the maturity date. It is our intent and policy to settle conversions through “net-share settlement”. Generally, under “net-share settlement,” the conversion value is settled in cash, up to the principal amount being converted, and the conversion value in excess of the principal amount is settled in shares of our common stock. As of October 1, 2013, these notes were convertible under the 130% Sale Price Condition described above. To date, no bond holders have submitted their bonds for conversion.

In December 2010, Remy entered into a $300 million Term B Loan (“Term B”) facility. The Term B is secured by a first priority lien on the stock of Remy’s subsidiaries and substantially all Remy domestic assets other than accounts receivable and inventory pledged to the Asset-Based Revolving Credit Facility (“Remy Credit Facility”), as described below. The Term B bears an interest rate of LIBOR (subject to a floor of 1.75%) plus 4.5% per annum. The Term B matures on December 17, 2016. Principal payments in the amount of $0.8 million are due at the end of each calendar quarter with termination and final payment no later than December 17, 2016. The Term B facility is subject to an excess cash calculation which may require the payment of additional principal on an annual basis. The Term B also includes events of default customary for a facility of this type, including a cross-default provision under which the lenders may declare the loan in default if we (i) fail to make a payment when due under any debt having a principal amount greater than $5 million or (ii) breach any other covenant in any such debt as a result of which the holders of such debt are permitted to accelerate its maturity. This facility was replaced on March 5, 2013 by the Term B Amendment noted above.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Remy also has revolving credit facilities with four Korean banks with a total facility amount of approximately $17 million, of which $2 million is borrowed at average interest rates of 3.46% at December 31, 2013. In Hungary, there are two revolving credit facilities with two separate banks for a total facility amount of $4 million, of which nothing is borrowed at December 31, 2013.

On May 5, 2010, we completed an offering of $300 million in aggregate principal amount of our 6.60% notes due May 2017 (the “6.60% Notes”), pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. The 6.60% Notes were priced at 99.897% of par to yield 6.61% annual interest. We received net proceeds of $297 million, after expenses, which were used to repay outstanding borrowings under our credit agreement. Interest is payable semi-annually. These notes contain customary covenants and events of default for investment grade public debt. These events of default include a cross default provision, with respect to any other debt of the Company in an aggregate amount exceeding $100 million for all such debt, arising from (i) failure to make a principal payment when due or (ii) the occurrence of an event which results in such debt being due and payable prior to its scheduled maturity.

Gross principal maturities of notes payable at December 31, 2013 are as follows (in millions):

2014	$18
2015	13
2016	13
2017	332
2018	304
Thereafter	661

$1,341

Note K. Income Taxes

Income tax expense (benefit) on continuing operations consists of the following:

	Year Ended December 31,
	2013	2012	2011
	(In millions)
Current	$148	$224	$(11)
Deferred	57	21	142

	$205	$245	$131

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Total income tax expense (benefit) was allocated as follows (in millions):

	Year Ended December 31,
	2013	2012	2011
Net earnings from continuing operations	$205	$245	$131
Tax expense (benefit) attributable to discontinued operations	(2)	5	59
Other comprehensive earnings (loss):
Unrealized gains (loss) on investments and other financial instruments	(29)	39	11
Unrealized gain (loss) on foreign currency translation and cash flow hedging	(2)	1	(1)
Reclassification adjustment for change in unrealized gains and losses included in net earnings	3	(7)	(16)
Minimum pension liability adjustment	16	5	(6)

Total income tax expense (benefit) allocated to other comprehensive earnings	(12)	38	(12)
Additional paid-in capital, stock-based compensation	(17)	(31)	(6)

Total income taxes	$174	$257	$172

A reconciliation of the federal statutory rate to our effective tax rate is as follows:

	Year Ended December 31,
	2013	2012	2011
Federal statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal benefit	3.0	2.2	1.4
Deductible dividends paid to FNF 401(k) plan	(0.2)	(0.1)	(0.2)
Tax exempt interest income	(1.4)	(1.3)	(2.7)
Release of valuation allowance	—	(0.8)	—
Nontaxable investment gains	—	(5.3)	—
Tax Credits	(1.4)	(0.5)	(0.8)
Equity Investments	(1.8)	(1.0)	0.1
Consolidated Partnerships	(0.4)	(0.2)	(0.8)
Non-deductible expenses and other, net	(1.3)	1.3	0.4

	31.5%	29.3%	32.4%

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

The significant components of deferred tax assets and liabilities at December 31, 2013 and 2012 consist of the following:

	December 31,
	2013	2012
	(In millions)
Deferred Tax Assets:
Employee benefit accruals	$46	$53
Other investments	80	58
Net operating loss carryforwards	89	106
Insurance reserve discounting	11	—
Accrued liabilities	30	30
Pension plan	—	12
Tax credits	62	66
State income taxes	9	9
Other	—	11
Total gross deferred tax asset	327	345
Less: valuation allowance	26	27

Total deferred tax asset	$301	$318

Deferred Tax Liabilities:
Title plant	$(83)	$(72)
Amortization of goodwill and intangible assets	(275)	(283)
Other	(13)	—
Investment securities	(53)	(65)
Depreciation	(14)	(10)
Insurance reserve discounting	—	(5)
Bad debts	(6)	(6)
Pension Plan	(1)	—

Total deferred tax liability	$(445)	$(441)

Net deferred tax liability	$(144)	$(123)

Our net deferred tax liability was $144 million and $123 million at December 31, 2013, and 2012, respectively. The significant changes in the deferred taxes are as follows: the deferred tax liability relating to insurance reserves decreased $16 million due primarily to a reduction in the claim reserves established for statutory and tax purposes. The deferred tax asset for Other investments increased by $22 million due to additional losses incurred by our investment in Ceridian. The deferred tax liability for investment securities decreased by $12 million due primarily to decreased unrealized investment gains. The deferred tax asset on pension plan decreased by $13 million due to minimum pension liability OCI adjustments. The deferred tax asset relating to net operating loss carryovers was reduced by $17 million due to net operating loss utilization by both FNF and Remy.

As of December 31, 2013 and 2012 we had a valuation allowance of $26 million and $27 million, respectively.

At December 31, 2013, we have net operating losses on a pretax basis of $248 million available to carryforward and offset future federal taxable income. Of the net operating losses $83 million are United States federal net operating losses arising from past acquisitions and are subject to an annual Internal Revenue Code Section 382 limitation. These losses will begin to expire in year 2025 and we fully anticipate utilizing these losses prior to expiration. Thus, no valuation allowance has been established. Of the net operating losses, $165 million relate to Remy, including $101 million of United States net operating losses and $64 million of non-

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

United States net operating losses. These losses will begin to expire in year 2015 and we anticipate utilizing these losses prior to expiration after a valuation allowance of $7 million.

At December 31, 2013, we have $62 million of tax credits including $6 million of foreign tax credits, $40 million of general business credits from the O’Charley’s and J. Alexander’s acquisitions and $16 million of general business credits from Remy. We anticipate that these credits will be utilized prior to expiration after a valuation allowance of $3 million on the foreign tax credits, $10 million on the general business credits and $5 million on the Remy credits.

Tax benefits of $17 million, $31 million, and $6 million associated with the exercise of employee stock options and the vesting of restricted stock grants were allocated to equity for the years ended December 31, 2013, 2012, and 2011, respectively.

Income taxes have not been presented for the difference between the tax basis and the financial statement carrying amount for our investment in Remy because the reported amount of the investment can be recovered tax-free.

As of December 31, 2013 and 2012, we had approximately $15 million (including interest of $3 million) and $10 million (including interest of $2 million), respectively, of total gross unrecognized tax benefits that, if recognized, would favorably affect our income tax rate. These amounts are reported on a gross basis and do not reflect a federal tax benefit on state income taxes. We record interest and penalties related to income taxes as a component of income tax expense.

The Internal Revenue Service (“IRS”) has selected us to participate in the Compliance Assurance Program that is a real-time audit. During 2013, the IRS completed its examination of the tax year ended 2012, which resulted in no additional tax. We are currently under audit by the Internal Revenue Service for the 2013 and 2014 tax years. We file income tax returns in various foreign and US state jurisdictions.

Note L. Summary of Reserve for Claim Losses

A summary of the reserve for claim losses follows:

	Year Ended December 31,
	2013	2012	2011
	(Dollars in millions)
Beginning balance	$1,748	$1,913	$2,211
Claim loss provision related to:
Current year	220	210	189
Prior years	71	58	33

Total title claim loss provision(1)	291	268	222
Claims paid, net of recoupments related to:
Current year	(9)	(4)	(10)
Prior years	(394)	(429)	(510)

Total title claims paid, net of recoupments	(403)	(433)	(520)

Ending balance of claim loss reserve for title insurance	$1,636	$1,748	$1,913

Provision for title insurance claim losses as a percentage of title insurance premiums	7.0%	7.0%	6.8%

(1)	Included in the provision for title claim losses in the 2012 period is a $11 million impairment recorded on an asset previously recouped as part of a claim settlement.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

We continually update loss reserve estimates as new information becomes known, new loss patterns emerge, or as other contributing factors are considered and incorporated into the analysis of reserve for claim losses. Estimating future title loss payments is difficult because of the complex nature of title claims, the long periods of time over which claims are paid, significantly varying dollar amounts of individual claims and other factors. Due to the uncertainty inherent in the process and to the judgment used by management, the ultimate liability may be greater or less than our current reserves. As a result of continued volatility experienced in claim development on policy years 2005—2008, we believe there is an increased level of uncertainty attributable to these policy years. If actual claims loss development is worse than currently expected and is not offset by other positive factors, it is reasonably possible that we may record additional reserve strengthening in future periods.

Note M. Commitments and Contingencies

Legal and Regulatory Contingencies

In the ordinary course of business, we are involved in various pending and threatened litigation matters related to our title operations, some of which include claims for punitive or exemplary damages. This customary litigation includes but is not limited to a wide variety of cases arising out of or related to title and escrow claims, for which we make provisions through our loss reserves. Additionally, like other insurance companies, our ordinary course litigation includes a number of class action and purported class action lawsuits, which make allegations related to aspects of our insurance operations. We believe that no actions, other than those discussed below, depart from customary litigation incidental to our insurance business.

Remy is a defendant from time to time in various legal proceedings arising in the ordinary course of business, including claims relating to commercial transactions, product liability, safety, health, taxes, environmental and other matters.

Our Restaurant Group companies are a defendant from time to time in various legal proceedings arising in the ordinary course of business, including claims relating to injury or wrongful death under “dram shop” laws, individual and purported class action claims alleging violation of federal and state wage and hour laws, and claims from guests or employees alleging illness, injury or other food quality, health or operational concerns.

We review lawsuits and other legal and regulatory matters (collectively “legal proceedings”) on an ongoing basis when making accrual and disclosure decisions. When assessing reasonably possible and probable outcomes, management bases its decision on its assessment of the ultimate outcome assuming all appeals have been exhausted. For legal proceedings where it has been determined that a loss is both probable and reasonably estimable, a liability based on known facts and which represents our best estimate has been recorded. None of the amounts we have currently recorded is considered to be individually or in the aggregate material to our financial condition. Actual losses may materially differ from the amounts recorded and the ultimate outcome of our pending cases is generally not yet determinable. While some of these matters could be material to our operating results or cash flows for any particular period if an unfavorable outcome results, at present we do not believe that the ultimate resolution of currently pending legal proceedings, either individually or in the aggregate, will have a material adverse effect on our financial condition, results of operations or cash flows.

Two class action complaints titled Chultem v. Ticor Title Insurance Co., Chicago Title and Trust, Co., and Fidelity National Financial, Inc. and Colella v. Chicago Title Insurance Co. and Chicago Title and Trust Co. are pending in the Illinois state court against Chicago Title Insurance Company (“Chicago”), Ticor Title Insurance Company (“Ticor”), Chicago Title and Trust Company, and Fidelity National Financial, Inc., their parent, (collectively “the Companies”). The Plaintiffs represent certified classes of all borrowers and sellers of residential real estate in Illinois who paid a premium for title insurance to Chicago and Ticor which was split

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

with attorney agents for services which were performed in issuing the policies. The complaint alleges the Companies violated the Real Estate Settlement Procedures Act (RESPA) and by doing so violated the Illinois Title Insurance Act and the Illinois Consumer Fraud Act. The suit seeks compensatory damages in the amount of the premium split paid to the attorney agents, interest, punitive damages, a permanent injunction, attorney’s fees and costs. Class certification was denied on May 26, 2009, but the plaintiffs appealed. The Court of Appeal reversed and the case was remanded to the trial court for certification and subsequent proceedings. During 2013 and continuing through February 2014, the case progressed. On February 7, 2014, the court entered an order in favor of us recognizing the U.S. Supreme Courts case Freeman v. Quicken Loans, which determined that if a person with whom fees were split performed any service then there was no RESPA violation. The Plaintiff will have an opportunity to appeal the Court’s decision. We intend to vigorously defend this action. We do not believe this case will have a material adverse impact on our operations or financial condition.

From time to time we receive inquiries and requests for information from state insurance departments, attorneys general and other regulatory agencies about various matters relating to our business. Sometimes these take the form of civil investigative demands or subpoenas. We cooperate with all such inquiries and we have responded to or are currently responding to inquiries from multiple governmental agencies. Also, regulators and courts have been dealing with issues arising from foreclosures and related processes and documentation. Various governmental entities are studying the title insurance product, market, pricing, and business practices, and potential regulatory and legislative changes, which may materially affect our business and operations. From time to time, we are assessed fines for violations of regulations or other matters or enter into settlements with such authorities which may require us to pay fines or claims or take other actions.

Escrow Balances

In conducting our operations, we routinely hold customers’ assets in escrow, pending completion of real estate transactions. Certain of these amounts are maintained in segregated bank accounts and have not been included in the accompanying Consolidated Balance Sheets. We have a contingent liability relating to proper disposition of these balances for our customers, which amounted to $8.8 billion at December 31, 2013. As a result of holding these customers’ assets in escrow, we have ongoing programs for realizing economic benefits during the year through favorable borrowing and vendor arrangements with various banks. There were no investments or loans outstanding as of December 31, 2013 and 2012 related to these arrangements.

Operating Leases

Future minimum operating lease payments are as follows (in millions):

2014	$178
2015	150
2016	123
2017	101
2018	76
Thereafter	298

Total future minimum operating lease payments	$926

Rent expense incurred under operating leases during the years ended December 31, 2013, 2012 and 2011 was $196 million, $159 million, and $123 million, respectively. Rent expense in 2013, 2012, and 2011 includes abandoned lease charges related to office closures of $1 million, $2 million, and $1 million, respectively.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

On June 29, 2004 we entered into an off-balance sheet financing arrangement (commonly referred to as a “synthetic lease”). The owner/lessor in this arrangement acquired land and various real property improvements associated with new construction of an office building in Jacksonville, Florida, that are part of FNF’s corporate campus and headquarters. The lessor financed the acquisition of the facilities through funding provided by third-party financial institutions. On June 27, 2011, we renewed and amended the synthetic lease for the facilities. The amended lease provides for a five year term ending June 27, 2016 and had an outstanding balance as of December 31, 2013 of $71 million. The amended lease includes guarantees by us of up to 83.0% of the outstanding lease balance, and options to purchase the facilities at the outstanding lease balance. The guarantee becomes effective if we decline to purchase the facilities at the end of the lease and also decline to renew the lease. The lessor is a third-party company and we have no affiliation or relationship with the lessor or any of its employees, directors or affiliates, and transactions with the lessor are limited to the operating lease agreements and the associated rent expense that have been included in Other operating expenses in the Consolidated Statements of Earnings. We do not believe the lessor is a variable interest entity, as defined in the FASB standard on consolidation of variable interest entities.

Restaurant Group Purchase Obligations

The Restaurant Group has unconditional purchase obligations with various vendors. These purchase obligations are primarily food and beverage obligations with fixed commitments in regards to the time period of the contract and the quantities purchased with annual price adjustments that can fluctuate. We used both historical and projected volume and pricing as of December 31, 2013 to determine the amount of the obligations.

Purchase obligations of the Restaurant Group as of December 31, 2013 are as follows (in millions):

2014	$173
2015	45
2016	23
2017	4
2018	—
Thereafter	—

Total purchase commitments	$245

Note N. Regulation and Equity

Our insurance subsidiaries, including title insurers, underwritten title companies and insurance agencies, are subject to extensive regulation under applicable state laws. Each of the insurance underwriters is subject to a holding company act in its state of domicile which regulates, among other matters, the ability to pay dividends and enter into transactions with affiliates. The laws of most states in which we transact business establish supervisory agencies with broad administrative powers relating to issuing and revoking licenses to transact business, regulating trade practices, licensing agents, approving policy forms, accounting practices, financial practices, establishing reserve and capital and surplus as regards policyholders (“capital and surplus”) requirements, defining suitable investments for reserves and capital and surplus and approving rate schedules.

Since we are governed by both state and federal governments and the applicable insurance laws and regulations are constantly subject to change, it is not possible to predict the potential effects on our insurance operations, particularly the Fidelity National Title Group segment, of any laws or regulations that may become more restrictive in the future or if new restrictive laws will be enacted.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Pursuant to statutory accounting requirements of the various states in which our insurers are domiciled, these insurers must defer a portion of premiums earned as an unearned premium reserve for the protection of policyholders and must maintain qualified assets in an amount equal to the statutory requirements. The level of unearned premium reserve required to be maintained at any time is determined by statutory formula based upon either the age, number of policies and dollar amount of policy liabilities underwritten, or the age and dollar amount of statutory premiums written. As of December 31, 2013, the combined statutory unearned premium reserve required and reported for our title insurers was $1,734 million. In addition to statutory unearned premium reserves, each of our insurers maintains reserves for known claims and surplus funds for policyholder protection and business operations.

Each of our insurance subsidiaries is regulated by the insurance regulatory authority in its respective state of domicile, as well as that of each state in which it is licensed. The insurance commissioners of their respective states of domicile are the primary regulators of our title insurance subsidiaries. Each of the insurers is subject to periodic regulatory financial examination by regulatory authorities.

Our insurance subsidiaries are subject to regulations that restrict their ability to pay dividends or make other distributions of cash or property to their immediate parent company without prior approval from the Department of Insurance of their respective states of domicile. As of December 31, 2013, $1,909 million of our net assets are restricted from dividend payments without prior approval from the Departments of Insurance. During 2014, our title insurers can pay or make distributions to us of approximately $308 million, without prior approval.

The combined statutory capital and surplus of our title insurers was approximately $1,409 million and $1,381 million as of December 31, 2013 and 2012, respectively. The combined statutory net earnings (losses) of our title insurance subsidiaries were $352 million, $281 million, and $151 million for the years ended December 31, 2013, 2012, and 2011, respectively.

Statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the various state insurance regulatory authorities. The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by each of the states that regulate us. Each of our states of domicile for our title insurance underwriter subsidiaries have adopted a material prescribed accounting practice that differs from that found in NAIC SAP. Specifically, in both years the timing of amounts released from the statutory unearned premium reserve under NAIC SAP differs from the states’ required practice. Statutory surplus at December 31, 2013 and 2012, respectively, was lower (higher) by approximately $205 million and $(4) million than if we had reported such amounts in accordance with NAIC SAP.

As a condition to continued authority to underwrite policies in the states in which our insurers conduct their business, the insurers are required to pay certain fees and file information regarding their officers, directors and financial condition. In addition, our escrow and trust business is subject to regulation by various state banking authorities.

Pursuant to statutory requirements of the various states in which our insurers are domiciled, such insurers must maintain certain levels of minimum capital and surplus. Required levels of minimum capital and surplus are not significant to the insurers individually or in the aggregate. Each of our insurers has complied with the minimum statutory requirements as of December 31, 2013.

Our underwritten title companies are also subject to certain regulation by insurance regulatory or banking authorities, primarily relating to minimum net worth. Minimum net worth requirements for each underwritten

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

title company is less than $1 million. These companies were in compliance with their respective minimum net worth requirements at December 31, 2013.

There are no restrictions on our retained earnings regarding our ability to pay dividends to shareholders although there are limits on the ability of certain subsidiaries to pay dividends to us, as described above.

Subsequent to year end, on January 2, 2014 as part of the LPS Acquisition, 25,920,078 shares of FNF common stock as consideration for the LPS Acquisition to the former shareholders of LPS.

On October 24, 2013, we offered 17,250,000 shares of our common stock at an offering price of $26.75 per share, pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. We granted the underwriters a 30-day option to purchase 2,587,500 additional shares at the offering price, which was subsequently exercised in full. A total of 19,837,500 shares were issued on October 30, 2013, for net proceeds of approximately $511 million. The net proceeds from this offering were used to pay a portion of the cash consideration for the LPS Acquisition on January 2, 2014.

On July 21, 2009, the Board of Directors approved a three-year stock repurchase program under which we could repurchase up to 15 million shares of our common stock through July 31, 2012. On January 27, 2011, our Board of Directors approved an additional 5 million shares that could have been repurchased under the program. This program expired July 31, 2012, and we repurchased a total of 16,528,512 shares for $243 million, or an average of $14.73 per share under this program.

On July 21, 2012, our Board of Directors approved a three-year stock repurchase program, effective August 1, 2012, under which we can repurchase up to 15 million shares of our common stock through July 31, 2015. We may make repurchases from time to time in the open market, in block purchases or in privately negotiated transactions, depending on market conditions and other factors. In the year ended December 31, 2013, we repurchased a total of 1,400,000 shares for $34 million, or an average of $24.14 per share under this program. Subsequent to year-end we did not repurchase any shares through market close on February 27, 2014. Since the original commencement of the plan adopted July 21, 2012, we have repurchased a total of 2,080,000 shares for $50 million, or an average of $23.90 per share, and there are 12,920,000 shares available to be repurchased under this program.

Note O. Employee Benefit Plans

Stock Purchase Plan

During the three-year period ended December 31, 2013, our eligible employees could voluntarily participate in employee stock purchase plans (“ESPPs”) sponsored by us and our subsidiaries. Pursuant to the ESPPs, employees may contribute an amount between 3% and 15% of their base salary and certain commissions. We contribute varying amounts as specified in the ESPPs.

We contributed $17 million, $14 million, and $13 million to the ESPPs in the years ended December 31, 2013, 2012, and 2011, respectively, in accordance with the employer’s matching contribution.

401(k) Profit Sharing Plan

During the three-year period ended December 31, 2013, we have offered our employees the opportunity to participate in our 401(k) profit sharing plans (the “401(k) Plans”), qualified voluntary contributory savings plans which are available to substantially all of our employees. Eligible employees may contribute up to 40% of their pretax annual compensation, up to the amount allowed pursuant to the Internal Revenue Code. There was no

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

employer match for the year ended December 31, 2011. Beginning in 2012, we initiated an employer match on the 401(k) plan whereby we matched $0.25 on each $1.00 contributed up to the first 6% of eligible earnings contributed to the Plan. Effective April 1, 2013, we increased the employer match from $0.25 to $0.375 on each $1.00 contributed up to the first 6% of eligible earnings contributed to the Plan. The employer match for the years ended December 31, 2013 and 2012 were $17 million and $11 million that was credited to the FNF Stock Fund in the FNF 401(k) Plan.

Stock Option Plans

In 2005, we established the FNT 2005 Omnibus Incentive Plan (the “Omnibus Plan”) authorizing the issuance of up to 8 million shares of common stock, subject to the terms of the Omnibus Plan. On October 23, 2006, the stockholders of FNF approved an amendment to increase the number of shares available for issuance under the Omnibus Plan by 16 million shares. The increase was in part to provide capacity for options and restricted stock to be issued to replace Old FNF options and restricted stock. On May 29, 2008 and May 25, 2011, the shareholders of FNF approved an amendment to increase the number of shares for issuance under the Omnibus Plan by 11 million shares and 6 million shares, respectively. The primary purpose of the increase was to assure that we had adequate means to provide equity incentive compensation to our employees on a going-forward basis. The Omnibus Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares, performance units, other cash and stock-based awards and dividend equivalents. As of December 31, 2013, there were 1,913,072 shares of restricted stock and 9,358,740 stock options outstanding under this plan. Awards granted are determined and approved by the Compensation Committee of the Board of Directors. Options vest over a 3 year period, and the exercise price for options granted equals the market price of the underlying stock on the grant date. Stock option grants of 3,712,416 shares, 769,693 shares, and 25,000 shares were made to various employees and directors in 2013, 2012, and 2011, respectively, and vest according to certain time based and operating performance criteria.

Stock option transactions under the Omnibus Plan for 2011, 2012, and 2013 are as follows:

	Options	Weighted Average Exercise Price	Exercisable
Balance, December 31, 2010	21,826,954	$13.52	16,241,130
Granted	25,000	15.62
Exercised	(1,068,934)	7.31
Canceled	(150,999)	20.04

Balance, December 31, 2011	20,632,021	$13.79	18,704,618
Granted	769,693	22.59
Exercised	(12,358,474)	12.49
Canceled	(76,166)	22.69

Balance, December 31, 2012	8,967,074	$16.27	8,147,381
Granted	3,712,416	27.90
Exercised	(3,267,937)	18.28
Canceled	(52,813)	22.59

Balance, December 31, 2013	9,358,740	$20.15	5,180,504

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Restricted stock transactions under the Omnibus Plan in 2011, 2012, and 2013 are as follows:

	Shares	Weighted Average Grant Date Fair Value
Balance, December 31, 2010	2,666,901	$13.20
Granted	1,645,246	15.62
Canceled	(46,433)	14.75
Vested	(1,253,058)	12.51

Balance, December 31, 2011	3,012,656	$14.78
Granted	1,332,222	22.59
Canceled	(17,840)	14.78
Vested	(1,402,300)	14.55

Balance, December 31, 2012	2,924,738	$18.46
Granted	650,728	27.90
Canceled	(8,116)	17.44
Vested	(1,654,278)	17.30

Balance, December 31, 2013	1,913,072	$22.68

The following table summarizes information related to stock options outstanding and exercisable as of December 31, 2013:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Intrinsic Value	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Intrinsic Value
				(In millions)				(In millions)
$0.00—$7.09	1,294,704	2.82	$7.09	$33	1,294,704	2.82	$7.09	$33
$7.10—$13.64	1,891,704	1.85	13.64	36	1,891,704	1.85	13.64	36
$13.65—$14.06	696,083	2.51	14.05	13	696,083	2.51	14.05	13
$14.07—$18.14	76,667	2.49	17.87	1	68,333	2.20	18.14	1
$18.15—$20.92	34,793	2.42	20.83	—	34,793	2.42	20.83	—
$20.93—$22.59	709,123	5.64	22.59	7	251,637	5.27	22.59	3
$22.60—$27.90	4,655,666	5.70	27.00	25	943,250	0.98	23.44	8

	9,358,740			$115	5,180,504			$94

We account for stock-based compensation plans in accordance with the FASB standard on share-based payments, which requires that compensation cost relating to share-based payments be recognized in the consolidated financial statements based on the fair value of each award. Using the fair value method of accounting, compensation cost is measured based on the fair value of the award at the grant date and recognized over the service period. Net earnings attributable to FNF Common Shareholders reflects stock-based compensation expense amounts of $30 million for the year ended December 31, 2013 and $23 million for the year ended December 31, 2012, and 27 million for the year ended December 31, 2011, which are included in personnel costs in the reported financial results of each period.

The risk free interest rates used in the calculation of compensation cost are the rates that correspond to the weighted average expected life of an option. The volatility was estimated based on the historical volatility of

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

FNF’s stock price over a term equal to the weighted average expected life of the options. For options granted in the years ended December 31, 2013, 2012, and 2011, we used risk free interest rates of 1.1%, 0.6%, and 1.0%, respectively; volatility factors for the expected market price of the common stock of 26%, 50%, and 53%, respectively; expected dividend yields of 2.6%, 2.8%, and 3.1%, respectively; and weighted average expected lives of 4.4 years, 4.6 years, and 4.7 years, respectively. The weighted average fair value of each option granted in the years ended December 31, 2013, 2012, and 2011, were $4.67, $7.58, and $5.56, respectively.

At December 31, 2013, the total unrecognized compensation cost related to non-vested stock option grants and restricted stock grants is $60 million, which is expected to be recognized in pre-tax income over a weighted average period of 1.70 years.

Pension Plans

In 2000, FNF merged with Chicago Title Corporation (“Chicago Title”). In connection with the merger, we assumed Chicago Title’s noncontributory defined contribution plan and noncontributory defined benefit pension plan (the “Pension Plan”). The Pension Plan covers certain Chicago Title employees. The benefits are based on years of service and the employee’s average monthly compensation in the highest 60 consecutive calendar months during the 120 months ending at retirement or termination. Effective December 31, 2000, the Pension Plan was frozen and there will be no future credit given for years of service or changes in salary. The accumulated benefit obligation is the same as the projected benefit obligation due to the pension plan being frozen as of December 31, 2000. Pursuant to the FASB standard on employers’ accounting for defined benefit pension and other post retirement plans, the measurement date is December 31.

The net pension asset (liability) included in Prepaid expenses and other assets and Accounts payable and other accrued liabilities as of December 31, 2013, and 2012 was $6 million and $(23) million, respectively. The discount rate used to determine the benefit obligation as of the years ending December 31, 2013 and 2012 was 4.12% and 3.24%, respectively. As of the years ending December 31, 2013 and 2012 the projected benefit obligation was $167 million and $185 million, respectively, and the fair value of plan assets was $173 million and $162 million, respectively. The net periodic expense included in the results of operations relating to these plans was $9 million, $10 million, and $9 million for the years ending December 31, 2013, 2012, and 2011, respectively.

Remy sponsors multiple defined benefit pension plans that cover a significant portion of their U.S. employees and certain U.K. and Korea employees. The plans for U.S. employees were frozen in 2006. The net pension liability for Remy included in Accounts payable and other accrued liabilities as of December 31, 2013 and 2012 was $19 million and $32 million, respectively. The discount rate used to determine the benefit obligation as of the year ending December 31, 2013 and 2012 was 4.73% and 3.85%, respectively, for the U.S. plan and 4.27% and 4.10%, respectively, for the non-U.S. plans. As of the year ending December 31, 2013 the projected benefit obligation was $79 million and the fair value of plan assets was $60 million. The net periodic expense included in the results of operations relating to these plans was $1 million for the year ending December 31, 2013.

Postretirement and Other Nonqualified Employee Benefit Plans

We assumed certain health care and life insurance benefits for retired Chicago Title employees in connection with the FNF merger with Chicago Title. Beginning on January 1, 2001, these benefits were offered to all employees who met specific eligibility requirements. Additionally, in connection with the acquisition of LandAmerica Financial Group’s two principal title insurance underwriters, Commonwealth Land Title Insurance

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Company and Lawyers Title Insurance Corporation, as well as United Capital Title Insurance Company (collectively, the “LFG Underwriters”), we assumed certain of the LFG Underwriters nonqualified benefit plans, which provide various postretirement benefits to certain executives and retirees. The costs of these benefit plans are accrued during the periods the employees render service. We are both self-insured and fully insured for postretirement health care and life insurance benefit plans, and the plans are not funded. The health care plans provide for insurance benefits after retirement and are generally contributory, with contributions adjusted annually. Postretirement life insurance benefits are primarily contributory, with coverage amounts declining with increases in a retiree’s age. The aggregate benefit obligation for these plans was $20 million and $24 million at December 31, 2013 and 2012, respectively. The net costs relating to these plans were immaterial for the years ended December 31, 2013, 2012, and 2011.

Note P. Supplementary Cash Flow Information

The following supplemental cash flow information is provided with respect to interest and tax payments, as well as certain non-cash investing and financing activities.

	Year Ended December 31,
	2013	2012	2011
	(In millions)
Cash paid during the year:
Interest	$87	$65	$52
Income taxes	249	109	40
Non-cash investing and financing activities:
Liabilities assumed in connection with acquisitions:
Fair value of assets acquired	$30	$1,116	$—
Less: Total purchase price	25	254	—

Liabilities assumed	$5	$862	$—

Note Q. Financial Instruments with Off-Balance Sheet Risk and Concentration of Risk

Fidelity National Title Group

In the normal course of business we and certain of our subsidiaries enter into off-balance sheet credit arrangements associated with certain aspects of the title insurance business and other activities.

We generate a significant amount of title insurance premiums in California, Texas, New York and Florida. Title insurance premiums as a percentage of the total title insurance premiums written from those four states are detailed as follows:

	2013	2012	2011
California	15.2%	17.2%	15.8%
Texas	14.4%	12.9%	12.3%
New York	7.4%	7.4%	8.1%
Florida	7.6%	6.6%	6.5%

Remy generates revenue in multiple geographic locations. Revenues are attributed to geographic locations based on the point of sale.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Information about our Auto parts revenue in our Remy segment by region was as follows:

	2013	2012
United States	66.1%	66.0%
Asia Pacific	20.7%	20.0%
Europe	7.9%	8.8%
Other America	5.3%	5.2%

Total	100.0%	100.0%

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash equivalents, short-term investments, and trade receivables.

We place cash equivalents and short-term investments with high credit quality financial institutions and, by policy, limit the amount of credit exposure with any one financial institution. Investments in commercial paper of industrial firms and financial institutions are rated investment grade by nationally recognized rating agencies.

Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up our customer base, thus spreading the trade receivables credit risk. We control credit risk through monitoring procedures.

Remy

Financial instruments at Remy, which potentially subject us to concentrations of credit risk, consist primarily of accounts receivable and cash investments. We require placement of cash in financial institutions evaluated as highly creditworthy.

The Remy customer base includes global light and commercial vehicle manufacturers and a large number of retailers, distributors and installers of automotive aftermarket parts. Remy’s credit evaluation process and the geographical dispersion of sales transactions help to mitigate credit risk concentration. Remy conducts a significant amount of business with General Motors Corporation (“GM”), Hyundai Motor Company (“Hyundai”) and three large automotive parts retailers. Auto parts revenue from these customers in the aggregate represented 48.3% and 50.1% for the year ended December 31, 2013 and 2012, respectively. GM represents Remy’s largest customer and accounted for approximately 16.2% and 20.7% of Auto parts revenue for the year ended December 31, 2013 and 2012, respectively. Auto parts revenue from Hyundai accounted for approximately 10.4% of Remy’s net sales for the year ended December 31, 2013.

Note R. Segment Information

Summarized financial information concerning our reportable segments is shown in the following tables. During the fourth quarter of 2013, we determined that the Corporate and Other segment would be split in order to differentiate operations and costs related to the Fidelity National Title Group segment from those associated with our Portfolio Company Investments. As a result, we reorganized our reporting segments to reflect this change. We have also provided information regarding the elimination of transactions between our FNF Core segments and our Portfolio Company Investments.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

As of and for the year ended December 31, 2013:

	Fidelity National Title Group	FNF Corporate and Other	Total FNF Core	Remy	Restaurant Group	Portfolio Company Corporate and Other	Total Portfolio Company Investments	Eliminations	Total
	(In millions)
Title premiums	$4,152	$—	$4,152	$—	$—	$—	$—	$—	$4,152
Other revenues	1,597	53	1,650	—	—	87	87	—	1,737
Auto parts revenues	—	—	—	1,127	—	—	1,127	—	1,127
Restaurant revenues	—	—	—	—	1,408	—	1,408	—	1,408

Revenues from external customers	5,749	53	5,802	1,127	1,408	87	2,622	—	8,424
Interest and investment income (loss), including realized gains and losses	145	3	148	(2)	(1)	3	—	(7)	141

Total revenues	5,894	56	5,950	1,125	1,407	90	2,622	(7)	8,565

Depreciation and amortization	65	3	68	4	53	12	69	—	137
Interest expense	—	68	68	20	8	4	32	(7)	93
Earnings (loss) from continuing operations, before income taxes and equity in earnings (loss) of unconsolidated affiliates	821	(145)	676	22	12	(59)	(25)	—	651
Income tax expense (benefit)	302	(60)	242	5	(4)	(38)	(37)	—	205

Earnings (loss) from continuing operations, before equity in earnings (loss) of unconsolidated affiliates	519	(85)	434	17	16	(21)	12	—	446
Equity in earnings (loss) of unconsolidated affiliates	5	(1)	4	—	—	(30)	(30)	—	(26)

Earnings (loss) from continuing operations	$524	$(86)	$438	$17	$16	$(51)	$(18)	$—	$420

Assets	$6,757	$1,265	$8,022	$1,255	$663	$699	$2,617	$(115)	$10,524
Goodwill	1,435	3	1,438	248	119	96	463	—	1,901

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

As of and for the year ended December 31, 2012:

	Fidelity National Title Group	FNF Corporate and Other	Total FNF Core	Remy	Restaurant Group	Portfolio Company Corporate and Other	Total Portfolio Company Investments	Eliminations	Total
	(In millions)
Title premiums	$3,833	$—	$3,833	$—	$—	$—	$—	$—	$3,833
Other revenues	1,613	48	1,661	—	—	15	15	—	1,676
Auto parts revenues	—	—	—	417	—	—	417	—	417
Restaurant revenues	—	—	—	—	908	—	908	—	908

Revenues from external customers	5,446	48	5,494	417	908	15	1,340	—	6,834
Interest and investment income, including realized gains and losses	140	(3)	137	80	119	(4)	195	(1)	331

Total revenues	5,586	45	5,631	497	1,027	11	1,535	(1)	7,165

Depreciation and amortization	64	4	68	1	35	—	36	—	104
Interest expense	1	60	61	10	3	1	14	(1)	74
Earnings (loss) from continuing operations, before income taxes and equity in earnings (loss) of unconsolidated affiliates	776	(107)	669	89	102	(25)	166	—	835
Income tax expense (benefit)	282	(52)	230	3	18	(6)	15	—	245

Earnings (loss) from continuing operations, before equity in earnings (loss) of unconsolidated affiliates	494	(55)	439	86	84	(19)	151	—	590
Equity in earnings (loss) of unconsolidated affiliates	5	—	5	—	—	5	5	—	10

Earnings (loss) from continuing operations	$499	$(55)	$444	$86	$84	$(14)	$156	$—	$600

Assets	$6,929	$417	$7,346	$1,270	$689	$678	$2,637	$(80)	$9,903
Goodwill	1,434	3	1,437	246	119	106	471	—	1,908

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

As of and for the year ended December 31, 2011:

	Fidelity National Title Group	FNF Corporate and Other	Total FNF Core	Remy	Restaurant Group	Portfolio Company Corporate and Other	Total Portfolio Company Investments	Eliminations	Total
	(In millions)
Title premiums	$3,257	$—	$3,257	$—	$—	$—	$—	$—	$3,257
Other revenues	1,337	37	1,374	—	—	19	19	—	1,393
Auto parts revenues	—	—	—	—	—	—	—	—	—
Restaurant revenues	—	—	—	—	—	—	—	—	—

Revenues from external customers	4,594	37	4,631	—	—	19	19	—	4,650
Interest and investment income, including realized gains and losses	149	2	151	—	—	(1)	(1)	—	150

Total revenues	4,743	39	4,782	—	—	18	18	—	4,800

Depreciation and amortization	70	3	73	—	—	—	—	—	73
Interest expense	1	56	57	—	—	—	—	—	57
Earnings from continuing operations, before income taxes and equity in earnings (loss) of unconsolidated affiliates	521	(115)	406	—	—	(1)	(1)	—	405
Income tax expense	169	(40)	129	—	—	2	2	—	131

Earnings from continuing operations, before equity in earnings (loss) of unconsolidated affiliates	352	(75)	277	—	—	(3)	(3)	—	274
Equity in earnings (loss) of unconsolidated affiliates	4	—	4	—	—	6	6	—	10

Earnings from continuing operations	$356	$(75)	$281	$—	$—	$3	$3	$—	$284

Assets	$6,540	$324	$6,864	$—	$—	$998	$998	$—	$7,862
Goodwill	1,418	3	1,421	—	—	32	32	—	1,453

The activities of the reportable segments include the following:

FNF Core Operations

Fidelity National Title Group

This segment consists of the operations of our title insurance underwriters and related businesses. This segment provides core title insurance and escrow and other title related services including collection and trust activities, trustee’s sales guarantees, recordings and reconveyances, and home warranty insurance.

FNF Corporate and Other

The FNF Corporate and Other segment consists of the operations of the parent holding company, certain other unallocated corporate overhead expenses, other smaller real estate and insurance related operations.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Portfolio Company Investments

Remy

This segment consists of the operations of Remy, in which we have a 51% ownership interest. Remy is a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles.

Restaurant Group

The Restaurant Group segment consists of the operations of ABRH, in which we have a 55% ownership interest. ABRH is the owner and operator of the O’Charley’s, Ninety Nine Restaurants, Max & Erma’s, Village Inn and Bakers Square concepts. This segment also includes J. Alexander’s, which includes the Stoney River Legendary Steaks concept.

Portfolio Company Corporate and Other

The Portfolio Company Corporate and Other segment primarily consists of our share in the operations of certain equity investments, including Ceridian, Digital Insurance and other smaller operations which are not title related.

Note S. Recent Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists to provide guidance on the presentation of unrecognized tax benefits. ASU 2013-11 requires an entity to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward with certain limited exceptions. ASU 2013-11 is effective for annual reporting periods beginning on or after December 15, 2013 and interim periods within those annual periods with earlier adoption permitted. This guidance is effective January 1, 2014. ASU 2013-11 should be applied prospectively with retroactive application permitted. We will adopt this guidance in the first quarter of 2014 and are currently evaluating the impact on our consolidated financial statements.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

As of the end of the year covered by this report, we carried out an evaluation, under the supervision and with the participation of our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that we file or submit under the Act is: (a) recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms; and (b) accumulated and communicated to management, including our principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

There were no changes in our internal control over financial reporting that occurred during the quarter ended December 31, 2013 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f) or 15d-15(f). Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting. Management has adopted the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission 1992 framework (COSO). Based on our evaluation under this framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2013. The effectiveness of our internal control over financial reporting as of December 31, 2013 has been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report which is included herein.

Item 9B.	Other Information

None.

PART III

Items 10-14.

Within 120 days after the close of our fiscal year, we intend to file with the Securities and Exchange Commission the matters required by these items.

PART IV

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a) (1) Financial Statements. The following is a list of the Consolidated Financial Statements of Fidelity National Financial, Inc. and its subsidiaries included in Item 8 of Part II:

(a) (2) Financial Statement Schedules. The following is a list of financial statement schedules filed as part of this annual report on Form 10-K:

Schedule II: Fidelity National Financial, Inc. (Parent Company Financial Statements)	131
Schedule V: Valuation and Qualifying Accounts	135

All other schedules are omitted because they are not applicable or not required, or because the required information is included in the Consolidated Financial Statements or notes thereto.

(a) (3) The following exhibits are incorporated by reference or are set forth on pages to this Form 10-K:

Exhibit Number	Description

2.1	Securities Exchange and Distribution Agreement between Old FNF and the Registrant, dated as of June 25, 2006, as amended and restated as of September 18, 2006 (incorporated by reference to Annex A to the Registrant’s Schedule 14C filed on September 19, 2006 (the “Information Statement”))

2.2	Agreement and Plan of Merger, dated as of May 28, 2013, among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (incorporated by reference to Exhibit 2.1 to Fidelity National Financial, Inc.’s Current Report on Form 8-K, filed on May 28, 2013)

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 filed June 3, 2011)

3.2	Amended and Restated Bylaws of the Registrant, as adopted on September 26, 2005 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

4.1	Supplemental Indenture, dated as of January 2, 2014, among Lender Processing Services, Inc., Fidelity National Financial, Inc., Black Knight Lending Solutions, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

4.2	Indenture between the Registrant and The Bank of New York Trust Company, N.A., dated December 8, 2005, relating to the 5.25% notes referred to below (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005)

Exhibit Number	Description
4.3	First Supplemental Indenture between the Registrant and the Bank of New York Trust Company, N.A., dated as of January 6, 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006)

4.4	Second Supplemental Indenture, dated May 5, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A., dated as of May 5, 2010, relating to the 6.60% notes referred to below (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2010)

4.5	Form of Subordinated Indenture between the Registrant and the Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.2 (A) to the Registrant’s Registration Statement on Form S-3 filed on November 14, 2007)

4.6	Form of 6.60% Note due 2017 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on May 5, 2010)

4.7	Form of 4.25% Convertible Note due August 2018 (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on August 2, 2011)

4.8	Form of the Registrant’s Common Stock Certificate (incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Annual Report”)

10.1	Amendment and Restatement Agreement dated as of April 16, 2012 to the Credit Agreement among the Registrant, Bank of America, N.A., and certain agents and other lenders party thereto, dated as of September 12, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 19, 2012)

10.2	Amendment and Restatement Agreement dated as of March 5, 2010 to the Credit Agreement among the Registrant, Bank of America, N.A., and certain agents and other lenders party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 10, 2010)

10.3	Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan, effective as of September 26, 2005 (incorporated by reference to Appendix A to the Registrant’s Schedule 14A filed on April 12, 2013) (1)

10.4	Bridge Loan Commitment Letter (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.5	Amended Revolving Credit Facility (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.6	Amended Term Loan Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.7	Amendment, dated as of June 25, 2013, to the Second Amended and Restated Credit Agreement, dated as of April 16, 2012, among Fidelity National Financial, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto (incorporated by reference to Registrant’s Current Report on Form 8-K filed on July 12, 2013)

10.8	Term Loan Credit Agreement, dated as of July 11, 2013, among Fidelity National Financial, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto (incorporated by reference to Registrant’s Current Report on Form 8-K filed on July 12, 2013)

Exhibit Number	Description
10.9	Fidelity National Title Group, Inc. Employee Stock Purchase Plan, effective as of September 26, 2005 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)(1)

10.10	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)(1)

10.11	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2013 Awards(1)

10.12	Form of Notice of Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2013 Awards(1)

10.13	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for October 2012 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)(1)

10.14	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for October 2011 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)(1)

10.15	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2010 awards (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010)(1)

10.16	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2009 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009)(1)

10.17	Form of Notice of Stock Option Grant and Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)(1)

10.18	Form of Notice of Stock Option Grant and Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)(1)

10.19	Tax Disaffiliation Agreement by and among Old FNF, the Registrant and FIS, dated as of October 23, 2006 (incorporated by reference to Exhibit 99.1 to Old FNF’s Form 8-K, filed on October 27, 2006)

10.20	Cross-Indemnity Agreement by and between the Registrant and FIS, dated as of October 23, 2006 (incorporated by reference to Exhibit 99.2 to FIS’s Form 8-K, filed on October 27, 2006)

10.21	Amended and Restated Employment Agreement between the Registrant and Anthony J. Park, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.11 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)(1)

Exhibit Number	Description
10.22	Amendment effective February 4, 2010 to Amended and Restated Employment Agreement between the Registrant and Anthony J. Park, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009)(1)

10.23	Amendment effective July 1, 2012 to Amended and Restated Employment Agreement between the Registrant and Brent B. Bickett, effective as of July 2, 2008. (incorporated by reference to Exhibit 10.7 to Registrant’s Current Report on Form 8-K filed on July 3, 2012)(1)

10.24	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between BKFS I Management and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Exhibit 10.8 to Registrant’s Current Report on Form 8-K filed on January 15, 2014)(1)

10.25	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between BKFS II Management and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Exhibit 10.9 to Registrant’s Current Report on Form 8-K filed on January 15, 2014)(1)

10.26	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between the Registrant and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Registrant’s Current Report on Form 8-K filed on January 15, 2014)(1)

10.27	Amended and Restated Employment Agreement between the Registrant and William P. Foley, II, effective as of July 2, 2008(1) (incorporated by reference to Exhibit 10.14 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)(1)

10.28	Amended and Restated Employment Agreement between the Registrant and Raymond R. Quirk, effective as of October 10, 2008 (1) (incorporated by reference to Exhibit 10.16 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)

10.29	Amendment effective February 4, 2010 to Amended and Restated Employment Agreement between the Registrant and Raymond R. Quirk, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009)(1)

10.30	Amended and Restated Employment Agreement between the Registrant and Michael L. Gravelle, effective as of January 30, 2013 (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)(1)

10.31	Fidelity National Title Group, Inc. Annual Incentive Plan (incorporated by reference to Annex B to the Registrant’s Schedule 14A filed on April 11, 2011)(1)

10.32	Fidelity National Financial, Inc. Deferred Compensation Plan, as amended and restated, effective January 1, 2009 (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)(1)

10.33	Amended and Restated Employment Agreement between the Registrant and Peter T. Sadowski, effective as of February 4, 2010 (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)(1)

10.34	Form of Notice of Long-Term Investment Success Performance Award Agreement—Tier 1 under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013)(1)

10.35	Form of Notice of Long-Term Investment Success Performance Award Agreement—Tier 2 under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013)(1)

Exhibit Number	Description
21.1	Subsidiaries of the Registrant

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification by Chief Executive Officer of Periodic Financial Reports pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

32.2	Certification by Chief Financial Officer of Periodic Financial Reports pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

(1)	A management or compensatory plan or arrangement required to be filed as an exhibit to this report pursuant to Item 15(c) of Form 10-K

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fidelity National Financial, Inc.

By:	/s/ Raymond R. Quirk
Raymond R. Quirk
Chief Executive Officer

Date: February 28, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond R. Quirk Raymond R. Quirk	Chief Executive Officer (Principal Executive Officer)	February 28, 2014

/s/ Anthony J. Park Anthony J. Park	Chief Financial Officer (Principal Financial and Accounting Officer	February 28, 2014

/s/ William P. Foley, II William P. Foley, II	Director and Executive Chairman of the Board	February 28, 2014

/s/ Douglas K. Ammerman Douglas K. Ammerman	Director	February 28, 2014

/s/ Willie D. Davis Willie D. Davis	Director	February 28, 2014

/s/ Thomas M. Hagerty Thomas M. Hagerty	Director	February 28, 2014

/s/ Daniel D. (Ron) Lane Daniel D. (Ron) Lane	Director	February 28, 2014

/s/ Richard N. Massey Richard N. Massey	Director	February 28, 2014

/s/ John D. Rood John D. Rood	Director	February 28, 2014

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	February 28, 2014

/s/ Cary H. Thompson Cary H. Thompson	Director	February 28, 2014

/s/ Frank P. Willey Frank P. Willey	Director	February 28, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Fidelity National Financial, Inc.:

Under date of February 28, 2014, we reported on the Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related Consolidated Statements of Earnings, Comprehensive Earnings, Equity and Cash Flows for each of the years in the three-year period ended December 31, 2013, as contained in the Annual Report on Form 10-K for the year 2013. In connection with our audits of the aforementioned Consolidated Financial Statements, we also audited the related financial statement schedules as listed under Item 15(a)(2). These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic Consolidated Financial Statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

February 28, 2014

Jacksonville, Florida

Certified Public Accountants

SCHEDULE II

FIDELITY NATIONAL FINANCIAL, INC.

(Parent Company)

BALANCE SHEETS

	December 31,
	2013	2012
	(In millions, except share data)
ASSETS
Cash	$1,105	$322
Investment securities available for sale, at fair value	—	7
Investment in unconsolidated affiliates	320	360
Notes receivable	124	94
Investments in and amounts due from subsidiaries	5,145	5,199
Property and equipment, net	7	9
Prepaid expenses and other assets	20	4
Other intangibles, net	47	17
Income taxes receivable	26	—

Total assets	$6,794	$6,012

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and other accrued liabilities	$125	$57
Income taxes payable	—	103
Deferred tax liability	144	123
Notes payable	983	980

Total liabilities	1,252	1,263
Equity:
Common stock, Class A, $0.0001 par value; authorized, 600,000,000 shares as of December 31, 2013 and 2012; issued 292,289,166 shares and 268,541,117 shares at December 31, 2013 and 2012, respectively	—	—
Preferred stock, $0.0001 par value; authorized 50,000,000 shares, issued and outstanding, none	—	—
Additional paid-in capital	4,642	4,018
Retained earnings	1,096	849
Accumulated other comprehensive earnings	37	59
Less: treasury stock, 41,948,518 shares and 39,995,513 shares as of December 31, 2013 and 2012, respectively, at cost	(707)	(658)

Total equity of Fidelity National Financial, Inc. common shareholders	5,068	4,268
Noncontrolling interests	474	481

Total equity	5,542	4,749

Total liabilities and equity	$6,794	$6,012

See Notes to Financial Statements and

Accompanying Report of Independent Registered Public Accounting Firm

SCHEDULE II

FIDELITY NATIONAL FINANCIAL, INC.

(Parent Company)

STATEMENTS OF EARNINGS AND RETAINED EARNINGS

	Year Ended December 31,
	2013	2012	2011
	(In millions, except per share data)
Revenues:
Other fees and revenue	$3	$5	$3
Interest and investment income and realized gains	15	2	1

Total revenues	18	7	4

Expenses:
Personnel expenses	93	39	40
Other operating expenses	50	21	15
Interest expense	70	61	58

Total expenses	213	121	113

(Losses) earnings before income tax (benefit) expense and equity in earnings of subsidiaries	(195)	(114)	(109)
Income tax (benefit) expense	(61)	(34)	(35)

(Losses) earnings before equity in earnings of subsidiaries	(134)	(80)	(74)
Equity in earnings of subsidiaries	553	692	453

Earnings before earnings attributable to noncontrolling interest	419	612	379
Earnings attributable to noncontrolling interest	17	5	10

Net earnings attributable to Fidelity National Financial, Inc. common shareholders	$402	$607	$369

Basic earnings per share	$1.75	$2.75	$1.68

Weighted average shares outstanding, basic basis	230	221	219

Diluted earnings per share	$1.71	$2.69	$1.65

Weighted average shares outstanding, diluted basis	235	226	223

Retained earnings (deficit), beginning of year	$849	$373	$110
Dividends declared	(155)	(131)	(106)
Net earnings attributable to Fidelity National Financial, Inc. common shareholders	402	607	369

Retained earnings, end of year	$1,096	$849	$373

See Notes to Financial Statements and

Accompanying Report of Independent Registered Public Accounting Firm

SCHEDULE II

FIDELITY NATIONAL FINANCIAL, INC.

(Parent Company)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012	2011
	(In millions)
Cash Flows From Operating Activities:
Net earnings	$419	$612	$379
Adjustments to reconcile net earnings to net cash provided by operating activities:
Equity in earnings of subsidiaries	(553)	(692)	(453)
Losses on sales of investments and other assets	1	6	—
Stock-based compensation	30	23	27
Tax benefit associated with the exercise of stock-based compensation	(17)	(31)	(6)
Net change in income taxes	(96)	172	142
Net (increase) decrease in prepaid expenses and other assets	(29)	4	38
Net increase (decrease) in accounts payable and other accrued liabilities	101	25	(18)

Net cash (used in) provided by operating activities	(144)	119	109

Cash Flows From Investing Activities:
Net proceeds (purchases) of investments available for sale	—	7	(6)
Additions to notes receivable	(30)	(93)	—
Net additions to investments in subsidiaries	8	(116)	—
Net purchases of property, equipment and other assets	—	—	(2)
Proceeds from the sale of Sedgwick CMS	—	—	32

Net cash (used in) provided by investing activities	(22)	(202)	24

Cash Flows From Financing Activities:
Equity offering	511	—	—
Borrowings	—	548	500
Debt service payments	(7)	(494)	(516)
Make-whole call penalty on early extinguishment of debt	—	(6)	—
Debt issuance costs	(16)	(8)	(8)
Dividends paid	(153)	(128)	(105)
Purchases of treasury stock	(34)	(38)	(86)
Exercise of stock options	60	91	8
Tax benefit associated with the exercise of stock-based compensation	17	31	6
Net borrowings and dividends from subsidiaries	571	294	65

Net cash provided by (used in) financing activities	949	290	(136)

Net change in cash and cash equivalents	783	207	(3)
Cash at beginning of year	322	115	118

Cash at end of year	$1,105	$322	$115

See Notes to Financial Statements and

See Accompanying Report of Independent Registered Public Accounting Firm

SCHEDULE II

FIDELITY NATIONAL FINANCIAL, INC.

(Parent Company)

NOTES TO FINANCIAL STATEMENTS

A. Summary of Significant Accounting Policies

Fidelity National Financial, Inc. transacts substantially all of its business through its subsidiaries. The Parent Company Financial Statements should be read in connection with the aforementioned Consolidated Financial Statements and Notes thereto included elsewhere herein. Certain reclassifications have been made in the 2012 presentation to conform to the classifications used in 2013.

B. Notes Payable

Notes payable consist of the following:

	December 31,
	2013	2012
	(In millions)
Unsecured notes, net of discount, interest payable semi-annually at 5.50%, due September 2022	$398	$398
Unsecured convertible notes, net of discount, interest payable semi-annually at 4.25%, due August 2018	285	282
Unsecured notes, net of discount, interest payable semi-annually at 6.60%, due May 2017	300	300
Revolving Credit Facility, unsecured, unused portion of $800 at December 31, 2013, due April 2016 with interest payable monthly at LIBOR + 1.45%	—	—

	$983	$980

C. Supplemental Cash Flow Information

	Year Ended December 31,
	2013	2012	2011
	(In millions)
Cash paid (received) during the year:
Interest paid	$61	$65	$57
Income tax payments (refunds)	242	109	40

D. Cash Dividends Received

We have received cash dividends from subsidiaries and affiliates of $0.1 billion, $0.2 billion, and $0.2 billion during the years ended December 31, 2013, 2012, and 2011, respectively.

See Accompanying Report of Independent Registered Public Accounting Firm

SCHEDULE V

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

Years Ended December 31, 2013, 2012 and 2011

		Column C
	Column B	Additions			Column D		Column E
Column A Description	Balance at Beginning of Period	Charge to Costs and Expenses	Other (Described)		Deduction (Described)		Balance at End of Period
	(In millions)
Year ended December 31, 2013:
Reserve for claim losses	$1,748	$291	$—		$403	(1)	$1,636

Year ended December 31, 2012:
Reserve for claim losses	$1,913	$268	$—		$433	(1)	$1,748

Year ended December 31, 2011:
Reserve for claim losses	$2,270	$222	$(59	)(2)	$520	(1)	$1,913

(1)	Represents payments of claim losses, net of recoupments.
(2)	Represents a decrease to the reserve for claim losses as a result of discontinued operations related to our agreement to sell our at-risk insurance business. See Note A under “Discontinued Operations”.

See Accompanying Report of Independent Registered Public Accounting Firm

EXHIBIT INDEX

Exhibit Number	Description
2.1	Securities Exchange and Distribution Agreement between Old FNF and the Registrant, dated as of June 25, 2006, as amended and restated as of September 18, 2006 (incorporated by reference to Annex A to the Registrant’s Schedule 14C filed on September 19, 2006 (the “Information Statement”))

2.2	Agreement and Plan of Merger, dated as of May 28, 2013, among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (incorporated by reference to Exhibit 2.1 to Fidelity National Financial, Inc.’s Current Report on Form 8-K, filed on May 28, 2013)

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 filed June 3, 2011)

3.2	Amended and Restated Bylaws of the Registrant, as adopted on September 26, 2005 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

4.1	Supplemental Indenture, dated as of January 2, 2014, among Lender Processing Services, Inc., Fidelity National Financial, Inc., Black Knight Lending Solutions, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

4.2	Indenture between the Registrant and The Bank of New York Trust Company, N.A., dated December 8, 2005, relating to the 5.25% notes referred to below (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005)

4.3	First Supplemental Indenture between the Registrant and the Bank of New York Trust Company, N.A., dated as of January 6, 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006)

4.4	Second Supplemental Indenture, dated May 5, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A., dated as of May 5, 2010, relating to the 6.60% notes referred to below (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2010)

4.5	Form of Subordinated Indenture between the Registrant and the Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.2 (A) to the Registrant’s Registration Statement on Form S-3 filed on November 14, 2007)

4.6	Form of 6.60% Note due 2017 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on May 5, 2010)

4.7	Form of 4.25% Convertible Note due August 2018 (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on August 2, 2011)

4.8	Form of the Registrant’s Common Stock Certificate (incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Annual Report”)

10.1	Amendment and Restatement Agreement dated as of April 16, 2012 to the Credit Agreement among the Registrant, Bank of America, N.A., and certain agents and other lenders party thereto, dated as of September 12, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 19, 2012)

Exhibit Number	Description
10.2	Amendment and Restatement Agreement dated as of March 5, 2010 to the Credit Agreement among the Registrant, Bank of America, N.A., and certain agents and other lenders party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 10, 2010)

10.3	Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan, effective as of September 26, 2005 (incorporated by reference to Appendix A to the Registrant’s Schedule 14A filed on April 12, 2013)(1)

10.4	Bridge Loan Commitment Letter (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.5	Amended Revolving Credit Facility (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.6	Amended Term Loan Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.7	Amendment, dated as of June 25, 2013, to the Second Amended and Restated Credit Agreement, dated as of April 16, 2012, among Fidelity National Financial, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto (incorporated by reference to Registrant’s Current Report on Form 8-K filed on July 12, 2013)

10.8	Term Loan Credit Agreement, dated as of July 11, 2013, among Fidelity National Financial, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto (incorporated by reference to Registrant’s Current Report on Form 8-K filed on July 12, 2013)

10.9	Fidelity National Title Group, Inc. Employee Stock Purchase Plan, effective as of September 26, 2005 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)(1)

10.10	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)(1)

10.11	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2013 Awards(1)

10.12	Form of Notice of Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2013 Awards(1)

10.13	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for October 2012 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)(1)

10.14	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for October 2011 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)(1)

10.15	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2010 awards (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010)(1)

Exhibit Number	Description
10.16	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2009 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009)(1)

10.17	Form of Notice of Stock Option Grant and Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)(1)

10.18	Form of Notice of Stock Option Grant and Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)(1)

10.19	Tax Disaffiliation Agreement by and among Old FNF, the Registrant and FIS, dated as of October 23, 2006 (incorporated by reference to Exhibit 99.1 to Old FNF’s Form 8-K, filed on October 27, 2006)

10.20	Cross-Indemnity Agreement by and between the Registrant and FIS, dated as of October 23, 2006 (incorporated by reference to Exhibit 99.2 to FIS’s Form 8-K, filed on October 27, 2006)

10.21	Amended and Restated Employment Agreement between the Registrant and Anthony J. Park, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.11 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)(1)

10.22	Amendment effective February 4, 2010 to Amended and Restated Employment Agreement between the Registrant and Anthony J. Park, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009)(1)

10.23	Amendment effective July 1, 2012 to Amended and Restated Employment Agreement between the Registrant and Brent B. Bickett, effective as of July 2, 2008. (incorporated by reference to Exhibit 10.7 to Registrant’s Current Report on Form 8-K filed on July 3, 2012)(1)

10.24	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between BKFS I Management and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Exhibit 10.8 to Registrant’s Current Report on Form 8-K filed on January 15, 2014)(1)

10.25	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between BKFS II Management and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Exhibit 10.9 to Registrant’s Current Report on Form 8-K filed on January 15, 2014)(1)

10.26	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between the Registrant and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Registrant’s Current Report on Form 8-K filed on January 15, 2014)(1)

10.27	Amended and Restated Employment Agreement between the Registrant and William P. Foley, II, effective as of July 2, 2008(1) (incorporated by reference to Exhibit 10.14 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)(1)

10.28	Amended and Restated Employment Agreement between the Registrant and Raymond R. Quirk, effective as of October 10, 2008 (1) (incorporated by reference to Exhibit 10.16 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)

10.29	Amendment effective February 4, 2010 to Amended and Restated Employment Agreement between the Registrant and Raymond R. Quirk, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009)(1)

Exhibit Number	Description
10.30	Amended and Restated Employment Agreement between the Registrant and Michael L. Gravelle, effective as of January 30, 2013 (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)(1)

10.31	Fidelity National Title Group, Inc. Annual Incentive Plan (incorporated by reference to Annex B to the Registrant’s Schedule 14A filed on April 11, 2011)(1)

10.32	Fidelity National Financial, Inc. Deferred Compensation Plan, as amended and restated, effective January 1, 2009 (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)(1)

10.33	Amended and Restated Employment Agreement between the Registrant and Peter T. Sadowski, effective as of February 4, 2010 (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)(1)

10.34	Form of Notice of Long-Term Investment Success Performance Award Agreement—Tier 1 under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013)(1)

10.35	Form of Notice of Long-Term Investment Success Performance Award Agreement—Tier 2 under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013)(1)

21.1	Subsidiaries of the Registrant

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification by Chief Executive Officer of Periodic Financial Reports pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

32.2	Certification by Chief Financial Officer of Periodic Financial Reports pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

(1)	A management or compensatory plan or arrangement required to be filed as an exhibit to this report pursuant to Item 15(c) of Form 10-K

Annex F – FNF’s Current Report on Form 8-K filed on January 3, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 2, 2014

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

001-32630

(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2014, upon consummation of the Merger (defined below) the registrant, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into a Supplemental Indenture with Lender Processing Services, Inc., a Delaware corporation (“LPS”), Black Knight Lending Solutions, Inc., a Delaware corporation (“BKLS,” and along with LPS, the “Issuers”) and U.S. Bank National Association, as trustee (the “Supplemental Indenture”), to the Indenture (as supplemented by the Supplemental Indenture, the “Indenture”), dated as of October 12, 2012, among LPS, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, related to LPS’ 5.75% Senior Notes due 2023 (the “Notes”).

Pursuant to the terms of the Supplemental Indenture, (i) FNF became a guarantor of LPS’ obligations under the Notes and agreed to fully and unconditionally guarantee the Notes, on a joint and several basis with the guarantors named in the Indenture, and (ii) BKLS became a “co-issuer” of the Notes and agreed to become a co-obligor of LPS’ obligations under the Indenture and the Notes, on the same terms and subject to the same conditions as LPS, on a joint and several basis.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposal of Assets.

On January 2, 2014, FNF completed the acquisition of LPS pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 28, 2013, among FNF, Lion Merger Sub, Inc., a Delaware corporation and a subsidiary of FNF (“Merger Sub”), and LPS. Pursuant to the Merger Agreement, Merger Sub merged with and into LPS (the “Merger”), with LPS surviving as a subsidiary of FNF, and each outstanding share of common stock, par value $0.0001 per share, of LPS (the “LPS Common Stock”) (other than shares owned by LPS, its subsidiaries, FNF or Merger Sub and shares in respect of which appraisal rights had been properly exercised and perfected under Delaware law) was automatically converted into the right to receive (i) $28.102 in cash and (ii) 0.28742 of a share of Class A common stock, par value $0.0001 per share, of FNF (“FNF Common Stock”) (the “Merger Consideration”). The Merger was effective on January 2, 2014.

In connection with the Merger, FNF issued approximately 25.9 million shares of FNF Common Stock and paid approximately $2.5 billion in cash to former stockholders and equity award holders of LPS.

Upon the closing of the Merger, the shares of LPS Common Stock, which previously traded under the ticker symbol “LPS” on the New York Stock Exchange (the “NYSE”), ceased trading on, and were delisted from, the NYSE.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to FNF’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

As of January 2, 2014, $600 million in aggregate principal amount of Notes was outstanding. The Notes are due October 2023 and were issued pursuant to the Indenture. At any time and from time to time, prior to October 15, 2015, the Issuers may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price equal to 105.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Prior to October 15, 2017, the Issuers may redeem some or all of the Notes by paying a “make-whole” premium based on U.S. Treasury rates. On or after October 15, 2017, the Issuers may redeem some or all of the Notes at the redemption prices described in the Indenture, plus accrued and unpaid interest.

The Indenture contains covenants that, among other things, limit the Issuers’ ability and the ability of certain of the Issuers’ subsidiaries (a) to incur or guarantee additional indebtedness or issue preferred stock, (b) to make certain restricted payments, including dividends or distributions on equity interests held by persons other than the Issuers or certain subsidiaries, in excess of an amount generally equal to 50% of consolidated net income generated since July 1, 2008, (c) to create or incur certain liens, (d) to engage in sale and leaseback transactions, (e) to create restrictions that would prevent or limit the ability of certain subsidiaries to (1) pay dividends or other distributions to the Issuers or certain other subsidiaries, (2) repay any debt or make any loans or advances to the Issuers or certain other subsidiaries or (3) transfer any property or assets to the Issuers or certain other subsidiaries, (f) to sell or dispose of assets of the Issuers or any restricted subsidiary or enter into merger or consolidation transactions and (g) to engage in certain transactions with affiliates. Pursuant to the terms of the Supplemental Indenture, these covenants do not apply to FNF. These covenants are subject to a number of exceptions, limitations and qualifications in the Indenture. In addition, most of these covenants will be suspended during any period when either Standard & Poor’s Ratings Group or Moody’s Investor Services, Inc. assign the Notes an Investment Grade Rating (as defined in the Indenture) and no default has occurred and is continuing under the Indenture. The Notes are currently in a covenant suspension period.

The Indenture contains customary events of default, including failure of the Issuers (i) to pay principal and interest when due and payable and breach of certain other covenants and (ii) to make an offer to purchase and pay for Notes tendered as required by the Indenture. Events of default also include cross defaults, with respect to any other debt of the Issuers or debt of certain subsidiaries having an outstanding principal amount of $80.0 million or more in the aggregate for all such debt, arising from (i) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period or (ii) the occurrence of an event which results in such debt being due and payable prior to its scheduled maturity. Upon the occurrence of an event of default (other than a bankruptcy default with respect to the Issuers or certain subsidiaries), the trustee or holders of at least 25% of the Notes then outstanding may accelerate the Notes by giving the Issuers appropriate notice. If, however, a bankruptcy default occurs with respect to the Issuers or certain subsidiaries, then the principal of and accrued interest on the Notes then outstanding will accelerate immediately without any declaration or other act on the part of the trustee or any holder.

The foregoing summary of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which is incorporated by reference as Exhibit 4.2 hereto.

Item 8.01	Other Events.

On January 2, 2014, FNF issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

FNF has formed a wholly-owned subsidiary called Black Knight Financial Services, Inc. (“Black Knight”) to indirectly own both the former LPS business units and FNF’s ServiceLink business. Following the closing of the Merger and completion of an internal reorganization, each of Black Knight’s two operating subsidiaries, Black Knight Financial Services, LLC (which owns the technology, data and analytics business) and ServiceLink Holdings, LLC (which owns the transaction services business and the ServiceLink business) completed an issuance of a 35% interest to funds affiliated with Thomas H. Lee Partners, L.P and certain related entities (the “THL Issuance”). On January 3, 2014, FNF issued a press release announcing the formation of Black Knight and the THL Issuance. A copy of the press release is attached as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 28, 2013, among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (filed as Exhibit 2.1 to Fidelity National Financial, Inc.’s Current Report on Form 8-K, filed on May 28, 2013).

4.1	Supplemental Indenture, dated as of January 2, 2014, among Lender Processing Services, Inc., Fidelity National Financial, Inc., Black Knight Lending Solutions, Inc. and U.S. Bank National Association, as trustee.

4.2	Indenture, dated as of October 12, 2012, among Lender Processing Services, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Lender Processing Services, Inc., the predecessor to Black Knight InfoServ, LLC, on October 12, 2012).

99.1	Press release dated January 2, 2014.

99.2	Press release dated January 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014

FIDELITY NATIONAL FINANCIAL, INC.

/s/ Michael L. Gravelle
Name: Title:	Michael L. Gravelle Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 28, 2013, among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (filed as Exhibit 2.1 to Fidelity National Financial, Inc.’s Current Report on Form 8-K, filed on May 28, 2013).

4.1	Supplemental Indenture, dated as of January 2, 2014, among Lender Processing Services, Inc., Fidelity National Financial, Inc., Black Knight Lending Solutions, Inc. and U.S. Bank National Association, as trustee.

4.2	Indenture, dated as of October 12, 2012, among Lender Processing Services, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Lender Processing Services, Inc., the predecessor to Black Knight InfoServ, LLC, on October 12, 2012).

99.1	Press release dated January 2, 2014.

99.2	Press release dated January 3, 2014.

Annex G – FNF’s Current Report on Form 8-K filed on January 15, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 9, 2014

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

001-32630

(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Profits Interest Incentive Plans

On January 9, 2014, each of Black Knight Financial Services, LLC (“BKFS”) and ServiceLink Holdings, LLC (“ServiceLink” and together with BKFS, the “Operating Subsidiaries”), each an indirect subsidiary of Fidelity National Financial, Inc. (“FNF”), adopted a 2013 Management Incentive Plan (each, the “Profits Interest Plan”) that provides for the grant of equity interests in BKFS or ServiceLink, respectively, to employees and managers of BKFS, ServiceLink and their subsidiaries, as applicable. Each equity interest is intended to qualify as a “profits interest” in the applicable Operating Subsidiary for U.S. federal income tax purposes and will only have value to the extent the equity value of each Operating Subsidiary increases beyond the value at issuance. The equity interests are represented by a total of 11,111,111 Class B Units of BKFS reserved for the issuance of awards under the BKFS Profits Interest Plan and 11,111,111 Class B Units of ServiceLink reserved for the issuance of awards under the ServiceLink Profits Interest Plan. The Class B Units generally vest over a period of three years, subject to the continued service of the awardee, and are subject to the terms and conditions of the Profits Interest Plan and the Amended and Restated Limited Liability Company Agreement of the applicable Operating Subsidiary. In connection with the adoption of the Profits Interest Plans, a Form of Unit Grant Agreement was approved pursuant to which the Operating Subsidiaries may grant the profits interests from time to time. Awards may be subject to conditions and restrictive covenants.

The foregoing description of the BKFS Profits Interest Plan, the ServiceLink Profits Interest Plan and the Forms of Unit Grant Agreement is qualified entirely by reference to the full text of the applicable plans and award agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and the material terms of which are incorporated by reference to this Item 5.02.

Synergy Incentive Plans

On January 9, 2014, each of BKFS and ServiceLink also adopted an Incentive Plan pursuant to which employees and other individuals providing services to the Operating Subsidiaries and/or their respective subsidiaries may earn cash bonuses based on, among other things, cost savings achieved between July 15, 2013 and December 31, 2015. Bonuses will be earned and paid on a quarterly basis, starting with the quarter ending on March 31, 2014. The Boards of Directors or Compensation Committees of BKFS or ServiceLink have the final authority to determine whether a specific amount will qualify as cost savings under the applicable plan. The aggregate amount of the combined bonus pool under the Incentive Plans for both Operating Subsidiaries ranges from $0 to $95 million based on achieving cost savings of between $100 million and $350 million as determined on a sliding scale. No bonuses will be payable unless annual cost savings is in excess of $100 million.

The foregoing description of the BKFS Incentive Plan and the ServiceLink Incentive Plan is qualified entirely by reference to the full text of the applicable plans, which are attached hereto as Exhibit 10.5 and 10.6, respectively, and the material terms of which are incorporated by reference to this Item 5.02.

Employment Agreements with William P. Foley, II

On January 10, 2014, FNF entered into an Amended and Restated Employment Agreement with Mr. William P. Foley, II. Also on January 10, 2014, BKFS I Management, Inc. (“BKFS I Management”) and BKFS II Management, Inc. (“BKFS II Management”), in each case on behalf of the Operating Subsidiaries, entered into employment agreements with Mr. Foley, pursuant to which he will serve as Chairman of each entity.

Under Mr. Foley’s previous employment agreement with FNF, he was paid an annual base salary of $850,000. Under the new Amended and Restated Employment Agreement with FNF, Mr. Foley will be paid an annual base salary of $425,000 and under the new employment agreements with BKFS and ServiceLink, Mr. Foley will be paid an annual base salary of $212,500, respectively. Mr. Foley’s total combined annual incentive bonus opportunity will not increase. The agreements also provide for certain benefits generally available to the entities’ other employees and contain certain restrictive covenants.

Each of the employment agreements provides for certain payments upon various termination events, such as by the respective company other than for cause or by Mr. Foley for good reason. The three employment agreements each contain cross-termination provisions under which a termination for any reason under any one of the three agreements shall constitute termination under the others for the same reason.

The foregoing description of Mr. Foley’s employment agreements with FNF, BKFS I Management, and BKFS II Management is qualified entirely by reference to the full text of the applicable agreements, which are attached hereto as Exhibits 10.7, 10.8, and 10.9, respectively, and the material terms of which are incorporated by reference to this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Black Knight Financial Services, LLC 2013 Management Incentive Plan

10.2	ServiceLink Holdings, LLC 2013 Management Incentive Plan

10.3	Form of Black Knight Financial Services, LLC Unit Grant Agreement

10.4	Form of ServiceLink Holdings, LLC Unit Grant Agreement

10.5	Black Knight Financial Services, LLC Incentive Plan

10.6	ServiceLink Holdings, LLC Incentive Plan

10.7	Amended and Restated Employment Agreement between Fidelity National Financial, Inc. and William P. Foley, II

10.8	Employment Agreement between BKFS I Management, Inc. and William P. Foley, II

10.9	Employment Agreement between BKFS II Management, Inc. and William P. Foley, II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2014

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Black Knight Financial Services, LLC 2013 Management Incentive Plan

10.2	ServiceLink Holdings, LLC 2013 Management Incentive Plan

10.3	Form of Black Knight Financial Services, LLC Unit Grant Agreement

10.4	Form of ServiceLink Holdings, LLC Unit Grant Agreement

10.5	Black Knight Financial Services, LLC Incentive Plan

10.6	ServiceLink Holdings, LLC Incentive Plan

10.7	Amended and Restated Employment Agreement between Fidelity National Financial, Inc. and William P. Foley, II

10.8	Employment Agreement between BKFS I Management, Inc. and William P. Foley, II

10.9	Employment Agreement between BKFS II Management, Inc. and William P. Foley, II

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS; UNDERTAKINGS

Item 20.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (DGCL) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, the Certificate of Incorporation (the Charter) of the Registrant, as will be in effect upon its filing with the Secretary of State of the State of Delaware, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to FNF or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s Charter and bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted under the DGCL, subject to very limited exceptions;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a proceeding to the maximum extent permitted under the DGCL, subject to very limited exceptions; and

•	the rights conferred in the Charter or bylaws are not exclusive.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The following is a complete list of Exhibits filed as part of this registration statement.

Exhibit No.	Document

2.1	Securities Exchange and Distribution Agreement between Old FNF and the Registrant, dated as of June 25, 2006, as amended and restated as of September 18, 2006 (incorporated by reference to Annex A to the Registrant’s Schedule 14C filed on September 19, 2006 (the “Information Statement”))

2.2	Agreement and Plan of Merger, dated as of May 28, 2013, among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (incorporated by reference to Exhibit 2.1 to Fidelity National Financial, Inc.’s Current Report on Form 8-K, filed on May 28, 2013)

3.1	Form of Fourth Amended and Restated Certificate of Incorporation of Fidelity National Financial, Inc. (to be in effect upon its filing with the Secretary of State of the State of Delaware) (included as Annex C to this proxy statement/prospectus forming a part of this Registration Statement)

3.2

Second Amended and Restated Bylaws of Fidelity National Financial, Inc., as adopted on

July 22, 2013 (incorporated by reference to Exhibit 3.1 to Fidelity National Financial, Inc.’s

Current Report on Form 8-K, dated July 25, 2013)

4.1	Specimen certificate for shares of the Registrant’s FNF common stock, par value $0.0001 per share

4.2	Specimen certificate for shares of the Registrant’s FNFV common stock, par value $0.0001 per share

4.3	Supplemental Indenture, dated as of January 2, 2014, among Lender Processing Services, Inc., Fidelity National Financial, Inc., Black Knight Lending Solutions, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

4.4	Indenture between the Registrant and The Bank of New York Trust Company, N.A., dated December 8, 2005, relating to the 5.25% notes referred to below (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005)

4.5	First Supplemental Indenture between the Registrant and the Bank of New York Trust Company, N.A., dated as of January 6, 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006)

4.6	Second Supplemental Indenture, dated May 5, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A., dated as of May 5, 2010, relating to the 6.60% notes referred to below (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2010)

4.7	Form of Subordinated Indenture between the Registrant and the Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.2 (A) to the Registrant’s Registration Statement on Form S-3 filed on November 14, 2007)

4.8	Form of 6.60% Note due 2017 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on May 5, 2010)

4.9	Form of 4.25% Convertible Note due August 2018 (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on August 2, 2011)

4.10	Form of the Registrant’s Common Stock Certificate (incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Annual Report”)

Exhibit No.	Document

5.1	Opinion of Weil, Gotshal & Manges LLP

8.1	Opinion of KPMG LLP regarding certain tax matters

8.2	Form of Opinion of KPMG LLP regarding certain tax matters (to be delivered as a condition to the closing of the recapitalization)

10.1	Amendment and Restatement Agreement dated as of April 16, 2012 to the Credit Agreement among the Registrant, Bank of America, N.A., and certain agents and other lenders party thereto, dated as of September 12, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 19, 2012)

10.2	Amendment and Restatement Agreement dated as of March 5, 2010 to the Credit Agreement among the Registrant, Bank of America, N.A., and certain agents and other lenders party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 10, 2010)

10.3	Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan, effective as of September 26, 2005 (incorporated by reference to Appendix A to the Registrant’s Schedule 14A filed on April 12, 2013) (1)

10.4	Bridge Loan Commitment Letter (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.5	Amended Revolving Credit Facility (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.6	Amended Term Loan Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.7	Amendment, dated as of June 25, 2013, to the Second Amended and Restated Credit Agreement, dated as of April 16, 2012, among Fidelity National Financial, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto (incorporated by reference to Registrant’s Current Report on Form 8-K filed on July 12, 2013)

10.8	Term Loan Credit Agreement, dated as of July 11, 2013, among Fidelity National Financial, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto (incorporated by reference to Registrant’s Current Report on Form 8-K filed on July 12, 2013)

10.9	Fidelity National Title Group, Inc. Employee Stock Purchase Plan, effective as of September 26, 2005 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013) (1)

10.10	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (1)

10.11	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2013 Awards (1) (incorporated by reference to Exhibit 10.11 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013)

10.12	Form of Notice of Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2013 Awards (1) (incorporated by reference to Exhibit 10.12 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013)

Exhibit No.	Document

10.13	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for October 2012 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012) (1)

10.14	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for October 2011 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011) (1)

10.15	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2010 awards (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010) (1)

10.16	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2009 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009) (1)

10.17	Form of Notice of Stock Option Grant and Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012) (1)

10.18	Form of Notice of Stock Option Grant and Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (1)

10.19	Tax Disaffiliation Agreement by and among Old FNF, the Registrant and FIS, dated as of October 23, 2006 (incorporated by reference to Exhibit 99.1 to Old FNF’s Form 8-K, filed on October 27, 2006)

10.20	Cross-Indemnity Agreement by and between the Registrant and FIS, dated as of October 23, 2006 (incorporated by reference to Exhibit 99.2 to FIS’s Form 8-K, filed on October 27, 2006)

10.21	Amended and Restated Employment Agreement between the Registrant and Anthony J. Park, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.11 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (1)

10.22	Amendment effective February 4, 2010 to Amended and Restated Employment Agreement between the Registrant and Anthony J. Park, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009) (1)

10.23	Amendment effective July 1, 2012 to Amended and Restated Employment Agreement between the Registrant and Brent B. Bickett, effective as of July 2, 2008. (incorporated by reference to Exhibit 10.7 to Registrant’s Current Report on Form 8-K filed on July 3, 2012) (1)

10.24	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between BKFS I Management and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Exhibit 10.8 to Registrant’s Current Report on Form 8-K filed on January 15, 2014) (1)

10.25	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between BKFS II Management and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Exhibit 10.9 to Registrant’s Current Report on Form 8-K filed on January 15, 2014) (1)

Exhibit No.	Document

10.26	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between the Registrant and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Registrant’s Current Report on Form 8-K filed on January 15, 2014) (1)

10.27	Amended and Restated Employment Agreement between the Registrant and William P. Foley, II, effective as of July 2, 2008(1) (incorporated by reference to Exhibit 10.14 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (1)

10.28	Amended and Restated Employment Agreement between the Registrant and Raymond R. Quirk, effective as of October 10, 2008 (1) (incorporated by reference to Exhibit 10.16 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)

10.29	Amendment effective February 4, 2010 to Amended and Restated Employment Agreement between the Registrant and Raymond R. Quirk, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009) (1)

10.30	Amended and Restated Employment Agreement between the Registrant and Michael L. Gravelle, effective as of January 30, 2013 (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012) (1)

10.31	Fidelity National Title Group, Inc. Annual Incentive Plan (incorporated by reference to Annex B to the Registrant’s Schedule 14A filed on April 11, 2011) (1)

10.32	Fidelity National Financial, Inc. Deferred Compensation Plan, as amended and restated, effective January 1, 2009 (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (1)

10.33	Amended and Restated Employment Agreement between the Registrant and Peter T. Sadowski, effective as of February 4, 2010 (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012) (1)

10.34	Form of Notice of Long-Term Investment Success Performance Award Agreement—Tier 1 under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013) (1)

10.35	Form of Notice of Long-Term Investment Success Performance Award Agreement—Tier 2 under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013) (1)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013)

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to the proxy/prospectus forming a part of this Registration Statement)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included in signature page to the initial filing of this Registration Statement)

Exhibit No.	Document

99.1	Form of Proxy Card

(1)	A management or compensatory plan or arrangement required to be filed as an exhibit to this report pursuant to Item 15(c) of Form 10-K

(b)	Financial Statement Schedules. Schedules not listed above have been omitted because the information set forth therein is not material, not applicable or is included in the financial statements or notes of the proxy statement/prospectus which forms a part of this registration statement.

Item 22.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser: if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each filing of the Registrant’s annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8) That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(10) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(11) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(12) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on May 5, 2014.

Fidelity National Financial, Inc.

By:	/s/ Michael L. Gravelle

Name:	Michael L. Gravelle
Title:	Executive Vice President, General
Counsel and Corporate Secretary

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond R. Quirk* Raymond R. Quirk	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Anthony J. Park* Anthony J. Park	Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2014

/s/ William P. Foley, II* William P. Foley, II	Director and Executive Chairman of the Board	May 5, 2014

/s/ Douglas K. Ammerman* Douglas K. Ammerman	Director	May 5, 2014

/s/ Willie D. Davis* Willie D. Davis	Director	May 5, 2014

/s/ Thomas M. Hagerty* Thomas M. Hagerty	Director	May 5, 2014

/s/ Daniel D. (Ron) Lane* Daniel D. (Ron) Lane	Director	May 5, 2014

/s/ Richard N. Massey* Richard N. Massey	Director	May 5, 2014

/s/ John D. Rood* John D. Rood	Director	May 5, 2014

Signature	Title	Date

/s/ Peter O. Shea, Jr.* Peter O. Shea, Jr.	Director	May 5, 2014

/s/ Cary H. Thompson* Cary H. Thompson	Director	May 5, 2014

/s/ Frank P. Willey* Frank P. Willey	Director	May 5, 2014

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle Attorney-in-fact for persons indicated

EXHIBIT INDEX

Exhibit No.	Document

2.1	Securities Exchange and Distribution Agreement between Old FNF and the Registrant, dated as of June 25, 2006, as amended and restated as of September 18, 2006 (incorporated by reference to Annex A to the Registrant’s Schedule 14C filed on September 19, 2006 (the “Information Statement”))

2.2	Agreement and Plan of Merger, dated as of May 28, 2013, among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (incorporated by reference to Exhibit 2.1 to Fidelity National Financial, Inc.’s Current Report on Form 8-K, filed on May 28, 2013)

3.1	Form of Fourth Amended and Restated Certificate of Incorporation of Fidelity National Financial, Inc. (to be in effect upon its filing with the Secretary of State of the State of Delaware) (included as Annex C to this proxy statement/prospectus forming a part of this Registration Statement)

3.2

Second Amended and Restated Bylaws of Fidelity National Financial, Inc., as adopted on

July 22, 2013 (incorporated by reference to Exhibit 3.1 to Fidelity National Financial, Inc.’s

Current Report on Form 8-K, dated July 25, 2013)

4.1	Specimen certificate for shares of the Registrant’s FNF common stock, par value $0.0001 per share

4.2	Specimen certificate for shares of the Registrant’s FNFV common stock, par value $0.0001 per share

4.3	Supplemental Indenture, dated as of January 2, 2014, among Lender Processing Services, Inc., Fidelity National Financial, Inc., Black Knight Lending Solutions, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

4.4	Indenture between the Registrant and The Bank of New York Trust Company, N.A., dated December 8, 2005, relating to the 5.25% notes referred to below (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005)

4.5	First Supplemental Indenture between the Registrant and the Bank of New York Trust Company, N.A., dated as of January 6, 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006)

4.6	Second Supplemental Indenture, dated May 5, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A., dated as of May 5, 2010, relating to the 6.60% notes referred to below (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2010)

4.7	Form of Subordinated Indenture between the Registrant and the Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.2 (A) to the Registrant’s Registration Statement on Form S-3 filed on November 14, 2007)

4.8	Form of 6.60% Note due 2017 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on May 5, 2010)

4.9	Form of 4.25% Convertible Note due August 2018 (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on August 2, 2011)

4.10	Form of the Registrant’s Common Stock Certificate (incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Annual Report”)

Exhibit No.	Document

5.1	Opinion of Weil, Gotshal & Manges LLP

8.1	Opinion of KPMG LLP regarding certain tax matters

8.2	Form of Opinion of KPMG LLP regarding certain tax matters (to be delivered as a condition to the closing of the recapitalization)

10.1	Amendment and Restatement Agreement dated as of April 16, 2012 to the Credit Agreement among the Registrant, Bank of America, N.A., and certain agents and other lenders party thereto, dated as of September 12, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 19, 2012)

10.2	Amendment and Restatement Agreement dated as of March 5, 2010 to the Credit Agreement among the Registrant, Bank of America, N.A., and certain agents and other lenders party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 10, 2010)

10.3	Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan, effective as of September 26, 2005 (incorporated by reference to Appendix A to the Registrant’s Schedule 14A filed on April 12, 2013) (1)

10.4	Bridge Loan Commitment Letter (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.5	Amended Revolving Credit Facility (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.6	Amended Term Loan Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 24, 2014)

10.7	Amendment, dated as of June 25, 2013, to the Second Amended and Restated Credit Agreement, dated as of April 16, 2012, among Fidelity National Financial, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto (incorporated by reference to Registrant’s Current Report on Form 8-K filed on July 12, 2013)

10.8	Term Loan Credit Agreement, dated as of July 11, 2013, among Fidelity National Financial, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto (incorporated by reference to Registrant’s Current Report on Form 8-K filed on July 12, 2013)

10.9	Fidelity National Title Group, Inc. Employee Stock Purchase Plan, effective as of September 26, 2005 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013) (1)

10.10	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (1)

10.11	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2013 Awards (1) (incorporated by reference to Exhibit 10.11 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013)

10.12	Form of Notice of Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2013 Awards (1) (incorporated by reference to Exhibit 10.12 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013)

Exhibit No.	Document

10.13	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for October 2012 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012) (1)

10.14	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for October 2011 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011) (1)

10.15	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2010 awards (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010) (1)

10.16	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan for November 2009 awards (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009) (1)

10.17	Form of Notice of Stock Option Grant and Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012) (1)

10.18	Form of Notice of Stock Option Grant and Stock Option Award Agreement under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (1)

10.19	Tax Disaffiliation Agreement by and among Old FNF, the Registrant and FIS, dated as of October 23, 2006 (incorporated by reference to Exhibit 99.1 to Old FNF’s Form 8-K, filed on October 27, 2006)

10.20	Cross-Indemnity Agreement by and between the Registrant and FIS, dated as of October 23, 2006 (incorporated by reference to Exhibit 99.2 to FIS’s Form 8-K, filed on October 27, 2006)

10.21	Amended and Restated Employment Agreement between the Registrant and Anthony J. Park, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.11 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (1)

10.22	Amendment effective February 4, 2010 to Amended and Restated Employment Agreement between the Registrant and Anthony J. Park, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009) (1)

10.23	Amendment effective July 1, 2012 to Amended and Restated Employment Agreement between the Registrant and Brent B. Bickett, effective as of July 2, 2008. (incorporated by reference to Exhibit 10.7 to Registrant’s Current Report on Form 8-K filed on July 3, 2012) (1)

10.24	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between BKFS I Management and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Exhibit 10.8 to Registrant’s Current Report on Form 8-K filed on January 15, 2014) (1)

10.25	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between BKFS II Management and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Exhibit 10.9 to Registrant’s Current Report on Form 8-K filed on January 15, 2014) (1)

Exhibit No.	Document

10.26	Amendment effective August 27, 2013 to Amended and Restated Employment Agreement between the Registrant and William P. Foley, II, effective as of July 2, 2008 (incorporated by reference to Registrant’s Current Report on Form 8-K filed on January 15, 2014) (1)

10.27	Amended and Restated Employment Agreement between the Registrant and William P. Foley, II, effective as of July 2, 2008(1) (incorporated by reference to Exhibit 10.14 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (1)

10.28	Amended and Restated Employment Agreement between the Registrant and Raymond R. Quirk, effective as of October 10, 2008 (1) (incorporated by reference to Exhibit 10.16 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)

10.29	Amendment effective February 4, 2010 to Amended and Restated Employment Agreement between the Registrant and Raymond R. Quirk, effective as of October 10, 2008 (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009) (1)

10.30	Amended and Restated Employment Agreement between the Registrant and Michael L. Gravelle, effective as of January 30, 2013 (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012) (1)

10.31	Fidelity National Title Group, Inc. Annual Incentive Plan (incorporated by reference to Annex B to the Registrant’s Schedule 14A filed on April 11, 2011) (1)

10.32	Fidelity National Financial, Inc. Deferred Compensation Plan, as amended and restated, effective January 1, 2009 (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (1)

10.33	Amended and Restated Employment Agreement between the Registrant and Peter T. Sadowski, effective as of February 4, 2010 (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012) (1)

10.34	Form of Notice of Long-Term Investment Success Performance Award Agreement—Tier 1 under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013) (1)

10.35	Form of Notice of Long-Term Investment Success Performance Award Agreement—Tier 2 under Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013) (1)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013)

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to the proxy/prospectus forming a part of this Registration Statement)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included in signature page to the initial filing of this Registration Statement)

Exhibit No.	Document

99.1	Form of Proxy Card

(1)	A management or compensatory plan or arrangement required to be filed as an exhibit to this report pursuant to Item 15(c) of Form 10-K